As filed with the Securities and Exchange Commission on November 16, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5945	75-1943604
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

Telephone: (972) 409-1300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

See Table of Additional Registrant Guarantors Continued on the Next Page

Charles M. Sonsteby

Member of the Interim Office of the Chief Executive Officer,
Chief Administrative Officer and Chief Financial Officer

8000 Bent Branch Drive

Irving, Texas 75063

Telephone: (972) 409-1300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Michael J. Veitenheimer, Esq.	David A. Fine, Esq.
Senior Vice President, Secretary	Ropes & Gray LLP
and General Counsel	Prudential Tower
8000 Bent Branch Drive	800 Boylston Street
Irving, Texas 75063	Boston, MA 02199-3600
Telephone: (972) 409-1300	Telephone: (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7¾% Senior Notes due 2018	$200,000,000	100%	$200,000,000	$27,280.00
Guarantees of 7¾% Senior Notes due 2018(2)	N/A(3)	(3)	(3)	(3)

(1)       Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)       See inside facing page for additional registrant guarantors.

(3)       Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Aaron Brothers, Inc.	Delaware	13-3498646
Artistree, Inc.	Delaware	83-0466644
Michaels Finance Company, Inc.	Delaware	20-0313952
Michaels of Canada, ULC	Nova Scotia	13529-9063
Michaels Stores Card Services, LLC	Virginia	72-1524325
Michaels Stores Procurement Company, Inc.	Delaware	20-0313890

The address, including zip code, and telephone number, including area code, of each Additional Registrant Guarantor’s principal executive offices is: c/o Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063.

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrant Guarantors is:

Charles M. Sonsteby

Member of the Interim Office of the Chief Executive Officer,
Chief Administrative Officer and Chief Financial Officer

8000 Bent Branch Drive

Irving, Texas 75063

Telephone: (972) 409-1300

with a copy to:

Michael J. Veitenheimer, Esq.	David A. Fine, Esq.
Senior Vice President, Secretary	Ropes & Gray LLP
and General Counsel	Prudential Tower
8000 Bent Branch Drive	800 Boylston Street
Irving, Texas 75063	Boston, MA 02199-3600
Telephone: (972) 409-1300	Telephone: (617) 951-7000

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2012

PRELIMINARY PROSPECTUS

Michaels Stores, Inc.

Offer to Exchange

   up to $200,000,000 principal amount of our 7¾% Senior Notes due November 1, 2018, which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding 7¾% Senior Notes due November 1, 2018 issued on September 27, 2012.

Exchange Offer

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new 7¾% Senior Notes due November 1, 2018 (the “exchange notes”), for all of our outstanding 7¾% Senior Notes due November 1, 2018 that were issued on September 27, 2012 (the “outstanding notes” and, together with the exchange notes, the “notes”). The outstanding notes were issued under the indenture (the “indenture” or the “indenture governing the senior notes”) governing our 7¾% Senior Notes due 2018 that we issued on October 21, 2010 (the “initial notes” and, together with the notes, the “senior notes”).  The outstanding notes are treated as a single series with the initial notes, vote as one class under the indenture and have the same terms as those of the initial notes, except that (i) the outstanding notes are subject to a separate registration rights agreement and (ii) the outstanding notes were issued under a CUSIP number different from the initial notes. We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act and that are expected to share a single CUSIP number and be fungible with the initial notes.

The principal features of the exchange offer are as follows:

•                  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•                  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•                  The exchange offer expires at 5:00 p.m., New York City time, on                      (the 21st business day on which the exchange offer will be open), unless extended. We do not currently intend to extend the expiration date.

•                  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•                  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable and the exchange notes will be free of any covenants regarding registration rights.

•                  We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

•                  Broker-dealers who receive new securities pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of new securities; and

•                  Broker-dealers who acquired the old securities as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new securities.  We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Results of the Exchange Offer

The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should consider carefully the risk factors beginning on page 14 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but we urge you to review these documents in their entirety. We will make copies of these documents available to you at your request.

This prospectus incorporates important business and financial information about the company that is not included or delivered with the document. All such business and financial information incorporated but not included in this prospectus is available without charge to security holders upon written or oral request directed to Navin Rao, Vice President and Assistant General Counsel, 8000 Bent Branch Drive, Irving, Texas 75063 (Telephone: (972) 409-1300). To obtain timely delivery, you must request this information no later than five business days before the date on which you expect to make your decision with respect to the exchange offer. In any event, you must request this information prior to                      .

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performances and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•                  risks related to our substantial indebtedness, as our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under our outstanding debt;

•                  restrictions in our debt agreements that limit our flexibility in operating our business, as our Senior Secured Credit Facilities (as defined below) and the indentures governing our senior notes and outstanding Senior Subordinated Notes (as defined below) contain various covenants that limit our ability to engage in specified types of transactions and require that we maintain specified financial ratios upon the occurrence of certain events;

•                  risks related to general economic conditions; if recovery from the economic downturn continues to be slow or prolonged, it could continue to adversely affect consumer confidence and retail spending, decreasing demand for our merchandise and adversely impact our results of operations, cash flows and financial condition;

•                  our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies;

•                  our ability to open new stores and increase comparable store sales growth, as our growth depends on our strategy of increasing the number and productivity of our stores and if we are unable to continue this strategy, our ability to increase our sales, profitability, and cash flow could be impaired;

•                  damage to the reputation of the Michaels brand or our private and exclusive brands could adversely affect our sales;

•                  our suppliers may fail us;

•                  risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit;

•                  product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offerings, reputation, results of operation, cash flow, and financial condition;

•                  significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise;

•                  unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, results of operations, cash flow and financial condition;

•                  improvements to our supply chain may not be fully successful;

•                  changes in customer demand could materially adversely affect our sales, results of operations, and cash flow;

•                  how well we manage our business;

•                  competition could negatively impact our business;

•                  failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information and data breaches could materially adversely affect our financial condition and results of operations;

•                  our information systems may prove inadequate;

•                  we are dependent upon the services of our senior management team, and our inability to identify, hire and subsequently integrate a new Chief Executive Officer could adversely impact our business;

•                  a weak fourth quarter would materially adversely affect our results of operations;

•                  changes in newspaper subscription rates may result in reduced exposure to our circular advertisements;

•                  changes in regulations or enforcement may adversely impact our business;

•                  disruptions in the capital markets could increase our costs of doing business;

•                  our real estate leases generally obligate us for long periods, which subjects us to various financial risks;

•                  we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions, and may co-source other administrative functions, which makes us more dependent upon third parties;

•                  we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiary;

•                  failure to attract and retain quality sales, distribution center and other associates in appropriate numbers as well as experienced buying and management personnel could adversely affect our performance;

•                  our results may be adversely affected by serious disruptions or catastrophic events, including geo-political events and weather; and

•                  the interests of our controlling stockholders may conflict with the interests of our creditors.

The foregoing factors are not exhaustive and new factors may emerge or changes to the foregoing factors may occur that could impact our business. In addition, there may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should review carefully the section captioned “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the exchange notes.

INDUSTRY AND MARKET DATA

Industry and market data included in this prospectus were obtained from our own internal data, data from industry trade publications and groups, consumer research and marketing studies and, in some cases, are management estimates based on industry and other knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our suppliers, customers, trade and business organizations and other contacts in the markets in which we operate, including the Craft & Hobby Association and Interbrand. We believe these estimates to be accurate as of the date of this prospectus.

TRADEMARKS AND SERVICE MARKS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business, including, without limitation, “Aaron Brothers”, “Aaron Brothers Art & Framing”, “Artistree”, “Michaels”, “Michaels the Arts and Crafts Store”, “Recollections”, the stylized “Timeframe” logo, “Where Creativity Happens”, and the stylized Michaels logos. We are registering or have registered our primary private brands including Artist’s Loft, ArtMinds, Celebrate It, Creatology, Craft Smart, Recollections, Loops & Threads, Studio Décor, Bead Landing, Imagin8, MiDesign@Michaels, and Ashland, and various sub-brands associated with these primary marks. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trademarks, service marks, trade names and domain names. The trademarks, service marks and trade names of other companies appearing in this prospectus are, to our knowledge, the property of their respective owners.

PROSPECTUS SUMMARY

This summary contains basic information about Michaels Stores, Inc. and the exchange offer. This summary is not complete and does not contain all of the information that you should consider before investing in the exchange notes. You should carefully read the entire prospectus, including the financial data and related notes and the section entitled “Risk Factors.” Unless the context otherwise requires, references in this registration statement to “Michaels Stores,” “Michaels,” “we,” “our,” “us” and “the Company” refer to Michaels Stores, Inc. and its consolidated subsidiaries, references to “Michaels’ stores” refers to our arts and crafts retail chain using the Michaels name, and references to the “Issuer” refer to Michaels Stores, Inc.

We report on the basis of a 52 or 53-week fiscal year, which ends on the Saturday closest to January 31. References to fiscal year mean the year in which that fiscal year began. Fiscal 2012 is the 53-week period ending February 2, 2013.  Fiscal 2011 ended on January 28, 2012, fiscal 2010 ended on January 29, 2011, fiscal 2009 ended on January 30, 2010 and fiscal 2008 ended on January 31, 2009. Fiscal years 2011, 2010, 2009 and 2008 contained 52 weeks. References to “the third quarter of fiscal 2012” relate to the 13 weeks ended October 27, 2012, and references to “the third quarter of fiscal 2011” relate to the 13 weeks ended October 29, 2011. References to “the nine months ended October 27, 2012” relate to the 39 weeks ended October 27, 2012, and “the nine months ended October 29, 2011” relate to the 39 weeks ended October 29, 2011.

Our Company

We believe Michaels is where creativity happens. With 1,226 stores (consisting of 1,099 Michaels stores and 127 Aaron Brothers stores) as of October 27, 2012 and $4.2 billion in fiscal 2011 sales, Michaels is the largest arts and crafts specialty retailer in North America. We have approximately as many stores as our two largest direct competitors combined, who have 790 stores and 524 stores, respectively. Our mission is to inspire and enable customer creativity, create a fun and rewarding place to work, foster meaningful connections with our communities and lead the industry in growth and innovation. With crafting classes, store events, project sheets, store displays, mobile applications and proprietary online content, we believe we offer the most complete arts and crafts experience and are the preferred destination in the industry.

We focus on building strong customer relationships through our innovative merchandise offering, engaging store experience and multi-channel marketing. Our stores are at the heart of our customer engagement strategy, showcasing our artistic and creative products and providing an opportunity for our knowledgeable store associates to interact with customers and help them develop creative ideas. We carry a broad and deep assortment of approximately 35,000 stock-keeping units (“SKUs”) in arts, crafts, scrapbooking, floral, framing, home décor, seasonal offerings and children’s hobbies that enable us to satisfy the diverse needs of our customers. In recent years, we have capitalized on our market-leading scale to create a team and infrastructure dedicated to designing, sourcing and delivering high quality, on-trend merchandise, including a growing number of products under our portfolio of private brands. These private branded products, which represented approximately 44% of total Net sales in fiscal 2011, are only available at Michaels and allow us to further differentiate our merchandise while enhancing product margins. We believe our compelling store experience and broad product offering distinguish us from our competitors, drive customer loyalty, increase the frequency of customer visits and position Michaels as the brand that defines arts and crafts.

In recent years, our experienced management team has undertaken a series of transformative initiatives designed to enhance the strength of our business and our potential for future growth. Our primary initiatives include:

•                  Enhancing our store experience

•                  Initiating a comprehensive digital marketing campaign

•                  Reinventing our approach to merchandising and sourcing to introduce on-trend products and improve margins

•                  Launching numerous high-quality private branded product lines

•                  Developing new store formats to facilitate expansion

•                  Building an online platform to strengthen customer engagement

Financial Performance

We believe the strength of our business model and the impact of our initiatives have delivered accelerating sales growth and operating margin improvement. We believe these strong results place us among the best performers in the specialty retail sector and create a foundation for future growth.

•                  Our sales in fiscal 2011 reached $4.2 billion, an increase of 4.4% over fiscal 2010, driven by comparable store sales growth of 3.2%. Our strong sales growth in fiscal 2011 followed positive trends in fiscal 2010, when sales increased 3.7% over fiscal 2009, including comparable store sales growth of 2.5%. Sales have grown at a 4.1% compound annual growth rate (“CAGR”) since fiscal 2009.

•                  Our resilient business model has generated positive year-over-year sales growth in 19 of the last 23 quarters.

•                  During fiscal 2011, we achieved operating income of $569 million, an improvement of 16.6% from fiscal 2010, which was 22.9% higher than fiscal 2009. Operating income has grown at a 19.7% CAGR since fiscal 2009.

•                  Operating margin expanded by 140 basis points from fiscal 2010 to fiscal 2011. Since fiscal 2009, operating margin has improved by 340 basis points, driven by growth in private brand sales, strategic sourcing and pricing initiatives, improved inventory management and expense control.

Our Industry and Our Customer

We operate within the large, growing and fragmented arts and crafts industry. According to the Craft & Hobby Association’s (“CHA”) 2011 Attitude & Usage Study, the arts and crafts industry generated approximately $30.3 billion in sales for the twelve months ended June 30, 2011, up from $27.3 billion in sales for the twelve months ended December 31, 2008, representing a CAGR of 4.3%. Separately, we estimate the total size of the U.S. framing industry in 2011 was approximately $3.0 billion. According to CHA, our industry remains highly fragmented as craft chain and fabric stores (“multi-store chains”) only comprise approximately 39% of the market. The balance consists of discounters, independent operators and online retailers. According to data from CHA, these multi-store chains, of which Michaels is the largest, increased their market share by approximately 3% in 2011 compared to 2010.

Our core customer is an important driver of our success. Based on an internal study, we believe our typical customer is female (77% are women), spans a broad age range (69% are under 56, with 50% between the ages of 36 and 55), and has a median household income of approximately $75,000.

According to CHA, 56% to 57% of U.S. households participated in at least one crafting project during the years from 2006 to 2010, before increasing to 58% for the twelve months ended June 30, 2011, which represented over 66 million households. We believe the broad, multi-generational appeal, high personal attachment and the low-cost, project-based nature of crafting creates a loyal, resilient following.

Our Competitive Strengths

Leading Market Position in an Attractive Industry.  We believe our leading market position provides us with a number of advantages relative to our competitors and positions us to continue to capture market share. First, our scale allows us to invest in product sourcing and innovation as well as proprietary store and online content, which we believe differentiates us from local and regional arts and crafts retailers. Second, the breadth and depth of our assortment, combined with a large share of private branded products, strengthens our competitive position relative to mass merchants, which devote only a small portion of shelf space to the category. Third, the desire of arts and crafts customers to view and handle our products before purchase while engaging with our store associates provides us with an advantage over e-commerce competitors.

Sophisticated Global Sourcing and Innovation Capabilities.  Our infrastructure and internal product development and global sourcing team position us to continue delivering a differentiated level of innovation, quality and value to our customers. Through constant interaction with our customers, we are able to anticipate and respond to their needs by introducing fresh and inspirational products in a timely manner. Our global sourcing network allows us to control new product introductions, maintain quality standards, monitor delivery times, and manage product costs and inventory levels in order to enhance profitability. Further, through our wholly-owned subsidiary Artistree, we operate a vertically integrated custom frame design and manufacturing business, which delivers high-quality framing products at competitive prices while capturing both manufacturing and retail margins.

Industry Defining Brands.  We believe Michaels is the leading brand in the arts and crafts category. We are the only arts and crafts retailer named on Interbrand’s list of Best Retail Brands in the U.S., ranking 27th in 2012.

The strength of the Michaels brand reflects, in part, our ability to offer unique merchandise at a compelling value. We believe products offered under our internally developed portfolio of 11 private brands are of equal or better quality than third party branded products and generate higher gross margins. In fiscal 2011, sales of our private brands exceeded $1.8 billion, representing approximately 44% of total Net sales.

Highly Effective Customer Engagement Strategy.  We engage with our customers through a data-driven, multi-channel communication strategy. Our marketing approach has expanded beyond the primary use of newspaper circulars to an integrated strategy using multiple forms of media, including digital display, search, social media, direct marketing and high profile television tie-ins. Our nationally coordinated store classroom program offers a broad curriculum of hands-on instruction. We successfully grew total classroom participation to 355,000 in fiscal 2011 from 257,000 in fiscal 2009. We enhanced our sales associate training program to improve their product knowledge and customer engagement skills, and we re-engineered the store labor model to increase time spent with customers. We also launched new business initiatives that provide additional outlets to purchase our products, including BuyTheBunch, a special order platform designed to accommodate large quantity orders, and MiDesign@Michaels, which includes our online Photo Creations and Custom Invites applications.

Our customer engagement strategy provides us with a deep understanding of customers’ buying criteria, including assortment, brand and price. This strategy enables us to be a source of ideas and creativity, which ultimately increases loyalty and comparable store sales growth. Further, we believe our use of the Internet as both a targeted marketing tool and design platform complements our store experience and opens up additional avenues to engage with our customers. The initial success of these strategies is reflected in improved customer satisfaction scores as measured through our internal customer satisfaction surveys.

Strong Cash Flow Generation.  Our ability to deliver consistent financial performance, including the generation of annual net cash from operations in excess of $400 million in each of the last three fiscal years, allows us to take advantage of the opportunities listed above, as well as invest in new initiatives to drive continued growth.

Experienced Management Team.  Our current management team has developed and led the execution of recent strategic and operating initiatives that have driven our strong performance. This team has a unique combination of leadership and experience across multiple retail operations and consumer product companies.

Our Business Strategy

We intend to strengthen our position in the marketplace by executing store, marketing and merchandising initiatives through the following strategies:

Drive Comparable Store Sales Growth

Engaging with Our Customers.  We will continue to enhance our customer engagement strategy to improve our brand positioning, increase traffic to our stores, build customer loyalty and generate sustainable long-term sales growth. For example, we analyze transaction information to develop tailored product offerings and communications to better serve our customers. We also develop multi-channel marketing solutions based on customer-specific behavior and capitalize on our growing database of customers to offer targeted e-mail and loyalty initiatives. This e-mail database has grown to more than 10 million customers at the end of fiscal 2011 from six million one year prior.

Compelling Store Experience.  We will further enhance our store experience in order to drive increases in store visits and units per transaction, as well as expand our customer base. Our new store labor model realigns tasks to create dedicated customer service teams without adding ongoing labor hours. These teams are able to engage with customers more directly to deliver value-added services, project ideas and product-based solutions. Furthermore, our stores and classrooms have increasingly become a popular destination for a variety of events such as birthday parties, children’s seasonal crafting programs and school field trips. These initiatives strengthen our relationship with customers, create new opportunities to visit our stores and attract new customers to the Michaels experience.

Providing Differentiated and Inspiring Merchandise.  We will continue to leverage our 117-person internal product development and global sourcing team to consistently introduce new and on-trend products, drive customers to our stores and increase sales. This includes working with our vendor partners to introduce a significant amount of new product into our assortment on a consistent basis, with more than 50 major merchandise resets and approximately 20% new product each year.

Expanding Connections with Growing and Attractive Customer Segments.  We will expand our business by engaging with growing and attractive customer segments by building connections with the Michaels brand through tailored products and marketing initiatives. For example, we are expanding our offering to the growing Hispanic customer base with culturally relevant products, multilingual packaging, classes in Spanish and celebrating key events such as Quinceañeras. We are also increasing our focus on customers between the ages of eight and 18 (“Tweens” and “Teens”) by introducing products in categories that appeal to this age group such as jewelry, apparel and scrapbooking, while hosting store events catering to this segment.

Expand Multi-Channel Business Platform

Driving Store Growth.  Based on our detailed market-by-market analysis, we believe there is a significant opportunity for continued new store growth, with the potential for at least 1,500 Michaels stores in our existing formats in North America. Over the past five years, we have opened 214 stores, including 52 relocations, and expanded our store format beyond the traditional suburban box to include two new store prototypes focused on urban and smaller markets. These new prototypes allow us to open locations in markets we had not previously targeted. Based on the performance of recently opened stores, we believe our new traditional-format stores will produce attractive returns on our investment with a pre-tax payback period of approximately three years.

During fiscal 2012, we anticipate opening 45 to 50 new Michaels stores, which includes 10 to 15 relocations, 5 to 10 new urban and small-market formats, as well as seven stores in Québec. We will continue to monitor the success of our new store formats and evaluate opportunities to further penetrate existing markets. We expect our future store openings will be funded primarily by our strong cash flow.

Building New Businesses.  We continue to create new business lines to enhance our offering, create new opportunities to engage customers and generate incremental sales. For example, in fiscal 2011, we launched two new multi- channel business offerings: BuyTheBunch and MiDesign@Michaels. BuyTheBunch is our new special order platform that offers customers the opportunity to place large quantity orders at their local store. MiDesign@Michaels is a multi-channel complement to our stores featuring Photo Creations, which includes our digital scrapbooking application, and Custom Invites, which offers creative invitations and custom accessories. These offerings represent initial steps toward building a transaction-based e-commerce presence to capitalize on the strength of the Michaels brand.

Enhance Operating Margins and Cash Flow

Private Brand and Global Sourcing Initiatives.  We plan to increase the penetration of our private branded products assortment and believe additional opportunities exist through global sourcing and product design to reduce costs and balance value, selection and new product introductions. We will continue to replace third party offerings with our private branded products to enhance our gross margin. In addition to capitalizing on our direct sourcing capabilities, increasing our private brand offerings will allow us to more effectively tailor our products to customer tastes, control costs and manage our supply chain.

Pricing and Promotional Strategies.  We will continue to leverage our sophisticated understanding of customer demands and improve our merchandising systems to deliver promotions that enhance customer value and improve margin. Our refined promotional models can be customized at the store level to better capture the price elasticity of our products and target promotional messages to customers. Our analytically-based promotional strategy allows us to optimize offer types to our mass and targeted marketing channels.

Operating Leverage.  As we continue to grow, we will seek to further benefit from our scale and the infrastructure and capabilities we have developed to support our store network. Since fiscal 2009, we have been able to leverage our scale to reduce Selling, general and administrative expenses as a percentage of sales by 100 basis points.

Summary Risk Factors

The fragmented arts and crafts industry can be highly competitive, specifically in regards to comparable products sold online or by mass merchandisers, and we may face intense competition in the future that could impact our planned growth and results of operations as discussed in the “Risk Factors” section of this prospectus. You should carefully consider all of the information set forth in this prospectus and, in particular, you should evaluate the risk factors in the “Risk Factors” section of this prospectus before deciding whether to invest the notes. Among the important risks relating to our business and our ability to successfully execute our business strategy are the following:

•                  General economic factors and changes in consumer preference may adversely affect our performance, such as the impact of the economic factors on consumer discretionary income, which contributed to a decrease in our total Net sales from $3,862 million in fiscal 2007 to $3,817 million in fiscal 2008, despite adding a number of new stores;

•                  Our significant reliance on foreign suppliers, particularly those located in China, increases our risk of obtaining adequate, timely, and cost-effective product supplies;

•                  Our substantial debt, of which $3,368 million was outstanding at October 27, 2012, could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk associated with our $1,787 million in variable rate debt, prevent us from meeting our obligations under our outstanding debt and limit our flexibility in operating our business;

•                  One of our key business strategies is to expand our base of retail stores, and if we are unable to continue this strategy, our ability to increase our sales, profitability, and cash flow would depend significantly on our ability to reduce our costs as a percentage of our sales;

•                  We are controlled by the Sponsors, who currently indirectly own approximately 93% of our common stock in the aggregate, whose interests as an equity holder may conflict with yours as a creditor;

•                  Damage to the reputations (whether or not justified) of our brand names could arise from product failures, litigation or various forms of adverse publicity, especially in social media outlets, and may generate negative customer sentiment, potentially resulting in a reduction in our sales and earnings;

•                  If a supplier fails us, transitioning to other qualified vendors could affect our revenue and gross profit;

•                  Product recalls or product liability could adversely impact our financial condition;

•                  Our cost of merchandise could be adversely affected by significant increases in inflation or commodity prices; and

•                  Competition, including Internet-based competition, could negatively impact our business.

The risks described above and other risks we face are described in further detail under the “Risk Factors” section of this prospectus, which you should carefully review.

Recent Financing Transaction

Redemption of Subordinated Discount Notes.  On November 1, 2012, we redeemed our outstanding 13% Subordinated Discount Notes due 2016 (the “Subordinated Discount Notes”), an aggregate principal amount of $180 million of which was outstanding as of October 27, 2012, with borrowings made under our amended and restated senior secured asset-based revolving credit facility (the “Restated Revolving Credit Facility” and, together with our senior secured term loan facility (the “Senior Secured Term Loan Facility”), the “Senior Secured Credit Facilities”) for an aggregate redemption price (including the applicable redemption premium and accrued and unpaid interest) of $199 million.

Our History

Michaels Stores, Inc. was incorporated in Delaware in 1983 and is headquartered in Irving, Texas. On October 31, 2006, substantially all of the common stock of Michaels Stores, Inc. was acquired through a merger transaction (the “Merger”) by affiliates of two investment firms, Bain Capital Partners, LLC and The Blackstone Group L.P. (collectively, together with their applicable affiliates, the “Sponsors”), with certain shares retained by affiliate investment funds managed by Highfields Capital Management LP (then-existing shareholders of Michaels Stores, Inc.). As a result of the Merger, Michaels Holdings LLC, an entity controlled by our Sponsors, currently owns approximately 93% of our outstanding common stock.

The Sponsors

Bain Capital

Bain Capital, LLC (“Bain Capital”) (www.baincapital.com) is a global private investment firm that, together with its affiliates (including Bain Capital Partners, LLC) manages several pools of capital including private equity, venture capital, public equity, credit products and absolute return with approximately $66 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in more than 350 companies in a variety of industries around the world. Bain Capital consumer and retail private equity investments have included such leading businesses as Toys “R” Us, Bright Horizons Family Solutions, Dollarama, Burlington Coat Factory, Dunkin’ Brands and Gymboree. Headquartered in Boston, Bain Capital has offices in New York, Chicago, London, Munich, Hong Kong, Palo Alto, Shanghai, Tokyo and Mumbai.

The Blackstone Group

The Blackstone Group L.P. (“The Blackstone Group”) is one of the world’s leading investment and advisory firms. The Blackstone Group seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. The Blackstone Group does this through the commitment of its extraordinary people and flexible capital. The Blackstone Group’s alternative asset management businesses, which collectively had total assets under management of $204.6 billion as of September 30, 2012, include the management of private equity funds, real estate funds, hedge fund solutions, and credit businesses. Assets under management in The Blackstone Group private equity funds totaled $53.5 billion as of September 30, 2012. The Blackstone Group also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Corporate Information

Our principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75603. Our telephone number is (972) 409-1300. We provide links to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on our Internet website at www.michaels.com under the heading “Investor Relations.” These links are automatically updated so the filings are available immediately after they are made publicly available by the Securities and Exchange Commission (“SEC”). These filings are also available through the SEC’s EDGAR system at www.sec.gov. The information on our website does not constitute part of this registration statement, and you should rely only on the information contained in this registration statement when making a decision as to whether to invest in the exchange notes. All website addresses in this prospectus are intended to be inactive textual references only.

THE EXCHANGE OFFER

On September 27, 2012, we issued $200.0 million aggregate principal amount of 7¾% Senior Notes due November 1, 2018 (CUSIP Nos. 594087 AS7 and U59329 AD1; ISINs US594087AS71 and USU59329AD16) (the “outstanding notes”), which were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new 7¾% Senior Notes due November 1, 2018 (CUSIP No. 594087 AR9; ISIN US594087AR98) (the “exchange notes” and, together with the outstanding notes, the “notes”), for all of our outstanding notes.  The outstanding notes were issued under the indenture (the “indenture” or the “indenture governing the senior notes”) governing our 7¾% Senior Notes due 2018 that we issued on October 21, 2010 (CUSIP No. 594087 AR9; ISIN US594087AR98) (the “initial notes” and, together with the notes, the “senior notes”).  The outstanding notes are treated as a single series with the initial notes, vote as one class under the indenture and have the same terms as those of the initial notes, except that (i) the outstanding notes are subject to a separate registration rights agreement and (ii) the outstanding notes were issued under a CUSIP number different from the initial notes. We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act and that are expected to share a single CUSIP number and be fungible with the initial notes.

If we and the subsidiary guarantors are not able to effect the exchange offer contemplated by this prospectus, we and the subsidiary guarantors will use reasonable best efforts to file and cause to become effective a shelf registration statement relating to the resale of the outstanding notes. We may be required to pay additional interest on the notes in certain circumstances.

The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “The Exchange Offer.”

General

In connection with the private offering, Michaels Stores, Inc. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

• the exchange notes have been registered under the Securities Act;

• the exchange notes are not entitled to registration rights which are applicable to the outstanding notes under the registration rights agreement; and

• the liquidated damages provisions of the registration rights agreement are no longer applicable.

Exchange Offer	Michaels is offering to exchange up to $200.0 million aggregate principal amount of the exchange notes which have been registered under the Securities Act for any and all of its outstanding notes.

You may only exchange outstanding notes in a principal amount equal to $2,000 and in integral multiples of $1,000 principal amount thereafter.

Resale

Based upon interpretations by the Staff of the SEC set forth in no-action letters issued to unrelated third-parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

• are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

• are a broker-dealer who purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;

• acquired the exchange notes other than in the ordinary course of your business;

• have an arrangement with any person to engage in the distribution of the exchange notes; or

• are prohibited by law or policy of the SEC from participating in the exchange offer.

However, we have not submitted a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                       , the 21st business day on which the exchange offer will be open (the “expiration date”), unless we, in our sole discretion, extend it. We currently do not intend to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedure for Tendering Outstanding Notes

If you wish to tender your outstanding notes for exchange pursuant to the exchange offer, you must transmit to Law Debenture Trust Company of New York, as exchange agent, on or prior to the expiration date, either:

•                  a properly completed and duly executed copy of the letter of transmittal accompanying this prospectus, or a facsimile of the letter of transmittal, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or

•                  if you are effecting delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company (“DTC”) in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer.

In addition, you must deliver to the exchange agent on or prior to the expiration date, if you are effecting delivery by book-entry transfer, a timely confirmation of book- entry transfer of your outstanding notes into the account of the exchange agent at DTC pursuant to the procedures for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

By executing and delivering the accompanying letter of transmittal or effecting delivery by book-entry transfer, you are representing to us that, among other things:

• neither the holder nor any other person receiving the exchange notes pursuant to the exchange offer is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; and

•                  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.

• the person receiving the exchange notes pursuant to the exchange offer, whether or not this person is the holder, is receiving them in the ordinary course of business; and

•                  neither the holder nor any other person receiving the exchange notes pursuant to the exchange offer has an arrangement or understanding with any person to participate in the distribution of such exchange notes and that such holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

See “The Exchange Offer—Procedures for Tendering Outstanding Notes” and “Plan of Distribution.”

Special Procedure for Beneficial Owners

If you are the beneficial owner of outstanding notes and your name does not appear on a security listing of DTC as the holder of those outstanding notes or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those outstanding notes in the exchange offer, you should promptly contact the person in whose name your outstanding notes are registered and instruct that person to tender on your behalf. If you, as a beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal prior to the expiration date or you cannot comply with the procedures of the Automated Tender Offer Program System of DTC prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	The tender of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Outstanding Notes and Delivery of Exchange Notes

Subject to customary conditions, we will accept outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.

Effect of Not Tendering in the Exchange Offer

Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. See “The Exchange Offer—Effect of Not Tendering.”

Dissenters’ Rights

Holders of outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

Interest on the Exchange Notes and the Outstanding Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the outstanding notes.

Broker-Dealers

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Material United States Federal Income Tax Considerations

The exchange of outstanding notes for exchange notes by tendering holders will not be a taxable exchange for United States federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for United States federal income tax purposes as a result of such exchange. See “Material United States Federal Income Tax Considerations.”

Exchange Agent	Law Debenture Trust Company of New York, the trustee under the indenture governing the senior notes (the “indenture”), is serving as exchange agent in connection with the exchange offer.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

THE EXCHANGE NOTES

The following is a brief summary of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of Exchange Notes.”

Issuer	Michaels Stores, Inc.

Securities Offered	Up to $200.0 million in aggregate principal amount of 7¾% Senior Notes due November 1, 2018.

Maturity Date	The exchange notes will mature on November 1, 2018.

Interest Rate	The exchange notes will bear interest at a rate of 7¾% per annum.

Interest Payment Dates

Interest on the exchange notes will accrue from and including November 1, 2012, the first day of the current interest period for the existing notes, and will be payable semiannually in arrears on May 1 and November 1 of each year, commencing on May 1, 2013.

Guarantees

The exchange notes will be unconditionally guaranteed by our subsidiaries that guarantee our indebtedness under our Senior Secured Credit Facilities. Three of our subsidiaries are considered immaterial subsidiaries under these facilities and will not guarantee the exchange notes.

Subject to certain exceptions, if we create or acquire a new wholly owned domestic subsidiary that guarantees our debt or debt of a guarantor, it will guarantee the exchange notes unless we designate the subsidiary an “unrestricted subsidiary” under the indenture. See “Description of Exchange Notes—Guarantees.”

Ranking	The exchange notes will be our senior unsecured obligations and will:

• rank senior in right of payment to all of our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•                  rank equally in right of payment to all of our existing and future senior debt, including the initial notes and any outstanding notes not exchanged in this exchange offer, and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes;

•                  be effectively subordinated in right of payment to all of our existing and future secured debt (including under our Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

Similarly, the exchange note guarantees will be unsecured senior obligations of the guarantors and will:

•                  rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•                  rank equally in right of payment to all of the applicable guarantor’s existing and future senior debt, including guarantees of the initial notes and any outstanding notes not exchanged in this exchange offer, and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes;

•                  be effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all obligations of any subsidiary of a guarantor that is not also a guarantor of the exchange notes.

As of October 27, 2012, the notes and related guarantees ranked effectively junior to approximately $1,787 million of senior secured indebtedness (excluding $61 million of outstanding standby letters of credit), consisting entirely of senior secured indebtedness under our Senior Secured Credit Facilities. In addition, as of October 27, 2012, we had approximately $589 million of unused borrowing capacity under our Restated Revolving Credit Facility. On November 1, 2012, we borrowed $216 million under the Restated Revolving Credit Facility to fund the redemption of our outstanding Subordinated Discount Notes as well as other working capital needs, resulting in $373 million of unused borrowing capacity under the Restated Revolving Credit Facility as of such date.

Optional Redemption

Prior to November 1, 2014, we may redeem some or all of the exchange notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in “Description of Exchange Notes—Optional Redemption”) plus accrued and unpaid interest, if any, to the redemption date. Beginning on November 1, 2014, we may redeem some or all of the exchange notes at the redemption prices listed under “Description of Exchange Notes—Optional Redemption” plus accrued and unpaid interest, if any, to the redemption date.

Optional Redemption After Certain Equity Offerings

At any time (which may be more than once) until November 1, 2013, we can choose to redeem up to 35% of the outstanding senior notes (including any senior notes, including the exchange notes, issued after October 21, 2010) with money that we raise in certain equity offerings, so long as:

• we pay 107.750% of the face amount of the exchange notes, plus accrued and unpaid interest, if any, to the redemption date;

• we redeem the senior notes within 90 days of completing such equity offering; and

•                  at least 50% of the aggregate principal amount of the senior notes (including any senior notes, including the exchange notes, issued after October 21, 2010) remains outstanding afterwards.

See “Description of Exchange Notes—Optional Redemption.”

Change of Control

If we experience a change in control, we must give holders of the senior notes the opportunity to sell us senior notes at 101% of their face amount, plus accrued and unpaid interest, if any. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

We might not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because we might not have enough funds at that time or the terms of our senior debt may prevent us from paying.

Asset Sale Proceeds

If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay senior secured debt or make an offer to purchase a principal amount of the senior notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the senior notes will be 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date. See “Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture governing the senior notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional debt;

• pay dividends or distributions on our capital stock or repurchase our capital stock;

• issue stock of subsidiaries;

• make certain investments;

• create liens on our assets to secure debt;

• enter into transactions with affiliates;

• merge or consolidate with another company; and

• sell or otherwise transfer assets.

These covenants are subject to a number of important limitations and exceptions, and the requirement to comply with certain covenants may be suspended upon achievement of investment grade ratings for the senior notes. See “Description of Exchange Notes.”

No Public Market

The exchange notes will be freely transferable but will be new securities for which there will not initially be an established market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Risk Factors

Participating in the exchange offer and investing in the exchange notes involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in the exchange notes.

RISK FACTORS

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of each series of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Related to the Exchange Notes and Our Other Indebtedness

We Face Risks Related to Our Substantial Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk associated with our variable rate debt and prevent us from meeting our obligations under our senior notes, Senior Subordinated Notes and Senior Secured Credit Facilities. As of October 27, 2012, we had $3,368 million of indebtedness outstanding, of which approximately $1,787 million was subject to variable interest rates and $1,581 million was subject to fixed interest rates. In addition, as of October 27, 2012, we had approximately $589 million of unused borrowing capacity under our Restated Revolving Credit Facility. On November 1, 2012, we borrowed $216 million under the Restated Revolving Credit Facility to fund the redemption of our outstanding Subordinated Discount Notes and other working capital needs, resulting in $373 million of unused borrowing capacity under the Restated Revolving Credit Facility as of such date.

Our high degree of leverage could have important consequences to us, including:

•                  making it more difficult for us to make payments on our debt;

•                  increasing our vulnerability to general economic and industry conditions;

•                  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our debt, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

•                  exposing us to the risk of increased interest rates as certain of our borrowings under our Senior Secured Credit Facilities are at variable rates;

•                  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•                  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, and general corporate or other purposes; and

•                  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who may be less highly leveraged.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our Senior Secured Credit Facilities and the indentures governing our senior notes and Senior Subordinated Notes. In addition, our Senior Secured Credit Facilities and indentures governing our senior notes and Senior Subordinated Notes do not restrict our owners from creating new holding companies that may be able to incur indebtedness without regard to the restrictions set forth in our credit facilities and indentures. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

Our Debt Agreements Contain Restrictions That Limit our Flexibility in Operating our Business

Our Senior Secured Credit Facilities and the indentures governing our senior notes and Senior Subordinated Notes, contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability and the ability of our restricted subsidiaries to, among other things:

•                  incur additional debt;

•                  pay dividends or distributions on our capital stock or repurchase our capital stock;

•                  issue stock of subsidiaries;

•                  make certain investments;

•                  create liens on our assets to secure debt;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  sell or otherwise transfer assets.

In addition, under our Senior Secured Term Loan Facility, we are required to meet specified financial ratios in order to undertake certain actions, and under our Restated Revolving Credit Facility, we are required to meet specified financial ratios in order to undertake certain actions, and under certain circumstances, we may be required to maintain a specified fixed charge coverage ratio. Our ability to meet those tests can be affected by events beyond our control, and we cannot assure you that we will meet them. A breach of any of these covenants or any other covenant could result in a default under our Senior Secured Credit Facilities. Upon the occurrence of an event of default under our Senior Secured Credit Facilities, the lenders could elect to declare all amounts outstanding under our Senior Secured Credit Facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our Senior Secured Credit Facilities could proceed against the collateral granted to them to secure such indebtedness. We have pledged substantially all of our assets as collateral under our Senior Secured Credit Facilities. If the lenders under our Senior Secured Credit Facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our Senior Secured Credit Facilities, as well as our unsecured indebtedness, including the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our Senior Secured Credit Facilities and the indentures governing the senior notes and Senior Subordinated Notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Your right to receive payments on the exchange notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the exchange notes and our guarantors’ obligations under their guarantees of the exchange notes are unsecured, but our obligations under our Senior Secured Credit Facilities and each guarantor’s obligations under their respective guarantees of the Senior Secured Credit Facilities are secured by a security interest in substantially all of our tangible and intangible assets, including the stock of our current and certain future wholly-owned U.S. subsidiaries, the assets of our current and certain future wholly-owned material U.S. subsidiaries, the stock and the assets of Michaels of Canada, ULC and a portion of the stock of certain of our U.S. guarantor subsidiaries’ non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our Senior Secured Credit Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the exchange notes, even if an event of default exists under the indenture governing the senior notes at such time.

Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the exchange notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the exchange notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.” As of October 27, 2012, we had total secured indebtedness of approximately $1,787 million (excluding $61 million of outstanding standby letters of credit), consisting entirely of senior secured indebtedness under our Senior Secured Credit Facilities.

The indenture governing the senior notes permits us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Your claims to our assets will be structurally subordinated to all of the creditors of any non-guarantor subsidiaries.

In general, our foreign subsidiaries, unrestricted subsidiaries, non-wholly owned subsidiaries and other subsidiaries that do not guarantee our indebtedness or indebtedness of a guarantor of the exchange notes are not required to guarantee the exchange notes. Accordingly, claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under the Senior Secured Credit Facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our Senior Secured Credit Facilities and the indentures governing the senior notes and the Senior Subordinated Notes), we could be in default under the terms of the agreements governing such indebtedness, including our Senior Secured Credit Facilities and the indentures governing the senior notes and the Senior Subordinated Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Senior Secured Credit Facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Senior Secured Credit Facilities to avoid being in default. If we breach our covenants under our Senior Secured Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Senior Secured Credit Facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all senior notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the senior notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the senior notes upon a change of control because we may not have sufficient financial resources to purchase all of the senior notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our Senior Secured Credit Facilities from repurchasing all of the senior notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the senior notes unless we are able to refinance or obtain waivers under our Senior Secured Credit Facilities. Our failure to repurchase the senior notes upon a change of control would cause a default under the indenture governing the senior notes and a cross-default under the Senior Secured Credit Facilities. The Senior Secured Credit Facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The lenders under the Senior Secured Credit Facilities will have the discretion to release the guarantors under the Senior Secured Credit Facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the exchange notes.

While any obligations under the Senior Secured Credit Facilities remain outstanding, any guarantee of the exchange notes may be released without action by, or consent of, any holder of the exchange notes or the trustee under the indenture governing the senior notes, at the discretion of lenders under the Senior Secured Credit Facilities, if the related guarantor is no longer a guarantor of obligations under the Senior Secured Credit Facilities or any other indebtedness. See “Description of Exchange Notes—Guarantees.” The lenders under the Senior Secured Credit Facilities will have the discretion to release the guarantees under the Senior Secured Credit Facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the subsidiary guarantors. However, the guarantees by the subsidiary guarantors are limited to the maximum amount that the subsidiary guarantors are permitted to guarantee under applicable law. As a result, a subsidiary guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such subsidiary guarantor. Further, under the circumstances discussed more fully below, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the exchange notes.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes—Guarantees.”

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•                  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees;

•                  the issuance of the exchange notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•                  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•                  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the exchange notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such guarantee, or subordinate the exchange notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the exchange notes to repay any amounts received. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any payment on the exchange notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the exchange notes or the guarantees would not be subordinated to our or any of our guarantors’ other debt.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market for the exchange notes may not develop.

The exchange notes are new issues of securities for which there is no established public market. Upon the consummation of the exchange offer contemplated herein, we expect that the notes offered hereby will share a single CUSIP number with the initial notes and we expect that such notes and the initial notes will thereafter be fungible. However, in the event that we are unable to exchange the notes for notes sharing a single CUSIP number with the initial notes, the exchange notes offered hereby will continue to trade under a separate CUSIP number. We do not intend to have the initial notes, the outstanding notes or any exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems.  Accordingly, the development or liquidity of any market for the exchange notes is uncertain.

The initial purchasers have advised us that they intend to make a market in the outstanding notes, and the exchange notes, if issued, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the senior notes, and they may discontinue their market-making activities at any time without notice.

Therefore, an active market for any of the senior notes may not develop, and if a market for any of the senior notes does develop, that market may not continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the senior notes. The market, if any, for any of the senior notes may be subject to similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Related to Our Company

We face risks related to the effect of economic uncertainty

If recovery from the economic downturn continues to be slow or prolonged, our growth, prospects, results of operations, cash flows and financial condition could be adversely impacted. Our stores offer arts and crafts supplies and products for the crafter, and custom framing for the do-it-yourself home decorator, which some customers may perceive as discretionary. Pressure on discretionary income brought on by economic downturns and slow recoveries, including housing market declines, rising energy prices and weak labor markets, may cause consumers to reduce the amount they spend on discretionary items. For example, as a result of the recession during fiscal 2007 and fiscal 2008, despite adding a number of new stores, our total Net sales decreased from $3,862 million to $3,817 million. The current economic environment may continue to adversely affect consumer confidence and retail spending, decreasing demand for our merchandise. Current economic conditions also make it difficult for us to accurately forecast future demand trends, which could cause us to purchase excess inventories, resulting in increases in our inventory carrying cost, or insufficient inventories, resulting in our inability to satisfy our customer demand and potentially lose market share.

Our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies.

We rely to a significant extent on foreign manufacturers of various products that we sell, particularly manufacturers located in China. In addition, many of our domestic suppliers purchase a portion of their products from foreign sources. This reliance increases the risk that we will not have adequate and timely supplies of various products due to local political, economic, social, or environmental conditions (including acts of terrorism, the outbreak of war, or the occurrence of natural disaster), transportation delays (including dock strikes and other work stoppages), restrictive actions by foreign governments, or changes in U.S. laws and regulations affecting imports or domestic distribution. Reliance on foreign manufacturers also increases our exposure to trade infringement claims and reduces our ability to return product for various reasons.

Additionally, the costs of labor and wage taxes have increased in China, which means we are at risk of higher costs associated with goods manufactured in China. Significant increases in wages or wage taxes paid by contract facilities may increase the cost of goods manufactured, which could have a material adverse effect on our profit margins and profitability.

All of our products manufactured overseas and imported into the U.S. are subject to duties collected by the U.S. Customs Service. We may be subjected to additional duties, significant monetary penalties, the seizure and forfeiture of the products we are attempting to import, or the loss of import privileges if we or our suppliers are found to be in violation of U.S. laws and regulations applicable to the importation of our products.

Our growth depends on our ability to open new stores and increase comparable store sales.

One of our key business strategies is to expand our base of retail stores. If we are unable to continue this strategy, our ability to increase our sales, profitability and cash flow could be impaired. To the extent we are unable to open new stores as we anticipate, our sales growth would come only from increases in comparable store sales. Growth in profitability in that case would depend significantly on our ability to reduce our costs as a percentage of our sales. We may be unable to continue our store growth strategy if we cannot identify suitable sites for additional stores, negotiate acceptable leases, access sufficient capital to support store growth, or hire and train a sufficient number of qualified associates.

Damage to the reputation of the Michaels brand or our private and exclusive brands could adversely affect our sales.

We believe the Michaels brand name and many of our private and exclusive brand names are powerful sales and marketing tools and we devote significant resources to promoting and protecting them. To be successful in the future, we must continue to preserve, grow and utilize the value of Michaels’ reputation. Reputational value is based in large part on perceptions of subjective qualities, and even isolated incidents may erode trust and confidence. In addition, we develop and promote private and exclusive brands, which we believe have generated national recognition. Our private label brands amounted to approximately 44% of total Net sales in fiscal 2011, and represent a growing portion of our overall sales. Damage to the reputations (whether or not justified) of our brand names, could arise from product failures, litigation or various forms of adverse publicity, especially in social media outlets, and may generate negative customer sentiment, potentially resulting in a reduction in our sales and earnings.

Our suppliers may fail us.

Many of our suppliers are small firms that produce a limited number of items. Given their limited resources, these firms are susceptible to cash flow issues, access to capital, production difficulties, quality control issues and problems in delivering agreed-upon quantities on schedule. We may not be able, if necessary, to return products to these suppliers and obtain refunds of our purchase price or obtain reimbursement or indemnification from them if their products prove defective. These suppliers may also be unable to withstand a downturn in economic conditions. Significant failures on the part of our key suppliers could have a material adverse effect on our results of operations.

In addition, many of these suppliers require extensive advance notice of our requirements in order to supply products in the quantities we desire. This long lead time requires us to place orders far in advance of the time when certain products will be offered for sale, exposing us to risk of shifts in demand.

Risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit.

The products we sell are sourced from a wide variety of domestic and international vendors. Global sourcing has become an increasingly important part of our business, as we have undertaken efforts to increase the amount of product we source directly from overseas manufacturers. Our ability to find qualified vendors who meet our standards and supply products in a timely and efficient manner is a significant challenge, especially with respect to goods sourced from outside the U.S. Any issues related to transitioning vendors could adversely affect our revenue and gross profit.

Product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offerings, reputation, results of operations, cash flow and financial condition.

We are subject to regulations by a variety of federal, state and international regulatory authorities, including the Consumer Product Safety Commission. In fiscal 2011, we purchased merchandise from approximately 600 vendors. Since a majority of our merchandise is manufactured in foreign countries, one or more of our vendors might not adhere to product safety requirements or our quality control standards, and we might not identify the deficiency before merchandise ships to our stores. Any issues of product safety, including but not limited to those manufactured in foreign countries, could cause us to recall some of those products. If our vendors fail to manufacture or import merchandise that adheres to our quality control standards, our reputation and brands could be damaged, potentially leading to increases in customer litigation against us. Furthermore, to the extent we are unable to replace any recalled products, we may have to reduce our merchandise offerings, resulting in a decrease in sales, especially if a recall occurs near or during a seasonal period. If our vendors are unable or unwilling to recall products failing to meet our quality standards, we may be required to recall those products at a substantial cost to us. Moreover, changes in product safety or other consumer protection laws could lead to increased costs to us for certain merchandise, or additional labor costs associated with readying merchandise for sale. Long lead times on merchandise ordering cycles increase the difficulty for us to plan and prepare for potential changes to applicable laws. The Consumer Product Safety Improvement Act of 2008 imposes significant requirements on manufacturing, importing, testing and labeling requirements for our products. In the event that we are unable to timely comply with regulatory changes, significant fines or penalties could result, and could adversely affect our reputation, results of operations, cash flow and financial condition.

Significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise.

Significant future increases in commodity prices or inflation could adversely affect our costs, including cost of merchandise and distribution costs. Furthermore, the transportation industry may experience a shortage or reduction of capacity, which could be exacerbated by higher fuel prices. Our results of operations may be adversely affected if we are unable to secure, or are able to secure only at significantly higher costs, adequate transportation resources to fulfill our receipt of goods or delivery schedules to the stores.

Unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, results of operations, cash flow and financial condition.

Brand recognition, quality and price have a significant influence on consumers’ choices among competing products and brands. Advertising, promotion, merchandising and the cadence of new product introductions also have a significant impact on consumers’ buying decisions. If we misjudge consumer responses to our existing or future promotional activities, this could have a material adverse impact on our sales, results of operations, cash flow and financial condition.

We believe improvements in our merchandise offering help drive sales at our stores. We could be materially adversely affected by poor execution of changes to our merchandise offering or by unexpected consumer responses to changes in our merchandise offering.

Improvements to our supply chain may not be fully successful.

An important part of our efforts to achieve efficiencies, cost reductions, and sales and cash flow growth is the identification and implementation of improvements to our supply chain, including merchandise ordering, transportation, and receipt processing. During the remainder of fiscal 2012 and in fiscal 2013, we plan to continue to implement enhancements to our distribution systems and processes, which are designed to improve efficiency through the supply chain and at our stores. Significant changes to our supply chain could have a material adverse impact on our results of operations.

Changes in customer demands could materially adversely affect our sales, results of operations and cash flow.

Our success depends on our ability to anticipate and respond in a timely manner to changing customer demands and preferences for products and supplies used in creative activities. If we misjudge the market, we may significantly overstock unpopular products and be forced to take significant inventory markdowns, or experience shortages of key items, either of which could have a material adverse impact on our operating results and cash flow. In addition, adverse weather conditions, economic instability, and consumer confidence volatility could have a material adverse impact on our sales and operating results.

Our success will depend on how well we manage our business.

Even if we are able to substantially continue our strategy of expanding our store base, or additionally, to expand our business through acquisitions or vertical integration opportunities, we may experience problems, which may adversely impact profitability or cash flow. For example:

•                  the costs of opening and operating new stores may offset the increased sales generated by the additional stores

•                  the closure of unsuccessful stores may result in the retention of liability for expensive leases

•                  a significant portion of our management’s time and energy may be consumed with issues unrelated to advancing our core business strategies

•                  the implementation of future operational efficiency initiatives, which may include the consolidation of certain operations and/or the possible co-sourcing of additional selected functions, may not produce the desired reduction in costs and may result in disruptions arising from such actions

•                  we may be unable to hire, train and retain qualified employees, including management and senior executives, and significant turnover could be disruptive to our business strategies and operations

•                  failure to maintain stable relations with our labor force

•                  our suppliers may be unable to meet the increased demand of additional stores in a timely manner

•                  we may be unable to expand our existing distribution centers or use third party distribution centers on a cost-effective basis to provide merchandise for sale by our new stores

Competition, including Internet-based competition, could negatively impact our business.

The retail arts and crafts industry is competitive, which could result in the reduction of our prices and loss of our market share. We must remain competitive in the areas of quality, price, breadth of selection, customer service, and convenience. We compete with mass merchants (e.g., Wal-Mart Stores, Inc. and Target Corporation), which dedicate a portion of their selling space to a limited selection of craft supplies and seasonal and holiday merchandise, along with national and regional chains and local merchants. We also compete with specialty retailers, which include Hobby Lobby Stores, Inc., A.C. Moore Arts & Crafts, Inc., Jo-Ann Stores, Inc. and Garden Ridge Corporation. Some of our competitors, particularly the mass merchants, are larger and have greater financial resources than we do. The Company also faces competition from Internet-based retailers, in addition to traditional store-based retailers. This could result in increased price competition since our customers could more readily search and compare non-private brand products. This could also lead to additional competitors, who may exploit a convenience advantage in the event we cannot offer a similar line of products online in the future. Furthermore, we ultimately compete with alternative sources of entertainment and leisure for our customers.

Failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information and data breaches could materially adversely affect our financial condition and operating results.

We have become increasingly centralized and dependent upon automated information technology processes. In addition, a portion of our business operations is conducted over the Internet, increasing the risk of viruses that could cause system failures and disruptions of operations. Any failure to maintain the security of our customers’ confidential information, or data belonging to ourselves or our suppliers, could put us at a competitive disadvantage, result in deterioration in our customers’ confidence in us, and subject us to potential litigation, liability, fines and penalties, resulting in a possible material adverse impact on our financial condition and results of operations.

On May 3, 2011, we were advised by the U.S. Secret Service that they were investigating certain fraudulent debit card transactions that occurred on accounts that had been used for legitimate purchases in selected Michaels stores. A subsequent internal investigation revealed that approximately 90 payment card terminals in certain Michaels stores had been physically tampered with, potentially resulting in the compromise of customer debit and credit card information. The Company fully cooperated with various governmental entities and law enforcement authorities in investigating the payment card terminal tampering, and we believe we have taken appropriate steps to stop the use of the stolen information. Multiple consumer class action lawsuits were filed against the Company as a result of the tampering and additional litigation may be filed (see “Business—Legal Proceedings—Data Breach Claims”). Various other claims may be otherwise asserted against us for which we may be responsible, on behalf of customers, banks, payment card companies and others seeking damages allegedly arising out of the payment card terminal tampering and other related relief. In addition, the major card brands may seek to impose assessments and fines by reason of the tampering. To date, MasterCard has assessed approximately $400,000 of reissuance fees and alleged fraud losses, which the Company is disputing. We do not have sufficient information to reasonably estimate other losses we may incur arising from the payment card terminal tampering, but we do not believe such losses would be material to our results of operations and financial condition.

Improper activities by third parties, advances in technical capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a further compromise or breach of our payment card terminals or other payment systems. Any such further compromises or breaches could cause interruptions in our operations, damage to our reputation and customers’ willingness to shop in our stores, and subject us to additional costs and potential litigation, liability, fines and penalties, resulting in a possible material adverse impact on our financial condition and results of operations.

The Company may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to the Company’s reputation, business operations and financial conditions.

We depend on our management information systems for many aspects of our business, including our perpetual inventory, automated replenishment, and weighted average cost stock ledger systems which are necessary to properly forecast, manage, and analyze our inventory. The Company may be subject to information technology system failures and network disruptions. These may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, or similar events or disruptions. System redundancy may be ineffective or inadequate, and the Company’s disaster recovery planning may not be sufficient for all eventualities. Such failures or disruptions could prevent access to the Company’s online services and preclude store transactions. System failures and disruptions could also impede the manufacturing and shipping of products, transactions processing and financial reporting. Additionally, we will be materially adversely affected if we are unable to improve, upgrade, maintain, and expand our systems.

We are dependent upon the services of our senior management team, and the failure to attract and retain such individuals could adversely affect our operations.

We are dependent on the services, abilities and experience of our executive officers. The permanent loss of the services of any of these senior executives and any change in the composition of our senior management team could have a negative impact on our ability to execute on our business and operating strategies.

We have recently experienced a significant change in our executive leadership. On July 19, 2012, John B. Menzer resigned as Chief Executive Officer to focus on recovery and rehabilitation from the stroke he suffered in April. Previously, the Board of Directors of the Company established an interim Office of the Chief Executive Officer (the “CEO Office”) comprised of Charles M. Sonsteby and Lewis S. Klessel, and temporarily transferred Mr. Menzer’s responsibilities to the CEO Office. Messrs. Sonsteby and Klessel will continue to execute the responsibilities of the Company’s principal executive officer through the CEO Office, until the Company’s search for a new Chief Executive Officer is completed. Our inability to identify, hire and subsequently integrate a new Chief Executive Officer could adversely impact our business, financial condition and results of operations.

A weak fourth quarter would materially adversely affect our result of operations.

Our business is highly seasonal. Our inventories and short-term borrowings may grow in the third fiscal quarter as we prepare for our peak selling season in the third and fourth fiscal quarters. Our most important quarter in terms of sales, profitability, and cash flow historically has been the fourth fiscal quarter. If for any reason our fourth fiscal quarter results were substantially below expectations, our operating results for the full year would be materially adversely affected, and we could have substantial excess inventory, especially in seasonal merchandise, that is difficult to liquidate.

Changes in newspaper subscription rates may result in reduced exposure to our circular advertisements.

A substantial portion of our promotional activities utilize circular advertisements in local newspapers. A continued decline in consumer subscriptions of these newspapers could reduce the frequency with which consumers receive our circular advertisements, thereby negatively affecting sales, results of operations and cash flow.

Changes in regulations or enforcement, or our failure to comply with existing or future regulations, may adversely impact our business.

We are subject to federal, state, provincial and local regulations with respect to our operations in the U.S. and Canada. There are a number of legislative and regulatory initiatives that could adversely impact our business if they are enacted or enforced. Those initiatives include wage or workforce issues (such as minimum-wage requirements, overtime and other working conditions and citizenship requirements), collective bargaining matters, environmental regulation, price and promotion regulation, trade regulations and others. For example, we recently settled a pricing and promotion investigation by the New York State Attorney General’s office through the payment of a fine and other consideration pursuant to an Assurance of Discontinuance, and could be subject to similar investigations, as well as lawsuits, in the future. We are currently subject to multiple class action lawsuits alleging violations of wage and workforce laws and to a purported class action lawsuit alleging violations of Ohio state law in relation to our advertising and pricing practices (see “Business—Legal Proceedings”).

In addition, we expect that the Patient Protection and Affordable Care Act, which was signed into law on March 23, 2010, will increase our annual associate health care costs, with the most significant increases coming in 2014. Proposed changes in tax regulations may also change our effective tax rate as our business is subject to a combination of applicable tax rates in the various countries, states and other jurisdictions in which we operate. New accounting pronouncements and interpretations of existing accounting rules and practices have occurred and may occur in the future. A change in accounting standards or practices can have a significant effect on our reported results of operations. Failure to comply with legal requirements could result in, among other things, increased litigation risk that could affect us adversely by subjecting us to significant monetary damages and other remedies or by increasing our litigation expenses, administrative enforcement actions, fines and civil and criminal liability. If such issues become more expensive to address, or if new issues arise, they could increase our expenses, generate negative publicity, or otherwise adversely affect us.

Disruptions in the capital markets could increase our costs of doing business.

Any disruption in the capital markets could make it difficult for us to raise additional capital when needed, or to eventually refinance our existing indebtedness on acceptable terms or at all. Similarly, if our suppliers face challenges in obtaining credit when needed, or otherwise face difficult business conditions, they may become unable to offer us the merchandise we use in our business thereby causing reductions in our revenues, or they may demand more favorable payment terms, all of which could adversely affect our results of operations, cash flows and financial condition.

Our real estate leases generally obligate us for long periods, which subjects us to various financial risks.

We lease virtually all of our store, distribution center, and administrative locations, generally for long terms. While we have the right to terminate some of our leases under specified conditions by making specified payments, we may not be able to terminate a particular lease if or when we would like to do so. If we decide to close stores, we are generally required to continue to perform obligations under the applicable leases, which generally includes, among other things, paying rent and operating expenses for the balance of the lease term, or paying to exercise rights to terminate, and the performance of any of these obligations may be expensive. When we assign or sublease vacated locations, we may remain liable on the lease obligations if the assignee or sublessee does not perform. In addition, when leases for the stores in our ongoing operations expire, we may be unable to negotiate renewals, either on commercially acceptable terms, or at all, which could cause us to close stores. Accordingly, we are subject to the risks associated with leasing real estate, which can have a material adverse effect on our results.

We have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which makes us more dependent upon third parties.

We place significant reliance on a third party provider for the co-sourcing of certain of our information technology (IT), accounts payable, payroll, accounting, and human resources functions. This co-sourcing initiative is a component of our ongoing strategy to increase efficiencies, increase our IT capabilities, monitor our costs and seek additional cost savings. These functions are generally performed in an offshore location, with Michaels oversight. As a result, we are relying on third parties to ensure that certain functional needs are sufficiently met. This reliance subjects us to risks arising from the loss of control over these processes, changes in pricing that may affect our operating results, and potentially, termination of provision of these services by our supplier. If our service providers fail to perform, we may have difficulty arranging for an alternate supplier or rebuilding our own internal resources, and we could incur significant costs, all of which may have a significant adverse effect on our business. We may co-source other administrative functions in the future, which would further increase our reliance on third parties. Further, the use of offshore service providers may expose us to risks related to local political, economic, social or environmental conditions (including acts of terrorism, the outbreak of war, or the occurrence of natural disaster), restrictive actions by foreign governments or changes in U.S. laws and regulations.

We are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiary.

Our Canadian subsidiary purchases inventory in U.S. dollars, which is sold in Canadian dollars and exposes us to foreign exchange rate fluctuations. As well, our stores’ customers at border locations can be sensitive to cross-border price differences. Substantial foreign currency fluctuations could adversely affect our business.

Failure to attract and retain quality sales, distribution center and other associates in appropriate numbers as well as experienced buying and management personnel could adversely affect our performance.

Our performance depends on recruiting, developing, training and retaining quality sales, distribution center and other associates in large numbers as well as experienced buying and management personnel. Many of our store level associates are in entry level or part-time positions with historically high rates of turnover. Our ability to meet our labor needs while controlling labor costs is subject to external factors such as unemployment levels, prevailing wage rates, minimum wage legislation, changing demographics, health and other insurance costs and governmental labor and employment requirements. In the event of increasing wage rates, if we fail to increase our wages competitively, the quality of our workforce could decline, causing our customer service to suffer, while increasing our wages could cause our earnings to decrease. The market for retail management is highly competitive and, in common with other retailers, we face challenges in securing sufficient management talent. If we do not continue to attract, train and retain quality associates and management personnel, our performance could be adversely affected.

Our results may be adversely affected by serious disruptions or catastrophic events, including geo-political events and weather.

Unforeseen public health issues, such as pandemics and epidemics, and geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems, as well as natural disasters such as hurricanes, tornadoes, floods, earthquakes and other adverse weather and climate conditions, whether occurring in the U.S. or abroad, particularly during peak seasonal periods, could disrupt our operations or the operations of one or more of our vendors or could severely damage or destroy one or more of our stores or distribution facilities located in the affected areas. Day to day operations, particularly our ability to receive products from our vendors or transport products to our stores could be adversely affected, or we could be required to close stores or distribution centers in the affected areas or in areas served by the affected distribution center. These factors could also cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and global financial markets and economy. Such occurrences could significantly impact our operating results and financial performance. As a result, our business could be adversely affected.

We are controlled by the Sponsors, whose interests as an equity holder may conflict with yours as a creditor.

We are controlled by the Sponsors, who currently indirectly own approximately 93% of our common stock in the aggregate. The Sponsors control the election of our directors and thereby have the power to control our affairs and policies, including the appointment of management, the issuance of additional equity and the declaration and payment of dividends if allowed under the terms of the credit agreement governing our Senior Secured Credit Facilities, the terms of the indenture governing the senior notes and the terms of our other indebtedness outstanding at the time. The Sponsors do not have any liability for any obligations under or relating to the notes offered hereby and their respective interests may be in conflict with yours. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the Sponsors may pursue strategies that favor equity investors over debt investors. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investments, even though such transactions may involve risk to you as a holder of the notes. Additionally, the Sponsors may make investments in businesses that directly or indirectly compete with us, or may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. For information concerning our arrangements with the Sponsors, see “Management” and “Certain Relationships and Related Party Transactions.”

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Michaels and the guarantors of the outstanding notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to the offer to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 360 days following the closing date of the issuances of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes that will be exchanged in this exchange offer were issued on September 27, 2012.

Under the circumstances set forth below, Michaels and the guarantors will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods and subject to the provisions specified in the registration rights agreement and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•                  if, because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect the exchange offer as contemplated by the registration rights agreement;

•                  if the exchange offer is not consummated within 360 days after the date of issuance of the outstanding notes;

•                  if any initial purchaser of outstanding notes acquired by them that have the status of an unsold allotment in the initial distribution of exchange notes so requests in writing to us at any time within 30 days after the consummation of the exchange offer; or

•                  if in the case of any holder that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be freely sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and so notifies us within 30 days after such holder first becomes aware of the restrictions.

If (A) we have neither (i) exchanged the exchange notes for all outstanding notes validly tendered in accordance with the terms of the exchange offer nor (ii) had a shelf registration declared effective, in either case on or prior to the 360th day after the original issue date of the outstanding notes, (B) notwithstanding clause (A), are required to file a shelf registration statement and such shelf registration statement is not declared effective on or prior to the 360th day after the date such filing was requested or required or (C) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions) (each, a “registration default”), then additional interest shall accrue on the principal amount of the applicable outstanding notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (x) the 361st day after the original issue date of the outstanding notes, in the case of (A) above, (y) the 361st day after such shelf registration statement filing was requested or required, in the case of (B) above or (z) the day such shelf registration statement ceases to be effective, in the case of (C) above; provided, however, that upon the exchange of exchange notes for all outstanding notes tendered (in the case of clause (A) above), upon effectiveness of the applicable shelf registration statement (in the case of clause (B) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (C) above), additional interest on such outstanding notes as a result of such clause, as the case may be, shall cease to accrue.  The amount of additional interest payable will not increase because more than one registration default has occurred and is continuing and a holder of the outstanding notes or any broker-dealer of exchange notes received by such broker-dealer in the exchange offer that is not entitled to the benefits of the shelf registration shall not be entitled to additional interest with respect to any registration default that pertains to the shelf registration.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•                  any exchange notes acquired in exchange for outstanding notes tendered are being acquired in the ordinary course of business;

•                  at the time of commencement or consummation of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•                  the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if it is an affiliate of ours, it will comply with the registration and prospectus delivery requirements of the Securities Act;

•                  if the holder is not a broker-dealer, the holder is not engaged and does not intend to engage in distribution of the exchange notes; and

•                  if the holder is a broker-dealer, the holder will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, and that it will comply with the applicable provisions of the Securities Act, including the delivery of a prospectus in connection with any resale of such exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on an interpretation by the SEC set forth in no-action letters issued to third-parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•                  is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of the Issuer or any subsidiary guarantor;

•                  is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•                  acquired the exchange notes other than in the ordinary course of the holder’s business;

•                  has an arrangement with any person to engage in the distribution of the exchange notes; or

•                  is prohibited by any law or policy of the SEC from participating in the exchange offer.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes. Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the SEC’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, Michaels will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the applicable expiration date. Outstanding notes may only be tendered in a principal amount equal to $2,000 and in multiples of $1,000 thereafter. Michaels will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of Exchange Notes”.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $200 million aggregate principal amount of the 7¾% Senior Notes due 2018 issued on September 27, 2012 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. Michaels intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

Michaels will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, Michaels expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                           (the 21st business day on which the exchange offer will be open). However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Any such announcement will include the approximate number of securities deposited as of the date of extension.

Michaels reserves the right, in its sole discretion:

•                  to delay accepting for exchange any outstanding notes (if we amend or extend the exchange offer);

•                  to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•                  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If Michaels amends the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment, and it will extend the offer period, if necessary, so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, Michaels will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•                  the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•                  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would be expected to materially impair our ability to proceed with the exchange offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer; or

•                  any government approvals, which we deem to be necessary for the consummation of the exchange offer, have not been obtained.

In addition, Michaels will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•                  the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•                  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

Michaels expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, Michaels may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. Michaels will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Michaels expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. Michaels will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and Michaels may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If Michaels fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, Michaels will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•                  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent—Notes” prior to the expiration date; or

•                  comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•                  the exchange agent must receive certificates for outstanding notes along with the applicable letter of transmittal prior to the expiration date;

•                  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•                  you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the applicable letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either:

•                  make appropriate arrangements to register ownership of the outstanding notes in your name; or

•                  obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•                  by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the applicable letter of transmittal; or

•                  for the account of an eligible guarantor institution.

If the applicable letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the applicable letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•                  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•                  the participant has received and agrees to be bound by the terms of the applicable letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•                  we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, Michaels will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•                  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•                  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•                  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•                  if you are not a broker-dealer, you are not engaged in and do not intend to engage in a distribution of the exchange notes;

•                  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•                  you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Michaels will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. Michaels reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither Michaels, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the applicable letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•                  the tender is made through an eligible guarantor institution;

•                  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•                  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•                  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•                  you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•                  specify the name of the person who tendered the outstanding notes to be withdrawn;

•                  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•                  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•                  the serial numbers of the particular certificates to be withdrawn; and

•                  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Law Debenture Trust Company of New York has been appointed as the exchange agent for the exchange offer. Law Debenture Trust Company of New York also acts as trustee under the indenture governing the senior notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:	By Facsimile (for Eligible Institutions only):
Law Debenture Trust	Law Debenture Trust	Law Debenture Trust	(212) 750-1361
Company of New York	Company of New York	Company of New York
400 Madison Ave. — 4th Floor	400 Madison Ave. — 4th Floor	400 Madison Ave. — 4th Floor	For Confirmation by
New York, New York 10017	New York, New York 10017	New York, New York 10017	Telephone:
ATTN: Michaels Stores Exchange Offer	ATTN: Michaels Stores Exchange Offer	ATTN: Michaels Stores Exchange Offer	(212) 750 6474

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as deferred debt issuance costs and amortize over the life of the notes.

Transfer Taxes

We will generally pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•                  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•                  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•                  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•                  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•                  as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of the outstanding notes except in the limited circumstances when we are required to use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement, as described under “—Purpose and Effect of the Exchange Offer” above.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

USE OF PROCEEDS

The outstanding notes were issued and sold on September 27, 2012. The net proceeds from the offering of the outstanding notes were used to repay a portion of the indebtedness outstanding under the B-1 Term Loans under our Senior Secured Term Loan Facility and to pay related fees and expenses.

The exchange offer is intended to satisfy our obligations under the registration rights agreement, dated as of September 27, 2012, by and among us, the subsidiary guarantors party thereto and the initial purchasers of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. Instead, we will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

CAPITALIZATION

The following table sets forth our capitalization as of October 27, 2012. The exchange offer will not affect our capitalization on a pro forma basis. The information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and our consolidated financial statements and related notes included elsewhere in this registration statement.

As of October 27, 2012
(In millions)	(Dollars in millions)
Cash and equivalents	$161
Debt
Senior Secured Term Loan Facility	$1,787
Restated Revolving Credit Facility (1)	—
Senior Notes due 2018	1,008
Senior Subordinated Notes due 2016	393
Subordinated Discount Notes due 2016 (1)	180
Total debt	3,368
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,414,727 shares issued and outstanding at October 27, 2012	12
Additional paid-in capital	49
Accumulated deficit	(2,438)
Accumulated other comprehensive income	6
Total stockholders’ deficit	(2,371)
Total capitalization	$997

(1)         On November 1, 2012, we borrowed $216 million under the Restated Revolving Credit Facility to fund the redemption of our outstanding Subordinated Discount Notes and other working capital needs. All of the outstanding Subordinated Discount Notes were redeemed effective as of such date.

SELECTED FINANCIAL DATA

The following table sets forth our selected consolidated financial and operating data as of the dates and for the periods indicated. Our selected consolidated balance sheet data as of January 28, 2012 and January 29, 2011, and our consolidated results of operations data and cash flow data for each of the three years ended January 28, 2012, January 29, 2011 and January 30, 2010, respectively, have been derived from our audited Consolidated Financial Statements, which are included elsewhere in this prospectus. The consolidated results of operations data and cash flow data for each of the years ended January 31, 2009 and February 2, 2008 and the consolidated balance sheet data as of January 30, 2010, January 31, 2009, and February 2, 2008 have been derived from our historical unaudited financial statements for such years, which are not included in this prospectus. These financial statements are unaudited because certain amounts have been restated, as further discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Restatement—Accounting for Income Taxes.” Other Operating data included in the following table is unaudited for all periods presented. The summary historical statement of operations, statement of cash flow and balance sheet data presented as of and for the nine months ended October 27, 2012 and October 29, 2011 are derived from our Unaudited Consolidated Financial statements appearing elsewhere in this prospectus. The results of operations for any period are not necessarily indicative of the results to be expected for any future period.

We operate on a fiscal calendar, which in a given fiscal year consists of a 52- or 53-week period ending on the Saturday closest to January 31st. Fiscal 2012 is the 53-week period ending February 2, 2013. Fiscal 2011 ended on January 28, 2012, fiscal 2010 ended on January 29, 2011, fiscal 2009 ended on January 30, 2010, fiscal 2008 ended on January 31, 2009, and fiscal 2007 ended on February 2, 2008. Each of these fiscal years contained 52 weeks.  References to “the third quarter of fiscal 2012” relate to the 13 weeks ended October 27, 2012, and references to “the third quarter of fiscal 2011” relate to the 13 weeks ended October 29, 2011. References to “the nine months ended October 27, 2012” relate to the 39 weeks ended October 27, 2012, and “the nine months ended October 29, 2011” relate to the 39 weeks ended October 29, 2011.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. The following summaries of our consolidated financial and operating data for the periods presented should be read in conjunction with “Risk Factors”, “Capitalization”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and the related notes, which are included elsewhere in this prospectus.

	Fiscal Year					Nine Months Ended
(In millions, except operating and store count data)	2011	2010	2009	2008	2007	October 27, 2012	October 29, 2011
		(Restated)	(Restated)	(Restated)	(Restated)
Results of Operations Data:
Net sales	$4,210	$4,031	$3,888	$3,817	$3,862	2,884	2,806
Operating income	569	488	397	304	354	349	335
Interest expense	254	276	257	302	378	187	188
Loss on early extinguishment of debt(1)	18	53	—	—	—	3	16
Income (loss) before discontinued operations	176	103	103	(7)	(19)	102	79
Discontinued operations loss, net of income tax	—	—	—	—	(10)	—	—
Net income (loss)	176	103	103	(7)	(29)	102	79
Comprehensive income (loss)	175	104	104	(12)	(26)	102	79
Balance Sheet Data:
Cash and equivalents	$371	$319	$217	$33	$29	161	111
Merchandise inventories	840	826	873	900	845	1,076	1,019
Total current assets	1,334	1,271	1,199	1,047	982	1,387	1,274
Total assets	1,822	1,780	1,722	1,639	1,634	1,901	1,780
Total current liabilities	837	685	719	683	683	987	893
Current debt	127	1	119	173	122	180	135
Long-term debt	3,363	3,667	3,684	3,756	3,741	3,188	3,376
Total liabilities	4,296	4,434	4,488	4,517	4,515	4,272	4,352
Stockholders’ deficit	(2,474)	(2,654)	(2,766)	(2,878)	(2,881)	(2,371)	(2,572)
Cash Flow Data:
Cash flows provided by operating activities	$413	$438	$405	$59	$268	16	99
Cash flows used in investing activities	(109)	(83)	(43)	(85)	(100)	(85)	(84)
Cash flow (used in) provided by financing activities	(252)	(253)	(178)	30	(169)	(141)	(223)
Other Operating Data:
Average net sales per selling square foot(2)	$212	$205	$201	$202	$213	214	212
Comparable store sales increase (decrease)(3)	3.2%	2.5%	0.2%	(4.6)%	(0.7)%	(0.2)%	1.4%
Total selling square footage (in millions)	20.1	19.9	19.6	19.4	18.6	20.6	20.1
Stores Open at End of Period:
Michaels	1,064	1,045	1,023	1,009	963	1,099	1,063
Aaron Brothers	134	137	152	161	166	127	135
Total stores open at end of period	1,198	1,182	1,175	1,170	1,129	1,226	1,198

(1)                                     Fiscal 2011 loss on early extinguishment of debt includes an $18 million loss related to the early extinguishment of $163 million face value, or $155 million accreted value, of our outstanding Subordinated Discount Notes and $7 million face value of our 11 3/8% Senior Subordinated Notes due 2016. Fiscal 2010 loss on early extinguishment of debt includes a $53 million loss related to the early extinguishment of our 10% Senior Notes due November 1, 2014 (the “2014 Senior Notes”). Loss on early extinguishment of debt for the nine months ended October 27, 2012 includes a $2 million loss for the write-off of debt issuance costs related to our Restated Revolving Credit Facility and a $1 million loss for the write-off of debt issuance costs associated with the partial prepayment of our B-1 Term Loans. Loss on early extinguishment of debt for the nine months ended October 29, 2011 includes a $16 million loss related to the early extinguishment of $142 million face value, or $134 million accreted value, of our then outstanding Subordinated Discount Notes.

(2)                                    The calculation of average net sales per selling square foot includes only Michaels comparable stores, as defined below. Aaron Brothers, which is a smaller store model, is excluded from the calculation. Average net sales per selling square foot has been annualized for the nine months ended October 27, 2012 and October 29, 2011.

(3)                                     Comparable store sales increase (decrease) represents the increase (decrease) in net sales for stores open the same number of months in the indicated and comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions. A store temporarily closed more than two weeks is not considered comparable during the month it is closed. If a store is closed longer than two weeks but less than two months, it becomes comparable in the month in which it reopens, subject to a mid-month convention. A store closed longer than two months becomes comparable in its 14th month of operation after its reopening.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown.

	Nine Months Ended		Fiscal Year Ended
	October 27, 2012	October 29, 2011	Jan. 28, 2012	Jan. 29, 2011	Jan. 30, 2010	Jan. 31, 2009	Feb. 2, 2008
Ratio of Earnings to Fixed Charges	1.6x	1.5x	1.8x	1.4x	1.4x	—	—

These ratios are computed by dividing the total earnings by the total fixed charges. Earnings are defined as income (loss) before income taxes and discontinued operations, plus fixed charges. Fixed charges are defined as total interest expense plus an estimate of the interest component within rent expense. For the fiscal years ended January 31, 2009 and February 2, 2008, earnings were insufficient to cover fixed charges by $2 million and $17 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations with “Selected Historical Consolidated Financial and Operating Data” and the historical Consolidated Financial Statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our plans, estimates and beliefs. We based these statements on assumptions that we consider reasonable. Actual results may differ materially from those suggested by our forward-looking statements for various reasons including those discussed under the headings “Risk Factors” and “Forward-Looking Statements” elsewhere in this prospectus. Those sections expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. We do not have any intention or obligation to update forward-looking statements included in this prospectus.

We report on the basis of a 52- or 53-week fiscal year, which ends on the Saturday closest to January 31. References to fiscal year mean the year in which that fiscal year began. All references to “fiscal 2012” relate to the 53-week period ending February 2, 2013. Fiscal 2011 ended on January 28, 2012, fiscal 2010 ended on January 29, 2011 and fiscal 2009 ended on January 30, 2010. Each of these three fiscal years contained 52 weeks. References to “the third quarter of fiscal 2012” relate to the 13 weeks ended October 27, 2012, and references to “the third quarter of fiscal 2011” relate to the 13 weeks ended October 29, 2011. References to “the nine months ended October 27, 2012” relate to the 39 weeks ended October 27, 2012, and “the nine months ended October 29, 2011” relate to the 39 weeks ended October 29, 2011.

How We Assess the Performance of our Business

In assessing our performance, we consider a variety of performance and financial measures. The key measures we assess to evaluate the performance of our business are set forth below:

Net Sales—Our Net sales are comprised of gross sales, net of merchandise returns, coupons and discounts.

Comparable Store Sales—A store is included in comparable store sales in its 14th month of operation, which is when we believe comparability is achieved. When a store that is included in comparable store sales is relocated or remodeled, we continue to consider sales from that store to be comparable store sales at the time of opening. A store temporarily closed more than two weeks is not considered comparable during the month it is closed. If a store is closed longer than two weeks but less than two months, it becomes comparable in the month in which it reopens, subject to mid-month convention. A store closed longer than two months becomes comparable in its 14th month of operation after its reopening. There may be variations in the way that our competitors calculate comparable or same store sales. As a result, data in this prospectus regarding our comparable store sales may not be comparable to similar data made available by other retailers.

Various factors may affect comparable store sales, including:

•                  the number of customer transactions

•                  changes in our merchandise mix

•                  changes in product pricing including promotional activities

•                  the level of customer service that we provide in our stores

•                  our store events

•                  our ability to source and receive products accurately and efficiently

•                  our opening of new stores in the vicinity of our existing stores

•                  the number of stores we open, remodel or relocate in any period

•                  consumer preferences and buying trends

•                  our competitors’ opening or closing stores near our stores

•                  overall economic trends and conditions

As we continue to pursue our growth strategy, we expect a portion of our Net sales will continue to come from new stores not included in comparable store sales. Accordingly, comparable store sales is only one measure we use to assess our performance.

Gross Profit—Gross profit is equal to our Net sales less our Cost of sales and occupancy expense. Gross margin measures gross profit as a percentage of Net sales.

The following Cost of sales is included in merchandise inventories and expensed as the merchandise is sold:

•                  purchase price of merchandise, net of shrink, damages, vendor allowances and rebates

•                  inbound freight, inspection costs, duties and import agent commissions

•                  warehousing, handling and transportation costs (including internal transfer costs and related systems such as distribution center-to-store freight costs) and purchasing and receiving costs

•                  internal costs of sourcing and design (including technology)

•                  share-based compensation costs for those employees involved in preparing inventory for sale

Included in our occupancy expense is the following:

•                  store expenses such as rent, insurance, taxes, common area maintenance, utilities, repairs and maintenance

•                  amortization of store buildings and leasehold improvements

•                  store closure costs

•                  store remodel costs

We record rent expense ratably over the term of the lease beginning with the date we take possession of or control the physical access to the premises. We record leasehold improvement reimbursements as a liability and ratably adjust the liability as a reduction to rent expense over the lease term beginning with either the date we take possession, or control of, the physical access to the premises.

The components of our Cost of sales and occupancy expense may not be comparable to our competitors. As a result, data in this prospectus regarding our gross profit and gross margin may not be comparable to similar data made available by our competitors.

Selling, General and Administrative Expense—Included in our Selling, general, and administrative costs are store personnel costs (including share-based compensation), store operating expenses, advertising expenses, store depreciation expense and corporate overhead costs.

Operating Income—Operating income consists of Gross profit less Selling, general and administrative expense, Related party expenses and Store pre-opening costs.

Executive Overview

We believe Michaels is where creativity happens. With over $4.2 billion in sales, we are the largest arts and crafts specialty retailer in North America. Our primary business is the operation of 1,099 Michaels stores across the U.S. and Canada. We also operate 127 Aaron Brothers stores, a custom frame, framing, and art supply chain (all store counts are as of October 27, 2012).

Highlights for fiscal 2011 include the following:

•                  sales increased to $4,210 million, a 4.4% improvement over last year, driven by a 3.2% increase in comparable store sales as well as the opening of 25 new stores. Our new store growth included one urban market format store as well as four small market format stores. In addition, we completed 15 store relocations during the year

•                  our private brand merchandise represented 44% of total Net sales, up from 32% in fiscal 2010

•                  direct imports, as a percent of total receipts, increased to 26% compared to 23% in fiscal 2010

•                  gross margin improved by 120 basis points to 40.0% for fiscal 2011

•                  we reported record Operating income of $569 million, an increase of 16.6% from prior year

•                  net cash provided by operating activities decreased $25 million, or 5.7%, and Net income increased by $73 million to $176 million. Adjusted EBITDA, a non-GAAP measure that is a required calculation in our debt agreements, improved by 13.5%, from $622 million in fiscal 2010 to $706 million fiscal 2011 (see “—Non-GAAP Measures” below)

•                  we reduced our outstanding indebtedness by $178 million, including open market repurchases of our 13% Subordinated Discount Notes due November 1, 2016, totaling $163 million face value, or $155 million accreted value, and $7 million of outstanding 11 3/8% Senior Subordinated Notes due November 1, 2016

•                  we amended our Senior Secured Term Loan Facility to extend $619 million of term loans, due to mature on October 31, 2013, to now mature on July 31, 2016. We also prepaid $50 million on our Senior Secured Term Loan Facility

•                  we launched two new multi-channel business offerings: BuyTheBunch, our customer special order program, which provides our U.S. stores a systematic way to fulfill large quantity and special orders; and MiDesign@Michaels, an e-commerce complement to our stores, which allows customers to design digital scrapbooks, custom invitations and other custom accessories online

•                  we continued to build our relationship with our customers through our marketing vehicles, Internet site, mobile platform, store experience and social media outlets

Highlights through October 27, 2012 include the following:

•                  sales for the first nine months of fiscal 2012 increased to $2,884 million, a 2.8% improvement over last year, driven by a 1.4% increase in comparable store sales as well as operating 36 additional Michaels stores

•                  issued an irrevocable redemption notice on all of our remaining outstanding Subordinated Discount Notes for settlement on November 1, 2012

•                  amended and restated our senior secured asset-based Revolving Credit Facility on September 17, 2012

•                  opened 49 new stores, including 13 relocations

•                  completed of our trilingual packaging initiative culminating with September openings of seven new stores in Québec

•                  deepened our customer relationship through store experiences and multi- channel marketing, including sponsoring the television series, “Craft Wars”

In the remainder of fiscal 2012, we will continue to lead industry growth and innovation through strategic initiatives such as:

•                  offering inspirational new products through frequent merchandise resets

•                  capitalizing on customization and new business channels

•                  growing private brand penetration

•                  continuing to improve pricing and promotional strategies

•                  continuously improving processes to achieve cost savings and cash flow increases

Restatement—Accounting for Income Taxes

During fiscal 2009, we recorded a $5 million adjustment to a state deferred tax liability pool. In fiscal 2010, we identified that the 2009 adjustment was made in error, and we reversed the adjustment and disclosed the correction in our Consolidated Financial Statements. As result of this adjustment, the Provision for income taxes in the Consolidated Statements of Operations was understated in fiscal 2009 and overstated in fiscal 2010 by $5 million, which we concluded was not material to the Consolidated Financial Statements.

In response to this error, we performed a detailed re-examination of our deferred income tax pools. The re-examination of the deferred pool for property and equipment was completed during the fourth quarter of fiscal 2011. In connection with these procedures, we performed detailed reconciliations of the deferred tax pool for property and equipment for each of the last five years and identified errors in the manner in which we were tracking deferred taxes for property and equipment and the underlying differences between book and tax basis. Consequently, we concluded that the ending deferred tax liability for property and equipment was overstated by $8 million in each period since at least February 3, 2007 through January 29, 2011. We also identified an error in the calculation of our deferred taxes related to foreign currency translation for fiscal 2007, fiscal 2008, and fiscal 2009 which we are correcting as part of this restatement. We have corrected these errors by restating our Consolidated Financial Statements for each respective period. Our restatement also includes the correction of the $5 million state deferred tax liability error identified in fiscal 2010, the effects of which were previously considered immaterial to each respective period. The effect of the restatement had no impact on reported net cash flows or income before taxes in any periods. We have also recorded reclassifications to properly adjust the noncurrent portion of our deferred taxes from current Deferred tax assets to noncurrent Deferred tax assets.

The tables below provide a reconciliation of certain line items affected within our Consolidated Statements of Operations, Consolidated Balance Sheets, and Consolidated Statements of Cash Flows for fiscal 2007 through fiscal 2010, from amounts previously reported to the restated amounts:

	Statement of Operations Fiscal 2010
(In millions)	As Reported	State Deferred Tax Adjustment	As Restated
Provision for income taxes	$51	$(5)	$46
Net income	98	5	103

	Statement of Operations Fiscal 2009
(In millions)	As Reported	State Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	As Restated
Provision for income taxes	$50	$5	(1)	$54
Net income	107	(5)	1	103

	Statement of Operations Fiscal 2008
(In millions)	As Reported	Currency Translation Deferred Tax Adjustment	As Restated
Provision for income taxes	$3	$2	$5
Net loss	(5)	(2)	(7)

	Statement of Operations Fiscal 2007
(In millions)	As Reported	Currency Translation Deferred Tax Adjustment	As Restated
Provision for income taxes	$5	$(3)	$2
Loss before discontinued operations	(22)	3	(19)
Net loss	(32)	3	(29)

	Balance Sheet For the year ended January 29, 2011
(In millions)	As Reported	Fixed Asset Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	Reclassification Adjustments	As Restated
Deferred income taxes asset (current)	$56	$—	$4	$(8)	$52
Total current assets	1,275	—	4	(8)	1,271
Deferred income taxes asset (noncurrent)	18	8	(2)	8	32
Total assets	1,770	8	2	—	1,780
Accumulated deficit	(2,726)	8	2	—	(2,716)
Total stockholders’ deficit	(2,664)	8	2	—	(2,654)

	Balance Sheet For the year ended January 30, 2010 (In millions)
	As Reported	Fixed Asset Deferred Tax Adjustment	State Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	Reclassification Adjustments	As Restated
Deferred income taxes asset (current)	$45	$—	$(5)	3	$(6)	$37
Total current assets	1,207	—	(5)	3	(6)	1,199
Deferred income taxes asset (noncurrent)	1	8	—	—	12	21
Total assets	1,710	8	(5)	3	6	1,722
Deferred income taxes liability (current)	—	—	—	—	2	2
Total current liabilities	717	—	—	—	2	719
Deferred income taxes liability (noncurrent)	—	—	—	1	4	5
Total liabilities	4,481	—	—	1	6	4,488
Accumulated deficit	(2,824)	8	(5)	2	—	(2,819)
Total stockholders’ deficit	(2,771)	8	(5)	2	—	(2,766)

	Balance Sheet For the year ended January 31, 2009 (In millions)
	As Reported	Fixed Asset Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	Reclassification Adjustments	As Restated
Deferred income taxes asset (current)	$41	$—	$1	$(3)	$39
Total current assets	1,049	—	1	(3)	1,047
Deferred income taxes asset (noncurrent)	12	8	—	8	28
Total assets	1,625	8	1	5	1,639
Deferred income taxes liability (current)	—	—	0	2	2
Total current liabilities	681	—	—	2	683
Deferred income taxes liability (noncurrent)	—	—	—	3	3
Total liabilities	4,512	—	—	5	4,517
Accumulated deficit	(2,931)	8	1		(2,922)
Total stockholders’ deficit	(2,887)	8	1		(2,878)

	Balance Sheet For the year ended February 2, 2008 (In millions)
	As Reported	Fixed Asset Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	Reclassification Adjustments	As Restated
Deferred income taxes asset (current)	$31	$—	$2	$—	$33
Total current assets	980	—	2	—	982
Deferred income taxes asset (noncurrent)	—	8	—	10	18
Total assets	1,614	8	2	10	1,634
Deferred income taxes liability (current)	—	—	—	4	4
Total current liabilities	679	—	—	4	683
Deferred income taxes liability (noncurrent)	4	—	(1)	6	9
Total liabilities	4,506	—	(1)	10	4,515
Accumulated deficit	(2,926)	8	3	—	(2,915)
Total stockholders’ deficit	(2,892)	8	3	—	(2,881)

	Cash Flow Data Fiscal 2010 (In millions)
	As Reported	Fixed Asset Deferred Tax Adjustment	As Restated
Operating Activities:
Net income	$98	$5	$103
Deferred income taxes	(23)	(5)	(28)

	Cash Flow Data Fiscal 2009 (In millions)
	As Reported	Fixed Asset Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	As Restated
Operating Activities:
Net income	$107	$(5)	1	$103
Deferred income taxes	(4)	5	(1)	—

	Cash Flow Data Fiscal 2008 (In millions)
	As Reported	Currency Translation Deferred Tax Adjustment	As Reported
Operating Activities:
Net loss	$(5)	$(2)	$(7)
Deferred income taxes	(24)	2	(22)

	Cash Flow Data Fiscal 2007 (In millions)
	As Reported	Currency Translation Deferred Tax Adjustment	As Reported
Operating Activities:
Net loss	$(32)	$3	$(29)
Deferred income taxes	(19)	(3)	(22)

Critical Accounting Policies and Estimates

We have prepared our financial statements in conformity with U.S. generally accepted accounting principles, and these financial statements necessarily include some amounts that are based on our informed judgments and estimates. Our senior management has discussed the development and selection of these critical accounting estimates, and the disclosure in this section of this prospectus regarding them, with the Audit Committee of our Board. Our significant accounting policies are discussed in Note 1 to the Consolidated Financial Statements for the fiscal years ended January 28, 2012, January 29, 2011, and January 30, 2010. Our critical accounting policies represent those policies that are subject to judgments and uncertainties. As discussed below, our financial position and results of operations may be materially different when reported under different conditions or when using different assumptions in the application of these policies. In the event estimates or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. Our critical accounting policies include:

Merchandise Inventories—Merchandise inventories are valued at the lower of cost or market, with cost determined using a weighted average method. Cost is calculated based upon the price paid for an item at the time it is received by us, and also includes the cost of warehousing, handling, purchasing, and importing the inventory, as well as inbound and outbound transportation, partially offset by vendor allowances. This net inventory cost is recognized through Cost of sales when the inventory is sold. It is impractical for us to assign specific allocated overhead costs and vendor allowances to individual units of inventory. As such, to match net inventory costs against the related revenues, we estimate the net inventory costs to be deferred and recognized each period as the inventory is sold.

Vendor allowances, which primarily represent volume rebates and cooperative advertising funds, are recorded as a reduction of the cost of the merchandise inventories and a subsequent reduction in Cost of sales when the inventory is sold. We generally earn vendor allowances as a percentage of certain merchandise purchases with no minimum purchase requirements. Typically, our vendor allowance programs extend for a period of 12 months. We recognized vendor allowances of $115 million, or 2.7% of Net sales, in fiscal 2011, $112 million, or 2.8% of Net sales, in fiscal 2010, and $133 million, or 3.4% of Net sales, in fiscal 2009. During the three fiscal years ended January 28, 2012, the number of vendors from which vendor allowances were received ranged from approximately 650 to 740. As a result of our increased direct import penetration, vendor allowances, as a percentage of sales, have been declining and we expect this trend to continue in future years.

We utilize perpetual inventory records to value inventory in our stores. Physical inventory counts are performed in a significant number of stores during each fiscal quarter by a third party inventory counting service. Substantially all stores open longer than one year are subject to at least one count each fiscal year. We adjust our perpetual records based on the results of the physical counts. We maintain a provision for estimated shrinkage based on the actual historical results of our physical inventories. We compare our estimates to the actual results of the physical inventory counts as they are taken and adjust the shrink estimates accordingly. A 10% change in our estimated shrinkage would have affected Net income by $1 million for fiscal 2011. We also evaluate our merchandise to ensure that the expected net realizable value of the merchandise held at the end of a fiscal period exceeds cost. In the event that the expected net realizable value is less than cost, we reduce the value of that inventory accordingly. A 10% change in our inventory valuation reserve would have affected Net income by $1 million for fiscal 2011.

Goodwill—We review goodwill for impairment each year in the fourth quarter, or more frequently if required. Beginning in fiscal 2011, in conducting our impairment review, we elect to first perform a qualitative assessment to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) the fair value of our reporting unit is less than its carrying value. Factors used in our qualitative assessment include, but are not limited to, macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, company and reporting unit specific events, and the margin between the fair value and carrying value of each reporting unit in recent valuations.

If, after assessing the totality of events or circumstances such as those described above, we determine that it is more likely than not that the fair value of our reporting unit is greater than its carrying amount, no further action is required. If we determine that it is more likely than not that the fair value of our reporting unit is less than its carrying amount, we will compare each reporting unit’s carrying value to its estimated fair value, determined through estimated discounted future cash flows and market-based methodologies. If the carrying value exceeds the estimated fair value, we determine the fair value of all assets and liabilities of the reporting unit, including the implied fair value of goodwill. If the carrying value of goodwill exceeds the implied fair value, we recognize an impairment charge equal to the difference.

Factors used in the valuation of goodwill include, but are not limited to, management’s plans for future operations, recent operating results and discounted projected future cash flows. Material assumptions used in our impairment analysis include the weighted average cost of capital percentage, terminal growth rate and forecasted long-term sales growth. During fiscal 2011, fiscal 2010, and fiscal 2009, there was no impairment charge taken on our goodwill.

Impairment of Long-Lived Assets—We evaluate long-lived assets, other than goodwill and assets with indefinite lives, for indicators of impairment whenever events or changes in circumstances indicate their carrying amounts may not be recoverable. Additionally, for store assets, we evaluate the performance of individual stores for indicators of impairment and underperforming stores are selected for further evaluation of the recoverability of the carrying amounts. The evaluation of long-lived assets is performed at the lowest level of identifiable cash flows, which is at the individual store level.

Our evaluation requires consideration of a number of factors including changes in consumer demographics and uncertain future events. Accordingly, our accounting estimates may change from period to period. These factors could cause management to conclude that impairment indicators exist and require that tests be performed, which could result in a determination that the value of long-lived assets is impaired, resulting in a writedown to fair value.

Our initial indicator that store assets are considered to be recoverable is that the estimated undiscounted cash flows for the remaining lease term, assuming zero growth over current year store performance, exceed the carrying value of the assets. This evaluation is performed on stores open longer than 36 months (unless significant impairment indicators exist), as we consider a store to become mature after that time period. Any stores that do not meet the initial criteria are further evaluated taking into consideration the estimated undiscounted store-specific cash flows for the remaining lease term compared to the carrying value of the assets. To estimate store-specific future cash flows, management must make assumptions about key store variables, including sales, growth rate, gross margin, payroll and other controllable expenses. Furthermore, management considers other factors when evaluating stores for impairment, including the individual store’s execution of its operating plan and other local market conditions.

An impairment is recognized once all the factors noted above are taken into consideration and it is determined that the carrying amount of the store’s assets are not recoverable. The impairment is based on estimated fair value of the assets, excluding assets that can be redeployed. We recorded an impairment charge, net of tax, of less than $1 million in each of fiscal 2011 and fiscal 2010, and $2 million in fiscal 2009. In addition to recording impairment charges on certain stores based on the previously discussed criteria, we maintain a list of stores we consider at risk and monitor those stores closely. As of January 28, 2012, we had one store we considered at risk for impairment with a minimal carrying value of assets.

Reserve for Closed Facilities—We maintain a reserve for future rental obligations, carrying costs, and other closing costs related to closed facilities, primarily closed and relocated stores. In accordance with Accounting Standards Codification (“ASC”) 420, Exit or Disposal Cost Obligations, we recognize exit costs for any store closures at the time the store is closed. Such costs are recorded within the Cost of sales and occupancy expense line item on our Consolidated Statements of Operations.

The cost of closing a store or facility is calculated as the lesser of the present value of future rental obligations remaining under the lease (less estimated sublease rental income) or the lease termination fee. The determination of the reserves is dependent on our ability to make reasonable estimates of costs to be incurred post-closure and of rental income to be received from subleases. In planning our store closures, we try to time our exits as close to the lease termination date as possible to minimize any remaining lease obligation. As of January 28, 2012 our reserve for closed facilities was $9 million. The reserves could differ materially if market conditions were to vary significantly from our assumptions.

Self-Insurance—We have insurance coverage for losses in excess of self-insurance limits for medical liability, general liability and workers’ compensation claims. Health care reserves are based on actual claims experience and an estimate of claims incurred but not reported. Reserves for general liability and workers’ compensation are determined through the use of actuarial studies. Due to the significant judgments and estimates utilized for determining these reserves, they are subject to a high degree of variability. In the event our insurance carriers are unable to pay claims submitted to them, we would record a liability for such estimated payments we expect to incur. A 10% change in our self-insurance liability would have affected Net income by approximately $4 million for fiscal 2011.

Revenue Recognition—Revenue from sales of our merchandise is recognized when the customer takes possession of the merchandise. Revenue is presented net of sales taxes collected. Sales related to custom framing are deferred until the order is picked up by the customer, which we estimate based on historical customer behavior. We deferred 13 days of custom framing revenue at the end of fiscal 2011, 2010 and 2009. A one day change in our custom frame deferral would have had a minimal impact on our fiscal 2011 Net income. As of January 28, 2012 and January 29, 2011, our deferred framing revenue was approximately $10 million.

We allow for merchandise to be returned under most circumstances and provide a reserve for estimated returns. We use historical customer return behavior to estimate our reserve requirements. As of January 28, 2012 and January 29, 2011, our sales returns reserve was approximately $3 million.

We record a gift card liability on the date we issue the gift card to the customer. We record revenue and reduce the gift card liability as the customer redeems the gift card. The deferred revenue associated with outstanding gift cards increased $4 million from $26 million at January 29, 2011, to $30 million as of January 28, 2012. We escheat the value of unredeemed gift cards where required by law. Any remaining liabilities not subject to escheatment are evaluated to determine whether the likelihood of the gift card being redeemed is remote (gift card breakage). We recognize gift card breakage as revenue, by applying our estimate of the rate of gift card breakage over the period of estimated performance. Our estimates of the gift card breakage rate are applied to the estimated amount of gift cards that are expected to go unused and that are not subject to escheatment, and such estimates are based on customers’ historical redemption rates and patterns. We do not believe there is a reasonable likelihood that there will be a material change in the future estimates or assumptions we use to recognize income related to unredeemed gift cards. However, if actual results are not consistent with our assumptions, we may record additional income or expense.

Share-Based Compensation Expenses—ASC 718, Stock Compensation, requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements, based on their grant date fair value, ratably recognized as an expense over the requisite service period. We estimate the fair value of stock option awards using a Black-Scholes option value model.

All grants of our stock options have an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Because we were privately held in fiscal 2011 and there was no public market for our common stock, the fair value of our equity was estimated by a third party valuation firm and approved by our Board at the time option grants are awarded. In estimating the fair value of our common stock, the Board considers factors it believes are material to the valuation process including the Company’s actual and projected financial results, the principal amount of the Company’s indebtedness and formal valuations of the Company. In fiscal 2011 and fiscal 2010, valuations completed relied on projections of our future performance, estimates of our weighted average cost of capital, and metrics based on the performance of a peer group of similar companies, including valuation multiples and stock price volatility. However, due to the economic deterioration that occurred during fiscal 2008, the traditional approaches outlined above did not yield an answer that was considered to be representative of the fair value of the Company’s equity. Accordingly, as of the end of fiscal 2009, the Company completed a valuation based on a Black-Scholes option model, which utilized the fair value of the Company’s assets, the book value of the Company’s debt, an estimated time to a liquidity event, the asset volatility of a peer group of companies and the risk free rate. In future valuations, we will consider traditional approaches and, to the extent necessary, the Black-Scholes option model for valuing our common stock.

From January 29, 2011 to January 28, 2012, the estimated fair value of common stock increased from $15.22 to $24.09 per share. The price per share increased over the period primarily due to the following factors: reduction in the amount of our outstanding debt, improved Adjusted EBITDA and revenue performance, improved market multiples of our peer companies, decline in our weighted average cost of capital, and greater clarity regarding the likelihood and timing of our initial public offering and the resulting liquidity of our common stock.

Other assumptions used in the option value models for estimating the fair value of stock option awards include expected volatility of our common stock share price, expected terms of the options, expected dividends, and forfeitures. The expected volatility rate is based on both historical volatility as well as implied volatilities from the exchange-traded options on the common stock of a peer group of companies. We utilize historical exercise and post-vesting employment behavior to estimate the expected terms of the options and do not use a dividend rate assumption. Our forfeitures assumption was estimated based on historical experience and anticipated events. The risk-free interest rate is based on the yields of U.S. Treasury instruments with approximately the same term as the expected life of the stock option award. We update our assumptions regularly based on historical trends and current market observations.

As of January 28, 2012, compensation cost not yet recognized related to nonvested awards totaled $13 million and is expected to be recognized over a weighted average period of 2.9 years. In the event of a Change in Control (as defined in the Stockholders Agreement), all nonvested awards will vest and the $13 million would be immediately recognized. A 10% change in the fair value of stock option awards granted in fiscal 2011 would have had an immaterial impact on our fiscal 2011 Net income and compensation cost not yet recognized.

Income Taxes—We record income tax expense using the liability method for taxes and are subject to income tax in many jurisdictions, including the U.S., various states and localities, and Canada. A current tax liability or asset is recognized for the estimated taxes payable or refundable on the tax returns for the current year and a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. In evaluating our ability to realize our deferred tax asset, we considered the following sources of future taxable income:

•                  future reversals of existing taxable temporary differences

•                  future taxable income, exclusive of reversing temporary differences and carryforwards

•                  taxable income in prior carryback years

•                  tax-planning strategies

Our evaluation regarding whether a valuation allowance is required or should be adjusted also considers, among other things, the nature, frequency, and severity of recent losses, forecasts of future profitability and the duration of statutory carryforward periods. Our forecasts of future profitability represents our best estimate of these future events. After conducting this assessment, the valuation allowance recorded against our deferred tax assets was $14 million and $15 million as of January 28, 2012 and January 29, 2011, respectively. If actual results differ from estimated results, or if we adjust these assumptions in the future, we may need to adjust our deferred tax assets or liabilities, which could impact our effective tax rate.

The amount of income taxes we pay is subject to ongoing audits in the taxing jurisdictions in which we operate. During these audits, the taxing authorities may challenge items on our tax returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain. We recognize tax benefits for uncertain positions only to the extent that we believe it is more likely than not that the tax position will be sustained. Our future results may include favorable or unfavorable adjustments to our unrecognized tax benefits due to closure of income tax audits, new regulatory or judicial pronouncements, or other relevant events. As a result, our effective tax rate may fluctuate significantly on a quarterly and annual basis.

Results of Operations

The following table sets forth the percentage relationship to Net sales of each line item of our unaudited consolidated statements of operations. This table should be read in conjunction with the following discussion and with our Consolidated Financial Statements, including the related notes, contained herein.

	Nine Months Ended
	October 27, 2012	October 29, 2011
Net sales	100.0%	100.0%
Cost of sales and occupancy expense	60.0	60.0
Gross profit	40.0	40.0
Selling, general, and administrative expense	27.4	27.6
Related party expenses	0.3	0.4
Store pre-opening costs	0.2	0.1
Operating income	12.1	11.9
Interest expense	6.5	6.7
Loss on early extinguishment of debt	0.1	0.6
Other (income) and expense, net	—	0.1
Income before income taxes	5.5	4.5
Provision for income taxes	2.0	1.7
Net income	3.5%	2.8%

The following table sets forth the percentage relationship to Net sales of each line item of our Consolidated Statements of Operations. This table should be read in conjunction with the following discussion and with our consolidated financial statements, including the related notes, contained herein.

	Fiscal Year
	2011	2010	2009
Net sales	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	60.0	61.2	62.3
Gross profit	40.0	38.8	37.7
Selling, general, and administrative expense	26.1	26.3	27.1
Related party expenses	0.3	0.3	0.4
Store pre-opening costs	0.1	0.1	0.1
Operating income	13.5	12.1	10.1
Interest expense	6.0	6.8	6.6
Loss on early extinguishment of debt	0.4	1.3	—
Other (income) and expense, net	0.2	0.2	(0.4)
Income before income taxes	6.9	3.8	3.9
Provision for income taxes	2.7	1.2	1.3
Net income	4.2%	2.6%	2.6%

Nine Months Ended October 27, 2012 Compared to the Nine Months Ended October 29, 2011

Net Sales—Net sales increased for the first nine months of fiscal 2012 by $78 million, or 2.8%, over the first nine months of fiscal 2011 due in part to a $38 million increase in comparable store sales. Comparable store sales increased 1.4% due to an increase in customer transactions. We experienced our strongest sales increase for the first nine months of fiscal 2012 in decorative art within our general and children’s crafts department. In addition, sales from our non-comparable stores provided incremental revenue of $40 million.

Cost of Sales and Occupancy Expense—Cost of sales and occupancy expense increased $47 million to $1,730 million for the first nine months of fiscal 2012 from $1,683 million for the first nine months of fiscal 2011 due primarily to a $19 million increase in merchandise costs associated with higher sales, an $8 million increase in freight and distribution costs, and $4 million of favorable shrink experience in the first nine months of fiscal 2011 compared to more normal levels in the first nine months of fiscal 2012. In addition, we had a $4 million increase from the recognition of vendor allowances compared to prior year and a $9 million increase from new store rent and related expenses.

Cost of sales and occupancy expense for the first nine months of fiscal 2012 was consistent with last year as a percentage of Net sales at 60.0%. Merchandise cost decreased 60 basis points driven by our direct import and private brand initiatives, as well as improved pricing and promotion management. This was partially offset by a 30 basis point increase in freight and distribution costs and a 20 basis point increase from the recognition of vendor allowances.

Selling, General, and Administrative Expense—Selling, general and administrative expense was $790 million for the first nine months of fiscal 2012 compared to $774 million for the first nine months of fiscal 2011. Selling, general and administrative expense increased $16 million driven by $14 million of incremental store costs for operating 36 additional Michaels stores. In addition, we had a $6 million increase in store payroll from a higher average hourly wage rate and a $3 million increase in group insurance claims. Finally, workers compensation expense increased $2 million due to favorable claims experience in the third quarter of fiscal 2011 and payroll tax increased $2 million from an increase in unemployment insurance rates compared to last year. These amounts were partially offset by a $12 million decrease in bonus expense due to a lower anticipated payout recognized during the first nine months of fiscal 2012 compared to the first nine months of fiscal 2011.

As a percentage of Net sales, Selling, general and administrative expense decreased 20 basis points due to a 50 basis point decrease in bonus expense from the lower anticipated payout recognized during the first nine months of fiscal 2012 compared to the first nine months of fiscal 2011, partially offset by a 20 basis point increase in store payroll as discussed above.

Related Party Expenses—Related party expenses were $10 million for the first nine months of each of fiscal 2012 and fiscal 2011, consisting of management fees and associated expenses paid to our Sponsors and Highfields Capital Management, LP.

Interest Expense—Interest expense decreased $1 million for the first nine months of fiscal 2012 compared to the first nine months of 2011 due to a $143 million reduction in our total debt outstanding, partially offset by a higher average interest rate associated with our amended Senior Secured Term Loan Facility.

Loss on Early Extinguishment of Debt—During the first nine months of fiscal 2012, we recorded a loss on the early extinguishment of debt of $3 million, consisting of $2 million to write off debt issuance costs related to our Restated Revolving Credit Facilty and $1 million to write off debt issuance costs associated with the partial prepayment of our B-1 Term Loans. See Note 2 to the consolidated financial statements for further discussion. During the first nine months of fiscal 2011, we recorded a loss of $16 million related to the early extinguishment of $142 million face value, or $134 million accreted value, of our 13% Subordinated Discount Notes. The $16 million loss is comprised of $10 million to recognize the unrealized interest accretion and write off of related debt issuance costs, as well as $6 million of purchase premiums.

Other (Income) and Expense, net—Other income for the first nine months of fiscal 2012 is related to foreign exchange transaction gains. Other expense for the first nine months of fiscal 2011 is related to a $4 million unfavorable change in the fair value of our interest rate cap.

Provision for Income Taxes—The effective tax rate was 36.3% for the first nine months of fiscal 2012. The effective tax rate was 37.8% for the first nine months of fiscal 2011. The rate was lower than the prior year nine month tax rate due primarily to a favorable impact related to discrete items. We currently estimate our annualized effective tax rate for fiscal 2012 to be 37.1%.

Fiscal 2011 Compared to Fiscal 2010

Net Sales—Net sales increased for fiscal 2011 by $179 million, or 4.4%, over fiscal 2010 due primarily to a $128 million increase in comparable store sales. Comparable store sales increased 3.2% driven by an increase in transactions of 2.0% and an increase in the average ticket of 1.2%. The fluctuation in the exchange rates between the U.S. and Canadian dollars positively impacted the average ticket by 20 basis points. Comparable store sales growth was strongest in our bakeware, ribbon, and yarn categories. In addition, sales from our non-comparable new stores provided incremental revenue of $51 million.

Cost of Sales and Occupancy Expense—Cost of sales and occupancy expense increased $59 million to $2,526 million in fiscal 2011 from $2,467 million in fiscal 2010 due primarily to a $50 million increase in merchandise costs associated with higher sales and an $11 million increase in freight and distribution costs. In addition, occupancy costs increased $24 million, including $7 million from new stores opened in fiscal 2011. These amounts were partially offset by a $16 million reduction from improved inventory management and $8 million from improved efficiencies in our vertically integrated framing operation.

Cost of sales and occupancy expense decreased 120 basis points, as a percentage of Net sales, to 60.0% in fiscal 2011 from 61.2% in fiscal 2010. Merchandise cost decreased 90 basis points driven by our direct import penetration, private brand initiative, and improved pricing and promotion management, while increased focus on inventory management contributed an additional 50 basis points to the reduction in cost of sales; these initiatives more than offset the impact of increases in inflation during the period. These improvements were partially offset by a 30 basis point increase from the recognition of freight and distribution costs.

Selling, General, and Administrative Expense—Selling, general and administrative expense was $1,098 million in fiscal 2011 compared to $1,059 million in fiscal 2010. Selling, general and administrative expense increased $39 million driven by an $11 million increase in payroll from existing stores, including $3 million of one-time training cost related to our new store labor model. In addition, we had $9 million in costs for new stores opened in fiscal 2011 and a $6 million increase from a full year of expense for stores opened in fiscal 2010. Finally, advertising increased $11 million from digital and targeted marketing campaigns that did not occur last year. As a percentage of Net sales, Selling, general and administrative expense decreased 20 basis points due to increased leverage of payroll and benefits from higher comparable store sales.

Related Party Expenses—Related party expenses were $13 million and $14 million for fiscal 2011 and fiscal 2010, respectively, consisting of management fees and associated expenses paid to our Sponsors and Highfields.

Interest Expense—Interest expense decreased from $276 million in fiscal 2010 to $254 million in fiscal 2011, as a result of a lower average interest rate and a $178 million reduction in our total debt outstanding.

Loss on Early Extinguishment of Debt—We recorded a loss of $18 million related to the early extinguishment of $163 million face value, or $155 million accreted value, of our 13% Subordinated Discount Notes during fiscal 2011 and $7 million face value of our 11 3/8% Senior Subordinated Notes. The $18 million loss is comprised of $11 million to recognize the unrealized interest accretion and the write off of related debt issuance costs, as well as $7 million of purchase premiums. See Note 4 to the Consolidated Financial Statements for the fiscal years ended January 28, 2012, January 29, 2011, and January 30, 2010 for further discussion. During fiscal 2010, we recorded a loss of $53 million related to the early extinguishment of our 2014 Senior Notes. The $53 million loss was comprised of $41 million of tender and call premiums and $12 million to write off the remaining unamortized debt issuance costs.

Other (Income) and Expense, Net—Other expense for fiscal 2011 is related to a $5 million unfavorable change in the fair value of the interest rate cap, as more fully described in Note 8 to the Consolidated Financial Statements for the fiscal years ended January 28, 2012, January 29, 2011, and January 30, 2010, and $4 million in foreign exchange rate losses. Other expense for fiscal 2010 related to a $12 million loss in the fair value of the interest rate cap, partially offset by $2 million of foreign exchange rate gains.

Provision for Income Taxes—The effective tax rate for fiscal 2011 was 38.8%. The effective tax rate for fiscal 2010 was 30.9%. The rate was lower than the federal tax rate due primarily to favorable impacts of 2.8% from audit settlements with taxing authorities, 1.1% from federal manufacturing deductions and 1.1% from our ability to utilize federal tax credits.

Fiscal 2010 Compared to Fiscal 2009

Net Sales—Net sales increased for fiscal 2010 by $143 million, or 3.7%, from fiscal 2009 due primarily to a $96 million increase in comparable store sales. Comparable store sales increased 2.5% due to an increase in customer transactions of 1.3% and an increase in the average ticket of 1.2%. The fluctuation in the exchange rates between the U.S. and Canadian dollars positively impacted the average ticket by 70 basis points. Comparable store sales growth was strongest in our bakeware, kid’s crafts, and custom framing categories. In addition, sales from our non-comparable new stores provided incremental revenue of $47 million.

Cost of Sales and Occupancy Expense—Cost of sales and occupancy expense increased $44 million to $2,467 million from $2,423 million in fiscal 2009 as a result of the 2.5% increase in comparable store sales and an increase in sales from non-comparable new stores. Cost of sales and occupancy expense decreased 110 basis points as a percentage of Net sales. Merchandise costs, as a percentage of Net sales, improved 60 basis points driven by our direct import initiative and improved pricing and promotion management; these initiatives more than offset the impact of increases in inflation during the period. In addition, occupancy costs decreased 50 basis points due in part to 30 basis points of increased leverage on higher comparable store sales. Further, continued focus on cost management and lower occupancy amortization, due to reduced capital expenditures in recent years, each contributed a 10 basis point reduction to occupancy expense.

Selling, General and Administrative Expense—Selling, general and administrative expense was $1,059 million, or 26.3% of Net sales, in fiscal 2010 compared to $1,052 million, or 27.1% of Net sales, in fiscal 2009. Selling, general and administrative expense increased $7 million driven by a $16 million increase in store costs related to operating 22 additional Michaels Stores during the year, as well as a $5 million increase in advertising expense. These amounts were partially offset by a $7 million decrease in group insurance due to careful cost management and a $6 million decrease in depreciation expense as a result of lower capital expenditures over the last several years. As a percentage of Net sales, Selling, general and administrative expense decreased 80 basis points due to increased payroll leverage of 30 basis points on higher comparable store sales and a 20 basis point decrease in both group insurance and depreciation expense for the reasons indicated above.

Related Party Expenses—Related party expenses were $14 million for each of fiscal 2010 and fiscal 2009, consisting of management fees and associated expenses paid to our Sponsors and Highfields.

Interest Expense—Interest expense increased from $257 million in fiscal 2009 to $276 million in fiscal 2010, as a result of increased interest rates associated with our amended credit facilities.

Loss on Early Extinguishment of Debt—We recorded a loss of $53 million related to the early extinguishment of our 2014 Senior Notes during fiscal 2010. The $53 million loss is comprised of $41 million of tender and call premiums and $12 million to write off the remaining unamortized debt issuance costs. See Note 4 to the Consolidated Financial Statements for the fiscal years ended January 28, 2012, January 29, 2011, and January 30, 2010 for further discussion.

Other (Income) and Expense, Net—Other expense for fiscal 2010 related to a $12 million loss in the fair value of the interest rate cap, partially offset by $2 million of foreign exchange rate gains. Other income for fiscal 2009 related primarily to a $10 million gain in the fair value of the interest rate cap and $5 million of foreign exchange rate gains.

Provision for Income Taxes—The effective tax rate for fiscal 2010 was 30.9%. The rate was lower than the federal tax rate due primarily to favorable impacts of 2.8% from audit settlements with taxing authorities, 1.1% from federal manufacturing deductions and 1.1% from our ability to utilize federal tax credits. The effective tax rate for fiscal 2009 of 34.4% was lower than the federal tax rate due primarily to favorable impacts of 2.0% from the ability to utilize tax credits, which had been limited in prior years, and 0.9% of tax return to provision adjustments.

Liquidity and Capital Resources

We require cash principally for day-to-day operations, to finance capital investments, to purchase inventory, to service our outstanding debt, and for seasonal working capital needs. We expect that our available cash, cash flow generated from operating activities, and funds available under our Restated Revolving Credit Facility will be sufficient to fund planned capital expenditures, working capital requirements, debt repayments, debt service requirements and anticipated growth for the foreseeable future. Our ability to satisfy our liquidity needs and continue to refinance or reduce debt could be adversely affected by the occurrence of any of the events described under “Risk Factors” or our failure to meet our debt covenants as described in “—Liquidity and Capital Resources—Cash Flow from Financing Activities.”

To finance the Merger, we issued the 2014 Senior Notes, Senior Subordinated Notes and Subordinated Discount Notes and executed a Senior Secured Term Loan Facility and a senior secured asset-based Revolving Credit Facility. Our substantial indebtedness could adversely affect our ability to raise additional capital, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk, and prevent us from meeting our obligations. Management reacts strategically to changes in economic conditions and monitors compliance with debt covenants to seek to mitigate any potential material impacts to our financial condition and flexibility.

The Company intends to use excess operating cash flows to repay portions or to extend the terms of its indebtedness, depending on market conditions and growth opportunities. If the Company uses its excess cash flows to repay its debt, it will reduce the amount of excess cash available for additional capital expenditures, and if the Company extends the terms of the Notes, it will continue to be required to use cash for interest and obligatory debt payments.

As of October 27, 2012, $292 million and $1,495 million of our Senior Secured Term Loan Facility are scheduled to mature in October 2013 and July 2016, respectively. In addition, as of October 27, 2012, an aggregate principal amount of $573 million of our Senior Subordinated Notes and Subordinated Discount Notes was scheduled to mature in November 2016. On November 1, 2012, we redeemed our outstanding Subordinated Discount Notes with borrowings made under our Restated Revolving Credit Facility for an aggregate redemption price (including the applicable redemption premium and accrued and unpaid interest) of $199 million.  The senior notes mature in 2018. Although no assurance can be given, depending on market conditions and other factors, we plan to repay or refinance such indebtedness prior to maturity.

We, and our subsidiaries, may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our Senior Secured Credit Facilities and the indentures governing our senior notes and Senior Subordinated Notes. If new indebtedness is added to our current debt levels, the related risks we now face could intensify.

Our Restated Revolving Credit Facility provides senior secured financing of up to $650 million, subject to a borrowing base. We had $3,368 million of indebtedness outstanding at October 27, 2012, of which approximately $1,787 million was subject to variable interest rates and $1,581 million was subject to fixed interest rates.As of October 27, 2012, our Restated Revolving Credit Facility provided for an aggregate amount of $650 million in commitments, subject to a borrowing base, which supported $61 million of outstanding standby letters of credit and provided $589 million of unused borrowing capacity. On November 1, 2012, we borrowed $216 million under the Restated Revolving Credit Facility to fund the redemption of our outstanding Subordinated Discount Notes and other working capital needs, resulting in $373 million of unused borrowing capacity thereunder as of such date. Our cash and equivalents decreased $210 million from $371 million at January 28, 2012, to $161 million at October 27, 2012. Our cash and equivalents increased $52 million from $319 million at the end of fiscal 2010 to $371 million at the end of fiscal 2011.

We and our subsidiaries, affiliates, and significant stockholders may from time to time seek to retire or purchase our outstanding debt (including publicly issued debt) through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions, by tender offer or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors.

Cash Flow from Operating Activities

Cash flow provided by operating activities during the first nine months of fiscal 2012 was $16 million compared to $99 million during the first nine months of fiscal 2011. The $83 million change was primarily due to a $43 million decrease from the timing of inventory purchases and a $35 million decrease in non-cash accretion as our Subordinated Discount Notes were fully accreted as of November 1, 2011. In addition, we had a $13 million decrease from the timing of accounts payable and a $15 million decrease related to accrued bonus expense. The decrease in accrued bonus expense was due to a lower anticipated payout recognized during the first nine months of fiscal 2012 compared to the first nine months of fiscal 2011.

These amounts were partially offset by an increase of $20 million from the timing of interest payments and a $10 million increase in Net income before the consideration of the $3 million and $16 million loss on the early extinguishment of debt for the first nine months of fiscal 2012 and fiscal 2011, respectively.

Average inventory per Michaels store (including supporting distribution centers) increased 2.4% from $922,000 at October 29, 2011 to $944,000 at October 27, 2012 primarily due to lower than expected sales during the first nine months of fiscal 2012, as well as strategic purchases for our peak selling season.

Cash flow provided by operating activities in fiscal 2011 was $413 million compared to $438 million in fiscal 2010. The $25 million change was primarily due to a $61 million decrease from the timing of inventory purchases and a $44 million decrease as a result of the timing of sales and income tax payments. Average inventory per Michaels store (including supporting distribution centers) was $757,000, down from last year’s balance of $758,000. In addition, non-cash accretion decreased $15 million due to the repurchases of $163 million face value, or $155 million accreted value, of our Subordinated Discount Notes as well as the Subordinated Discount Notes being fully accreted as of November 1, 2011. These decreases were partially offset by a $60 million increase in Deferred income taxes and an increase in Net income of $38 million before the consideration of the $18 million and $53 million loss on the early extinguishment of debt in fiscal 2011 and fiscal 2010, respectively.

Cash Flow from Investing Activities

Cash flow used in investing activities represents the following capital expenditures:

	Fiscal Year			Nine Months Ended
				October 27,	October 29,
(In millions)	2011	2010	2009	2012	2011
New and relocated stores and stores not yet opened(1)	$28	$23	$14	$31	$23
Existing stores	25	24	13	19	19
Information systems(2)	45	27	12	24	32
Corporate and other	11	7	4	11	10
	$109	$81	$43	$85	$84

(1)                                 In fiscal 2011, we incurred capital expenditures related to the opening of 25 Michaels stores in addition to the relocation of 15 Michaels stores. In fiscal 2010, we incurred capital expenditures related to the opening of 23 Michaels stores and the relocation of 10 Michaels stores. In fiscal 2009, we incurred capital expenditures related to the opening of 18 Michaels stores and the relocation of five Michaels stores. In the first nine months of fiscal 2012, we incurred capital expenditures related to the opening of 36 Michaels stores in addition to the relocation of 13 Michaels stores. In the first nine months of fiscal 2011, we incurred capital expenditures related to the opening of 23 Michaels stores in addition to the relocation of 14 Michaels stores.

(2)                                 Our fiscal 2011 information systems capital expenditures increased mainly due to the launch of MiDesign@Michaels and the replacement of approximately 7,100 payment card terminals, as well as other infrastructure projects to support future growth.

In fiscal 2009, we opened the majority of our stores in locations where the landlord paid to build the stores to our specifications. During fiscal 2011 and fiscal 2010, we have opened a greater number of stores in locations where we paid to build the stores to our specifications. As a result, our capital expenditures for new and relocated stores have increased in fiscal 2011 and fiscal 2010 compared to fiscal 2009. This trend may continue in future years.

We currently estimate that our capital expenditures will be increased to between $120 million and $130 million in fiscal 2012. We plan to invest in the infrastructure necessary to support the further development of our business and continued growth. In fiscal 2012, we plan to open 45 to 50 stores, including 10 to 15 relocations. We expect our capital expenditures will be financed with cash from operations.

Cash Flow from Financing Activities

Cash flow used in financing activities during the first nine months of fiscal 2012 was $141 million compared to $223 million during the first nine months of fiscal 2011. Cash flow used in financing activities for the first nine months of fiscal 2012 was impacted by the $209 million prepayment on our Senior Secured Term Loan Facility and the issuance of $200 million of additional Senior Notes due 2018 at a premium, for which we received $213 million in proceeds.  In addition, we made a $127 million AHYDO payment on our Subordinated Discount Notes during the second quarter of fiscal 2012.

During the first nine months of fiscal 2011, we repurchased $142 million face value of our Subordinated Discount Notes and $7 million face value of our 11 3/8% Senior Subordinated Notes, for which we paid $6 million in purchase premiums and third party fees. In addition, we made a voluntary prepayment of $50 million on our Senior Secured Term Loan Facility during the first quarter of fiscal 2011.

Cash flow used in financing activities during fiscal 2011 was $252 million compared to $253 million during fiscal 2010. Cash flow used in financing activities for fiscal 2011 was impacted by the repurchases of $163 million face value, or $155 million accreted value, of our Subordinated Discount Notes and $7 million face value of our Senior Subordinated Notes, for which we paid $7 million in purchase premiums. We also made a voluntary prepayment of $50 million on our Senior Secured Term Loan Facility during the first quarter of fiscal 2011.

During fiscal 2010, we made an excess cash flow payment and voluntary prepayments on our Senior Secured Term Loan Facility totaling $228 million and paid $19 million in debt issuance costs related to the amendment of the then existing senior secured asset-based Revolving Credit Facility. In addition, we retired our 2014 Senior Notes during the third quarter of fiscal 2010 and issued our initial notes, for which we paid $41 million in tender and call premiums and $15 million in debt issuance costs.

We used the net proceeds from the offering of the outstanding notes to repay a portion of the indebtedness outstanding under the B-1 Term Loan (under which an aggregate amount of $292 million was outstanding as of October 27, 2012), together with related fees and expenses. Borrowings under the B-1 Term Loan are due October 31, 2013 and bear interest at a floating rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus ½ of 1% or (b) a LIBOR, subject to certain adjustments, in each case plus an applicable margin of 1.25% for base rate borrowings and 2.25% for LIBOR borrowings. The applicable margin is subject to a 0.25% decrease based on our corporate family rating assigned by Moody’s Investors Service, Inc. Following the completion of the offering of the outstanding notes, we issued a redemption notice to the holders of our outstanding Subordinated Discount Notes (an aggregate amount of $180 million of which was outstanding as of October 27, 2012) to redeem all of such Subordinated Discount Notes on November 1, 2012. On November 1, 2012, we redeemed our outstanding Subordinated Discount Notes with borrowings made under our Restated Revolving Credit Facility for an aggregate redemption price (including the applicable redemption premium and accrued and unpaid interest to the redemption date) of $199 million.

Debt

We currently have outstanding indebtedness consisting of senior notes and Senior Subordinated Notes (collectively, the “Notes”), as well as the Senior Secured Term Loan Facility and the Restated Revolving Credit Facility. The borrowings under the Restated Revolving Credit Facility are influenced by a number of factors as more fully described below.

Notes

On October 31, 2006, we issued (i) $750 million in principal amount of our 2014 Senior Notes; (ii) $400 million in principal amount of 11 3/8 Senior Subordinated Notes due November 1, 2016 (the “Senior Subordinated Notes”); and (iii) $469 million in principal amount at maturity of our Subordinated Discount Notes. During the third quarter of fiscal 2010, we retired the 2014 Senior Notes and issued $800 million of our initial notes at a discounted price of 99.262% of face value, resulting in an effective interest rate of 7 7/8%. Interest on the initial notes and the Senior Subordinated Notes is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2011 and May 1, 2007, respectively. No cash interest was payable on the Subordinated Discount Notes prior to November 1, 2011.

Beginning on November 1, 2011, cash interest began accruing on the Subordinated Discount Notes and was payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2012. On May 1, 2012, as required pursuant to the indenture governing our Subordinated Discount Notes (“Subordinated Discount Notes Indenture”), we redeemed that portion of each Subordinated Discount Note outstanding on such date equal to the amount sufficient, but not in excess of the amount necessary, to ensure that such Subordinated Discount Note will not be an applicable high yield discount obligation (“AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended. These redemptions were at a price equal to 100% of the Accreted Value (as defined in the Subordinated Discount Notes Indenture) of such portion as of the date of redemption. The aggregate payment of $127 million made on May 1, 2012, was required to ensure the Subordinated Discount Notes would not be AHYDO instruments. On November 1, 2012, we redeemed our outstanding Subordinated Discount Notes with borrowings made under our Restated Revolving Credit Facility for an aggregate redemption price (including the applicable redemption premium and accrued and unpaid interest) of $199 million. We redeemed a portion of the Subordinated Discount Notes (which consisted of $0.4 million in aggregate principal amount) equal to the AHYDO Amount (as defined in the Subordinated Discount Notes Indenture) at a redemption price equal to 100% and the remaining Subordinated Discount Notes (which consisted of $179.6 million in aggregate principal amount) at a redemption price equal to 104.333%, in each case plus accrued but unpaid interest up to, but not including, the redemption date.

The senior notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior basis and the Senior Subordinated Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior subordinated basis, in each case, by each of our subsidiaries that guarantees our indebtedness under our Senior Secured Term Loan Facility and Restated Revolving Credit Facility.

The indentures governing the senior notes and the Senior Subordinated Notes contain covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•                  issue stock of subsidiaries;

•                  make certain investments;

•                  create liens on the Company’s assets to secure debt;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  sell or otherwise transfer assets.

On and after November 1, 2011, we may redeem our outstanding Senior Subordinated Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon:

Year	Percentage
2011	105.688%
2012	103.792%
2013	101.896%
2014 and thereafter	100.000%

At any time prior to November 1, 2014, we may redeem our senior notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof redeemed, plus a make-whole premium plus accrued and unpaid interest to the date of redemption.

On and after November 1, 2014, we may redeem our senior notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of exchange notes to be redeemed) set forth below, plus accrued and unpaid interest thereon:

Year	Percentage
2014	103.875%
2015	101.938%
2016 and thereafter	100.000%

If we experience a change in control, we must give holders of our senior notes and Senior Subordinated Notes the opportunity to sell us their senior notes and Senior Subordinated Notes at 101% of their face amount, plus accrued and unpaid interest.

If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay senior secured debt or make an offer to purchase a principal amount of our senior notes and Senior Subordinated Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the senior notes and Senior Subordinated Notes will be 100% of their principal amount, plus accrued and unpaid interest.

Senior Secured Asset-based Revolving Credit Facility

On February 18, 2010, we entered into an agreement to amend and restate various terms of the then existing senior secured asset-based Revolving Credit Facility, dated as of October 31, 2006. On September 17, 2012, we entered into an agreement with Wells Fargo and other financial institutions for a second amendment and restatement of the senior secured asset-based Revolving Credit Facility. As of October 27, 2012, it provided for an aggregate amount of $650 million in commitments, subject to a borrowing base, which supported $61 million of outstanding standby letters of credit and provided $589 million of unused borrowing capacity. On November 1, 2012, we borrowed $216 million under the Restated Revolving Credit Facility to fund the redemption of all of our outstanding Subordinated Discount Notes and other working capital needs, resulting in $373 million of unused borrowing capacity thereunder as of such date. Borrowing capacity is available for letters of credit and borrowings on same-day or other specified notice.

The Restated Revolving Credit Facility provides an aggregate amount of $650 million in commitments, subject to a borrowing base, which are scheduled to terminate on the ABL Maturity Date. The borrowing base under the Restated Revolving Credit Facility equals the sum of (i) 90% of eligible credit card receivables and debit card receivables, plus (ii) 90% of the appraised net orderly liquidation value of eligible inventory, plus (iii) the lesser of (x) 90% of the appraised net orderly liquidation value of inventory supported by eligible letters of credit and (y) 90% of the face amount of eligible letters of credit, minus (iv) certain reserves.

The Restated Revolving Credit Facility provides us with the right to request up to $200 million of additional commitments under this facility at any time. The lenders under this facility are not under any obligation to provide any such additional commitments, and any increase in commitments is subject to customary conditions precedent. If we were to request any additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $850 million, but our ability to borrow under this facility would still be limited by the borrowing base.

Borrowings under the Restated Revolving Credit Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Wells Fargo, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR subject to certain adjustments plus 1.00% or (b) a LIBOR subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is (a) 0.75% for prime rate borrowings and 1.75% for LIBOR borrowings. The applicable margin is subject to adjustment each fiscal quarter based on the excess availability under the Restated Revolving Credit Facility. Same-day borrowings bear interest at the base rate plus the applicable margin.

We are required to pay a commitment fee on the unutilized commitments under the Restated Revolving Credit Facility, which initially is 0.375% per annum. The commitment fee is subject to adjustment each fiscal quarter. If average daily excess availability is less than or equal to 50% of the total commitments, the commitment fee will be 0.25% per annum, and if average daily excess availability is greater than 50% of the total commitments, the commitment fee will be 0.375%. We must also pay customary letter of credit fees and agency fees.

If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Restated Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base (the “Loan Cap”), we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If excess availability under the Restated Revolving Credit Facility is less than (i) 12.5% of the Loan Cap, for five consecutive business days or (ii) $65 million, at any time, or if certain events of default have occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the Restated Revolving Credit Facility. Excess availability under the Restated Revolving Credit Facility means the lesser of the Loan Cap minus the outstanding credit extensions. We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans. There is no scheduled amortization under the Restated Revolving Credit Facility; the principal amount of the loans outstanding is due and payable in full on the ABL Maturity Date.

All obligations under the Restated Revolving Credit Facility are unconditionally guaranteed, jointly and severally, by all of our existing material subsidiaries and are required to be guaranteed by certain of our future domestic wholly-owned material subsidiaries. All obligations under the Restated Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our material subsidiaries (the “Subsidiary Guarantors”), including:

•                  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing;

•                  a second-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and our Subsidiary Guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

•                  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment.

The Restated Revolving Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to:

•                  incur additional indebtedness;

•                  pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or its other indebtedness;

•                  make investments, loans, advances and acquisitions;

•                  create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries;

•                  engage in transactions with affiliates of the Company;

•                  sell assets, including capital stock of the Company’s subsidiaries;

•                  consolidate or merge; and

•                  create liens.

The covenants limiting dividends and other restricted payments, investments, loans, advances and acquisitions, and prepayments or redemptions of indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must meet certain specified excess availability requirements and minimum consolidated fixed charge coverage ratios, to be tested on a pro forma and 6 months projected basis. Adjusted EBITDA is used in the calculation of the consolidated fixed charge coverage ratios. The Restated Revolving Credit Facility also contains certain customary affirmative covenants and events of default. As of October 27, 2012, we were in compliance with all covenants.

From the time when we have excess availability less than the greater of (a) 10% of the Loan Cap and (b) $50 million, until the time when we have excess availability greater than the greater of (a) 10% of the Loan Cap and (b) $50 million for 30 consecutive days, the Restated Revolving Credit Facility will require us to maintain a consolidated fixed charge coverage ratio of at least 1.0 to 1.0.

Senior Secured Term Loan Facility

On October 31, 2006, we executed the Senior Secured Term Loan Facility with Deutsche Bank AG New York Branch, and other lenders. The full amount was initially borrowed on October 31, 2006, with the balance payable on October 31, 2013. On November 5, 2009, and December 15, 2011, we amended the Senior Secured Term Loan Facility to extend $1.0 billion and $619 million, respectively, of existing term loans (the “B-2 Term Loans” and “B-3 Term Loans”, respectively) to July 31, 2016, with the remaining $501 million of existing term loans (the “B-1 Term Loans” and, together with the B-2 Term Loans and the B-3 Term Loans, the “Term Loans”) keeping the original maturity date of October 31, 2013. On September 27, 2012, we used the net proceeds from the offering of the outstanding notes to repay $209 million of the indebtedness outstanding under the B-1 Term Loan, together with related fees.

Borrowings under the Senior Secured Term Loan Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus ½ of 1% or (b) a LIBOR, subject to certain adjustments, in each case plus an applicable margin. The applicable margin is (i) with respect to B-1 Term Loans, 1.25% for base rate borrowings and 2.25% for LIBOR borrowings; and (ii) with respect to B-2 Term Loans and B-3 Term Loans, 3.50% for base rate borrowings and 4.50% for LIBOR borrowings. In addition, the applicable margin is subject to a 0.25% decrease based on our corporate family rating assigned by Moody’s Investors Service, Inc.

The B-2 Term Loans and B-3 Term Loans are subject to a minimum increase in interest rates in connection with any future extensions of term loans to the extent that any such future extension has an increase in effective yield in excess of 0.25% above the effective yield of the B-2 Term Loans or B-3 Term Loans.

The Senior Secured Term Loan Facility requires us to prepay outstanding term loans with (a) 100% of the net proceeds of any debt issued by us or our subsidiaries (with exceptions for certain debt permitted to be incurred under the Senior Secured Term Loan Facility) and (b) 50% (which percentage will be reduced to 25% if our total leverage ratio, as defined in the Senior Secured Term Loan Facility, is less than 6.00:1.00 and will be reduced to 0% if our total leverage ratio is less than 5.00:1.00) of our annual Excess Cash Flow (as defined in the Senior Secured Term Loan Facility). We must also offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales or casualty events under certain circumstances. We may voluntarily prepay outstanding loans under the Senior Secured Term Loan Facility at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans.

Our total leverage ratio at January 28, 2012 was less than 5.00:1.00, and as a result, there was no required Excess Cash Flow payment for fiscal 2011. However, during fiscal 2011, we made a voluntary prepayment of $50 million. Our voluntary prepayment of $110 million in fiscal 2010 more than offset the payment required from our annual Excess Cash Flow. Under the Senior Secured Term Loan Facility, excess cash flow payments and voluntary prepayments serve to reduce future scheduled quarterly principal payments. The voluntary prepayments made in fiscal 2011 and fiscal 2010 effectively satisfied all scheduled quarterly principal payments until maturity of the Term Loans.

All obligations under the Senior Secured Term Loan Facility are unconditionally guaranteed, jointly and severally, by each direct and indirect wholly-owned subsidiary that guarantees the obligations of the Company under the Restated Revolving Credit Facility. All obligations under the Senior Secured Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the Subsidiary Guarantors, including:

•                  a first-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and the Subsidiary Guarantors (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary);

•                  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment, but excluding, among other things, the collateral described in the following bullet point; and

•                  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing.

The Senior Secured Term Loan Facility contains a number of negative covenants that are substantially similar to, but more restrictive in certain respects than, those governing the senior notes and the Senior Subordinated Notes as well as certain other customary affirmative and negative covenants and events of default. As of October 27, 2012, we were in compliance with all covenants.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K. We do not typically enter into off-balance sheet arrangements, except for arrangements related to operating lease commitments, service contract commitments, and trade letters of credit, as disclosed in the contractual obligations table below. Neither Michaels nor its subsidiaries typically guarantee the obligations of unrelated parties.

Contractual Obligations

All of our significant contractual obligations are recorded on our Consolidated Balance Sheets or disclosed in our Notes to Consolidated Financial Statements.

As of January 28, 2012, our contractual obligations were as follows:

	Payments Due By Fiscal Year
(In millions)	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
Operating lease commitments(1)	$1,788	$355	$616	$399	$418
Other commitments(2)	84	68	12	4	—
Total debt(3)	3,495	127	502	2,066	800
Interest payments(4)	1,258	243	483	408	124
	$6,625	$793	$1,613	$2,877	$1,342

(1)                                 Our operating lease commitments generally include non-cancelable leases for property and equipment used in our operations. Excluded from our operating lease commitments are amounts related to insurance, taxes, and common area maintenance associated with property and equipment. Such amounts historically represented approximately 32% of the total lease obligation over the previous three fiscal years.

(2)                                 Other commitments include trade letters of credit and service contract obligations. Our service contract obligations were calculated based on the time period remaining in the contract or to the earliest possible date of termination, if permitted to be terminated by Michaels upon notice, whichever is shorter.

(3)                                 Included in total debt is $5 million of unamortized discount accretion on the initial notes, which had not been recognized as of January 28, 2012. See Note 4 to the Consolidated Financial Statements for the fiscal years ended January 28, 2012, January 29, 2011, and January 30, 2010.

(4)                                 Debt associated with our Senior Secured Term Loan Facility was approximately $2.0 billion at January 28, 2012, and is subject to variable interest rates. The amounts included in interest payments in the table for the Senior Secured Term Loan Facility were based on the indexed interest rate in effect at January 28, 2012. Approximately $1.5 billion of debt was subject to fixed interest rates. We did not have any outstanding borrowings under our senior secured asset-based Revolving Credit Facility at January 28, 2012. Under our senior secured asset-based Revolving Credit Facility, we were required to pay a commitment fee of 0.625% per year on the unutilized commitments. The amounts included in interest payments were based on these annual commitment fees.

Additional information regarding our long-term debt and commitments and contingencies is provided in Note 4 and Note 11, respectively, to the Consolidated Financial Statements for the fiscal years ended January 28, 2012, January 29, 2011, and January 30, 2010.

Non-GAAP Measures

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization, and Loss on early extinguishment of debt (“EBITDA excluding loss on early extinguishment of debt”). The Company defines EBITDA (excluding loss on early extinguishment of debt) as Net income before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). The Company defines Adjusted EBITDA as EBITDA (excluding loss on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding loss on early extinguishment of debt) (collectively, the “Adjustments”) in accordance with the Company’s Senior Secured Term Loan Facility and Restated Revolving Credit Facility. The Adjustments are described in further detail in the table, and the footnotes to the table below.

The Company has presented EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA to provide investors with additional information to evaluate our operating performance and our ability to service our debt. The Company uses EBITDA (excluding loss on early extinguishment of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets. Adjusted EBITDA is a required calculation under the Company’s Senior Secured Term Loan Facility and its Restated Revolving Credit Facility. As it relates to the Senior Secured Term Loan Facility, Adjusted EBITDA is used in the calculations of fixed charge coverage and leverage ratios, which, under certain circumstances may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Restated Revolving Credit Facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios. If a triggering event based on excess availability occurs, the Company is required to maintain a minimum fixed charge coverage ratio under the Restated Revolving Credit Facility. In addition, under certain circumstances, the fixed charge coverage ratio may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with GAAP, these measures should not be considered in isolation of, or as a substitute for, Net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity. Our computation of EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with Net income and Net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

The table below shows a reconciliation of EBITDA (excluding loss on early extinguishment of debt) and Adjusted EBITDA to Net income and Net cash provided by operating activities.

	Nine Months Ended
	October 27, 2012	October 29, 2011
	(in millions)
Net cash provided by operating activities	$16	$99
Depreciation and amortization	(71)	(75)
Share-based compensation	(4)	(7)
Debt issuance costs amortization	(12)	(13)
Accretion of long-term debt	—	(35)
Change in fair value of interest rate cap	—	(4)
Change in fair value of contingent consideration	—	1
Loss on early extinguishment of debt	(3)	(16)
Changes in assets and liabilities	176	129
Net income	102	79
Interest expense	187	188
Loss on early extinguishment of debt	3	16
Provision for income taxes	58	48
Depreciation and amortization	71	75
EBITDA (excluding loss on early extinguishment of debt)	421	406
Adjustments:
Share-based compensation	4	7
Sponsor fees	10	10
Termination expense	1	1
Store pre-opening costs	5	4
Store remodel costs	1	1
Foreign currency transaction gains	(1)	—
Store closing costs	2	3
Gain on contingent consideration	—	(1)
Loss on interest rate cap	—	4
Other(1)	2	3
Adjusted EBITDA	445	438

(1)                                 Other adjustments relate to items such as the moving & relocation expenses, franchise taxes, foreign currency hedge and legal settlements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiaries. Our sales, costs and expenses of our Canadian subsidiaries, when translated into U.S. dollars, can fluctuate due to exchange rate movement. As of October 27, 2012, a 10% increase or decrease in the exchange rate of the U.S. and Canadian dollar would have a $2 million impact on net income.

We do not believe inflation and changing commodity prices have had a material impact on our net sales, income from continuing operations, plans for expansion or other capital expenditures for the nine months ended October 27, 2012 or any year during the three-year period ended January 28, 2012. However, we cannot be sure inflation and changing commodity prices will not have an adverse impact on our operating results, financial condition, plans for expansion or other capital expenditures in future periods.

We have market risk exposure arising from changes in interest rates on our Senior Secured Term Loan Facility and Restated Revolving Credit Facility. The interest rates on our Senior Secured Credit Facilities will reprice periodically, which will impact our earnings and cash flow. The interest rates on our notes are fixed. Based on our overall interest rate exposure to variable rate debt outstanding as of October 27, 2012, a 1% increase or decrease in interest rates would increase or decrease income before income taxes by $18 million. A 1% increase in interest rates would decrease the fair value of our long-term fixed rate debt by $37 million. A 1% decrease in interest rates would increase the fair value of our long-term fixed rate debt by $38 million. A change in interest rates would not materially affect the fair value of our variable rate debt as the debt reprices periodically.

We invest cash balances in excess of our operating requirements primarily in money market mutual funds and short-term interest bearing securities, generally with maturities of 90 days or less. Due to the short-term nature of our investments, the fair value of our cash and equivalents at October 27, 2012 approximated carrying value.

BUSINESS

The following discussion, as well as other portions of this registration statement, contains forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Our actual results could materially differ from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, and particularly in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise indicates, references in this registration statement to “we,” “our,” “us,” the “Company” and “Michaels” means Michaels Stores, Inc., together with its subsidiaries.

General

With over $4.2 billion in fiscal 2011 sales, Michaels Stores, Inc., together with its subsidiaries, is the largest arts and crafts specialty retailer in North America providing materials, project ideas and education for creative activities. Our mission is to inspire and enable customer creativity, create a fun and rewarding place to work, foster meaningful connections with our communities and lead the industry in growth and innovation. With crafting classes, store events, project sheets, store displays, mobile applications and online videos, we offer a shopping experience that can inspire creativity and confidence in our customers’ artistic abilities.

Michaels Stores, Inc. was incorporated in Delaware in 1983, and as of October 27, 2012, we operate 1,099 Michaels retail stores in 49 states, as well as in Canada, with approximately 18,100 average square feet of selling space per store. We also operate 127 Aaron Brothers stores as of October 27, 2012, in nine states, with approximately 5,600 average square feet of selling space per store, offering photo frames, a full line of ready-made frames, custom framing services, and a wide selection of art supplies.

On October 31, 2006, substantially all of the common stock of Michaels Stores, Inc. was acquired through a merger transaction by affiliates of two investment firms: Bain Capital Partners, LLC and The Blackstone Group L.P., with certain shares retained by investment funds managed by Highfields Capital Management LP (then-existing stockholders of Michaels Stores, Inc.) (the “Highfields Funds”). As a result of the Merger, Michaels Holdings LLC, an entity controlled by the Sponsors, currently owns approximately 93% of our outstanding common stock, which is not publicly traded.

We provide links to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on our Internet website at www.michaels.com under the heading “Investor Relations.” These links are automatically updated, so the filings are available immediately after they are made publicly available by the SEC. These filings are also available through the SEC’s EDGAR system at www.sec.gov. Our website, and the information contained on our website, is not part of this prospectus.

Merchandising

Each Michaels store offers approximately 35,000 basic SKUs in a number of product categories. The following table shows a breakdown of sales for Michaels stores by department as a percentage of total sales:

	Fiscal Year
	2011	2010	2009
General and children’s crafts	47%	46%	44%
Home décor and seasonal	20	20	21
Framing	17	18	17
Scrapbooking	16	16	18
	100%	100%	100%

We have a product design team focused on quality, innovation and cost mitigation. Through constant interaction with our customers, we are able to anticipate and respond to their needs by introducing fresh and inspirational products in a timely manner.

We have developed a portfolio of 11 private brands to deliver quality products while providing value and on-trend products to our consumer. These brands have been formulated around category lines to build brand recognition and increase profitability. In fiscal 2011, our private brand sales exceeded $1.8 billion, representing approximately 44% of our total Net sales.

We continue to search for ways to leverage our position as a market leader by establishing strategic partnerships and exclusive product relationships that will provide our customers with exciting merchandise. During fiscal 2011, we partnered with popular celebrities and brands such as Chef Duff Goldman, Tori Spelling, Crayola, American Girl Crafts, Girl Scouts and Martha Stewart Crafts. For fiscal 2012, we are exploring opportunities to form future partnerships and exclusive product associations.

We routinely identify merchandise that requires some price reduction to accelerate sales of the product. The need for this reduction is generally attributable to clearance of seasonal merchandise or product that is being displaced from its assigned location in the store to make room for new merchandise. Additional SKUs that are candidates for repricing are identified using our perpetual inventory data. In each case, the appropriate repricing is determined by our category management team. Price changes are transmitted electronically to the store and instructions are provided to our stores regarding product placement, signage, and display to ensure the product is effectively cleared.

Our Aaron Brothers stores offer on average approximately 7,400 SKUs, including photo frames, a full line of ready-made frames, art prints, framed art, art supplies and custom framing services. The merchandising strategy for our Aaron Brothers stores is to provide a unique, upscale framing assortment in an appealing environment with attentive customer service.

Seasonality

Our business is highly seasonal, with higher sales in the third and fourth fiscal quarters. Our fourth quarter, which includes the Christmas selling season, has on average accounted for approximately 34% of our Net sales and approximately 47% of our Operating income.

Product Sourcing and Inventory Management

We purchase merchandise from approximately 600 domestic and foreign vendors. We believe our buying power and ability to make centralized purchases enable us to acquire products on favorable terms. Centralized category management and global sourcing teams negotiate with vendors in an attempt to obtain the lowest net merchandise costs and improve product mix and inventory levels. Our global sourcing infrastructure allows us to control new product introductions and costs, as well as maintain high quality standards, monitor delivery times and manage inventory levels. In fiscal 2011, one vendor supplied approximately 10% of purchases, with no other vendor accounting for more than 3% of total purchases.

In addition to purchasing from outside vendors, our Michaels and Aaron Brothers stores purchase custom frames, framing supplies, mats, and art prints from our framing operation, Artistree, which consists of a manufacturing facility and four regional processing centers to support our retail stores.

Substantially all of the products sold in Michaels stores are manufactured in the U.S., Asia, Canada and Mexico. Goods manufactured in Asia generally require longer lead times and are ordered four to six months in advance of delivery. Those products are either imported directly by us or by domestic distributors and purchase prices are denominated in U.S. dollars.

Our automated replenishment system uses perpetual inventory records to analyze SKU on-hand quantities at each store, as well as other pertinent information such as sales forecasts, seasonal selling patterns, promotional events, and vendor lead times, to reorder merchandise. These recommended orders are reviewed daily and purchase orders are delivered electronically to our vendors and our distribution centers. In addition to improving our store in-stock position, these systems enable us to better forecast merchandise ordering quantities for our vendors and give us the ability to identify, order, and replenish the stores’ merchandise using less store associate labor. These systems also allow us to react more quickly to selling trends and allow our store associates to devote more time to customer service, thereby improving inventory productivity and sales opportunities. As mentioned above, we are developing processes and systems to improve inventory turnover. We are in the process of upgrading our replenishment and allocation systems and implementing a demand forecasting system.

Artistree

We currently operate a vertically integrated framing operation that leverages Artistree, our wholly-owned manufacturing subsidiary, across our Michaels and Aaron Brothers store networks. Artistree supplies high quality custom and specialty framing merchandise, including art prints and precut mats. We believe Artistree provides a competitive advantage to our stores and allows us to capture both retail and manufacturing margins. Based on the benefits we have received from this vertically integrated solution, we continue to evaluate opportunities to further leverage our strong framing operations.

Our moulding manufacturing plant, located in Kernersville, North Carolina, converts lumber into finished frame moulding that is supplied to our regional processing centers for custom framing orders for our stores. We manufacture approximately 19% of the moulding we process, import another 51% from quality manufacturers in Indonesia, Malaysia, China, and Italy, and purchase the balance from distributors. We directly source metal moulding for processing in our regional centers. The custom framing orders are processed (frames cut and joined, along with cutting mats and foamboard backing) and shipped to our stores where the custom frame order is completed for customer pick-up.

During fiscal 2011, we operated four regional processing centers in City of Industry, California; Coppell, Texas; Kernersville, North Carolina; and Mississauga, Ontario. Our art prints and pre-cut mats, along with our custom frame supplies, are packaged and distributed out of our Coppell regional processing center. Combined, these facilities occupy approximately 538,000 square feet and, in fiscal 2011, processed over 29 million linear feet of frame moulding and over six million individually custom cut mats for our Michaels and Aaron Brothers stores.

In July 2012, Michaels completed the implementation of a modified pricing and promotion cadence for its custom framing business. The program establishes a rotational collection cadence to limit the percentage of days that custom framing SKUs are on promotion, to more fully comply with regulatory requirements in various jurisdictions. The program is generally the same as that approved for the Company by the Attorney General for the State of New York. Based on results of this implementation in New York and other jurisdictions, we do not believe that this pricing and promotion cadence will have a material impact on our results of operations.

Distribution

We currently operate a distribution network for supplying our stores with merchandise. Approximately 85% of Michaels stores’ merchandise receipts are shipped through the distribution network with the remainder shipped directly from vendors to stores. Approximately 55% of Aaron Brothers stores’ merchandise is shipped through the distribution network with the remainder shipped directly from vendors. Our seven distribution centers are located in California, Florida, Illinois, Pennsylvania, Texas, and Washington. In addition, we utilize a third party warehouse to store and supply our seasonal merchandise in preparation for the holiday season.

Michaels stores generally receive deliveries from the distribution centers weekly through a transportation network using a dedicated fleet of trucks and contract carriers. Aaron Brothers stores generally receive merchandise on a biweekly basis from a dedicated 174,000 square foot distribution center located in the Los Angeles, California area.

Store Expansion and Relocation

The following table shows our total store growth for the last five years:

	Fiscal Year
	2011	2010	2009	2008	2007
Michaels stores:
Retail stores open at beginning of year	1,045	1,023	1,009	963	921
Retail stores opened during the year	25	23	18	51	45
Retail stores opened relocations during the year	15	10	5	11	11
Retail stores closed during the year	(6)	(1)	(4)	(5)	(3)
Retail stores closed relocations during the year	(15)	(10)	(5)	(11)	(11)
Retail stores open at end of year	1,064	1,045	1,023	1,009	963
Aaron Brothers stores:
Retail stores open at beginning of year	137	152	161	166	166
Retail stores opened during the year	—	—	—	—	2
Retail stores opened relocations during the year	—	—	—	1	—
Retail stores closed during the year	(3)	(15)	(9)	(5)	(2)
Retail stores closed relocations during the year	—	—	—	(1)	—
Retail stores open at end of year	134	137	152	161	166
Total store count at end of year	1,198	1,182	1,175	1,170	1,129

We believe, based on an internal real estate and penetration study of Michaels stores, that the combined U.S. and Canadian markets can support at least 1,500 Michaels stores. We plan to open approximately 45 to 50 Michaels stores in fiscal 2012. Included in these openings are relocations of 10 to 15 Michaels stores. We continue to pursue a store relocation program to improve the real estate location quality and performance of our store base. During fiscal 2012, we anticipate closing 5 to 10 Michaels stores and 5 to 10 Aaron Brothers stores. We do not plan to open any new Aaron Brothers stores in 2012. Many of our store closings are stores that have reached the end of their lease term or are being relocated. We believe our ongoing store evaluation process results in strong performance across our store base.

We have developed a standardized procedure that allows for the efficient opening of new stores and their integration into our information and distribution systems. We develop the floor plan and merchandise layout and organize the advertising and promotions in connection with the opening of each new store. In addition, we maintain qualified store opening teams to provide new store personnel with store training.

Our new store operating model, which is based on historical store performance, assumes a target store size of approximately 18,000 selling square feet. Our average initial net investment, which varies by site and specific store characteristics, is approximately $1.3 million per store and consists of store build-out costs (net of tenant improvement allowances), pre-opening expenses and average first year inventory (net of payables). Based on our model, we expect our new stores to repay the initial net investment in approximately 3 years.

Competition

We are the largest arts and crafts specialty retailer within the estimated $30.3 billion arts and crafts industry and $3.0 billion framing industry. The market we compete in is highly fragmented, including stores across the nation operated primarily by small, independent retailers along with a few regional and national chains. We face competition from Internet-based retailers, in addition to traditional store-based retailers. We believe customers choose where to shop based upon store location, breadth of selection, price, quality of merchandise, availability of product, and customer service. We compete with many different types of retailers and classify our competition within the following categories:

•                  Mass merchandisers.  This category includes companies such as Wal-Mart Stores, Inc., Target Corporation, and other mass merchandisers. These retailers typically dedicate only a small portion of their selling space to a limited selection of home décor, arts and crafts supplies, and seasonal merchandise, and they seek to capitalize on the latest trends by stocking products that are complementary to those trends and their current merchandise offerings. These mass merchandisers generally have limited customer service staffs with minimal amounts of experience in crafting projects.

•                  Multi-store chains.  This category includes several multi-store chains, each operating more than 30 stores, and comprises: Hobby Lobby, which operates approximately 524 stores in 42 states, primarily in the Midwestern and Southern U.S.; Jo-Ann Stores, Inc., which operates approximately 790 stores in 49 states; A.C. Moore Arts & Crafts, Inc., which operates approximately 141 stores primarily in the mid-Atlantic and Northeast regions; and Garden Ridge Corporation, which operates approximately 56 stores in 19 states, primarily in the Midwestern and Southern U.S. We believe all of these chains are significantly smaller than Michaels with respect to Net sales.

•                  Small, local specialty retailers.  This category includes local independent arts and crafts retailers and custom framing shops. Typically, these are single-store operations managed by the owner. These stores generally have limited resources for advertising, purchasing, and distribution. Many of these stores have established a loyal customer base within a given community and compete based on relationships and customer service.

Foreign Sales

All of our current international business is in Canada, which accounted for approximately 9% of total sales in fiscal 2011 and fiscal 2010, and 8% of total sales in fiscal 2009. As of the end of the last three fiscal years less than 6% of our assets have been located outside of the U.S. See Note 13 to the Consolidated Financial Statements for the fiscal years ended January 28, 2012, January 29, 2011, and January 30, 2010 for Net sales and assets by country. Our international sales accounted for approximately 9% of total sales in each of the nine months ended October 27, 2012 and October 29, 2011. As of October 27, 2012 and October 29, 2011, less than 8% of our assets had been located outside of the U.S. See Note 8 to the Consolidated Financial Statements for the nine months ended October 27, 2012 for Net sales and assets by country.

Trademarks and Service Marks

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business, including, without limitation, “Aaron Brothers”, “Artistree”, “Michaels”, “Michaels the Arts and Crafts Store”, “Recollections”, “Where Creativity Happens”, and the stylized Michaels logos. We are registering or have registered our primary private brands including Artist’s Loft, ArtMinds, Celebrate It, Creatology, Craft Smart, Imagin8, Recollections, Loops & Threads, MiDesign@Michaels, Studio Décor, Bead Landing and Ashland, and various sub-brands associated with these primary marks.

Employees

As of October 27, 2012, we employed approximately 53,200 associates, approximately 42,500 of whom were employed on a part-time basis. The number of part-time associates substantially increases during the Christmas selling season. Of our full-time associates, approximately 3,000 are engaged in various executive, operating, training, distribution, and administrative functions in our corporate and division offices and distribution centers, and the remainder are engaged in store operations. None of our associates are subject to a collective bargaining agreement.

Legal Proceedings

Employee Claims

Adams Claim

On March 20, 2009, 114 individuals commenced an action against the Company styled Adams, et al. v. Michaels Stores, Inc. in the U.S. District Court for the Central District of California. The complaint was later amended to add 15 additional plaintiffs.  In 2010, two additional lawsuits making the same allegations were filed in the Central District Court by eight additional plaintiffs, styled Borgen, et al. v. Michaels Stores, Inc. and Langstaff v. Michaels Stores, Inc., and were later consolidated with the Adams suit.  The Adams consolidated suit (“Adams”) alleges that the plaintiffs, certain former and current store managers in California, were improperly classified as exempt employees and, as such, Michaels failed to pay overtime wages, provide meal and rest periods (or compensation in lieu thereof), accurately record hours worked and provide itemized employee wage statements. The Adams suit additionally alleges that the foregoing conduct was in breach of California’s unfair competition law. The plaintiffs seek injunctive relief, damages for unpaid wages, penalties, restitution, interest, and attorneys’ fees and costs. A number of the individual plaintiff claims have been settled for immaterial amounts. A bench trial on one of the plaintiff’s cases occurred in December 2010. The Court has orally advised that Michaels was successful at trial, but has not yet provided its decision in writing. A trial on another plaintiff’s case is set for February 26, 2013. We believe we have meritorious defenses and intend to defend the remaining individual claims vigorously. We do not believe the resolution of these cases will have a material effect on our consolidated financial statements.

Ragano Claim

On July 11, 2011, the Company was served with a lawsuit filed in the California Superior Court in and for the County of San Mateo by Anita Ragano, as a purported class action proceeding on behalf of herself and all current and former hourly retail employees employed by Michaels stores in California. We removed the matter to the U.S. District Court for the Northern District of California on August 9, 2011. The complaint was subsequently amended to add an additional named plaintiff, Terri McDonald. The lawsuit alleges that Michaels stores failed to pay all wages and overtime, failed to provide its hourly employees with adequate meal and rest breaks (or compensation in lieu thereof), failed to timely pay final wages, unlawfully withheld wages and failed to provide accurate wage statements and further alleges that the foregoing conduct was in breach of various laws, including California’s unfair competition law. The plaintiffs seek injunctive relief, compensatory damages, meal and rest break penalties, waiting time penalties, interest, and attorneys’ fees and costs. On August 10, 2012, we reached a tentative class-wide settlement with plaintiffs and the Court granted preliminary approval on October 26, 2012. A final approval hearing is scheduled for March 1, 2013.  The settlement, if approval is granted, will not have a material effect on our consolidated financial statements, and was accrued as of October 27, 2012.

Rea Claim

On September 15, 2011, the Company was served with a lawsuit filed in the California Superior Court in and for the County of Orange (“Superior Court”) by four former store managers as a purported class action proceeding on behalf of themselves and certain former and current store managers employed by Michaels stores in California.  The lawsuit alleges that the Company stores improperly classified its store managers as exempt employees and as such failed to pay all wages, overtime, waiting time penalties and failed to provide accurate wage statements.  The lawsuit also alleges that the foregoing conduct was in breach of various laws, including California’s unfair competition law.  The plaintiffs have pled less than five million dollars in damages, penalties, costs of suit and attorneys’ fees, exclusive of interest. We believe we have meritorious defenses and intend to defend the lawsuit vigorously.  Based, in part, on the plaintiffs’ pleadings of less than $5 million dollars, we do not believe the resolution of the lawsuit will have a material effect on our Consolidated Financial Statements.

Tijero and Godfrey Consolidated Claim

On February 12, 2010, the Company and its wholly owned subsidiary, Aaron Brothers, was served with a lawsuit filed in the California Superior Court in and for the County of Alameda by Jose Tijero, a former assistant manager for Aaron Brothers, as a purported class action proceeding on behalf of himself and all current and former hourly retail employees employed by Aaron Brothers in California. On July 12, 2010, Aaron Brothers was served with a lawsuit filed in the California Superior Court in and for the County of Orange by Amanda Godfrey, a former Aaron Brothers’ hourly employee alleging similar allegations as in the Tijero suit. On October 15, 2010, the cases were consolidated against Aaron Brothers and re-filed in the U.S. District Court—Northern District of California. These suits allege that Aaron Brothers failed to pay all wages and overtime, failed to provide its hourly employees with adequate meal and rest breaks (or compensation in lieu thereof), failed to timely pay final wages, unlawfully withheld wages and failed to provide accurate wage statements and further alleges that the foregoing conduct was in breach of various laws, including California’s unfair competition law. The plaintiff seeks injunctive relief, compensatory damages, meal and rest break penalties, waiting time penalties, interest, and attorneys’ fees and costs. On April 4, 2012, we reached a class-wide settlement with plaintiffs that is subject to the Court’s approval.  The settlement, if approved, will not have a material effect on our consolidated financial statements, and was accrued as of October 27, 2012.

Irene Barreras Claim

On July 24, 2012, Irene Barreras, a former employee, filed a purported class action proceeding against Michaels Stores, Inc. in the Superior Court of the State of California for the County of Alameda (“Alameda Superior Court”), alleging unfair business competition and unjust enrichment, wrongful termination, disability discrimination, failure to prevent discrimination, failure to engage in the interactive process, and failure to accommodate mental or physical disabilities.  The suit is brought on Ms. Barreras’ behalf and on behalf of a class of all retail store employees who were terminated from July 24, 2008 to the present, allegedly due to Michaels refusal to engage in the interactive process with, or provide accommodations to, the terminated employees who did not meet the qualifications for medical leaves.   The plaintiff seeks injunctive relief, compensatory damages, punitive damages, consequential damages, general damages, interest, attorneys’ fees and costs.  On August 24, 2012, we removed the case to the United States District Court, Northern District of California. Our motion to dismiss the case is pending. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of the lawsuit will have a material effect on our consolidated financial statements.

Consumer Class Action Claims

Zip Code Claims

On August 15, 2008, Linda Carson, a consumer, filed a purported class action proceeding against Michaels Stores, Inc. in the Superior Court of California, County of San Diego (“San Diego Superior Court”), on behalf of herself and all similarly-situated California consumers. The Carson lawsuit alleges that Michaels unlawfully requested and recorded personally identifiable information (i.e., her zip code) as part of a credit card transaction. The plaintiff sought statutory penalties, costs, interest, and attorneys’ fees. We contested certification of this claim as a class action and filed a motion to dismiss the claim. On March 9, 2009, the Court dismissed the case with prejudice. The plaintiff appealed this decision to the California Court of Appeals for the Fourth District, San Diego. On July 22, 2010, the Court of Appeals upheld the dismissal of the case. The plaintiff appealed this decision to the Supreme Court of California (“California Supreme Court”). On September 29, 2010, the California Supreme Court granted the plaintiff’s petition for review; however, it stayed any further proceedings in the case until another similar zip code case pending before the court, Pineda v. Williams-Sonoma, was decided. On February 10, 2011, the California Supreme Court ruled, in the Williams-Sonoma case, that zip codes are personally identifiable information and therefore the Song-Beverly Credit Card Act of 1971, as amended (“Song Act”), prohibits businesses from requesting or requiring zip codes in connection with a credit card transaction. On or about April 6, 2011, the Supreme Court transferred the Carson case back to the Court of Appeals with directions to the Court to reconsider its decision in light of the Pineda decision. Upon reconsideration, the Court of Appeals remanded the case back to the San Diego Superior Court on May 31, 2011.

Additionally, since the California Supreme Court decision on February 10, 2011, three additional purported class action lawsuits alleging violations of the Song Act have been filed against the Company: Carolyn Austin v. Michaels Stores, Inc. and Tiffany Heon v. Michaels Stores, Inc., both in the San Diego Superior Court and Sandra A. Rubinstein v. Michaels Stores, Inc. in the Superior Court of California, County of Los Angeles, Central Division. The Rubinstein case was transferred to the San Diego Superior Court. An order coordinating the cases has been entered and plaintiffs filed a Consolidated Complaint on April 24, 2012.  A hearing on Plaintiffs Motion for Certification is set for March 8, 2013.  Plaintiffs seek damages, civil penalties, common settlement fund recovery, attorney fees, costs of suit and prejudgment interest.

Also, relying in part on the California Supreme Court decision, an additional purported class action lawsuit was filed on May 20, 2011 against the Company: Melissa Tyler v. Michaels Stores, Inc. in the U.S. District Court-District of Massachusetts, alleging violation of a similar Massachusetts statute, Mass. Gen. Laws ch. 93, section 105(a) (“Statute”), regarding the collection of personally identifiable information in connection with a credit card transaction. A hearing was held on October 20, 2011 on our Motion to Dismiss the claims. On January 6, 2012, the Court granted our Motion to Dismiss. However, the Court certified questions of law to the Massachusetts Supreme Judicial Court regarding the interpretation of the Statute. Oral arguments on the matter were held on November 6, 2012.

We intend to vigorously defend each of these zip code claim cases and we are unable, at this time, to estimate a range of loss, if any.

Pricing and Promotion

On April 30, 2012, William J. Henry, a consumer, filed a purported class action proceeding against Michaels Stores, Inc. in the Court of Common Pleas, Lake County, Ohio, on behalf of himself and all similarly-situated Ohio consumers who purchased framing products and/or services from Michaels during weeks where Michaels was advertising a discount for framing products and/or services. The lawsuit alleges that Michaels advertised discounts on its framing products and/or services without actually providing a discount to its customers. The plaintiff claims violation of Ohio law ORC 1345.01 et seq., breach of contract, unjust enrichment and fraud. The plaintiff has alleged damages, penalties and fees not to exceed $5 million, exclusive of interest and costs. We filed a Motion to Dismiss on July 3, 2012.  On October 23, 2012, the Court granted our Motion to Dismiss, in part, dismissing the Plaintiff’s breach of contract claim and denying the motion as to the other claims. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of this lawsuit will have a material effect on our consolidated financial statements.

Website Tracking and Coding

On June 19, 2012, Jerome Jurgens, a citizen of Missouri, filed a purported class action proceeding against Michaels Stores, Inc. in the 25th Judicial Circuit Court, Phelps County, Missouri, on behalf of himself, Wendy Poepsel and all other similarly-situated Missouri individuals who, on or after June 19, 2007, accessed the Michaels website and had Flash cookies attach to their computers. Plaintiffs allege that Michaels, through the use of its website, makes use of cookies in order to ascertain user’s web browsing habits.  Specifically, the plaintiffs allege violations of the Missouri Computer Tampering and Merchandising Practices Act statutes, as well as common law claims of conversion, trespass to chattels, invasion of privacy and unjust enrichment are alleging damages, penalties and fees not to exceed $5 million, inclusive of costs and attorneys’ fees.   We filed a Motion to Dismiss on August 8, 2012, which was subsequently denied. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of this lawsuit will have a material effect on our consolidated financial statements.

Data Breach Claims

Payment Card Terminal Tampering

On May 3, 2011, we were advised by the U.S. Secret Service that they were investigating certain fraudulent debit card transactions that occurred on accounts that had been used for legitimate purchases in selected Michaels stores. A subsequent internal investigation revealed that approximately 90 payment card terminals in certain Michaels stores had been physically tampered with, potentially resulting in customer debit and credit card information to be compromised. We have since removed and replaced approximately 7,100 payment card terminals comparable to the identified tampered payment card terminals from our Michaels stores. The Company continues to cooperate with various governmental entities and law enforcement authorities in investigating the payment card terminal tampering, but we do not know the full extent of any fraudulent use of such information.

On May 18, 2011, Brandi F. Ramundo, a consumer, filed a purported class action proceeding against Michaels Stores, Inc. in the U.S. District Court for the Northern District of Illinois, on behalf of herself and all similarly- situated U.S. consumers. The Ramundo lawsuit alleges that Michaels failed to take commercially reasonable steps to protect consumer financial data, and was in breach of contract and laws, including the Federal Stored Communications Act and the Illinois Consumer Fraud and Deceptive Practices Act. The plaintiff seeks compensatory, statutory and punitive damages, costs, credit card fraud monitoring services, interest and attorneys’ fees. Subsequently two additional purported class action lawsuits significantly mirroring the claims in the Ramundo complaint were filed against the Company: Mary Allen v. Michaels Stores, Inc., and Kimberly Siprut v. Michaels Stores, Inc., both in the U.S. District Court for the Northern District of Illinois. On June 8, 2011, an order was entered consolidating these matters, which also provided for consolidation of all related actions subsequently filed in or transferred to the Northern District of Illinois. On July 8, 2011, a Consolidated Amended Class Action Complaint styled In Re Michaels Stores Pin Pad Litigation (“In Re Michaels Stores Consolidated Complaint”) was filed in the U.S. District Court for the Northern District of Illinois. On August 8, 2011, we filed a Motion to Dismiss the In Re Michaels Stores Consolidated Complaint. On November 23, 2011, the Court dismissed the Stored Communications Act and negligence claims under Illinois law, but denied the motion as to the breach of implied contract and Illinois Consumer Fraud and Deceptive Practices Act claims.

Four other substantially similar putative class action lawsuits have also been filed. Jeremy Williams v. Michaels Stores, Inc. and Fred Sherry v. Michaels Stores, Inc., were filed in the U.S. District Court for the Northern District of Illinois. Sara Rosenfeld and Ilana Soffer v. Michaels Stores, Inc. and Lori Wilson v. Michaels Stores, Inc. were both filed in New Jersey state court, removed to the United States District Court for the District of New Jersey, and transferred to the United States District Court for the Northern District of Illinois. The New Jersey cases assert negligence and New Jersey Consumer Fraud Act claims. All four cases are subject to the consolidation order. The Court has held that Michaels is not required to respond to those complaints.

On August 20, 2012, we reached a tentative class-wide settlement with plaintiffs that is subject to the Court’s approval.  The settlement, will not have a material effect on our consolidated financial statements, and was accrued as of October 27, 2012.

Governmental Inquiries and Related Matters

Non-U.S. Trust Inquiry

In early 2005, the District Attorney’s office of the County of New York and the SEC opened inquiries concerning non-U.S. trusts that directly or indirectly held shares of Michaels Common Stock and Common Stock options. On July 29, 2010, the SEC filed a civil enforcement action in federal district court for the Southern District of New York against Charles Wyly, Sam Wyly, the Wylys’ attorney - Michael French, and others alleging, among other things, violations of various federal securities laws, including those governing ownership reporting and trading of securities, in connection with the non-U.S. trusts and their subsidiaries. Additional information may be obtained at the SEC’s website. Sam Wyly, the estate of Charles Wyly and Mr. French, also a former director of the Company, have requested indemnification from the Company for certain legal costs with respect to these matters. The Company has resolved all claims with regards to Sam Wyly and the estate of Charles Wyly for an immaterial amount.

On April 12, 2012, Mr. French filed a lawsuit against the Company and the non-U.S. trusts in the District Court of Dallas County, Texas. Mr. French seeks damages from the Company for breach of contract, attorneys’ fees and costs related to the Company’s alleged indemnification obligations to Mr. French and attorneys’ fees and costs related to the lawsuit itself. On May 18, 2012, the co-defendants removed the lawsuit to the United States District Court for the Northern District of Texas-Dallas division. We believe we have meritorious defenses and intend to defend the claims vigorously. We do not believe the resolution of this case will have a material effect on our Consolidated Financial Statements.

General

In addition to the litigation discussed above, we are, and in the future, may be involved in various other lawsuits, claims and proceedings incidental to the ordinary course of business.

ASC 450, Contingencies, governs the disclosure and recognition of loss contingencies, including potential losses from litigation and regulatory matters. It imposes different requirements for the recognition and disclosure of loss contingencies based on the likelihood of occurrence of the contingent future event or events. It distinguishes among degrees of likelihood using the following three terms: “probable”, meaning that “the future event or events are likely to occur”; “remote”, meaning that “the chance of the future event or events occurring is slight”; and “reasonably possible”, meaning that “the chance of the future event or events occurring is more than remote but less than likely.” In accordance with ASC 450, the Company accrues for a loss contingency when we conclude that the likelihood of a loss is probable and the amount of the loss can be reasonably estimated. When the loss cannot be reasonably estimated we estimate the range of amounts, and if no amount in the range constitutes a better estimate than any other amount, we accrue for the amount at the low end of the range. We adjust our accruals from time to time as we receive additional information, but the loss we incur may be significantly greater than or less than the amount we have accrued. We disclose loss contingencies if there is at least a reasonable possibility that a material loss has been incurred. No accrual or disclosure is required for losses that are remote.

For some of the matters disclosed above, the Company is currently able to estimate a reasonably possible loss or range of loss in excess of amounts accrued (if any). For some of the matters included within this estimation, an accrual has been made because a loss is believed to be both probable and reasonably estimable, but an exposure to loss exists in excess of the amount accrued; in these cases, the estimate reflects the reasonably possible range of loss in excess of the accrued amount. For other matters included within this estimation, no accrual has been made because a loss, although estimable, is believed to be reasonably possible, but not probable; in these cases the estimate reflects the reasonably possible loss or range of loss within the ranges identified. For the various ranges identified, the aggregate of these estimated amounts is approximately $15 million, which is also inclusive of amounts accrued by the Company.

For other matters disclosed above, the Company is not currently able to estimate the reasonably possible loss or range of loss, and has indicated such. Many of these matters remain in preliminary stages (even in some cases where a substantial period of time has passed since the commencement of the matter), with few or no substantive legal decisions by the court defining the scope of the claims, the class (if any), or the potentially available damages, and fact discovery is still in progress or has not yet begun. For all these reasons, the Company cannot at this time estimate the reasonably possible loss or range of loss, if any, for these matters.

It is the opinion of the Company’s management, based on current knowledge and after taking into account its current legal accruals, the eventual outcome of all matters described in this Note would not be likely to have a material impact on the consolidated financial condition of the Company. Nonetheless, given the substantial or indeterminate amounts sought in certain of these matters, and the inherent unpredictability of such matters, an adverse outcome in certain of these matters could, from time to time, have a material effect on the Company’s consolidated results of operations or cash flows in particular quarterly or annual periods.

Description of Property

We lease substantially all of the sites for our Michaels and Aaron Brothers stores, with the majority of our stores having initial lease terms of approximately 10 years. The leases are generally renewable, with increases in lease rental rates. Lessors have made leasehold improvements to prepare our stores for opening under a majority of our existing leases. As of January 28, 2012, in connection with stores that we plan to open or relocate in future fiscal years, we had signed 49 leases for Michaels stores.

As of October 27, 2012, we lease the following non-store facilities:

Square Footage
Distribution centers:
Hazleton, Pennsylvania	1,005,000
Jacksonville, Florida	776,000
Lancaster, California	763,000
Centralia, Washington	718,000
New Lenox, Illinois	693,000
Tarrant County, Texas	433,000
City of Commerce, California (Aaron Brothers)	174,000
4,562,000
Artistree:
Coppell, Texas (regional processing and fulfillment operations center)	230,000
Kernersville, North Carolina (manufacturing plant and regional processing center)	156,000
City of Industry, California (regional processing center)	90,000
Mississauga, Ontario (regional processing center)	62,000
538,000
Office space:
Irving, Texas (corporate headquarters)	296,000
Coppell, Texas (corporate satellite office)	67,000
Mississauga, Ontario (Canadian regional office)	3,000
366,000
Coppell, Texas (new store staging warehouse)	29,000
5,495,000

The following table indicates the number of our retail stores located in each state or province as of October 27, 2012:

	Number of Stores
State/Province	Michaels	Aaron Brothers	Total
Alabama	12	—	12
Alaska	3	—	3
Alberta	16	—	16
Arizona	28	5	33
Arkansas	4	—	4
British Columbia	17	—	17
California	130	84	214
Colorado	21	4	25
Connecticut	14	—	14
Delaware	4	—	4
Florida	75	—	75
Georgia	31	2	33
Idaho	6	1	7
Illinois	38	—	38
Indiana	17	—	17
Iowa	7	—	7
Kansas	8	—	8
Kentucky	10	—	10
Louisiana	12	—	12
Maine	3	—	3
Manitoba	3	—	3
Maryland	22	—	22
Massachusetts	26	—	26
Michigan	35	—	35
Minnesota	22	—	22
Mississippi	6	—	6
Missouri	21	—	21
Montana	4	—	4
Nebraska	4	—	4
Nevada	10	5	15
New Brunswick	3	—	3
Newfoundland and Labrador	1	—	1
New Hampshire	7	—	7
New Jersey	29	—	29
New Mexico	3	—	3
New York	53	—	53
North Carolina	33	—	33
North Dakota	2	—	2
Nova Scotia	4	—	4
Ohio	31	—	31
Oklahoma	8	—	8
Ontario	43	—	43
Oregon	15	2	17
Pennsylvania	47	—	47
Prince Edward Island	1	—	1
Quebec	7	—	7
Rhode Island	3	—	3
Saskatchewan	3	—	3
South Carolina	12	—	12
South Dakota	2	—	2
Tennessee	14	—	14
Texas	76	15	91
Utah	12	—	12
Vermont	2	—	2
Virginia	34	—	34
Washington	22	9	31
West Virginia	5	—	5
Wisconsin	17	—	17
Wyoming	1	—	1
Total	1,099	127	1,226

MANAGEMENT

Directors

Set forth below is information concerning each of our directors, including their ages as of October 27, 2012, present principal occupations, other business experiences during at least the last five years, membership on committees of the Board, public company directorships held during the last five years and certain other directorships. Except for Messrs. Murphy and Wallace and Ms. Greenthal, each of the directors listed below has served on our Board since October 31, 2006. The stockholders of the Company elected Mr. Murphy to the Board on January 13, 2009, elected Mr. Wallace to the Board on March 11, 2009 and elected Ms. Greenthal to the Board on May 18, 2011, in each case to fill a vacancy created by the resignation of a former director.

Name	Age	Position	Committee Membership
Joshua Bekenstein	54	Director	—
Todd M. Cook	41	Director	Audit Committee
Jill A. Greenthal	56	Director	Audit Committee
Lewis S. Klessel	45	Director*	Audit Committee
Matthew S. Levin	46	Director	Compensation Committee
Gerry M. Murphy	56	Director	—
James A. Quella	62	Director	Audit Committee
Peter F. Wallace	37	Director	Compensation Committee

*                                         Effective May 16, 2012, Mr. Klessel was appointed, along with the Company’s Chief Administrative Officer and Chief Financial Officer, Charles M. Sonsteby, to the interim CEO Office. Effective as of such date, Mr. Klessel was also appointed to the newly-created position of interim Chief Operating Officer of the Company.

Because we have not listed any securities on a national securities exchange or on an inter-dealer quotation system, we are not required to have a board of directors comprised of a majority of independent directors under SEC rules or any listing standards. Accordingly, our board of directors has not made any determination as to whether our directors satisfy any independence requirements applicable to board members under the rules of the SEC or any national securities exchange, inter-dealer quotation system or any other independence definition.

Mr. Bekenstein is a managing director at Bain. Prior to joining Bain in 1984, Mr. Bekenstein spent several years at Bain & Company, where he was involved with companies in a variety of industries. Mr. Bekenstein received an M.B.A. from Harvard Business School and a B.A. from Yale University. Mr. Bekenstein serves as a director of Bombardier Recreational Products Inc., Dollarama Capital Corporation, Toys “R” Us, Inc., Burlington Coat Factory Warehouse Corporation, Bright Horizons Family Solutions Inc., The Gymboree Corporation and Waters Corporation. Mr. Bekenstein’s many years of experience both as a senior executive of a large investment firm and as a director of companies in various business sectors make him highly qualified to serve on our Board.

Mr. Cook is a managing director at Bain. Prior to becoming a managing director in December 2008, Mr. Cook served in various capacities, most recently as a principal at Bain from 2003 to 2008. Prior to joining Bain in 1996, Mr. Cook was a consultant at Bain & Company. Mr. Cook received an M.B.A. from Stanford University Graduate School of Business where he was an Arjay Miller Scholar. He also holds a B.E. in electrical engineering and a B.A. in economics from Dartmouth College. Mr. Cook was formerly a director of Dollarama Capital Corporation and a director of Dunkin’ Brands, Inc. Mr. Cook’s strong financial background combined with his experiences at Bain and as director of other companies put him in a position to provide important contributions to our Board.

Ms. Greenthal has been a senior advisor at The Blackstone Group in the private equity group since 2007. From 2003 until 2007, Ms. Greenthal was a senior managing director in Blackstone’s advisory group. Prior to joining The Blackstone Group, Ms. Greenthal was Co-Head of the Global Media Investment Banking Group, a member of the Executive Board of Investment Banking, and Co-Head of the Boston office of Credit Suisse First Boston. Ms. Greenthal graduated as a member of The Academy from Simmons College and received an M.B.A. from Harvard Business School. Ms. Greenthal currently serves on the board of directors of Akamai Technologies, Inc., Orbitz Worldwide, Inc. and The Weather Channel Companies. Ms. Greenthal was formerly a director of Martha Stewart Omnimedia, Houghton Mifflin, Universal Orlando and Freedom Communications. Ms. Greenthal’s background and understanding of capital markets and financial matters as well as her experiences described above enable her to provide valuable counsel to our management and Board.

Mr. Klessel is a managing director at Bain. Prior to becoming a managing director in January 2012, Mr. Klessel served in various capacities, most recently as an operating partner at Bain from December 2007 to December 2011. Prior to joining Bain in October 2005, Mr. Klessel held a variety of operating and strategy leadership positions from 1997 to 2005 at The Home Depot, Inc., most recently as President of Maintenance Warehouse, a wholly- owned subsidiary that distributed maintenance products to facility management customers in the multi-housing, lodging, health-care and commercial sectors. Mr. Klessel received an M.B.A. from Harvard Business School and a B.S. from the Wharton School at the University of Pennsylvania. Mr. Klessel serves as a director of HD Supply, Inc. and Guitar Center, Inc. As a result of these and other professional experiences, Mr. Klessel brings to our Board extensive experience in operating and managing complex organizations, particularly in the retail industry, which strengthen the collective qualifications, skills and experience of our Board.

Mr. Levin is a managing director at Bain. Mr. Levin joined Bain Capital in 1992 and was promoted to managing director in 2000. Prior to joining Bain, Mr. Levin was a consultant at Bain & Company in the consumer products and manufacturing industries. Mr. Levin received an M.B.A. from Harvard Business School where he was a Baker Scholar. He received a B.S. from the University of California at Berkeley. Mr. Levin serves as a board member of Bombardier Recreational Products Inc., Dollarama Capital Corporation, Edcon Holdings Pty. Ltd., Guitar Center, Inc., Toys “R” Us, Inc. and Unisource Worldwide, Inc. Mr. Levin’s significant experience in and knowledge of corporate finance and managing companies put him in a position to provide important contributions to our Board.

Mr. Murphy is a senior managing director at The Blackstone Group in the private equity group, which he joined in 2008. Before joining The Blackstone Group, Mr. Murphy spent five years as CEO of Kingfisher, a FTSE 100 company and leading home improvement retailer in Europe and Asia. He has also served as CEO of Carlton Communications plc, Exel plc and Greencore Group plc. Mr. Murphy received his BSc and PhD in food technology from University College Cork and a 1st Class MBS in marketing from University College Dublin. Mr. Murphy serves as a director of United Biscuits Topco Limited, Kleopatra Acquisition Corp., British American Tobacco plc, The Blackstone Group International Limited and a member of the Advisory Board of KP Germany Zweite GmbH. Mr. Murphy was formerly a director of Abbey National plc, Reckitt Benckiser Group plc and Hornbach Holding AG. Mr. Murphy’s experience as managing director of a large investment firm, director of several companies in various industries and chief executive officer of a company in the retail industry make him a qualified and valued member of our Board.

Mr. Quella is a senior managing director and senior operating partner at The Blackstone Group in the private equity group. Prior to joining The Blackstone Group in 2004, Mr. Quella was a managing director and senior operating partner with DLJ Merchant Banking Partners-CSFB Private Equity from 2000 to 2004. Prior to that, Mr. Quella worked at Mercer Management Consulting and Strategic Planning Associates. Mr. Quella received a B.A. in International Studies from the University of Chicago/University of Wisconsin-Madison and an M.B.A. from the University of Chicago. Mr. Quella serves as a director of Catalent Pharma Solutions, Inc. and Vanguard Health Systems, Inc. Mr. Quella was formerly a director of Freescale Semiconductor, Inc., Graham Packaging Company, L.P., The Nielsen Company and Intelenet Global Services. Due to contributions that Mr. Quella can provide to our Board resulting from his financial expertise, as well as his significant experience in working with companies controlled by private equity sponsors, he is qualified to be on and an asset to our Board.

Mr. Wallace is a senior managing director at The Blackstone Group in the private equity group, which he joined in 1997. Mr. Wallace received a B.A. in Government from Harvard College. Mr. Wallace serves on the board of directors of AlliedBarton Security Services, SeaWorld Parks & Entertainment, Pelmorex Media and The Weather Channel Companies. Mr. Wallace was formerly a director of Crestwood Midstream Partners and New Skies Satellites. These experiences and knowledge, along with his service on NYSE-listed company boards, enhance Mr. Wallace’s contributions and value to our Board.

In connection with the Merger, the Sponsors entered into an agreement providing that Michaels Holdings LLC will vote its shares of the Company so that each board member of Michaels Holdings LLC will serve on the Board of the Company.

Executive Officers

Our current executive officers, their ages as of October 27, 2012, and their business experience during at least the past five years are set forth below.

Name	Age	Position
Lewis S. Klessel	45	Member of the Interim Office of the Chief Executive Officer and Interim Chief Operating Officer; Director*
Charles M. Sonsteby	59	Member of the Interim Office of the Chief Executive Officer, Chief Administrative Officer and Chief Financial Officer*
Nicholas E. Crombie	62	Executive Vice President—Store Operations
Thomas C. DeCaro	57	Executive Vice President—Supply Chain
Philo T. Pappas	53	Executive Vice President—Category Management
Weizhong “Wilson” Zhu	60	Executive Vice President—Private Brands & Global Sourcing
Eric C. Gordon	49	Senior Vice President—Chief Information Officer
Shawn E. Hearn	47	Senior Vice President—Human Resources
Paula A. Puleo	47	Senior Vice President—Chief Marketing Officer
Michael J. Veitenheimer	56	Senior Vice President—General Counsel and Secretary

*                                         Effective May 16, 2012, following hospitalization of John B. Menzer, our former Chief Executive Officer, who since resigned effective July 19, 2012 to focus on recovery and rehabilitation from a stroke he suffered, our Board established an interim CEO Office and transferred the responsibilities of the Company’s Chief Executive Officer to the CEO Office. The CEO Office is comprised of the Company’s current Chief Administrative Officer and Chief Financial Officer, Mr. Sonsteby, and current board member and interim Chief Operating Officer, Mr. Klessel. Each of these individuals has remained in his current position while carrying out his CEO Office responsibilities. The CEO Office reports to our Board.

Mr. Sonsteby was named Chief Administrative Officer and Chief Financial Officer in October 2010. Prior to joining Michaels, Mr. Sonsteby served in various capacities at Brinker International, Inc. (which owns and operates casual dining restaurants) beginning in March 1990, including as Executive Vice President and Chief Financial Officer from 2001 until 2010, as Senior Vice President of Finance from 1997 to 2001 and as Vice President and Treasurer from 1994 to 1997. Mr. Sonsteby was formerly a director of Zale Corporation.

Mr. Crombie was promoted to Executive Vice President—Store Operations in May 2007. Prior to his promotion, he served as Zone Vice President of Stores for Michaels since January 2002. Prior to joining the Company, Mr. Crombie was Area Vice President, Mid-South for CVS (a retail pharmacy chain) from February 1999 to January 2002. From January 1996 until February 1999, he was employed by Caldor, Inc. (a discount department store retailer) with store operations responsibilities, including Regional Vice President.

Mr. DeCaro was promoted to Executive Vice President—Supply Chain in June 2005. Prior to his promotion, Mr. DeCaro served as Senior Vice President—Inventory Management since August 2000 when he joined Michaels. From April 1998 until joining the Company, he was Vice President—Merchandise for The Walt Disney Company (a multi-national media conglomerate, which also operates retail stores and theme parks). Prior to this, he held the position of Senior Vice President—Merchandise Planning and Allocation for Kohl’s Department Stores (a U.S. department store chain) from February 1996 to April 1998. In addition, Mr. DeCaro has held various positions in Merchandise Planning and Allocation and Finance for The Disney Store, The Limited Stores, May Department Stores, and Sanger Harris Department Stores.

Mr. Pappas was named Executive Vice President—Category Management in February 2009. Prior to joining Michaels, he served as Chief Merchandising Officer at Tweeter Home Entertainment Group, Inc. (a specialty consumer electronics retailer) from April 2003 to October 2008. On June 11, 2007, Tweeter and each of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware. Prior to joining Tweeter, Mr. Pappas served in various management positions at Staples, Inc. (an office supply store chain) from November 1994 to April 2003, most recently as Senior Vice President of Merchandising.

Mr. Zhu was promoted to Executive Vice President—Private Brands & Global Sourcing in July 2009. Prior to his promotion, Mr. Zhu served as our Executive Vice President—Global Sourcing since May 2008 and Senior Vice President—Strategic Sourcing since joining the Company in April 2007. From March 2003 until April 2007, he was Vice President, Private Brand Development and Global Sourcing at Office Depot, Inc. (a supplier of office products). Prior to joining Office Depot, Mr. Zhu served as Vice President, Global Sourcing for Hudson’s Bay Company (a North American company operating several retail store chains) in Canada from March 2001 to March 2003. In addition, Mr. Zhu has held various management positions at Saks, Inc., Edison Brothers Stores, and Nulook Fashions.

Mr. Gordon was named Senior Vice President—Chief Information Officer in September 2011. Prior to joining Michaels, he served as Chief Information Officer and Division Senior Vice President at Collective Brands, Inc. (a specialty family footwear retailer) from January 2008 to August 2011. Prior to joining Collective Brands, Mr. Gordon served as Vice President, Solutions Delivery at Family Dollar Stores, Inc. (a regional chain of variety stores) from June 2003 to December 2007.

Mr. Hearn was named Senior Vice President—Human Resources in February 2007. Prior to his promotion, Mr. Hearn served as our Vice President, Field Human Resources since joining Michaels in November 2002. Prior to joining Michaels, he served in various operations, marketing, and human resource management positions at KMart Corporation (a multi-national retailer) from August 1981 to October 2002, most recently as Vice President, Advertising.

Ms. Puleo was named Senior Vice President—Chief Marketing Officer in March 2010. Prior to joining Michaels, she served in various management positions at RAPP Worldwide (a multi-channel marketing agency), including Executive Vice President—Strategy & Enablement from February 2006 to February 2010 and Senior Vice President—Account Management from December 2005 to January 2006. Prior to joining RAPP, Ms. Puleo served as Director of CRM at Limited Brands, Inc. (an apparel company with a series of retail brands) from February 2003 to December 2005.

Mr. Veitenheimer was named Senior Vice President—General Counsel and Secretary in January 2008. Prior to joining Michaels, Mr. Veitenheimer served as Senior Vice President of Law and Human Resources of The Bombay Company, Inc. (a specialty retailer focused on home accessories, wall decor and furniture), from June 2007 to December 2007 after having served as a Senior Vice President since February 2006, its Secretary since July 1985 and its General Counsel since November 1983. On September 20, 2007, The Bombay Company, Inc. and its U.S. wholly-owed subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Northern District of Texas, Fort Worth Division. Prior to joining The Bombay Company, Mr. Veitenheimer was in private practice of law in Fort Worth, Texas.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis relates to compensation paid to our executive officers named in the Summary Compensation Table for fiscal 2011. From the completion of the Merger to March 2011, our Compensation Committee was comprised of two members: Michael S. Chae and Matthew S. Levin. In March 2011, Peter F. Wallace was appointed to the Compensation Committee to fill a vacancy created by the resignation of Mr. Chae from the Committee.

Named Executive Officers

According to SEC rules, the Summary Compensation Table that immediately follows this Compensation Discussion and Analysis must include specific information for each of the following persons: (i) all individuals serving as principal executive officer or acting in a similar capacity during the last completed fiscal year; (ii) all individuals serving as principal financial officer or acting in a similar capacity during the last completed fiscal year; (iii) the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of the last completed fiscal year; and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. These individuals are: John B. Menzer, our former Chief Executive Officer (who served as principal executive officer); Charles M. Sonsteby, Chief Administrative Officer and Chief Financial Officer (who served as principal financial officer); Thomas C. DeCaro, Executive Vice President—Supply Chain; Philo T. Pappas, Executive Vice President—Category Management; and Eric C. Gordon, Senior Vice President—Chief Information Officer (the three other most highly compensated individuals who were serving as executive officers at the end of fiscal 2011). These officers are referred to as our “Named Executive Officers”. This Compensation Discussion and Analysis and the executive compensation discussion and tables that immediately follow describe the process, strategy and elements of the Company’s compensation plan as applied to our Named Executive Officers.

Compensation Program

The principal objectives of our compensation program are:

•                  attracting and retaining highly qualified individuals whose contributions result in Michaels meeting or exceeding its financial and strategic goals;

•                  motivating officers to achieve exceptional levels of operating and financial performance; and

•                  aligning officer interests with the long-term goals of our stockholders.

Currently, the total compensation for our officers at the Vice President level and above, including our Named Executive Officers, consists of three main components: base salary, annual cash incentive bonuses and long-term equity-based incentive compensation awards. The strategy of the cash incentive compensation program for our officers is to provide higher annual cash incentive compensation for exceptional corporate and business financial performance. We also believe that by placing a significant equity opportunity in the hands of executives who are capable of driving and sustaining growth, our stockholders will benefit along with the executives who helped create stockholder value. The table below includes the principal components of our pay-for-performance approach.

Component	Purpose	Form	Pay for Performance
Base Salary	Provide sufficient competitive pay to attract and retain experienced and successful executives; reward performance and business results.	Cash	Adjustments to base salary are based on individual performance, contributions to the business, competitive practices and internal comparisons.
Annual Bonuses	Provide financial incentives to members of management who are in positions to make important contributions to Michaels’ success.	Cash	The actual award amount varies with the degree to which we achieve our annual financial objectives, as well as the Named Executive Officer’s individual job performance.

Long-Term Equity-Based Compensation

Encourage and reward building long-term stockholder value and employment retention; engage executives in innovation and align them with stockholder interests. We currently provide two equity award types to balance specific objectives.

	• Stock Options: Reward absolute stock price appreciation	Stock Options

The potential appreciation in our stock price above the option exercise price motivates our Named Executive Officers to build stockholder value. Named Executive Officers may realize value only if our stock price appreciates over the option term.

	• Restricted Stock Awards: Create retention value even during periods of short-term market volatility	Restricted Stock Awards

Retain certain Named Executive Officers and align them with stockholders’ interests by awarding a fixed number of common shares upon vesting, which creates the opportunity for stock ownership even during market downswings.

Compensation Strategy: Policies and Procedures

Role of Compensation Committee and Chief Executive Officer in Compensation Decisions

The Compensation Committee reviews and recommends to the Board for approval the compensation for all executive officers at the level of Executive Vice President and above. The Board is ultimately responsible for determining the compensation of our executive officers at the level of Executive Vice President and above. The members of the Compensation Committee and our Chief Executive Officer are ultimately responsible for determining the compensation of our executive officers at the Senior Vice President level. Under our certificate of incorporation, equity-based plans must also be approved by a majority of our stockholders. Both the Compensation Committee and the Board receive recommendations with respect to compensation-related decisions regarding our executive officers, other than the Chief Executive Officer, by senior management, principally the Chief Executive Officer and the Senior Vice President—Human Resources. In determining compensation levels for the executive officers, the Compensation Committee considers the scope of an individual’s responsibilities, the competitive market salary at comparable companies, an individual’s performance and prior experience, the performance of the Company and the attainment of planned financial and strategic initiatives. These factors are evaluated by the Compensation Committee and the Board, with the attainment of planned financial and strategic initiatives given greater weight with respect to executive bonuses. The Compensation Committee considers overall past compensation and incentives in determining the compensation of executive officers and seeks to assure that the executives have appropriate incentives to achieve high levels of Company performance. The Compensation Committee, through its members’ involvement in other portfolio companies, has experience regarding compensation programs for executive officers. Approvals by the Compensation Committee and recommendations to the Board by the Compensation Committee are based on a number of factors, including a review of competitive market data (as described below) and executive performance (as described below), the experience of the members of the Compensation Committee and alignment of compensation with the overall strategic direction and goals of the Company.

Competitive Market Data and Use of Compensation Consultants

As part of the compensation review process and our preparation to become a public company, management and our human resources department provide the Compensation Committee with market survey data on executive compensation levels and general information regarding executive compensation practices in our industry, including information provided by The Hay Group, Inc., a compensation consulting firm engaged by the Company. The Hay Group’s work in 2011 included a review of total compensation of our Chief Executive Officer and other executive officers in light of amounts paid and compensation targets at comparable companies gathered from its internal sources as well as from published executive compensation surveys. Our Compensation Committee believes that the results of this review demonstrated that the Company’s executive compensation was generally competitive for like senior positions. Our Compensation Committee was satisfied that the information presented sufficiently confirmed the appropriateness of the Company’s executive compensation program and targets. The Committee therefore did not deem it necessary to engage any further consultants for this purpose, nor did it believe that a formal benchmarking of total executive compensation or individual compensation elements against a peer group was warranted. The Compensation Committee did not aim to set total compensation, or any compensation element, at a specified level as compared to the survey and other data it reviewed, but rather used the data as guidelines for the overall executive compensation program.

On September 26, 2011, the Company named Eric Gordon as Senior Vice President—Chief Information Officer. In connection with the hiring of Mr. Gordon, the Compensation Committee considered the prior compensation level of Mr. Gordon and compensation data provided by management and our human resources department to obtain a general understanding of compensation trends when negotiating and ultimately setting the initial compensation level for Mr. Gordon.

Highlights of 2011 Performance

We achieved strong financial performance in fiscal 2011, and we believe that our Named Executive Officers were instrumental in helping us to achieve these results. Highlights of our fiscal 2011 performance include the following:

•                  sales increased to $4,210 million, a 4.4% improvement over last year, driven by a 3.2% increase in comparable store sales as well as the opening of 25 new stores and 15 store relocations during the year

•                  our private brand merchandise, as a percentage of total Net sales, increased to 44% from 32% in fiscal 2010

•                  gross margin improved by 1.2% to 40.0% for fiscal 2011

•                  we reported record Operating income of $569 million, an increase of 16.6% from prior year

•                  Adjusted EBITDA improved by 13.5%, from $622 million in fiscal 2010 to $706 million fiscal 2011. Net cash provided by operating activities decreased $25 million, or 5.7%, and Net income increased by $73 million to $176 million

This performance translated into financial results that exceeded our budgeted expectations and bonus threshold as described in “Compensation Discussion and Analysis—Annual Bonuses”.

Compensation Elements

Base Salaries

Base salaries for our executive officers are established based on the scope of their responsibilities, individual performance and prior experience, Michaels’ operating and financial performance and the attainment of planned financial and strategic initiatives, taking into account the knowledge of the members of the Compensation Committee regarding competitive market compensation paid by companies for similar positions. The Compensation Committee recommends, and the Board sets, base salaries for officers at the level of Executive Vice President and above at a level designed to attract and retain highly qualified individuals who make contributions that result in Michaels meeting its operating and financial goals. The members of the Compensation Committee and our Chief Executive Officer use the same criteria when approving base salaries for executive officers at the Senior Vice President level. Base salaries are reviewed and adjusted annually as deemed appropriate by the Compensation Committee and the Board, as applicable, based on performance and business results, among other factors. The Compensation Committee and the Board have discretion to adjust base salaries during the fiscal year and exercised that discretion in fiscal 2011, as described below.

On September 26, 2011, Mr. Gordon was named Senior Vice President—Chief Information Officer of the Company. Pursuant to his offer letter with the Company, Mr. Gordon’s base salary was set at $300,000, with salary increases to be consistent with our policy of increases on an individual merit basis. Mr. Gordon also received a signing bonus of $3,000 to cover certain non-recurring benefit costs. In approving Mr. Gordon’s base salary, the members of the Compensation Committee and our Chief Executive Officer considered Mr. Gordon’s compensation at his prior employer, the scope and responsibilities of his position at Michaels, a competitive salary and the level of compensation needed to recruit Mr. Gordon to the Company.

In March 2011, the Compensation Committee reviewed recommendations regarding 2011 annual base salary rates for the executive officer group based on the criteria set forth under “—Compensation Strategy: Policy and Procedure”. Merit guidelines are determined by reviewing surveys of market data provided by our management and human resources department, as well as giving consideration to the Company’s overall budget for associate compensation. Based upon this information, the Company applied an annual merit rate increase of 3.0% for fiscal 2011 for its corporate associates, including our Named Executive Officers.

In June 2011, the Compensation Committee and the Board reviewed the base salaries for the Named Executive Officers as part of a strategic review and realignment of compensation and benefits. The Board subsequently approved an additional base salary increase of $7,300 for each of the Named Executive Officers, effective July 2011.

Base salaries for the Named Executive Officers for fiscal 2010 and 2011, which reflect increases between the two fiscal years and the adjustments made during fiscal year 2011, are shown below.

Name	2010 Base Salary	2011 Base Salary
John B. Menzer	$1,027,000	$1,065,110
Charles M. Sonsteby	650,000	667,050
Thomas C. DeCaro	356,493	374,488
Philo T. Pappas	386,251	405,138
Eric C. Gordon(1)	N/A	300,000

(1)                                 Mr. Gordon joined the Company in fiscal 2011.

Annual Bonuses

In March 2011, the Compensation Committee recommended that the Board approve the Company’s Bonus Plan for executive officers, including the Named Executive Officers, for fiscal 2011 (the “Bonus Plan”) to provide financial incentives to these individuals and those other members of management who were in positions to make important contributions to Michaels’ success. The Board subsequently approved the Bonus Plan. The structure of the Bonus Plan and the specific objectives relating to bonus payments were proposed by the Company’s Chief Executive Officer and Senior Vice President—Human Resources and were reviewed by the Compensation Committee. For each of Messrs. Menzer, Sonsteby and Gordon, the Bonus Plan tied 80% of his respective bonus opportunity to Michaels’ attainment of a financial objective (EBITDA, less an inventory charge), and 20% to individual job performance. For each of Mr. DeCaro and Mr. Pappas, the Bonus Plan tied 50% of his respective bonus opportunity to Michaels’ attainment of a financial objective (EBITDA, less an inventory charge), 15% to a business unit sales objective (U.S. and Canada sales for all Company stores), 15% to a business unit buyer contribution objective (scan margin, less shrink at cost, plus entitlements, less average monthly inventory at cost with a multiplier, less an inventory charge), and 20% of his respective bonus opportunity to individual job performance. Individual management business objectives for Mr. Menzer were reviewed with and approved by the Compensation Committee in the early part of fiscal year 2011. Individual management business objectives for Messrs. Sonsteby and Pappas were reviewed with and approved by the Chief Executive Officer. For Mr. DeCaro, these objectives were reviewed and approved by the Chief Administrative Officer and Chief Financial Officer. Mr. Gordon joined the Company in September 2011, and his individual management business objectives were reviewed with and approved by the Chief Administrative Officer and Chief Financial Officer shortly thereafter.

Under the Bonus Plan, before any business unit or individual performance payout would be earned, the actual results of the financial objective (EBITDA, less an inventory charge) was required to meet the threshold established by the Compensation Committee, which represented approximately 93% of target. Each participating Named Executive Officer was entitled to a bonus equal to a certain percentage of that executive officer’s base salary, depending on the achievement of the threshold, target and maximum performance level. The Compensation Committee set threshold, target and maximum performance levels for all officers of the Company. The final award depended on the actual level of performance achieved; however, the Compensation Committee retained the right to make adjustments in its sole discretion. The target levels of performance for the bonus goals were set at levels that the Compensation Committee and the Board believed to be reasonably achievable in view of Michaels’ historical annual performance. In the Compensation Committee’s view, taking into account comparative data provided to the Committee by management and our human resources department, the compensation payable to the Named Executive Officers upon reaching target levels of performance, when added to their base salaries, creates a level of total cash compensation competitive with that paid by comparable companies for similar positions. Additional information regarding the targets and objectives is set forth below.

The target bonus opportunity percentages set for fiscal 2011 and the threshold, target and maximum payments for each of the Named Executive Officers for fiscal 2011 were as follows:

	John B. Menzer	Charles M. Sonsteby	Thomas C. DeCaro	Philo T. Pappas	Eric C. Gordon(1)
Percentage of Base Salary
Target	100%	70%	50%	50%	40%
Threshold	18%	12.6%	9%	9%	7.2%
Maximum	200%	140%	100%	100%	80%

Financial Weightings

Company Objective Measures

Overall Company
Results	80%	80%	50%	50%	80%
Company Sales			15%	15%
Buyer Contribution
Less Inventory Charge			15%	15%

Company Subjective Measures

Individual Performance	20%	20%	20%	20%	20%

(1)                                 Pursuant to Mr. Gordon’s offer letter from the Company, Mr. Gordon’s annual bonus was prorated to the commencement of his employment.

Company Objective Measures

In March 2012, the Compensation Committee reviewed the Company’s financial results as applicable to the pre-established fiscal 2011 Bonus Plan objectives for the Named Executive Officers. As described previously, the financial objective of Company performance that was applicable to all the Named Executive Officers was EBITDA, less an inventory charge. At the beginning of fiscal 2011, the Compensation Committee established, and the Board approved, the EBITDA, less an inventory charge, goal for target-level bonuses at $571.6 million, with a maximum at $637.2 million and a threshold at $531 million. For the fiscal year, the Company achieved financial performance of $584.2 million, which was between target and maximum. As a result, bonuses above target were earned for the Company performance element of the plan.

At the beginning of fiscal 2011, the Compensation Committee approved a business unit sales objective goal for target level bonuses at $4,088.7 million, with a maximum at $4,293.1 million and a threshold at $3,986.4 million. The Compensation Committee also approved a business unit buyer contribution objective goal for target level bonuses at $1,998.4 million, with a maximum at $2,098.3 million and a threshold at $1,948.4 million. For the fiscal year, the Company achieved business unit sales of $4,069.9 million, which was between threshold and target, and a business unit buyer contribution of $1,998.5 million, which was between target and maximum. As a result, bonuses below target were earned for the business unit sales objective element of the plan and bonuses above target were earned for the business unit buyer contribution element of the plan. Among the Named Executive Officers, each of these components was only applicable to Messrs. Pappas and DeCaro.

Company Subjective Measures

Since the financial objective threshold that is applicable to all Named Executive Officers was met, in March 2012, the Compensation Committee, based upon input and recommendations by the Chief Executive Officer and the Chief Administrative Officer and Chief Financial Officer, as applicable, evaluated the individual performance of each of the Named Executive Officers for purposes of determining bonuses based on individual performance. The individual management business objectives are both quantitative and subjective, and are assessed in the aggregate to determine the individual’s level of performance and bonus achieved. No specified weight is given to a single measure within the group of individual management business objectives, and the Committee’s assessment of achievement reflects a generalized view of overall achievement of the group of measures. In addition, the individual management business objectives for all executives included an assessment of the executive’s job knowledge and skills, communication skills, interpersonal skills, effectiveness of management, judgment and decision-making, drive and commitment, leadership and customer satisfaction. The Compensation Committee considers performance against all of the individual management business objectives as a whole in assessing the overall level of achievement of the group of metrics.

For fiscal 2011, Mr. Menzer’s group of individual management business objectives related to a number of aspects of the Company’s strategic and operating plan. The Compensation Committee determined that Mr. Menzer achieved his individual objectives at 200% of target. Mr. Sonsteby’s group of individual management business objectives were focused primarily on new store growth, expansion into new markets, direct import penetration, pricing and profit improvement, increasing cash flow and spend reduction, marketing efforts, new business lines and our customer special order program. The Compensation Committee determined that Mr. Sonsteby achieved his individual objectives at 100% of target. For Mr. Pappas, his group of individual management business objectives focused primarily on expansion into new markets, direct import penetration, pricing and profit improvement, increasing cash flow, new business lines, increasing scan margin and increasing sales from custom framing. The Compensation Committee determined that Mr. Pappas achieved his individual objectives at 200% of target. Mr. DeCaro’s group of individual management business objectives focused primarily on expansion into new markets, direct import penetration, pricing and profit improvement, increasing cash flow and our customer special order program. The Compensation Committee determined that Mr. DeCaro achieved his individual objectives at 50% of target. As Senior Vice President—Chief Information Officer, Mr. Gordon’s group of individual management business objectives were primarily to help support operations during peak season from an IT perspective with minimal disruptions at the store level, appropriately prioritize IT projects and outline an IT strategy that transitions his department to a business driver. The Compensation Committee determined that Mr. Gordon achieved his individual objectives at 50% of target.

Actual Payouts

Actual payouts for the Named Executive Officers, as a percentage of target level bonus, were as follows:

	John B. Menzer	Charles M. Sonsteby	Thomas C. DeCaro	Philo T. Pappas	Eric C. Gordon(1)
Percent of Target	135%	115%	97%	127%	105%

(1)                     Pursuant to Mr. Gordon’s offer letter from the Company, Mr. Gordon’s annual bonus was prorated to the commencement of his employment.

Actual amounts paid to the Named Executive Officers for fiscal 2011 are listed in the Summary Compensation Table.

Bonus opportunities for our Named Executive Officers for fiscal 2012 will be administered pursuant to the Company’s bonus plan for fiscal 2012.

Long-Term Equity-Based Compensation

On February 15, 2007, our Board and stockholders approved the Michaels Stores, Inc. 2006 Equity Incentive Plan (the “Plan”), as well as certain specific grants under the Plan to officers. In addition, the stockholders granted the Board authority to make Plan grants to other eligible participants in the future. The Plan was established to advance the interests of Michaels and its affiliates by providing for the grant of equity-based awards to eligible officers, associates, directors of, and consultants and advisors to, Michaels or its affiliates. Awards under the Plan are intended to align the long-term incentives of our executives and stockholders. Grants are awarded when an executive is hired and may be awarded for subsequent promotions. All stock option grants are made with exercise prices set at or above the grant date fair market value of the underlying stock as determined by our Board.

Each outstanding option under the Plan is divided into tranches with escalating exercise prices. The tranche structure of the option awards, with increasing exercise prices in each tranche, is designed to incentivize long-term performance by tying the value of the options to long-term increases in the value of our Common Stock. Historically, grants have not been made on an annual basis; rather, each initial grant has been intended to incentivize the executive for a 5-year period based on the vesting and exercise structure of the grant. Each tranche vests 20% on each of the first through fifth anniversaries of the grant date, and all unvested options vest immediately upon a Change of Control (as defined in the Stockholders Agreement). Detail regarding accelerated vesting with regards to options held by our Named Executive Officers is contained in the Grants of Plan-Based Awards for Fiscal 2011 table and the Outstanding Equity Awards at Fiscal Year-End 2011 table that follow this Compensation Discussion and Analysis.

Other than grants of options to Mr. Gordon in connection with his hiring, no options were granted to Named Executive Officers in fiscal 2011. The following options were granted to Mr. Gordon on October 26, 2011:

	Number of Shares of Common Stock Underlying Stock Options
Name	Total Shares	Tranche 1 (Exercise Price $17.95 Per Share)	Tranche 2 (Exercise Price $22.50 Per Share)
Eric Gordon	142,791	95,194	47,597

The amount of the award was based on Mr. Gordon’s position as Senior Vice President—Chief Information Officer at Michaels and the total target compensation package deemed appropriate for such position. The Compensation Committee and the Board determined this award to be reasonable and consistent with the nature of the Mr. Gordon’s responsibilities and the goals of competitive compensation and retention of key executive officers.

Other Benefits and Perquisites

Our Named Executive Officers also receive certain other benefits and perquisites. During fiscal 2011, these benefits included contributions to 401(k) accounts, the payment of life insurance premiums, Company-paid medical benefits, car allowances and, in some cases, tax gross-ups and reimbursement for income taxes on taxable benefits. During fiscal 2011, the Company terminated its Executive Medical Plan and all officers of the Company were placed on the same medical plan as other corporate associates. Additionally, our Chief Executive Officer is also entitled to the use of a Company-owned or leased automobile. The Compensation Committee and the Board believe that these benefits and perquisites are reasonable and consistent with the nature of the executives’ responsibilities, provide a competitive level of total compensation to our executives and serve as an important element in retaining those individuals. The cost to Michaels of these benefits to the Named Executive Officers is set forth in the Summary Compensation Table under the column “All Other Compensation” and detail about each element is set forth in the table presented in footnote 4 to the Summary Compensation Table.

Employment and Severance Agreements

Mr. Menzer has an employment agreement with Michaels that was entered into at the time of his appointment, which included certain severance benefits in the event of termination other than for cause or by Mr. Menzer for good reason, as such terms were defined in the agreement. The specific terms of Mr. Menzer’s employment agreement, including the provisions that have survived the termination of his employment, are discussed in the section entitled “Menzer Employment Agreement” following the Grants of Plan-Based Awards Table and under “Executive Compensation—Potential Payments Upon Termination or Change of Control”.

In April 2008, the Board approved the Company’s Officer Severance Pay Plan (the “OSPP”), which was amended in July 2008. The OSPP was established by the Company to provide certain severance benefits, subject to the terms and conditions of the OSPP, to designated officers (those with a position of Vice President or above, or an equivalent title as approved by the Compensation Committee, and excluding the Chief Executive Officer) in the event that their employment is terminated as a result of a “Qualifying Termination” (as defined in the OSPP and described below). A more detailed description of the OSPP may be found under “Executive Compensation—Potential Payments Upon a Change of Control”.

Tax and Accounting Considerations

Deductibility of Executive Compensation.  While the Compensation Committee takes into account tax and accounting considerations in structuring the components of the Company’s compensation program, these considerations are secondary to the primary objectives of the program.

The Company’s Compensation Policies and Practices as They Relate to Risk Management

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company (including employees that are not Named Executive Officers) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

•                  the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee

•                  bonus payouts are not based solely on corporate performance, but also require achievement of individual performance objectives

•                  bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion

•                  the financial opportunity in the Company’s long-term equity-based compensation is best realized through long-term appreciation of the Company’s stock price, which mitigates excessive short-term risk-taking

•                  the allocation of compensation between cash and equity awards and the focus on stock-based compensation, including options and restricted stock awards generally vesting over a period of years, thereby mitigating against short-term risk taking

Based on such evaluation, the Compensation Committee has determined that the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

According to SEC rules, the Summary Compensation Table must include specific information for each of the Named Executive Officers previously identified in the Compensation Discussion and Analysis above.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John B. Menzer	2011	1,057,001	—		—	—	1,441,520	42,686	2,541,207
Former Chief Executive Officer(5)	2010	1,022,846	—		—	—	1,507,431	76,931	2,607,208
	2009	807,692	—		2,135,000	2,407,750	1,644,500	115,952	7,110,894
Charles M. Sonsteby	2011	662,181	—		—	—	538,576	36,057	1,236,814
Chief Administrative Officer and Chief Financial Officer(6)	2010	200,000	—		552,754	2,696,082	336,510	16,579	3,801,925
Thomas C. DeCaro	2011	369,473	—		—	—	181,851	39,579	590,903
Executive Vice President	2010	355,260	—		—	—	199,244	56,680	611,184
—Supply Chain	2009	348,478	—		—	219,648	242,959	56,929	868,014
Philo T. Pappas	2011	399,986	—		—	—	257,506	41,945	699,437
Executive Vice President	2010	384,520	—		—	—	235,188	86,785	706,493
—Category Management(7)	2009	359,135	20,000		50,002	341,924	239,663	126,777	1,137,501
Eric Gordon	2011	98,077	3,000	(9)	—	961,936	42,140	51,767	1,156,920
Senior Vice President
—Chief Information Officer(8)

(1)                                  The amounts in this column represent the aggregate grant date fair value of restricted stock awards calculated in accordance with ASC 718, based on the assumptions set forth in Note 7 to the Consolidated Financial Statements. Because the Company was a privately-held company in fiscal 2009, 2010, and 2011, and there was no public market for our Common Stock, the fair market value of our Common Stock was determined by our Board based on available information that was material to the value of our Common Stock and on the factors identified in footnote (3) to the Grants of Plan-Based Awards table.

(2)                                  Represents the aggregate grant date fair value of option awards on the date of the grant as calculated in accordance with ASC 718, based on the assumptions set forth in Note 7 to the Consolidated Financial Statements. Because the Company was a privately-held company in fiscal 2009, 2010, and 2011, and there was no public market for our Common Stock, the fair market value of our Common Stock was determined by our Board based on available information that was material to the value of our Common Stock and on the factors identified in footnote (3) to the Grants of Plan-Based Awards table.

(3)                                  The amounts in this column for fiscal 2011 reflect the cash awards to Named Executive Officers under the Bonus Plan, which are discussed in further detail in the preceding section “Compensation Discussion and Analysis—Compensation Elements—Annual Bonuses”. The amounts in this column for fiscal 2010 reflect the cash awards to Named Executive Officers under the Company’s Bonus Plan for Executive Officers for fiscal 2010. The amounts in this column for fiscal 2009 reflect the cash awards to Named Executive Officers under the Company’s Bonus Plan for executive officers for fiscal 2009.

(4)                                  The table below reflects the fiscal 2011 components of this column.

	John B. Menzer	Charles M. Sonsteby	Thomas C. DeCaro	Philo T. Pappas	Eric C. Gordon
Medical Benefits	$18,888	$25,246	$27,528	$29,564	$1,725
Insurance Premiums	6,382	6,272	4,926	3,688	178
Company Contributions to 401(k)	—	—	2,450	2,450	—
Tax Reimbursement(a)	583	562	598	2,266	15,262
Relocation	—	—	—	—	34,602
Car Allowance/Company-owned or Leased Automobile	16,733	3,877	3,877	3,877	—
Other(b)	100	100	200	100	—
Total Other	$42,686	$36,057	$39,579	$41,945	$51,767

(a) Reimbursement of income taxes is related to relocation, executive gifts, long-term disability insurance premiums and medical expenses.

(b) The amounts in this row reflect for Mr. Menzer, Mr. Sonsteby, Mr. DeCaro and Mr. Pappas the cost attributable to executive gifts.

(5)                                  Mr. Menzer became our Chief Executive Officer on April 6, 2009, and his compensation for fiscal 2009 reflects a partial fiscal year.  He resigned from the Company effective July 19, 2012, to focus on recovery and rehabilitation from a stroke he suffered in April 2012.

(6)                                  Mr. Sonsteby joined the Company as Chief Administrative Officer and Chief Financial Officer on October 4, 2010, and his compensation for fiscal 2010 reflects a partial fiscal year.

(7)                                  Mr. Pappas joined the Company as Executive Vice President—Category Management on February 23, 2009, and his compensation for fiscal 2009 reflects a partial fiscal year.

(8)                                  Mr. Gordon joined the Company as Senior Vice President—Chief Information Officer on September 26, 2011, and his compensation for fiscal 2011 reflects a partial fiscal year.

(9)                                  Represents signing bonus provided to Mr. Gordon to cover certain non-recurring benefit costs.

Grants of Plan-Based Awards for Fiscal 2011

The following table sets forth the plan-based awards granted to Named Executive Officers pursuant to Company plans during fiscal 2011.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock(2) (#)	Options(2) (#)	Awards ($/Sh)(3)	Awards ($)(4)
John B. Menzer	N/A	191,720	1,065,110	2,130,221
Former Chief Executive Officer
Charles M. Sonsteby	N/A	84,048	466,935	933,870
Chief Administrative Officer and Chief Financial Officer
Thomas C. DeCaro	N/A	33,704	187,244	374,488
Executive Vice President— Supply Chain
Philo T. Pappas	N/A	36,462	202,569	405,138
Executive Vice President— Category Management
Eric C. Gordon	N/A	7,200	40,000	80,000
Senior Vice President—	10/26/2011					95,194	17.95	680,647
Chief Information	10/26/2011					47,597	22.50	281,289
Officer(5)

(1)                                  The threshold, target and maximum amounts in these columns show the range of payouts targeted for fiscal 2011 for performance under the Bonus Plan as discussed in further detail in “Compensation Discussion and Analysis—Compensation Elements—Annual Bonuses”. For Mr. Gordon, these amounts reflect pro-rated values for the partial year he was employed. Bonuses were recommended by the Compensation Committee, and approved by the Board, as applicable, in March 2012 and were paid in April 2012, and are reflected in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation”.

(2)                                  All equity awards noted below were granted under the 2006 Equity Incentive Plan.

(3)                                  All grants of stock options under the 2006 Equity Incentive Plan have had an exercise price determined by our Board to be equal to or greater than the fair market value of our Common Stock on the date of grant. Because the Company was a privately-held company in fiscal 2011, and there was no public market for our Common Stock, the fair market value of our Common Stock was determined by our Board based on available information that was material to the value of our Common Stock at the time such determination was made, including any third party valuation reports, the principal amount of the Company’s indebtedness, the Company’s actual and projected financial results, and fluctuations in the market value of publicly-traded companies in the retail industry.

(4)                                  The amounts in this column represent the aggregate grant date fair value of the stock options as calculated in accordance with ASC 718, based on the assumptions set forth in Note 7 to the Consolidated Financial Statements.

(5)                                  Stock options were granted to Mr. Gordon on October 26, 2011, vesting at the rate of 20% per year on each of the first through fifth anniversaries of October 26, 2011, or immediately upon a Change of Control (as defined in the Stockholders Agreement).

Employment Agreements with Certain Named Executive Officers

Menzer Employment Agreement

The compensation for John B. Menzer described in the Summary Compensation Table and the Grants of Plan-Based Awards Table above was in accordance with the terms of his employment agreement, as amended, with Michaels, pursuant to which he served as Chief Executive Officer until his termination of employment in July 2012. The agreement became effective April 6, 2009 and was amended on June 2, 2009. The agreement provided for an annual base salary of $1,000,000, subject to increase in the sole discretion of the Board. Mr. Menzer was eligible for an annual bonus for each fiscal year during his employment, with a target amount of 100% of his base salary and a maximum bonus potential of 200% of his base salary, based on performance targets established by the Board, with the actual amount of any bonus being in the sole discretion of the Board. In addition, in connection with the commencement of his employment, Mr. Menzer was granted 500,000 shares of restricted stock and an option to purchase 2,500,000 shares of Common Stock. For a more detailed description of the restricted stock and options grants, see the Outstanding Equity Awards at Fiscal Year-End table below. Mr. Menzer was also entitled to a Company-leased automobile and to participate in benefit plans standard for Michaels’ executive officers, including life insurance plans.

Mr. Menzer resigned from the Company effective July 19, 2012, to focus on recovery and rehabilitation from the stroke he suffered in April. In connection with his resignation, Mr. Menzer will receive the benefits and payments which became payable as a result of the termination of his employment related to a disability, pursuant to the terms of his employment agreement.  Mr. Menzer is subject to non-competition and non-solicitation restrictions for a period of two years following the termination of his employment and is subject to confidentiality covenants.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table sets forth information regarding equity awards held by our Named Executive Officers as of January 28, 2012.

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John B. Menzer					375,000	9,033,750
Former Chief Executive Officer(2)	333,334	500,000	7.50	6/1/2017
	333,333	500,000	15.00	6/1/2017
	333,333	500,000	22.50	6/1/2017
Charles M. Sonsteby					30,560	736,190
Chief Administrative Officer	37,843	151,373	14.47	1/4/2019
and Chief Financial Officer(3)	37,843	151,373	15.00	1/4/2019
	37,843	151,373	22.50	1/4/2019
Thomas C. DeCaro	60,558	90,838	7.50	7/1/2017
Executive Vice President—	71,999	—	15.00	2/15/2017
Supply Chain(4)	31,759	47,640	15.00	7/1/2017
	71,999	—	22.50	2/15/2017
	31,759	47,640	22.50	7/1/2017
Philo T. Pappas					7,026	169,256
Executive Vice President—	60,558	90,838	7.50	7/1/2017
Category Management(5)	6,309	—	15.00	4/16/2017
	58,035	87,054	15.00	7/1/2017
	6,309	—	22.50	4/16/2017
	58,035	87,054	22.50	7/1/2017
Eric C. Gordon					—	—
Senior Vice President—	—	95,194	17.95	10/25/2019
Chief Information Officer(6)	—	47,597	22.50	10/25/2019

(1)                                 Because the Company was a privately-held company in fiscal 2011, and there was no public market for our Common Stock, the fair market value of our Common Stock was determined by our Board based on available information that was material to the value of our Common Stock and on the factors identified in footnote (3) to the Grants of Plan-Based Awards table. The shares were valued based on a price per share of $24.09, which was the fair market value of our Common Stock on January 28, 2012, the last day of fiscal 2011.

(2)                                 Stock options were granted to Mr. Menzer on June 2, 2009, vesting at the rate of 20% on each of April 6, 2010, April 6, 2011, April 6, 2012, April 6, 2013 and April 6, 2014, or immediately upon a Change of Control (as defined in the Stockholders Agreement). Mr. Menzer’s restricted stock awards were to vest 25% on each of April 6, 2011, April 6, 2012, April 6, 2013 and April 6, 2014 (vesting of all shares would accelerate upon a Change of Control (as defined in the Stockholders Agreement)). Mr. Menzer resigned from the Company effective July 19, 2012, to focus on recovery and rehabilitation from a stroke he suffered in April 2012.Mr. Menzer will receive all dividends and distributions, if any, paid with respect to the shares of restricted stock he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

(3)                                 Stock options were granted to Mr. Sonsteby on January 5, 2011, vesting at the rate of 20% on each of October 4, 2011, October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015, or immediately upon a Change of Control (as defined in the Stockholders Agreement). Mr. Sonsteby’s restricted stock awards vest 20% on each of October 4, 2011, October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015 (vesting of the shares would accelerate upon a Change of Control (as defined in the Stockholders Agreement) or in the event of Mr. Sonsteby’s death, disability or termination by the Company without cause). Mr. Sonsteby will receive all dividends and distributions, if any, paid with respect to the shares of restricted stock he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

(4)                                 Stock options were granted to Mr. DeCaro on July 2, 2009 in connection with the Company’s Exchange Offer, with 143,998 of these options immediately exercisable on the grant date based on the period of time that his exchanged options had been held in relation to the total term of the option. The remaining options vest at the rate of 20% on each of July 2, 2010, July 2, 2011, July 2, 2012, July 2, 2013 and July 2, 2014, or immediately upon a Change of Control (as defined in the Stockholders Agreement). For more information regarding the Exchange Offer, see Note 7 to the Consolidated Financial Statements.

(5)                                 Stock options were granted to Mr. Pappas on July 2, 2009 in connection with the Company’s Exchange Offer, with 12,618 of these options immediately exercisable on the grant date based on the period of time that his exchanged options had been held in relation to the total term of the option. The remaining options vest at the rate of 20% on each of July 2, 2010, July 2, 2011, July 2, 2012, July 2, 2013 and July 2, 2014, or immediately upon a Change of Control (as defined in the Stockholders Agreement). For more information regarding the Exchange Offer, see Note 7 to the Consolidated Financial Statements. Mr. Pappas’s restricted stock awards vest 20% on each of April 17, 2010, April 17, 2011, April 17, 2012, April 17, 2013 and April 17, 2014 (vesting of the shares would accelerate upon Change of Control (as defined in the Stockholders Agreement) or in the event of Mr. Pappas’s death, disability or termination by the Company without cause). Mr. Pappas will receive all dividends and distributions, if any, paid with respect to the shares of restricted stock he holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

(6)                                 Stock options were granted to Mr. Gordon on October 26, 2011, vesting at the rate of 20% on each of October 26, 2012, October 26, 2013, October 26, 2014, October 26, 2015 and October 26, 2016, or immediately upon a Change of Control (as defined in the Stockholders Agreement).

Option Exercises and Stock Vested for Fiscal 2011

The following table shows the number of stock options exercised by our Named Executive Officers, and stock awards held by our Named Executive Officers that vested, during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John B. Menzer
Former Chief Executive Officer	—	—	125,000	1,902,500	(1)
Charles M. Sonsteby
Chief Administrative Officer and Chief Financial Officer	—	—	7,640	137,138	(2)
Thomas C. DeCaro
Executive Vice President
— Supply Chain	—	—	—	—
Philo T. Pappas
Executive Vice President
— Category Management	—	—	2,342	35,645	(3)
Eric C. Gordon
Senior Vice President
— Chief Information Officer	—	—	—	—

(1)                                 The shares were valued at $15.22 per share on the April 6, 2011 vesting date for Mr. Menzer’s restricted shares.

(2)                                The shares were valued at $17.95 per share on the October 4, 2011 vesting date for Mr. Sonsteby’s restricted shares.

(3)                                 The shares were valued at $15.22 per share on the April 17, 2011 vesting date for Mr. Pappas’s restricted shares.

Pension Benefits for Fiscal 2011

The Company has no defined benefit pension plans, other than the Leewards Hourly Pension Plan, which has been frozen to new participants and benefit accruals since May 5, 1992. None of our Named Executive Officers participates in the Leewards Hourly Pension Plan.

Nonqualified Deferred Compensation for Fiscal 2011

The Company has no nonqualified deferred compensation plans.

Potential Payments upon Termination or Change of Control

Mr. Menzer’s employment agreement, which commenced April 6, 2009 and was amended on June 2, 2009 (the “Menzer Agreement”), specifies certain benefits that would have been payable to him in the event of termination. Messrs. Sonsteby, DeCaro, Pappas and Gordon participate in the OSPP (as described below), which provides for severance payments and benefits upon certain terminations of employment. In addition, in the event of a Corporate Transaction (as defined in the Plan), our Plan provides for a range of possible adjustments to outstanding equity awards, including acceleration of vesting. In the event of a transaction that constitutes a Change of Control (as defined in the Stockholders Agreement and set forth below), each Named Executive Officer would be entitled to acceleration of his equity awards. In addition, our Named Executive Officers may be entitled to accelerated vesting of their respective equity awards upon a termination of employment, depending on the specific circumstance as set forth below. The payments for which the Named Executive Officers are eligible under various circumstances related to a Corporate Transaction, Change of Control, or termination of employment are detailed below.

The Plan defines a “Corporate Transaction” as any of the following: any sale of all or substantially all of the assets of the Company, change in the ownership of the capital stock of the Company, reorganization, recapitalization, merger (whether or not the Company is the surviving entity), consolidation, exchange of capital stock of the Company or other restructuring involving the Company.

The Stockholders Agreement defines a “Change of Control” as the occurrence of any of the following: (i) any consolidation or merger of the Company with or into any other corporation or other person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (A) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire Board of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (ii) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its affiliates or associates, other than the Sponsors and their affiliates and the affiliates of Highfields Capital Partners, excluding, in any case, the Company’s initial public offering or any bona fide primary or secondary public offering following the occurrence of the initial public offering; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

Rights and Potential Payments on Termination for Cause, Death, Disability and Voluntary Resignation

Cause.  Both the Menzer Agreement and the OSPP provide that no payments or benefits are due to a Named Executive Officer in the event of a termination for cause except amounts accrued and payable to such executive through the termination date. Under our Plan, all stock options (whether vested or unvested) will immediately terminate.

Death.  Each Named Executive Officer is provided a life insurance policy by the Company with a $1,000,000 benefit, which would be payable to the executive’s beneficiaries upon such executive’s death. Under the Menzer Agreement, Mr. Menzer’s beneficiaries were further entitled to an amount equal to his pro-rated bonus for the year in which death occurs. Under the Plan, the executive’s Legal Representative (as defined in each option agreement) has the option within the one-year period following the executive’s termination of employment (or through the option’s expiration date, if earlier) to exercise any vested stock options held by the Named Executive Officer prior to his death. Under the Stockholders Agreement, upon any termination of a Named Executive Officer’s employment by reason of the executive’s death, the executive’s representative or estate has the option to sell to the Company all or any portion of the vested shares of the Common Stock owned by the Named Executive Officer within 60 days after the date of termination, at the fair market value of the shares as of the date they are repurchased. In addition, pursuant to their restricted stock agreements, all of Messrs. Sonsteby’s and Pappas’s unvested restricted stock would vest. Assuming the executive’s death on January 28, 2012, the last day of our fiscal year, and that the executive’s Legal Representative exercised its option to exercise any vested stock options held by the Named Executive Officer at such time and to sell to the Company all of the shares owned by the Named Executive Officer, the estate of each Named Executive Officer would have realized, based on the fair market value of the Common Stock as of fiscal year end ($24.09), the following amounts for his shares: John B. Menzer, $27,101,250; Charles M. Sonsteby, $3,655,152; Thomas C. DeCaro $7,100,303; Philo T. Pappas, $4,841,030; and Eric C. Gordon, $0.

Disability.  The Company provides each Named Executive Officer with an executive long-term disability policy for the benefit of such executive, which would afford such executive a right to disability benefits after 90 days of the executive becoming disabled in the amount of 67% of monthly compensation up to $20,000 per month. This benefit generally continues until the disability is resolved or age 65. Mr. Menzer was further entitled to his full salary for the 90 days prior to the commencement of disability benefits, which equates to $262,630 (based on his fiscal 2011 base salary), paid in accordance with the Company’s normal payroll practices. During the one-year period following the executive’s termination of employment due to disability (or through the option’s expiration date, if earlier), the executive may exercise any vested stock options held by him prior to his termination. Under the Stockholders Agreement, upon any termination of a Named Executive Officer’s employment by reason of the executive’s disability, the executive or the executive’s representative has the option to sell to the Company all or any portion of the vested shares of the Common Stock owned by the Named Executive Officer within 60 days after the date of termination, at the fair market value of the shares as of the date they are repurchased. In addition, pursuant to their restricted stock agreements, upon disability all of Messrs. Sonsteby’s and Pappas’s unvested restricted stock would vest. Assuming the executive exercised his option to sell to the Company all of the shares owned by the Named Executive Officer upon disability on the last day of fiscal 2011, the Named Executive Officer would have received, based on the fair market value of the Common Stock as of fiscal year end ($24.09), the following amounts for his or her shares: John B. Menzer, $3,011,250; Charles M. Sonsteby, $920,238; Thomas C. DeCaro $642,400; Philo T. Pappas, $282,094; and Eric C. Gordon, $0.  As noted above, Mr. Menzer resigned from the Company effective July 19, 2012, to focus on recovery and rehabilitation from the stroke he suffered in April. In connection with his resignation, Mr. Menzer will receive the benefits and payments which became payable as a result of the termination of his employment related to a disability, pursuant to the terms of his employment agreement.

Voluntary Resignation.  In the event of a voluntary resignation of any of the Named Executive Officers, there are no payments or benefits that continue beyond what is accrued and payable through the termination date. The executive may exercise any vested options held by him prior to his resignation for up to 60 days following termination (or through the option’s expiration date, if earlier). The Menzer Agreement provided that Mr. Menzer was required to give the Company 60 days prior written notice of resignation and the Board may, at its election, have chosen to waive Mr. Menzer’s notice obligation but would have still been required to pay him for the applicable notice period.

Rights and Potential Payment Upon a Change of Control or Termination Without Cause or With Good Reason

Menzer Employment Agreement

The Menzer Agreement provided benefits to Mr. Menzer in the event of a termination of his employment without “cause” or by him for “good reason”, as each is defined below. In either circumstance, for the two-year period following the date of termination he would have been entitled to receive a severance benefit equal to (i) his base salary at the rate in effect on the date of termination, (ii) the amount of his annual target bonus for the year of termination and (iii) continued medical and dental benefits. These benefits would have been contingent on Mr. Menzer signing and returning to the Company a release of claims in the form provided by the Company. The severance pay was payable on a pro-rated basis at the Company’s regular payroll periods and in accordance with its normal payroll practices.

Pursuant to the Menzer Agreement, “cause” meant the following events or conditions, as determined by the Board in its reasonable judgment: (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of, his duties and responsibilities to the Company or any of its Affiliates (as defined in the Menzer Agreement), or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of 10 days after notice; (ii) the material breach of any provision of any material agreement between Mr. Menzer and the Company or any of its Affiliates; (iii) fraud, embezzlement, theft or other dishonesty with respect to the Company or any of its Affiliates; (iv) the conviction of, or plea of nolo contendere to any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a breach of fiduciary obligation.

The term “good reason” was defined as (i) removal without Mr. Menzer’s consent from the position of Chief Executive Officer; (ii) a material diminution in the nature or scope of his responsibilities, duties or authority, provided however that the Company’s failure to continue Mr. Menzer’s appointment or election as a director or officer of any of its Affiliates, a change in reporting relationships resulting from the direct or indirect control of the Company (or successor corporation) by another corporation or other entity and any diminution of the business of the Company or any of its Affiliates or any sale or transfer of equity, property or other assets of the Company or any of its Affiliates does not constitute “good reason”; or (iii) the material failure of the Company to provide him the base salary and benefits in accordance with the terms of the Menzer Agreement. To qualify as a termination for good reason under the Menzer Agreement, notice to the Company must be given by Mr. Menzer and the Company must have failed to cure the good reason within thirty days of receiving notice.

In addition to the Menzer Agreement, Mr. Menzer entered into agreements providing for his restricted stock grant and his stock option grant. These agreements provide that in the event of a Change of Control (as defined in the Stockholders Agreement), all of Mr. Menzer’s restricted stock and stock options immediately vest. Had a Change of Control occurred on the last day of fiscal 2011, Mr. Menzer’s stock options would have a cash-out value of $22,725,007 which is the difference in (i) the fair market value of the Common Stock as of fiscal year end ($24.09) and $7.50 per share, with respect to 833,334 shares exercisable, and (ii) the fair market value of the Common Stock as of fiscal year end ($24.09) and $15.00 per share, with respect to 833,333 shares exercisable and (iii) the fair market value of the Common Stock as of fiscal year end ($24.09) and $22.50 per share, with respect to 833,333 shares exercisable. Had a Change of Control occurred on the last day of fiscal 2011, Mr. Menzer’s unvested restricted stock would have a value of $9,033,750.

Mr. Menzer is subject to non-competition and non-solicitation restrictions for a period of two years following termination of employment and he is also subject to confidentiality covenants. The Menzer Agreement provides no Change of Control severance benefits.

Officer Severance Pay Plan

In April 2008, the Board approved the OSPP, which was amended in July 2008. The OSPP was established by the Company to provide certain severance benefits, subject to the terms and conditions of the OSPP, to designated officers (those with a position of Vice President or above, or an equivalent title as approved by the Compensation Committee, and excluding the Chief Executive Officer) in the event that their employment is permanently terminated as a result of a “Qualifying Termination”. For purposes of the OSPP, an executive is subject to a “Qualifying Termination” if:

•      the executive is on active payroll or is on an approved leave of absence with a right to reinstatement at the time his or her employment terminates;

•      the executive’s employment is terminated by the Company other than for “Cause” (which includes a failure to perform, or material negligence in the performance of, the executive’s duties, a material breach of a material agreement between the executive and the Company, fraud, embezzlement, theft, other dishonesty, the conviction of or plea of guilty or nolo contendere to a crime involving dishonesty or moral turpitude, breach of a fiduciary duty to the Company or violation of Company policy that inflicts damage to the Company) and other than a result of death or disability;

•      the executive is not offered and has not accepted other employment with (1) an affiliate of the Company, (2) a successor of the Company, or (3) a purchaser of some or all of the assets of the Company, in each case: (a) in a position which the executive is qualified to perform regardless of whether the executive is subject to, among other things, a new job title, different reporting relationships or a modification of the executive’s duties and responsibilities; (b) in a position that, when compared with the executive’s last position with the Company, provides a comparable base salary and bonus opportunity; and (c) where there is no change in the executive’s principal place of employment to a location more than 35 miles from the executive’s principal place of employment immediately prior to the Qualifying Termination; and

•      the executive continues employment until the termination date designated by the Company or such earlier date to which the Company agrees, and, during the period from the date the executive receives notice of termination until the termination date, the executive continues to perform to the reasonable satisfaction of the Company.

Executives subject to a Qualifying Termination are entitled to the following benefits:

•      severance pay, payable in accordance with the Company’s normal payroll practices, at the following levels: (i) for the position of Vice President with less than two years of service, six months of base salary continuation; (ii) for the position of Vice President with two or more years of service, twelve months of base salary continuation; (iii) for the position of Senior Vice President, Executive Vice President or President with less than two years of service, twelve months of base salary continuation; and (iv) for the position of Senior Vice President, Executive Vice President or President with two or more years of service, eighteen months of base salary continuation;

•      a prorated target annual bonus for the year of termination; and

•      the continuation of group medical and dental benefits for the salary continuation period.

In order to obtain severance benefits under the OSPP, an executive must first execute a severance agreement and release with Michaels that includes a waiver and release of any and all claims against Michaels and a commitment that, for one year following termination, the executive will not solicit or hire any associate or distributor or vendor of Michaels or its subsidiaries and will not directly or indirectly compete with, or join an organization that directly or indirectly competes with, Michaels. Additionally, an executive officer will not be eligible for benefits under the OSPP if he or she is eligible for severance pay or other termination benefits (other than incidental perquisites such as continued use of a Company vehicle or an air travel allowance) under any other severance pay plan or under any employment agreement or other agreement with the Company or any of its affiliates.

Equity Plans

Each of the Named Executive Officers currently employed with the Company has entered into a stock option agreement that provides for vesting upon a Change of Control (as defined in the Stockholders Agreement). Additionally, Messrs. Sonsteby and Pappas have restricted stock agreements that provide that all their restricted stock shall vest upon a Change of Control. Had a Change of Control occurred on the last day of fiscal 2011, each Named Executive Officer would have realized the following values for their options, including those vesting in the Change of Control, (based on the spread, if any, of the fair market value of the Common Stock as of fiscal year end ($24.09) over the value of the applicable exercise prices for the options): Charles M. Sonsteby $3,841,085; Thomas C. DeCaro, $4,128,590; Philo T. Pappas, $4,128,590; and Eric C. Gordon $660,170. Had a Change of Control occurred on the last day of fiscal 2011, Mr. Sonsteby’s and Mr. Pappas’s unvested restricted shares, including those vesting in the Change of Control, would have values of $736,190 and $169,256, respectively.

Estimated Separation Payments

The table below reflects the amount of compensation payable in the event of an involuntary termination without cause or resignation for good reason (1) to Mr. Menzer under the Menzer Agreement; and (2) to each of the other Named Executive Officers under the OSPP described above and, in the case of Messrs. Sonsteby and Pappas, their restricted stock agreements (solely in respect of an involuntary termination without cause). The amounts shown in the table for the Named Executive Officers assume that the executive’s termination was effective as of the last day of the fiscal year, January 28, 2012 and have been determined, where applicable, using a price of $24.09 per share of Common Stock, the fair market value of our Common Stock on such date. The actual amounts, or value, to be paid to these Named Executive Officers can only be determined at the time of such executive’s separation from the Company.

	Executive Payments and Benefits upon Termination Without Cause or by Executive with Good Reason ($)
John B. Menzer(1)
Salary	2,130,221
Bonus	2,130,221
Restricted Stock	9,033,750
Welfare Benefits	13,405	(2)
Automobile	25,712	(3)
Total	13,333,309
Charles M. Sonsteby
Salary	667,050
Bonus	466,935
Restricted Stock	736,190
Welfare Benefits	12,073	(4)
Total	1,882,248
Thomas C. DeCaro
Salary	561,732
Bonus	187,244
Welfare Benefits	18,109	(4)
Total	767,085
Philo T. Pappas
Salary	607,707
Bonus	202,569
Restricted Stock	169,256
Welfare Benefits	18,109	(4)
Total	997,641
Eric C. Gordon
Salary	300,000
Bonus	41,425	(5)
Welfare Benefits	12,073	(4)
Total	353,498

(1)           Mr. Menzer resigned from the Company effective July 19, 2012, to focus on recovery and rehabilitation from a stroke he suffered in April 2012.

(2)          Represents estimated value of two years of continued benefits, including medical and dental insurance for the salary continuation period.

(3)           Represents personal use of an automobile for 24 months.

(4)           Represents the estimated value of the Company paid portion of the premium for executive’s medical and dental insurance for the salary continuation period.

(5)           Represents the value of a prorated target bonus for fiscal 2011, based on the number of months the Named Executive Officer was employed with the Company during fiscal 2011.

Share Repurchase Rights

As described above, under the Stockholders Agreement, upon any termination of a Named Executive Officer’s employment by reason of the executive’s death or disability, the executive or his/her estate has the option to sell to the Company all or any portion of the vested shares of the Common Stock owned by the Named Executive Officer within 60 days after the date of termination, at the fair market value of the shares as of the date they are repurchased.

In addition, upon termination of a Named Executive Officer’s employment for any reason, the Company has the option to purchase all or any portion of the executive’s shares that were originally purchased from the Company, at the fair market value of the shares. If the Company elects to purchase the executive’s shares, it must deliver notice to the executive no later than 240 days after (but not before the date that is one day after the six-month anniversary of) the later of (i) the date of termination or (ii) the exercise of any option originally granted to the executive or the date upon which any unvested shares granted to the executive become vested shares. With respect to those shares issued to a Named Executive Officer directly or indirectly pursuant to an incentive plan, the Company may purchase all or any portion of the executive’s shares at the fair market value of the shares (upon delivery of the notice as described in the immediately preceding sentence), if the executive’s employment is terminated due to death, disability, by the Company without cause or by the executive for good reason (or in circumstances in which the Company would have no grounds to terminate the executive for cause). If the Named Executive Officer’s employment is terminated by the Company for cause, the Company may purchase all or any portion of the executive’s shares at the lesser of the cost or the fair market value of the shares. The Company’s repurchase rights described herein will expire on the earlier of a Change of Control or an initial public offering.

Assuming the Company exercised its option to repurchase at fair market value, the vested or purchased shares held by the Named Executive Officers on the last day of fiscal 2011, the Named Executive Officers would have received, based on the fair market value of the Common Stock as of fiscal year end ($24.09), the following amounts for their shares: John B. Menzer, $3,011,250; Charles M. Sonsteby, $184,048; Thomas C. DeCaro $642,400; Philo T. Pappas, $112,838; and Eric C. Gordon, $0.

Director Compensation for Fiscal 2011

The current directors are not paid any fees by the Company for services as directors, and they do not receive reimbursement for their expenses from the Company.

Compensation Committee Interlocks and Insider Participation

From the completion of the Merger to March 2011, our Compensation Committee was comprised of two members: Michael S. Chae and Matthew S. Levin. In March 2011, Peter F. Wallace was appointed to the Compensation Committee to fill a vacancy created by the resignation of Mr. Chae from the Committee. Each of the members of our Compensation Committee is affiliated with our Sponsors and has not been deemed an independent director. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers who serve on our Board or Compensation Committee.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table presents information regarding the number of shares of Michaels Common Stock beneficially owned as of October 27, 2012 (unless otherwise indicated) by each of Michaels’ directors and the Named Executive Officers (as defined in “Executive Compensation—Compensation Discussion and Analysis—Executive and Director Compensation—Summary Compensation Table”), and the current directors and executive officers of Michaels as a group. In addition, the table presents information about each person or entity known to Michaels to beneficially own 5% or more of Michaels Common Stock. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares noted below. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, is calculated based on 118,442,331 shares of Michaels Common Stock outstanding as of October 27, 2012, and the number of unissued shares as to which such person or persons has the right to acquire voting and/or investment power within 60 days. Other than beneficial ownership information relating to the Company’s executive officers, the beneficial ownership information set forth below was provided by or on behalf of our Directors, our Sponsors, and Highfields, and the Company has not independently verified the accuracy or completeness of the information so provided.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Beneficial Owners of 5% or More of Our Common Stock:
Michaels Holdings LLC(2)	110,373,482	93.2%
Highfields Capital Management, L.P. and related funds(3)	7,333,250	6.2%
Directors and Named Executive Officers:
Joshua Bekenstein(2)	—	*
Todd M. Cook(2)	—	*
Jill A. Greenthal(4)	—	*
Lewis S. Klessel(2)	—	*
Matthew S. Levin(2)	—	*
Gerry M. Murphy(2)	—	*
James A. Quella(2)	—	*
Peter F. Wallace(2)	—	*
Charles M. Sonsteby(5)	265,258	*
Thomas C. DeCaro(6)	356,780	*
Philo T. Pappas(7)	289,271	*
Eric C. Gordon(8)	28,557	*
All current directors and executive officers as a group (17 persons)	2,102,807	1.7%

*              Less than one percent.

(1)          Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of Common Stock owned as of October 27, 2012 by the person indicated.

(2)           Michaels Holdings LLC holds 110,373,482 shares, or approximately 93%, of outstanding Michaels Common Stock. Michaels Holdings LLC is held by a private investor group, including affiliates of Bain Capital and The Blackstone Group.  Messrs. Bekenstein, Cook, Klessel and Levin are directors of our Company and are associated with Bain Capital, whose affiliated funds may be deemed to have indirect beneficial ownership of 110,373,482 shares, or 93%, of outstanding Michaels Common Stock through their interests in Michaels Holdings LLC. Messrs. Murphy, Quella and Wallace are directors of our Company and are associated with The Blackstone Group, whose affiliated funds may be deemed to have indirect beneficial ownership of 110,373,482 shares, or 93%, of outstanding Michaels Common Stock through their interests in Michaels Holdings LLC.  Each of such persons, other than Michaels Holdings LLC, disclaims membership in any such group and disclaims beneficial ownership of these securities. The principal office addresses of Michaels Holdings LLC are c/o Bain Capital Partners, LLC, 200 Clarendon Street, Boston, MA 02116 and c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(3)           Investment and voting decisions for Highfields Capital Management, L.P. (“HCM”) and its related funds are made by Jonathon S. Jacobson, Chief Executive Officer and Chief Investment Officer of HCM. Mr. Jacobson disclaims beneficial ownership of any shares beneficially owned by HCM and its related funds except to the extent of his pecuniary interest therein. The address of Mr. Jacobson, HCM and its related funds is 200 Carendon Street, Boston, Massachusetts 02116.

(4)           The address of Ms. Greenthal is 345 Park Avenue, New York, New York 10154.

(5)          Includes 113,529 shares of Michaels Common Stock underlying stock options that vested on October 4, 2011 and 113,529 shares of Michaels Common Stock underlying stock options that vested on October 4, 2012.

(6)           Includes 143,998 shares of Michaels Common Stock underlying stock options that vested on July 2, 2009, 62,037 shares of Michaels Common Stock underlying stock options that vested on July 2, 2010, 62,039 shares of Michaels Common Stock underlying stock options that vested on July 2, 2011, and 62,039 shares of Michaels Common Stock underlying stock options that vested on July 2, 2012.

(7)           Includes 12,618 shares of Michaels Common Stock underlying stock options that vested on July 2, 2009, 88,313 shares of Michaels Common Stock underlying stock options that vested on July 2, 2010, 88,315 shares of Michaels Common Stock underlying stock options that vested on July 2, 2011, and 88,315 shares of Michaels Common Stock underlying stock options that vested on July 2, 2012.

(8)           Includes 28,557 shares of Michaels Common Stock underlying stock options that vested on October 26, 2012.

EQUITY COMPENSATION PLAN INFORMATION

On February 15, 2007, the Board of Directors and stockholders approved the 2006 Equity Incentive Plan, as well as certain specific grants under the plan to key employees. In addition, the stockholders granted the Board authority to make plan grants to other eligible participants in the future, which has occurred. The following table gives information about equity awards under the above- mentioned plan as of October 27, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders	9,085,645	$15.86	4,155,181
Equity compensation not approved by security holders	N/A	N/A	N/A
Total	9,085,645	$15.86	4,155,181

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy Regarding Transactions with Related Parties

The Company, to date, has not adopted any formal policies or procedures for the review, approval or ratification of related-party transactions that may be required to be reported under the SEC disclosure rules. However, the Board believes that the transactions described in this “Certain Relationships and Related Party Transactions” section were on an arms-length basis and in the best interests of the stockholders.

Management Agreements with the Sponsors and Others

In connection with the completion of the Merger, we entered into management agreements with the Sponsors pursuant to which the Sponsors provide management services to us until December 31, 2016, with evergreen extensions thereafter. Pursuant to these agreements, the Sponsors receive an aggregate annual management fee in the amount of $12.0 million and reimbursement for out-of-pocket expenses in connection with the provisions of services pursuant to the agreements. In fiscal 2011, 2010 and 2009, we paid the Sponsors $12.2 million, $12.6 million and $13.1 million in management fees and reimbursements, respectively. The management agreements also provide that the Sponsors are entitled to receive fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions of 1% of the gross value of any such transaction. The management agreements contain customary exculpation and indemnification provisions in favor of the Sponsors. The management agreements may be terminated by the Sponsors at any time and terminate automatically upon an initial public offering or a change of control unless we and the Sponsors determine otherwise.

Also, in connection with the completion of the Merger, we entered into a management agreement with Highfields, that provides for an annual management fee of $1.0 million. The management agreement with Highfields may be terminated by the Company at any time and terminates automatically upon an initial public offering or a change of control unless we and Highfields determine otherwise.

Upon termination, each provider of management services will be entitled to a termination fee calculated based on the present value of the annual fees due during the remaining period from the date of termination to October 31, 2016.

Transactions with Certain Affiliates of Bain Capital

Bain Capital owns an approximate 58% equity position in Unisource, an external vendor we utilized to print our circular advertisements. Payments associated with this vendor during fiscal 2011, 2010 and 2009 were $5.6 million, $39.1 million and $38.6 million, respectively. We stopped using this vendor during the first quarter of fiscal 2011.

Bain Capital owns an approximate 51% equity position in LogicSource, an external vendor we began utilizing for print procurement services beginning in the fourth quarter of fiscal 2010. Payments associated with this vendor during fiscal 2011 and 2010 were $4.6 million and less than $1.0 million, respectively. Payments associated with this vendor during the first nine months of each of fiscal 2012 and fiscal 2011 were $3.2 million and $2.9 million, respectively. We currently anticipate that our payments to this vendor in fiscal 2012 will be commensurate with those in fiscal 2011.

Bain Capital owns an approximate 28% equity position in HD Supply, an external vendor we utilized for non-merchandise supplies. Payments associated with this vendor during fiscal 2009 were approximately $1.1 million. We did not have payments to this vendor in fiscal 2010 or 2011.

Bain Capital owns an approximate 14% equity position in Sungard, an external vendor we utilize for certain integrated software and processing services. The Blackstone Group owns an approximate 12% equity position in Sungard. Payments associated with this vendor during fiscal 2011, 2010 and 2009 were $0.2 million, $0.2 million and $0.2 million, respectively. Payments associated with this vendor during the first nine months of each of fiscal 2012 and fiscal 2011 were $0.2 million and $0.1 million, respectively. We currently anticipate that our payments to this vendor in fiscal 2012 will be commensurate with those in fiscal 2011.

Transactions with Certain Affiliates of The Blackstone Group

We are a party to a participation agreement with CoreTrust Purchasing Group (“CPG”), a division of HealthTrust Purchasing, designating CPG as our exclusive “group purchasing organization” for the purchase of certain non-merchandise products and services from third party vendors. CPG secures from vendors pricing terms for goods and services that are believed to be more favorable than participants in the group purchasing organization could obtain for themselves on an individual basis. In connection with purchases by its participants (including us), CPG receives a commission from the vendors in respect of such purchases. Although CPG is not affiliated with The Blackstone Group, in consideration for facilitating our participation in CPG and monitoring the services CPG provides to us, CPG remits a portion of the commissions received from vendors in respect of our purchases under the agreement to an affiliate of The Blackstone Group.

The Blackstone Group owns an approximate 77% equity position in RGIS, an external vendor we utilize to count our store inventory. Payments associated with this vendor during fiscal 2011, 2010 and 2009 were $6.3 million, $5.9 million and $6.9 million, respectively. Payments associated with this vendor during the first nine months of fiscal 2012 and fiscal 2011 were $5.5 million and $6.0 million, respectively. We currently anticipate that our payments to this vendor in fiscal 2012 will be commensurate with those in fiscal 2011.

The Blackstone Group owns an approximate 67% equity position in Vistar, an external vendor we utilize for all of the candy-type items in our stores. Payments associated with this vendor during fiscal 2011, 2010 and 2009 were $20.3 million, $19.1 million and $18.2 million, respectively. Payments associated with this vendor during the first nine months of fiscal 2012 and fiscal 2011 were $16.1 million and $13.0 million, respectively. We currently anticipate that our payments to this vendor in fiscal 2012 will be commensurate with those in fiscal 2011.

During the second quarter of fiscal 2011, The Blackstone Group acquired an approximate 99% equity position in Brixmor Properties Group, a vendor we utilize to lease certain properties. Payments associated with this vendor during fiscal 2011 were $3.2 million. Payments associated with this vendor during the first nine months of fiscal 2012 and fiscal 2011 were $3.5 million and $1.7 million, respectively. We currently anticipate that our payments to this vendor in fiscal 2012 will be approximately $5.0 million.

The Company is a party to an employer health program agreement with Equity Healthcare LLC (“Equity Healthcare”), an affiliate of The Blackstone Group. Equity Healthcare negotiates with providers of standard administrative services for health benefit plans as well as other related services for cost discounts and quality of service monitoring capability by Equity Healthcare. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms for providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. In consideration for Equity Healthcare’s provision of access to these favorable arrangements and its monitoring of the contracted third parties’ delivery of contracted services to us, we pay Equity Healthcare a fee of $2 per participating employee per month (“PEPM Fee”). As we had approximately 5,400, 5,700, and 5,800 employees enrolled in health and welfare benefit plans as of January 28, 2012, January 29, 2011, and January 30, 2010, respectively, the annual amount payable under the agreement would be approximately $0.1 million. In each of fiscal 2011, 2010 and 2009, we paid this vendor $0.1 million.

Equity Healthcare may also receive a fee (“Health Plan Fees”) from one or more of the health plans with whom Equity Healthcare has contractual arrangements if the total number of employees joining such health plans from participating companies exceeds specified thresholds. If and when Equity Healthcare reaches the point at which the aggregate of its receipts from the PEPM Fee and the Health Plan Fees have covered all of its allocated costs, it will apply the incremental revenues derived from all such fees to (a) reduce the PEPM Fee otherwise payable by us; (b) avoid or reduce an increase in the PEPM Fee that might otherwise have occurred on contract renewal; or (c) arrange for additional services to us at no cost or reduced cost. As our PEPM fees for fiscal 2011, 2010, and 2009 were $0.1 million, the benefit received from any Health Plan Fees is minimal.

The Blackstone Group owns an approximate 99% equity position in Hilton Hotels, an external vendor we began utilizing for hospitality services in fiscal 2010. Payments associated with this vendor during fiscal 2011 and 2010 were $1.3 million and $1.1 million, respectively. Payments associated with this vendor during the first nine months of fiscal 2012 and fiscal 2011 were $1.1 million and $0.6 million, respectively. We currently anticipate that our payments to this vendor in fiscal 2012 will be commensurate with those in fiscal 2011.

In fiscal 2010 and 2009, The Blackstone Group owned an approximate 6% equity position in Allied Waste, an external vendor we utilized for waste management services. Payments associated with this vendor during fiscal 2010 and 2009 were $4.6 million and $7.1 million, respectively.

In fiscal 2009, The Blackstone Group owned an approximate 28% equity position in Freedom Communications, an external vendor we utilized for newspaper advertisements. Payments associated with this vendor were $1.7 million during fiscal 2009.

The Blackstone Group owns an approximate 99% equity position in La Quinta, an external vendor we utilize as our preferred hotel provider. Payments associated with this vendor during fiscal 2011, 2010 and 2009 were $0.1 million, $0.2 million and $0.2 million, respectively. Payments associated with this vendor during the first nine months of each of fiscal 2012 and fiscal 2011were $0.1 million. We currently anticipate that our payments to this vendor in fiscal 2012 will be commensurate with those in fiscal 2011.

As noted above under “—Transactions with Certain Affiliates of Bain Capital,” The Blackstone Group owns an approximate 12% equity position in Sungard. See above for further information.

Other Arrangements and Relationships with the Sponsors

Other Relationships

Our current directors (other than Ms. Greenthal) are affiliates of Bain Capital or The Blackstone Group. As such, some or all of such directors may have an indirect material interest in payments with respect to debt securities of the Company that have been purchased by affiliates of Bain Capital and The Blackstone Group. As of October 27, 2012, affiliates of The Blackstone Group held $51.2 million of indebtedness under our Senior Secured Term Loan Facilities. The amount of interest payable related to the Senior Secured Term Loan Facilities, as of October 27, 2012, was $0.2 million.

The Sponsors own 93% of our outstanding common stock. For as long as our Sponsors continue to directly or indirectly own shares of our common stock representing more than 50% of the voting power of our common stock, our Sponsors will be able to direct the election of a majority of the members of our Board and could exercise a controlling influence over our business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends. Similarly, our Sponsors will have the power to determine matters submitted to a vote of our stockholders without the consent of our other stockholders, will have the power to prevent a change in our control and could take other actions that might be favorable to them.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Secured Term Loan Facility

General

On October 31, 2006, we executed a Senior Secured Term Loan Facility with Deutsche Bank AG New York Branch and other lenders. The full amount was initially borrowed on October 31, 2006, with the balance payable on October 31, 2013. On October 27, 2012, the outstanding principal amount of term loans under the Senior Secured Term Loan Facility was approximately $1,787 million.

On August 20, 2009, we amended the Senior Secured Term Loan Facility to permit the issuance or incurrence of indebtedness for the purpose of the repayment of existing term loans under the Senior Secured Term Loan Facility, which new indebtedness could take the form of additional term loans under the Senior Secured Term Loan Facility or secured or unsecured bonds or other loans.

Amortization and Maturity

On November 5, 2009, and December 15, 2011, we amended the Senior Secured Term Loan Facility to extend $1.0 billion and $619 million, respectively, of existing term loans (the “B-2 Term Loans” and “B-3 Term Loans”, respectively) to July 31, 2016, with the remaining $501 million of existing term loans (the “B-1 Term Loans” and, together with the B-2 Term Loans and the B-3 Term Loans, the “Term Loans”) keeping the original maturity date of October 31, 2013.

Under the Senior Secured Term Loan Facility, excess cash flow payments and voluntary prepayments serve to reduce future scheduled quarterly principal payments. Voluntary prepayments we made in fiscal 2011 and fiscal 2010 effectively satisfied all scheduled quarterly principal payments until maturity of the Term Loans.

Interest Rate and Fees

Borrowings under the Senior Secured Term Loan Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus ½ of 1% or (b) a LIBOR , subject to certain adjustments, in each case plus an applicable margin. The applicable margin is (i) with respect to B-1 Term Loans, 1.25% for base rate borrowings and 2.25% for LIBOR borrowings; and (ii) with respect to B-2 Term Loans and B-3 Term Loans, 3.50% for base rate borrowings and 4.50% for LIBOR borrowings. In addition, the applicable margin is subject to a 0.25% decrease based on our corporate family rating assigned by Moody’s Investors Service, Inc.

The B-2 Term Loans and B-3 Term Loans are subject to a minimum increase in interest rates in connection with any future extensions of term loans to the extent that any such future extension has an increase in effective yield in excess of 0.25% above the effective yield of the B-2 Term Loans or B-3 Term Loans.

Prepayments

The Senior Secured Term Loan Facility requires us to prepay outstanding term loans with (a) 100% of the net proceeds of any debt issued by us or our subsidiaries (with exceptions for certain debt permitted to be incurred under the Senior Secured Term Loan Facility) and (b) 50% (which percentage will be reduced to 25% if our total leverage ratio, as defined in the Senior Secured Term Loan Facility, is less than 6.00:1.00 and will be reduced to 0% if our total leverage ratio is less than 5.00:1.00) of our annual Excess Cash Flow (as defined in the Senior Secured Term Loan Facility). We must also offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales or casualty events under certain circumstances. We may voluntarily prepay outstanding loans under the Senior Secured Term Loan Facility at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans.

On September 27, 2012, the Company prepaid an aggregate principal amount of $208.6 million of existing B-1 Term Loans with the proceeds of the issuance of the outstanding notes.

Guarantees and Security

All obligations under the Senior Secured Term Loan Facility are unconditionally guaranteed by each direct and indirect wholly-owned subsidiary that guarantees the obligations of the Company under the Restated Revolving Credit Facility. All obligations under the Senior Secured Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the Subsidiary Guarantors, including:

•                  a first-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and the Subsidiary Guarantors (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary);

•                  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment, but excluding, among other things, the collateral described in the following bullet point; and

•                  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing.

Covenants and Other Matters

The Senior Secured Term Loan Facility contains a number of negative covenants that are substantially similar to, but more restrictive in certain respects than, those governing the exchange notes and the Senior Subordinated Notes as well as certain other customary affirmative and negative covenants and events of default. As of October 27, 2012, we were in compliance with all covenants.

7¾% Senior Notes due 2018

General

On October 21, 2010, we issued $800 million aggregate principal amount of 7¾% Senior Notes that mature on November 1, 2018 (the “initial notes”) at a discounted price of 99.262% of face value, resulting in an effective interest rate of 7 7/8%. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2011.

In connection with the issuance of the initial notes, we entered into a registration rights agreement. Under the terms of the registration rights agreement, we were required to file, and did initially file on April 28, 2011, an exchange offer registration statement, as amended (the “2011 Exchange Offer Registration Statement”), enabling holders to exchange the initial notes for registered notes with terms identical in all material respects to the terms of the initial notes, except the registered notes would be freely tradable. We also agreed to use our reasonable best efforts to have the 2011 Exchange Offer Registration Statement declared effective by the SEC no later than 360 days after the date of the issuance of the initial notes. On June 20, 2011, the 2011 Exchange Offer Registration Statement was declared effective by the SEC. We completed the exchange offer on August 1, 2011.

On September 27, 2012, we issued $200 million aggregate principal amount of our outstanding notes under the indenture governing the initial notes (the outstanding notes, together with the initial notes, the “2018 Senior Notes” or the “senior notes”).  The outstanding notes are treated as a single series with the initial notes, vote as one class under the indenture governing the 2018 Senior Notes and have the same terms as those of the initial notes, except that (i) the outstanding notes are subject to a separate registration rights agreement and (ii) the outstanding notes were issued under a CUSIP number different from the initial notes.

Guarantees and Security

The 2018 Senior Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior basis, by each of our subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities.

Ranking

The 2018 Senior Notes and the guarantees thereof are our and the guarantors’ unsecured senior obligations and (i) rank senior in right of payment to all of our and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes (including the Senior Subordinated Notes, as defined herein and described below); (ii) rank equally in right of payment to all of our and the guarantors’ existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes; (iii) are effectively subordinated in right of payment to all of our and the guarantors’ existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and (iv) are structurally subordinated to all obligations of our subsidiaries that are not guarantors of the 2018 Senior Notes.

Prepayments

At any time prior to November 1, 2014, we may redeem all or a part of the 2018 Senior Notes at a redemption price equal to 100% of the principal amount of the 2018 Senior Notes redeemed plus a make-whole premium, as provided in the indenture governing the 2018 Senior Notes (the “2018 Senior Indenture”), and accrued and unpaid interest to the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2014, the Company may redeem the 2018 Senior Notes, in whole or in part, upon notice, at the redemption prices (expressed as percentages of principal amount of the 2018 Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable date of redemption if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2014	103.875%
2015	101.938%
2016 and thereafter	100.000%

In addition, until November 1, 2013, we may, at our option, on one or more occasions redeem up to 35% of the aggregate principal amount of the senior notes at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the 2018 Senior Indenture); provided that at least 50% of the sum of the aggregate principal amount of the initial notes originally issued under the 2018 Senior Indenture and any notes, including the exchange notes, that are issued under the 2018 Senior Indenture after October 21, 2010 remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Upon a change in control we are required to offer to purchase all of the senior notes (including the aggregate principal amount of the notes issued after October 21, 2010) at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest.

Certain Covenants and Events of Default

The 2018 Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•                  issue stock of subsidiaries;

•                  make certain investments;

•                  create liens on the Company’s assets to secure debt;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  sell or otherwise transfer assets.

The 2018 Senior Indenture also provides for events of default, which, if certain of them occur, would permit the trustee under the 2018 Senior Indenture or holders of at least 25% in aggregate principal amount of the then outstanding senior notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2018 Senior Notes to be due and payable immediately.

11 3/8% Senior Subordinated Notes due 2016

General

On October 31, 2006, we issued $400 million in principal amount of 11 3/8% Senior Subordinated Notes due November 1, 2016. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2007. During fiscal 2011, we repurchased $7 million of our Senior Subordinated Notes.

Guarantees and Security

The Senior Subordinated Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior subordinated basis, by each of our subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities.

Ranking

The Senior Subordinated Notes and the guarantees thereof are our and the guarantors’ unsecured senior subordinated obligations and (i) are subordinated in right of payment to all of our and the guarantors’ existing and future senior debt, including the Senior Secured Credit Facilities and the 2018 Senior Notes; (ii) rank equally in right of payment to all of our and the guarantors’ future senior subordinated debt; (iii) are effectively subordinated to all of our and the guarantors’ existing and future secured debt (including the Senior Secured Credit Facilities) to the extent of the value of the assets securing such debt; (iv) rank senior in right of payment to all of our and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes; and (v) are structurally subordinated to all obligations of our subsidiaries that are not guarantors of the Senior Subordinated Notes.

Prepayments

On and after November 1, 2011, we may redeem all or part of the Senior Subordinated Notes, upon notice, at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable date of redemption if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.688%
2012	103.792%
2013	101.896%
2014 and thereafter	100.000%

Upon a change in control, we are required to offer to purchase all of the Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. The indenture governing the Senior Subordinated Notes contains restrictive covenants and events of default substantially similar to those of the 2018 Senior Notes described above.

13% Subordinated Discount Notes due 2016

On October 31, 2006, we issued $469 million in principal amount at maturity of 13% Subordinated Discount Notes due November 1, 2016. No cash interest was payable on the Subordinated Discount Notes prior to November 1, 2011. Beginning on November 1, 2011, cash interest accrues and is payable semi-annually in arrears on each May 1 and November 1 (the first cash interest payment date is May 1, 2012). During fiscal 2011, we completed open market repurchases of our outstanding Subordinated Discount Notes totaling $163 million face value, or $155 million Accreted Value (as defined in the Subordinated Discount Notes Indenture).  On May 1, 2012, as required pursuant to the Subordinated Discount Notes Indenture, we redeemed that portion of each Subordinated Discount Note outstanding on such date equal to the amount sufficient, but not in excess of the amount necessary, to ensure that such Subordinated Discount Note will not be an AHYDO instrument. These redemptions were at a price equal to 100% of the Accreted Value (as defined in the Subordinated Discount Notes Indenture) of such portion as of the date of redemption. The aggregate payment of $127 million made on May 1, 2012, was required to ensure the Subordinated Discount Notes would not be AHYDO instruments.  On November 1, 2012, we redeemed our outstanding Subordinated Discount Notes with borrowings made under our Restated Revolving Credit Facility for an aggregate redemption price (including the applicable redemption premium and accrued and unpaid interest) of $199 million.  We redeemed a portion of the Subordinated Discount Notes (which consisted of $0.4 million in aggregate principal amount) equal to the AHYDO Amount (as defined in the Subordinated Discount Notes Indenture) at a redemption price equal to 100% and the remaining Subordinated Discount Notes (which consisted of $179.6 million in aggregate principal amount) at a redemption price equal to 104.333%, in each case plus accrued but unpaid interest up to, but not including, the redemption date.

Senior Secured Asset-based Revolving Credit Facility

General

On February 18, 2010, we entered into an agreement to amend and restate various terms of the then existing senior secured asset-based Revolving Credit Facility, dated as of October 31, 2006. On September 17, 2012, we entered into an agreement with Wells Fargo and other financial institutions for a second amendment and restatement of the senior secured asset-based Revolving Credit Facility. As of October 27, 2012, it provided for an aggregate amount of $650 million in commitments, subject to a borrowing base, which supported $61 million of outstanding standby letters of credit and provided $589 million of unused borrowing capacity. On November 1, 2012, we drew $216 million under the Restated Revolving Credit Facility to pay for the redemption of our outstanding Subordinated Discount Notes and other working capital needs, resulting in $373 million of unused borrowing capacity thereunder as of such date.  Borrowing capacity is available for letters of credit and borrowings on same-day notice.

The Restated Revolving Credit Facility provides an aggregate amount of $650 million in commitments, subject to a borrowing base, which are scheduled to terminate on the ABL Maturity Date. The borrowing base under the Restated Revolving Credit Facility equals the sum of (i) 90% of eligible credit card receivables and debit card receivables, plus (ii) 90% of the appraised net orderly liquidation value of eligible inventory, plus (iii) the lesser of (x) 90% of the appraised net orderly liquidation value of inventory supported by eligible letters of credit and (y) 90% of the face amount of eligible letters of credit supported by eligible letters of credit, minus (iv) certain reserves.

The Restated Revolving Credit Facility provides us with the right to request up to $200 million of additional commitments under this facility at any time. The lenders under this facility are not under any obligation to provide any such additional commitments, and any increase in commitments is subject to customary conditions precedent. If we were to request any additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $850 million, but our ability to borrow under this facility would still be limited by the borrowing base.

If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Restated Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the Loan Cap, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If excess availability under the Restated Revolving Credit Facility is less than (i) 12.5% of the Loan Cap, for five consecutive business days or (ii) $65 million, at any time, or if certain events of default have occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the Restated Revolving Credit Facility. Excess availability under the Restated Revolving Credit Facility means the lesser of the Loan Cap minus the outstanding credit extensions. We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans. There is no scheduled amortization under the Restated Revolving Credit Facility; the principal amount of the loans outstanding is due and payable in full on the ABL Maturity Date.

Interest Rate and Fees

Borrowings under the Restated Revolving Credit Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Wells Fargo, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR subject to certain adjustments plus 1.00% or (b) a LIBOR subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is (a) 0.75% for prime rate borrowings and 1.75% for LIBOR borrowings. The applicable margin is subject to adjustment each fiscal quarter based on the excess availability under the Restated Revolving Credit Facility. Same-day borrowings bear interest at the base rate plus the applicable margin.

We are required to pay a commitment fee on the unutilized commitments under the Restated Revolving Credit Facility, which initially is 0.375% per annum. The commitment fee is subject to adjustment each fiscal quarter. If average daily excess availability is less than or equal to 50% of the total commitments, the commitment fee will be 0.25% per annum, and if average daily excess availability is greater than 50% of the total commitments, the commitment fee will be 0.375%. We must also pay customary letter of credit fees and agency fees.

Guarantees and Security

All obligations under the Restated Revolving Credit Facility are unconditionally guaranteed, jointly and severally by all of our existing material subsidiaries and are required to be guaranteed by certain of our future domestic wholly-owned material subsidiaries. All obligations under the Restated Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our material subsidiaries (the “Subsidiary Guarantors”), including:

•                  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing;

•                  a second-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and our Subsidiary Guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

•                  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment

Covenants and Other Matters

The Restated Revolving Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to:

•                  incur additional indebtedness;

•                  pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or its other indebtedness;

•                  make investments, loans, advances and acquisitions;

•                  create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries;

•                  engage in transactions with affiliates of the Company;

•                  sell assets, including capital stock of the Company’s subsidiaries;

•                  consolidate or merge; and

•                  create liens;

The covenants limiting dividends and other restricted payments, investments, loans, advances and acquisitions, and prepayments or redemptions of indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must meet certain specified excess availability requirements and minimum consolidated fixed charge coverage ratios, to be tested on a pro forma and 6 months projected basis. Adjusted EBITDA is used in the calculation of the consolidated fixed charge coverage ratios. The Restated Revolving Credit Facility also contains certain customary affirmative covenants and events of default. As of October 27, 2012, we were in compliance with all covenants.

From the time when we have excess availability less than the greater of (a) 10% of the Loan Cap and (b) $50 million, until the time when we have excess availability greater than the greater of (a) 10% of the Loan Cap and (b) $50 million for 30 consecutive days, the Restated Revolving Credit Facility will require us to maintain a consolidated fixed charge coverage ratio of at least 1.0 to 1.0.

DESCRIPTION OF EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to Michaels Stores, Inc. and its consolidated Subsidiaries; and (ii) the term “Issuer” refers only to Michaels Stores, Inc. and not any of its Subsidiaries.

On October 21, 2010, the Issuer issued $800,000,000 of 7¾% senior notes due 2018 (the “Initial 144A Notes”) under the indenture dated as of October 21, 2010 (the “Initial Indenture”) among the Issuer, the Guarantors and Law Debenture Trust Company of New York, as trustee (the “Trustee”). On August 1, 2011, the Issuer exchanged the Initial 144A Notes for a like principal amount of notes that had been registered under the Securities Act of 1933, as amended (the “Securities Act”), which are referred to in this section of the prospectus as the “Initial Exchange Notes”. On September 27, 2012, the Issuer issued $200,000,000 aggregate principal amount of 7¾% senior notes due 2018 (the “Outstanding Notes”) under the Initial Indenture, as supplemented by the supplemental indenture dated as of September 27, 2012 (as so supplemented, the “Indenture”) among the Issuer, the Guarantors and the Trustee. The Outstanding Notes constitute “Additional Notes” under the Indenture, are treated as a single series (and vote as one class) with the Initial Exchange Notes under the Indenture and have the same terms as the Initial Exchange Notes, except that the Outstanding Notes have registration rights and related additional interest terms, are subject to restrictions on transfer and were issued under a CUSIP number different from the Initial Exchange Notes. We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered Outstanding Notes for freely tradable exchange notes (the “Exchange Notes”) that have been registered under the Securities Act and that are expected to share a single CUSIP number and be fungible with the Initial Exchange Notes.

Unless the context otherwise requires, references to “Notes” shall mean the Exchange Notes and the Initial Exchange Notes and references to “Senior Notes” shall mean the Notes and the Outstanding Notes.

The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes except that, upon completion of the exchange offer, the Exchange Notes will be free of any covenants regarding exchange registration rights. Unless otherwise noted, all references to “$” refer to U.S. dollars.  The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”

Brief Description of Notes

The Notes:

•                  are unsecured senior obligations of the Issuer;

•                  are pari passu in right of payment with all existing and future senior indebtedness (including the Senior Secured Credit Facilities) of the Issuer;

•                  are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Secured Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

•                  are senior in right of payment to all existing and future Subordinated Indebtedness (including the Senior Subordinated Notes) of the Issuer; and

•                  are guaranteed on a senior unsecured basis by each Restricted Subsidiary that guarantees the Senior Secured Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries (other than as described below) guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor and is pari passu in right of payment with all existing and future senior indebtedness of each such entity, is effectively subordinated to all Secured Indebtedness of each such entity and is senior in right of payment to all existing and future Subordinated Indebtedness (including guarantees of the Senior Subordinated Notes) of each such entity. The Notes will be structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries (except for Michaels of Canada, ULC), non-Wholly-Owned Subsidiaries or any Receivables Subsidiary is required to Guarantee the Notes. In addition, certain Immaterial Subsidiaries (as defined in the Senior Secured Credit Facilities) do not Guarantee the Notes.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The Indenture provides that each Guarantor may consolidate with, amalgamate or merge with or into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.”

Each Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)           (a) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with clauses (1) and (2) of the first paragraph under the caption “Repurchase at the Option of Holders—Asset Sales;”

(b)           the release or discharge of the guarantee by such Guarantor of the Senior Secured Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c)           the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d)           the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2)           the Issuer delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee rank pari passu in right of payment to all senior indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Secured Credit Facilities.

However, the Notes are effectively subordinated in right of payment to all of the Issuer’s and each Guarantor’s existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of October 27, 2012, we had approximately $1,787 million of Secured Indebtedness outstanding (excluding $61 million of outstanding standby letters of credit), consisting entirely of Secured Indebtedness under our Senior Secured Credit Facilities. In addition, as of October 27, 2012, we had approximately $589 million of unused borrowing capacity under our Restated Revolving Credit Facility.  On November 1, 2012, we borrowed $216 million under the Restated Revolving Credit Facility to fund the redemption of our outstanding Subordinated Discount Notes and other working capital needs, resulting in $373 million of unused borrowing capacity under the Restated Revolving Credit Facility as of such date.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Issuer maintains one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

The Issuer also maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfers of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer initially issued $800,000,000 in aggregate principal amount of Initial 144A Notes. On September 27, 2012, it issued an additional $200,000,000 in aggregate principal amount of the Outstanding Notes, resulting in the outstanding face amount of the Senior Notes of $1,000,000,000. The Issuer may issue additional Notes under the Indenture from time to time subject to compliance with the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Additional Notes”). The Outstanding Notes constitute “Additional Notes” under the Indenture. The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes.

Interest on the Notes accrues at the rate of 7¾% per annum and is payable in cash. Interest on the Notes is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2011, with respect to the Initial 144A Notes and the Initial Exchange Notes, and November 1, 2012, with respect to the Outstanding Notes. The Issuer will make each interest payment to the Holders of record of the Notes on the immediately preceding April 15 and October 15. Interest on the Exchange Notes will accrue from and including November 1, 2012, the first day of the current interest period for the Outstanding Notes, and will be payable semiannually in arrears on May 1 and November 1 of each year, commencing on May 1, 2013. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on November 1, 2018 and were issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to November 1, 2014.

At any time prior to November 1, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2014, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2014	103.875%
2015	101.938%
2016 and thereafter	100.000%

In addition, until November 1, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including the aggregate principal amount of Notes issued after the Issue Date) at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption of Notes upon any Equity Offering may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)           that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)           that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)           that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000; and

(8)           the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)           accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Restated Revolving Credit Facility prohibits or limits, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to senior indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Secured Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Secured Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Secured Credit Facilities, such default could result in amounts outstanding under our Senior Secured Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature was the result of negotiations between the initial purchasers of the Initial 144A Notes and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1)           the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2)           except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)           any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b)           any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c)           any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 7.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1)           to permanently reduce:

(a)           Obligations under the Senior Secured Credit Facilities and to correspondingly reduce commitments with respect thereto;

(b)           Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c)           Obligations under other Indebtedness (other than Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(d)           Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2)           to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business; or

(3)           to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Revolving Credit Facility prohibits or limits, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis (to the extent practicable), by lot or by such other method as the Trustee shall deem fair and appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of purchase or Redemption Date to each Holder of record of Notes at such Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the Note called for redemption or tendered for purchase in the name of the Holder upon cancellation of the redeemed or purchased Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:

(1)           “Repurchase at the Option of Holders—Change of Control”;

(2)           “Repurchase at the Option of Holders—Asset Sales”;

(3)           “—Limitation on Restricted Payments”;

(4)           —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(5)           “clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(6)           “—Transactions with Affiliates”;

(7)           “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(8)           “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period”.

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments” (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of “—Limitation on Restricted Payments”). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuer or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the “Repurchase at the Option of Holders—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)            declare or pay any dividend or make any payment having the effect thereof or any distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a)           dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b)           dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly- Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)          purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III)        make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a)           Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)           the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV)         make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)           no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)           immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after October 31, 2006 (including Restricted Payments permitted by clauses (1), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)           50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 30, 2006 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)           100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after October 31, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)            (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x)           Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after October 31, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y)           Designated Preferred Stock; and

(B)          to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii)           debt securities of the Issuer that have been converted into or exchanged for Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)           100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following October 31, 2006 other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

(d)           100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i)            the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after October 31, 2006; or

(ii)           the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after October 31, 2006; plus

(e)           in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after October 31, 2006, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Issuer in good faith or, if such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The Company estimates that the amount available for Restricted Payments pursuant to the foregoing clause (3) was approximately $278 million as of October 27, 2012. Such amount is in addition to amounts available for Restricted Payments under clause (11) of the next succeeding paragraph.

The foregoing provisions do not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)           (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer or any Subordinated Indebtedness of the Issuer or a Restricted Subsidiary, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)           the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)           the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired and any reasonable fees and expenses incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b)           such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, exchanged, redeemed, acquired or retired for value;

(c)           such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and

(d)           such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired;

(4)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in calendar year 2010 $30.0 million and in any other calendar year $15.0 million (which shall increase to $30.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)           the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after October 31, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph, plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Issuer or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Issuer or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b)           the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c)           the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from employees, directors or consultants of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)           (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b)           the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c)           the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)           Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)           repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9)           the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10)         Restricted Payments that are made with Excluded Contributions;

(11)         other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $75.0 million;

(12)         distributions or payments of Receivables Fees;

(13)         any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14)         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15)         the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a)           franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)           federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the excess (if any) of (A) the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local income taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company over (B) the aggregate federal, state and local income taxes paid by the Issuer and its Restricted Subsidiaries;

(c)           customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d)           general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e)           fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company;

(16)         the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents) or the proceeds thereof;

(17)         cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

(18)         the payment of dividends and other distributions in an amount equal to any reduction in taxes actually realized by the Issuer and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options or bonuses, in each case in connection with the Transactions; and

(19)         mandatory redemptions of Subordinated Discount Notes (and exchange notes issued in respect thereof) pursuant to the indenture governing the Subordinated Discount Notes due to the existence of an AHYDO Amount (as defined in such indenture);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $150.0 million at any one time outstanding.

The foregoing limitations do not apply to:

(1)           (x) Indebtedness incurred pursuant to the Revolving Credit Facility by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (x) and then outstanding does not exceed the greater of (A) $1,200.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under “Repurchase at the Option of Holders—Asset Sales” less the aggregate principal amount of outstanding obligations under or in respect of Receivables Facilities and (B) (i) 90.0% of the eligible credit card and debit card receivables of the Issuer and its Restricted Subsidiaries plus (ii) 90.0% of the net appraised orderly liquidation value of the eligible inventory of the Issuer and its Restricted Subsidiaries and (y) Indebtedness incurred pursuant to the Term Loan Facility by the Issuer or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (y) and then outstanding does not exceed $2,400.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under “Repurchase at the Option of Holders—Asset Sales”;

(2)           the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Initial 144A Notes (including any Guarantee) (other than any Additional Notes) and exchange notes issued in respect of the Initial 144A Notes and any Guarantee thereof;

(3)           Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4)           (i) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (4); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (i) and (ii) of this clause (4) does not exceed $125.0 million at any one time outstanding;

(5)           Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)           Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a)           such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b)           the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7)           Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)           Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)           shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)         (x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk, and (y) Indebtedness in respect of Cash Management Services provided by any lender party to a Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreement pursuant to which such Cash Management Services are provided was entered into);

(11)         obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12)         (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $125.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13)         the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a)           has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b)           to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c)           shall not include:

(i)            Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii)           Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii)          Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under a Senior Credit Facility;

(14)         Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger, amalgamation or consolidation, either

(a)           the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b)           the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16)         Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)         (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b)           any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18)         Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed, together with any other Indebtedness incurred under this clause (18) at any one time outstanding, the greater of (x) $100.0 million and (y) 10.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19)         (i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance or assumed in connection with an acquisition and (ii) Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and Preferred Stock permitted under this clause (19), in each case, in a principal amount not to exceed, together with all other Indebtedness, Disqualified Stock and /or Preferred Stock issued under this clause (19), $100.0 million in the aggregate at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

(20)         Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

(21)         Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1)           in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will at all times be deemed to be outstanding in reliance on clause (1) of the preceding paragraph; and

(2)           at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)           in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)           in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict (a) Liens securing the Notes and the related Guarantees, (b) Liens securing (x) Indebtedness permitted to be incurred under Senior Secured Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) both (i) Indebtedness described in clause (x) or in respect of a Senior Credit Facility secured by Liens pursuant to subclause (c) below or pursuant to clause (6) of the definition of Permitted Liens and (ii) obligations of the Issuer or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender party to any Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into) and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)           the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2)           the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default exists;

(4)           immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)           the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b)           the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)           each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable.

Notwithstanding the foregoing clauses (3) and (4),

(1)           any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2)           the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)           (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)           the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)           immediately after such transaction, no Default exists; and

(d)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2)           the transaction is made in compliance with clauses (1) and (2) of the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or with or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)           such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)           the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions do not apply to the following:

(1)           transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2)           Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3)           the payment of management, consulting, monitoring and advisory fees and termination fees and related indemnities and expenses pursuant to the Sponsor Management Agreement as in effect on the Issue Date;

(4)           the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)           transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)           any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)           the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;

(8)           [Reserved];

(9)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10)         the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent of the Issuer or to any Permitted Holder or to any director, officer, employee or consultant of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer;

(11)         sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12)         payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith or are otherwise permitted by the Indenture;

(13)         payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

(14)         investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)           (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b)           pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)           make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)           sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)           contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and the indentures governing the Existing Notes and the related documentation;

(b)           the Indenture and the Notes;

(c)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)           applicable law or any applicable rule, regulation or order;

(e)           any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(f)            contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g)           Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)            other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j)            customary provisions in any joint venture agreement and other similar agreement relating solely to such joint venture;

(k)           customary provisions contained in leases, subleases, licenses or sublicenses and other agreements, in each case, entered into in the ordinary course of business;

(l)            any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m)          any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and other restrictions that are, in the good faith judgment of the Issuer, no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

(n)           restrictions created in connection with any Receivables Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1)           such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2)           such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3)           such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a)           such Guarantee has been duly executed and authorized; and

(b)           such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with clauses (1) (other than with respect to any time period) and (2) above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1)           within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3)           promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4)           any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act beginning on and after the Issue Date;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Issuer makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1)           default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)           default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)           failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)           such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)           the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5)           failure by the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)           certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

(7)           the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) above with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)           holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)           the default that is the basis for such Event of Default has been cured.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)           if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)           Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)           the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)           the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)           the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)           the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)           since the issuance of the Initial 144A Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities, the Existing Notes or the indentures pursuant to which the Existing Notes have been issued or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6)           the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)           the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1)           all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)           (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)           no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities, the Existing Notes (or the indentures under which the Existing Notes have been issued) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c)           the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d)           the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), other than Notes beneficially owned by the Issuer or its Affiliates.

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)           reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)           make any Note payable in money other than that stated therein;

(6)           make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)           make any change in the amendment and waiver provisions of the Indenture described herein;

(8)           impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)           make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)         except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3)           to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)           to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in a transaction that complies with the Indenture;

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)           to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)           to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)           to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)         to add a Guarantor under the Indenture;

(11)         to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12)         to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“10% Senior Notes” means the $750,000,000 aggregate principal amount of the Issuer’s 10% senior notes due 2014 issued on October 31, 2006.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)           Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of such Note; and

(2)           the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2014 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through November 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note.

“Asset Sale” means:

(1)           the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)           the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

(a)           any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business);

(b)           the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)           the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d)           any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e)           any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f)            to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)           the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(h)           any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)            foreclosures on or expropriations of assets;

(j)            sales of accounts receivable, or participations therein, in connection with any Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k)           the granting of a Lien that is permitted under the covenant described above under “Certain Covenants—Liens”;

(l)            the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(m)          any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture.

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)           in the case of a corporation, shares in the capital of such corporation;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1)           United States dollars and Canadian dollars;

(2)           (a) euro, or any national currency of any participating member state of the EMU; or

(b)           in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)           securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) or (2) above;

(5)           repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

(6)           commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

(7)           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(8)           readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)           Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(10)         Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clause (1) or (2) above;

(11)         investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above; and

(12)         credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer’s balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: ACH transactions, treasury and /or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)           the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

(2)           the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2)           consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)           interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)           any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, Transaction Expenses to the extent incurred on or prior to December 31, 2007, severance, relocation costs, costs related to the Perfect Store Initiative, Hybrid Distribution Network Costs, Public Company Costs, integration costs, pre-opening, opening, consolidation and closing costs for facilities (including stores), signing, retention or completion bonuses, transition costs, costs incurred in connection with acquisitions after October 31, 2006, restructuring costs, Specified Legal Expenses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)           any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)           any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5)           the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(6)           solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)           effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)           any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)           any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10)         any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs, shall be excluded,

(11)         any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)         accruals and reserves that are established within twelve months after October 31, 2006 that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

(13)         any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded, and

(14)         any unrealized net gains and losses resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) “Average Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) “Individual Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)           to advance or supply funds

(a)           for the purchase or payment of any such primary obligation, or

(b)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)           increased (without duplication) by:

(a)           provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b)           Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities plus amounts excluded from Consolidated Interest Expense as set forth in clauses (v), (w), (x), (y) and (z) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)           Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d)           any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and (ii) any amendment or other modification of the Notes, the Existing Notes and the Senior Secured Credit Facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)           the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

(f)            any other non-cash charges, including (i) any write offs or write downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)           the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)           the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or Highfields Capital to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(i)            [Reserved];

(j)            the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k)           any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(l)            any net loss from disposed or discontinued operations; plus

(m)          cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

(2)           decreased (without duplication) by:

(a)           non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

(b)           any net income from disposed or discontinued operations; and

(3)           increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

For purposes of calculating EBITDA for any period, the impact of changes in estimate for inventory cost capitalization and the initial adoption of an accounting policy for gift card breakage made in the fourth quarter of fiscal 2005 shall be excluded.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1)           public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2)           issuances to any Subsidiary of the Issuer; and

(3)           any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1)           contributions to its common equity capital, and

(2)           the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Notes” means, collectively, the 10% Senior Notes, the Senior Subordinated Notes and the Subordinated Discount Notes.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense of such Person for such period;

(2)           all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)           all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on October 31, 2006. For purposes of this “Description of Notes,” the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guarantor” means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Highfields Capital” means Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III LP and each Affiliate thereof (excluding portfolio companies of any of the foregoing).

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Hybrid Distribution Network Costs” shall mean costs associated with the implementation of enhancements to the Issuer’s and its Restricted Subsidiaries’ distribution network intended to increase the Issuer’s and its Restricted Subsidiaries’ basic merchandise inventories that are shipped through distribution centers.

“Indebtedness” means, with respect to any Person, without duplication:

(1)           any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)           in respect of borrowed money;

(b)           evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)           representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d)           representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)           to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)           to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Deutsche Bank Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)           debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)           investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)           corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1)           “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)           the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)           the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital, LLC and Blackstone Group Holdings L.L.C., each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means October 21, 2010.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $100.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Perfect Store Initiative” shall mean the initiative related to the Issuer’s and its Restricted Subsidiaries’ store standardization and remodeling program, pursuant to which retail store layouts will be modified into a configuration intended to enhance the customer in-store experience.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holders” means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)           any Investment in the Issuer or any of its Restricted Subsidiaries;

(2)           any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)           any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)           any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)           any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Notes in any material respect);

(6)           any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)           in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b)           as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)           Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)           any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9)           Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10)         guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in “Certain Covenants—Liens”;

(11)         any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of the second paragraph thereof);

(12)         Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13)         additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed $100.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)         Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

(15)         advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate;

(16)         loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

(17)         Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

“Permitted Liens” means, with respect to any Person:

(1)           pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)           Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)           Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)           Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5)           minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)           Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

(7)           Liens existing on the Issue Date;

(8)           Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9)           Liens existing on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)         Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture;

(12)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)         leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)         Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)         Liens in favor of the Issuer or any Guarantor;

(16)         Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17)         Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19)         deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20)         Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)         Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

(24)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)         Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(26)         Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(27)         the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(28)         restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

(29)         security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(30)         zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(31)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(32)         Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(33)         rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under the provisions in the legislation of Canadian provinces;

(34)         the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the crown under Canadian law and any statutory exceptions to title under Canadian law; and

(35)         customary transfer restrictions and purchase options in joint venture and similar agreements.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Public Company Costs” shall mean costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer’s status as a public company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case incurred or accrued prior to October 31, 2006 and that will not continue to be incurred immediately after October 31, 2006.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Revolving Credit Facility” means the credit facility provided under the Amended and Restated Credit Agreement, dated as of February 18, 2010 among the Issuer, the other borrowers party thereto, the facility guarantors party thereto from time to time, the lenders party thereto from time to time in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Senior Subordinated Notes” means the $400,000,000 aggregate principal amount of the Issuer’s 11 3/8% senior subordinated notes due 2016 issued on October 31, 2006.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

“Specified Legal Expenses” means all attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating or defending or preparing to investigate or defend any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative or investigative) arising out of or related to (i) the Issuer’s compensation practices (including option grants) prior to October 31, 2006, (ii) any disclosure or alleged lack of disclosure on the part of the Issuer or any of its directors or officers regarding the beneficial ownership of any securities of the Issuer prior to October 31, 2006 by any such director or officer (or any trust established for the benefit of any such director or officer or any family member thereof), (iii) any transaction prior to October 31, 2006 involving any securities of the Issuer alleged to have been engaged in by any such Person, (iv) any alleged deficiencies in the Issuer’s financial reporting, internal control over financial reporting or disclosure controls prior to October 31, 2006 and procedures relating to any of the foregoing, and (v) any alleged bad faith, breach of fiduciary duty or other act or omission on the part of any director or officer of the Issuer relating to any of the foregoing, together in each case with all damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement arising out of or incurred in connection with any of the foregoing (including all amounts paid to or on behalf of other Persons in connection with any of the foregoing pursuant to any indemnification agreements, arrangements or obligations).

“Sponsor Management Agreement” means the management agreements between certain of the management companies associated with the Investors and Highfields Capital, and the Issuer, as in effect on the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the original agreement in effect on the Issue Date.

“Subordinated Discount Notes” means the $469,449,000 aggregate principal amount at maturity of the Issuer’s 13% subordinated discount notes due 2016 issued on October 31, 2006.

“Subordinated Indebtedness” means, with respect to the Notes,

(1)           any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)           any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)           any partnership, joint venture, limited liability company or similar entity of which

(x)           more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)           such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loan Facility” means the credit facility provided under the Senior Secured Term Loan Agreement, dated as of October 31, 2006 among the Issuer, the lenders party thereto from time to time in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of June 30, 2006 among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and the Issuer, as the same may be amended prior to October 31, 2006.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means the transactions contemplated by the Transaction Agreement, the issuance of the 10% Senior Notes, the Senior Subordinated Notes and the Subordinated Discount Notes and borrowings under the Senior Secured Credit Facilities as in effect on October 31, 2006.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2014; provided, however, that if the period from the Redemption Date to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)           any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2)           such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3)           each of:

(a)           the Subsidiary to be so designated; and

(b)           its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)           the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2)           the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)           the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The outstanding notes are represented by one or more notes in the form of several registered notes in global form, without interest coupons (the “outstanding global notes”), as follows:

•      notes sold to qualified institutional buyers under Rule 144A are represented by the Rule 144A global note; and

•      notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S are represented by the Regulation S global note.

Upon issuance, each of the outstanding global notes were deposited with the trustee as custodian for DTC and registered in the name of a nominee of such depositary.

Ownership of beneficial interests in each global exchange note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•      upon deposit of each global exchange note with DTC’s custodian, DTC will credit portions of the principal amount of the global exchange note to the accounts of the DTC participants designated by the initial purchasers; and

•      ownership of beneficial interests in each global exchange note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global exchange note).

Book-Entry Procedures for the Global Exchange Notes

All interests in the global exchange notes are subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•      a limited purpose trust company organized under the laws of the State of New York;

•      a “banking organization” within the meaning of the New York State Banking Law;

•      a member of the Federal Reserve System;

•      a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•      a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; and clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global exchange note, that nominee will be considered the sole owner or holder of the outstanding exchange notes represented by that global exchange note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global exchange note:

•      will not be entitled to have notes represented by the global exchange note registered in their names;

•      will not receive or be entitled to receive physical, certificated exchange notes; and

•      will not be considered the owners or holders of the outstanding exchange notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global exchange note must rely on the procedures of DTC to exercise any rights of a holder of outstanding exchange notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the outstanding exchange notes represented by a global exchange note will be made by the trustee to DTC’s nominee as the registered holder of the global exchange note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global exchange note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global exchange note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Exchange of Global Exchange Notes for Certificated Exchange Notes

A global exchange note is exchangeable for a certificated exchange note if:

•      DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global exchange notes and a successor depositary is not appointed within 120 days;

•      DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days;

•      we, at our option, notify the trustee that we elect to cause the issuance of certificated exchange notes; or

•      there is an occurrence and continuance of a default.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In General

The following discussion is a summary of certain United States federal income tax consequences and, in the case of non-United States Holders (as determined for U.S. federal estate tax purposes), certain United States federal estate tax consequences, relevant to the exchange of outstanding notes for exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes. This summary does not purport to be a complete analysis of all potential tax effects to holders of the exchange notes.

•      This discussion is based on provisions of the Code, United States Treasury Regulations issued thereunder, IRS rulings and pronouncements and judicial decisions now in effect or in existence as of the date of this prospectus, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of an exchange note and the continued validity of this summary.

•      This discussion does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, such as the application of the alternative minimum tax or the Medicare tax on certain investment income. This summary also does not address the United States federal income tax consequences that may be relevant to persons subject to special rules, including financial institutions; bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, United States expatriates; insurance companies; dealers or traders in securities or currencies; United States Holders (as defined below) whose functional currency is not the U.S. dollar; controlled foreign corporations; passive foreign investment companies; real estate investment trusts and regulated investment companies and shareholders of such corporations; grantor trusts; entities that are tax-exempt for United States federal income tax purposes; retirement plans, individual plans, individual retirement accounts and tax-deferred accounts; United States Holders that use a mark-to-market method of accounting; and persons holding the exchange notes as part of a “straddle,” “hedge,” “constructive sale,” “conversion transaction,” “wash sale,” “synthetic security,” or other integrated transaction.

•      This discussion only applies to you if you are a beneficial owner of outstanding notes and you purchased your outstanding notes upon their original issue for cash at or above the notes’ initial stated principal amount (disregarding any pre-issuance accrued interest).

•      Except where specifically indicated, this summary does not discuss the effect of other U.S. federal tax laws (such as estate and gift tax laws) or any applicable state, local or non-U.S. tax laws.

•      If any entity or arrangement classified as a partnership for United States federal income tax purposes holds the outstanding notes or the exchange notes, the tax treatment of the partnership and a partner will generally depend on the status of the partner and the activities of the partnership. Except as otherwise provided herein, this discussion does not address the tax consequences to you if you hold the outstanding notes or the exchange notes through an entity or arrangement classified as a partnership for United States federal income tax purposes or any other pass-through entity for United States federal income tax purposes.

•      This discussion deals only with exchange notes held as “capital assets” (generally, investment property) within the meaning of Section 1221 of the Code.

As used herein, “United States Holder” means a beneficial owner of an exchange note that is for United States federal income tax purposes:

•      an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code,

•      a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or of the District of Columbia,

•      an estate, the income of which is subject to United States federal income tax regardless of its source, or

•      a trust, if (i) a United States court can exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of the Code) have the authority to control all substantial trust decisions or (ii) a valid election is in place to treat the trust as a United States person.

As used herein and except as specifically defined for estate tax purposes, a “non-United States Holder” is a beneficial owner of an exchange note that is for United States federal income tax purposes an individual, corporation, estate or trust that is not a United States Holder.

We have not sought and do not intend to seek any rulings from the IRS with respect to the matters discussed below. There can be no assurances that the IRS will not take a different position concerning the tax consequences of the exchange of outstanding notes for exchange notes pursuant to the exchange offer or ownership or disposition of the exchange notes or that any such position would not be sustained.

Holders of outstanding notes should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations and the application of any other United States federal, state, local or non-U.S. tax laws and tax treaties, including gift and estate tax laws.

Exchange Offer

The exchange of an outstanding note for an exchange note does not constitute a taxable exchange and each exchange note will, in general, be treated for U.S. federal income tax purposes as the same instrument as the outstanding note it was exchanged for.  Consequently:

A holder of an outstanding note will not recognize taxable gain or loss as a result of exchanging an outstanding note for an exchange note.

The adjusted tax basis of an exchange note will be the same as the adjusted tax basis of the outstanding note exchanged therefor.

The holding period of an exchange note will include the holding period of the outstanding note exchanged therefor.

Effect of Certain Contingencies

In certain circumstances under the terms of the exchange notes (see, e.g., “Description of the Exchange Notes—Repurchase at the Option of the Holders—Change of Control”), we may be obligated to pay you amounts in excess of stated interest or principal on the exchange notes. Our obligation to pay such excess amounts may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” We believe that the likelihood that we will pay you these amounts is “remote” and/or “incidental.” Thus, we intend to take the position that the possibility of these payments will not cause the exchange notes to be subject to the rules governing contingent payment debt instruments. Our determination of whether a contingency is “remote” and/or “incidental” will be binding on you unless you disclose your contrary position in the manner required by the applicable U.S. Treasury Regulations. Our determination, however, is not binding on the IRS, and if the IRS successfully challenged this determination, you could be required to treat any gain recognized on the sale or disposition of an exchange note as ordinary income, and the timing and amount of income inclusion could be different from the consequences discussed herein. You are urged to consult your own tax advisors regarding the potential application of the contingent payment debt regulations to the exchange notes and the consequences thereof. This discussion assumes that the exchange notes are not treated as contingent payment debt instruments.

United States Holders

This section applies to you if you are a United States Holder.

Payments of Stated Interest

Stated interest on an exchange note will be taxed as ordinary interest income. If you are a cash method taxpayer (including most individuals), you must report stated interest on an exchange note in income when you receive it. If you are an accrual method taxpayer, you must report stated interest on an exchange note in income as the interest accrues. The outstanding notes were purchased for an amount in excess of their initial stated principal amount and, accordingly, neither the outstanding notes nor the exchange notes exchanged therefor will be considered as having been issued with original issue discount for U.S. federal income tax purposes.

Bond Premium

If you purchased your outstanding notes for more than their stated redemption price at maturity, you will be treated as having purchased such outstanding notes with amortizable bond premium.  A United States Holder may elect to amortize the bond premium from the purchase date to the maturity date of the notes under a constant yield method.  Amortizable premium generally may be deducted against interest income on such notes and generally may not be deducted against other income. A United States Holder’s adjusted tax basis in a note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by such United States Holder during the taxable year of the election and thereafter, and may not be revoked without IRS consent. With respect to a United States Holder that does not elect to amortize bond premium, the amount of bond premium will constitute a market loss when the bond matures. Holders should consult their own tax advisors regarding the availability of the deduction for amortizable bond premium.

Sale or Other Taxable Disposition of Exchange Notes

On the sale, taxable exchange, redemption, retirement or other taxable disposition of your note:

•      You generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized upon such disposition (less a portion allocable to any accrued and unpaid stated interest, which will be taxable to you as ordinary income at that time if not previously included in your income) and your adjusted tax basis in the note.

•      In general, your adjusted tax basis in a note is your cost therefor decreased by any payments previously made on the note other than stated interest and further decreased by any premium amortization deductions described above under “—Bond Premium”. As mentioned above, a United States Holder’s initial tax basis in the exchange note immediately after the exchange will be the same as such United States Holder’s adjusted tax basis in the outstanding note exchanged therefor.

•      Your gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if at the time of the disposition you have held the note for more than one year (determined, as mentioned above, by including the holding period of the outstanding note exchanged therefor). Otherwise, your gain or loss generally will be a short-term gain or loss. For some non-corporate taxpayers (including individuals) long-term capital gains are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting and backup withholding:

•      We, or if you hold an exchange note through a broker or other securities intermediary, the intermediary, must provide information to the IRS and to you on IRS Form 1099 concerning payments of principal and interest and, in some cases, disposition proceeds on an exchange note (including a retirement or a redemption), unless an exemption applies.

•      Unless an exemption applies, you must provide the intermediary or us with your Taxpayer Identification Number (“TIN”) for use in reporting information to the IRS. If you are an individual, this generally is your social security number. You are also required to comply with other IRS backup withholding rules, including certifying that you are not subject to backup withholding and that you are a “United States person” (as defined in the Code).

•      If you are subject to these requirements but do not comply with them, we or the intermediary must withhold a percentage of all amounts payable to you on an exchange note, including any proceeds from a sale or other taxable disposition of an exchange note (including a retirement or redemption). Under current law, this percentage is 28% (and is scheduled to increase to 31% after December 31, 2012). This is called “backup withholding.” Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the TIN you provided is incorrect.

•      Backup withholding is not an additional tax. You may use the withheld amounts, if any, as a credit against your United States federal income tax liability (or may claim a refund) as long as you timely provide certain information to the IRS.

•      All individual United States Holders are subject to these requirements. Certain non-individual United States holders, including corporations, tax-exempt organizations and individual retirement accounts, are generally exempt from these requirements.

Non-United States Holders

This section applies to you if you are a non-United States Holder.

United States Federal Withholding Tax

Subject to the discussion below concerning effectively connected income and backup withholding, interest on an exchange note paid to you by us or any paying agent (in its capacity as such) will not be subject to United States federal income or withholding tax, provided that:

•      you do not own, directly or indirectly, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote (within the meaning of the Code);

•      you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•      you are not a bank receiving interest on an exchange note on an extension of credit made pursuant to a loan arrangement entered into in the ordinary course of your trade or business;

•      interest on an exchange note is not effectively connected with your conduct of a United States trade or business; and

•      you certify to us or our paying agent on IRS Form W-8BEN (or an appropriate successor form) which can reliably be related to you, under penalties of perjury, that you are not a United States person within the meaning of the Code. If you hold an exchange note through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent who will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

If you do not satisfy the requirements of the “portfolio interest” exception described above, payments of interest to you will be subject to a 30% United States federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”). United States federal withholding tax generally will not apply to any gain that you realize on the sale, taxable exchange redemption, retirement, or other taxable disposition of an exchange note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on an exchange note is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis at regular graduated rates and generally in the same manner as if you were a United States Holder (unless an applicable income tax treaty provides otherwise), although you will be exempt from United States federal withholding tax, provided that the certification requirements discussed above in “United States Federal Withholding Tax” are satisfied. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your effectively connected earnings and profits attributable to such interest, subject to adjustments.

Any gain realized on the sale, retirement, redemption or disposition of an exchange note generally will not be subject to United States federal income tax unless:

•      the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) in which case you will be subject to United States federal income tax in the same manner as described in the preceding paragraph (including the possibility of a branch profits tax), or

•      you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain generally will be subject to a 30% United States federal income tax).

Information Reporting and Backup Withholding

Information reporting will generally apply to payments of interest made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or agreement.

In general, backup withholding (currently at a rate of 28% and scheduled to increase to 31% after December 31, 2012) will not apply to interest payments that we make to you provided that we do not have actual knowledge or reason to know that you are a “United States person” and we have received from you the required certification that you are a non-United States Holder described above in the fifth bullet point under the “portfolio interest” exception under “United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of an exchange note within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalty of perjury that you are a non-United States Holder (and the payor does not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption.

The backup withholding tax is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

United States Federal Estate Tax

An exchange note held or beneficially owned by an individual who, for United States federal estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the individual’s gross estate for United States federal estate tax purposes, provided that (i) such holder or beneficial owner did not at the time of death own, directly or indirectly, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote (within the meaning of the Code), and (ii) at the time of death, interest on such note would not have been effectively connected with the conduct by such holder or beneficial owner of a United States trade or business. In addition, the United States federal estate tax may not apply with respect to such note under the terms of an applicable estate tax treaty.

The Effect of the HIRE Act

The recently enacted Hiring Incentives to Restore Employment Act (the “HIRE Act”) modifies some of the withholding, information reporting and certification rules above with respect to certain non-U.S. Holders or U.S. Holders holding notes through non-U.S. intermediaries who fail (or whose intermediaries fail) to comply with the HIRE Act’s new reporting and disclosure obligations.  If applicable to such non-U.S. Holders or U.S. Holders, additional withholding could apply to most types of U.S. source payments (including payments of interest and proceeds of sales and other dispositions) to such holders after December 31, 2013 (or later for certain types of payments).  The HIRE Act contains an exception that provides that the new withholding tax will not apply to payments made on debt instruments that are outstanding on March 18, 2012 and proposed regulations extend the grandfathering provision to cover debt instruments that are outstanding on January 1, 2013. Nonetheless, because the United States Treasury has broad authority to interpret the new rules and promulgate regulations, you should consult your tax advisor regarding whether the HIRE Act may be relevant to the exchange of outstanding notes for exchange notes pursuant to the exchange offer or the ownership or disposition of the exchange notes.

MATERIAL ERISA AND OTHER CONSIDERATIONS

To the extent the exchange notes are purchased and held by an employee benefit plan subject to Title I of ERISA, or Section 4975 of the Code, the following considerations are among those that should be taken into account. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code, must determine that its purchase and holding of exchange notes does not result in or involve a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Similar state, local and non-U.S. laws may apply to plans that are not subject to Title I of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the registered exchange offer we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the exchange notes and guarantees by those of the guarantors incorporated or organized under the laws of the State of Delaware, including with respect to their validity and enforceability, will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Troutman Sanders LLP, Richmond, Virginia have passed upon certain matters governed by the state of Virginia and McInnes Cooper, Halifax, Nova Scotia have passed upon certain matters governed by Nova Scotia law.  Ropes & Gray LLP and some partners of Ropes & Gray LLP are members of RGIP LLC, which is an investor in certain investment funds affiliated with Bain Capital Partners, LLC and The Blackstone Group L.P. and often a co-investor with such funds.  RGIP LLC’s indirect ownership of our common stock does not exceed 0.04% of our common stock.

EXPERTS

The Consolidated Financial Statements of Michaels Stores, Inc. at January 28, 2012 and January 29, 2011, and for the three years in the period ended January 28, 2012, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. We and our guarantor subsidiaries are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we and our guarantor subsidiaries will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov). In addition, you may obtain these materials on the Company’s website. The Company’s internet address is www.michaels.com. Information on the Company’s website does not constitute part of this registration statement and should not be relied upon in connection with making any decision with respect to this exchange offer.

So long as we and our guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We and our guarantor subsidiaries have agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by them and their guarantor subsidiaries by Section 13 of the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if they were subject to such periodic reporting requirements.

You should rely only upon the information provided in this registration statement. Michaels has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement is accurate as of any date other than the date of this registration statement.

This registration statement contains summaries of certain agreements that we entered into in connection with the Merger, as well as the indenture governing the senior notes, our Senior Secured Credit Facilities and certain agreements described under “Certain Relationships and Related Party Transactions.” The descriptions contained in this registration statement of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

MICHAELS STORES, INC.

All schedules have been omitted because they are not applicable or the required information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Michaels Stores, Inc.

We have audited the accompanying consolidated balance sheets of Michaels Stores, Inc. (“the Company”) as of January 28, 2012 and January 29, 2011, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the three years in the period ended January 28, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Michaels Stores, Inc. at January 28, 2012 and January 29, 2011 and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 28, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas, TX

March 21, 2012,

except for Note 16, as to which the date is

September 20, 2012

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions except share data)

	January 28, 2012	January 29, 2011
		(Restated)
ASSETS
Current assets:
Cash and equivalents	$371	$319
Merchandise inventories	840	826
Prepaid expenses and other	80	73
Deferred income taxes	42	52
Income tax receivable	1	1
Total current assets	1,334	1,271
Property and equipment, at cost	1,391	1,329
Less accumulated depreciation and amortization	(1,079)	(1,028)
Property and equipment, net	312	301
Goodwill	95	95
Debt issuance costs, net of accumulated amortization of $74 at January 28, 2012 and $60 at January 29, 2011	59	72
Deferred income taxes	18	32
Other assets	4	9
Total non-current assets	176	208
Total assets	$1,822	$1,780
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$301	$273
Accrued liabilities and other	389	384
Current portion of long-term debt	127	1
Deferred income taxes	1	—
Income taxes payable	19	27
Total current liabilities	837	685
Long-term debt	3,363	3,667
Deferred income taxes	11	4
Other long-term liabilities	85	78
Total long-term liabilities	3,459	3,749
Total liabilities	4,296	4,434
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,265,885 shares issued and outstanding at January 28, 2012; 118,419,850 shares issued and outstanding at January 29, 2011	12	12
Additional paid-in capital	48	43
Accumulated deficit	(2,540)	(2,716)
Accumulated other comprehensive income	6	7
Total stockholders’ deficit	(2,474)	(2,654)
Total liabilities and stockholders’ deficit	$1,822	$1,780

See accompanying Notes to Consolidated Financial Statements.

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

	Fiscal Year
	2011	2010	2009
		(Restated)	(Restated)
Net sales	$4,210	$4,031	$3,888
Cost of sales and occupancy expense	2,526	2,467	2,423
Gross profit	1,684	1,564	1,465
Selling, general, and administrative expense	1,098	1,059	1,052
Related party expenses	13	14	14
Store pre-opening costs	4	3	2
Operating income	569	488	397
Interest expense	254	276	257
Loss on early extinguishment of debt	18	53	—
Other (income) and expense, net	9	10	(17)
Income before income taxes	288	149	157
Provision for income taxes	112	46	54
Net income	$176	$103	$103

See accompanying Notes to Consolidated Financial Statements.

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

	Fiscal Year
	2011	2010	2009
		(Restated)	(Restated)
Operating activities:
Net income	$176	$103	$103
Adjustments:
Depreciation and amortization	101	103	116
Share-based compensation	9	8	8
Debt issuance costs amortization	17	20	17
Accretion of long-term debt	35	50	45
Change in fair value of contingent consideration	(4)	—	—
Change in fair value of interest rate cap	5	12	(10)
Loss on early extinguishment of debt	18	53	—
Changes in assets and liabilities:
Merchandise inventories	(14)	47	34
Prepaid expenses and other	(7)	(1)	(2)
Deferred income taxes	32	(28)	—
Accounts payable	38	36	6
Accrued interest	—	(4)	15
Accrued liabilities and other	5	31	56
Income taxes payable	(8)	16	12
Other long-term liabilities	10	(8)	5
Net cash provided by operating activities	413	438	405
Investing activities:
Business acquisition	—	(2)	—
Additions to property and equipment	(109)	(81)	(43)
Net cash used in investing activities	(109)	(83)	(43)
Financing activities:
Issuance of senior notes due 2018	—	794	—
Repayments on senior notes due 2014	—	(791)	—
Repurchase of subordinated discount notes due 2016	(170)	—	—
Repayments on senior secured term loan facility	(50)	(228)	(23)
Repurchase of senior subordinated notes due 2016	(7)	—	—
Borrowings on asset-based revolving credit facility	145	48	725
Payments on asset-based revolving credit facility	(145)	(48)	(873)
Payment of debt issuance costs	(7)	(34)	—
Repurchase of Common Stock	(6)	—	—
Proceeds from stock options exercised	2	—	—
Change in cash overdraft	(14)	6	(7)
Net cash used in financing activities	(252)	(253)	(178)
Net increase in cash and equivalents	52	102	184
Cash and equivalents at beginning of period	319	217	33
Cash and equivalents at end of period	$371	$319	$217
Supplemental Cash Flow Information:
Cash paid for interest	$201	$208	$180
Cash paid for income taxes	$86	$64	$26
Non-cash investing activity:
Contingent consideration liability	$—	$4	$—

See accompanying Notes to Consolidated Financial Statements.

Michaels Stores, Inc.

Consolidated Statements of Stockholders’ Deficit

For the Three Years Ended January 28, 2012

(In millions except share data)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance at January 31, 2009—As Previously Reported	118,376,402	$12	$27	$(2,931)	$5	$(2,887)
Income tax restatement (See Note 2)	—	—	—	9	—	9
Balance at January 31, 2009—Restated	118,376,402	12	27	(2,922)	5	(2,878)
Comprehensive income:
Net income	—	—	—	103	—	103
Foreign currency translation and other	—	—	—	—	1	1
Total comprehensive income						104
Share-based compensation	—	—	8	—	—	8
Issuance of stock	10,827	—	—	—	—	—
Balance at January 30, 2010—Restated	118,387,229	12	35	(2,819)	6	(2,766)
Comprehensive income:
Net income	—	—	—	103	—	103
Foreign currency translation and other	—	—	—	—	1	1
Total comprehensive income						104
Exercise of stock options	37,848	—	—	—	—	—
Share-based compensation	—	—	8	—	—	8
Repurchase of stock	(7,569)	—	—	—	—	—
Issuance of stock	2,342	—	—	—	—	—
Balance at January 29, 2011—Restated	118,419,850	12	43	(2,716)	7	(2,654)
Comprehensive income:
Net income	—	—	—	176	—	176
Foreign currency translation and other	—	—	—	—	(1)	(1)
Total comprehensive income						175
Exercise of stock options	137,080	—	2	—	—	2
Share-based compensation	—	—	9	—	—	9
Repurchase of stock	(426,027)	—	(6)	—	—	(6)
Issuance of stock	134,982	—	—	—	—	—
Balance at January 28, 2012	118,265,885	$12	$48	$(2,540)	$6	$(2,474)

See accompanying Notes to Consolidated Financial Statements.

Michaels Stores, Inc.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Description of Business

Michaels Stores, Inc. owns and operates a chain of specialty retail stores in 49 states and Canada featuring arts, crafts, framing, floral, home décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. Our wholly-owned subsidiary, Aaron Brothers, Inc., operates a chain of framing and art supply stores located in nine states. All expressions of the “Company”, “us”, “we”, “our”, and all similar expressions are references to Michaels Stores, Inc. and our consolidated, wholly-owned subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Fiscal Year

We report on the basis of a 52- or 53-week fiscal year, which ends on the Saturday closest to January 31. References to fiscal year mean the year in which that fiscal year began. Fiscal 2011 ended on January 28, 2012, fiscal 2010 ended on January 29, 2011, and fiscal 2009 ended on January 30, 2010. Each of these three fiscal years contained 52 weeks.

Consolidation

Our Consolidated Financial Statements include the accounts of Michaels Stores, Inc. and all wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Translation

The functional currency of our Canadian operations is the Canadian dollar. Translation adjustments result from translating our Canadian subsidiary’s financial statements into U.S. dollars. Balance sheet accounts are translated at exchange rates in effect at the balance sheet date. Income statement accounts are translated at average exchange rates during the year. Resulting translation adjustments are recorded as a component of Accumulated other comprehensive income in our Consolidated Statements of Stockholders’ Deficit. Transaction gains and losses are recorded as a part of Other (income) and expense, net in our Consolidated Statements of Operations. The cumulative translation adjustment in fiscal 2011 was $6 million, net of deferred taxes of $5 million, while in fiscal 2010, the cumulative translation adjustment was $7 million, net of deferred taxes of $5 million. In fiscal 2011, we recorded transaction losses of $4 million related to foreign currency exchange rates. In fiscal 2010 and fiscal 2009, we recorded transaction gains of $2 million and $5 million, respectively, related to foreign currency exchange rates.

Cash and Equivalents

Cash and equivalents are comprised of cash, money market mutual funds, and short-term interest bearing securities with original maturities of three months or less and $22 million and $20 million of credit card clearing accounts as of January 28, 2012, and January 29, 2011, respectively. Cash equivalents are carried at cost, which approximates fair value. We record interest income earned from our cash and equivalents as a component of other (income) and expense, net, in our financial statements. In fiscal 2011, fiscal 2010 and fiscal 2009, we had a nominal amount of interest income.

Merchandise Inventories

Merchandise inventories are valued at the lower of cost or market, with cost determined using a weighted average method. Cost is calculated based upon the purchase price of an item at the time it is received by us, and also includes the cost of warehousing, handling, purchasing, and importing, as well as inbound and outbound transportation, partially offset by vendor allowances. This net inventory cost is recognized through Cost of sales when the inventory is sold. It is impractical for us to assign specific allocated overhead costs and vendor allowances to individual units of inventory. As such, to match net inventory costs against the related revenues, we estimate the net inventory costs to be deferred and recognized each period as the inventory is sold.

Vendor allowances, which primarily represent volume rebates and cooperative advertising funds, are recorded as a reduction to the cost of the merchandise inventories and a subsequent reduction in Cost of sales when the inventory is sold. We generally earn vendor allowances as a percentage of certain merchandise purchases with no minimum purchase requirements. Typically, our vendor allowance programs extend for a period of 12 months. We recognized vendor allowances of $115 million, or 2.7% of Net sales, in fiscal 2011, $112 million, or 2.8% of Net sales, in fiscal 2010, and $133 million, or 3.4% of Net sales, in fiscal 2009. During the three fiscal years ended January 28, 2012, the number of vendors from which vendor allowances were received ranged from approximately 650 to 740.

We utilize perpetual inventory records to value inventory in our stores. Physical inventory counts are performed in a significant number of stores during each fiscal quarter by a third party inventory counting service, with substantially all stores open longer than one year subject to at least one count each fiscal year. We adjust our perpetual records based on the results of the physical counts. We maintain a provision for estimated shrinkage based on the actual historical results of our physical inventories. We compare our estimates to the actual results of the physical inventory counts as they are taken and adjust the shrink estimates accordingly. We also evaluate our merchandise to ensure that the expected net realizable value of the merchandise held at the end of a fiscal period exceeds cost. In the event that the expected net realizable value is less than cost, we reduce the value of that inventory accordingly.

We routinely identify merchandise that requires some price reduction to accelerate sales of the product. The need for this reduction is generally attributable to clearance of seasonal merchandise or product that is being displaced from its assigned location in the store to make room for new merchandise. Additional SKUs that are candidates for repricing are identified using our perpetual inventory data. In each case, the appropriate repricing is determined at our corporate office. Price changes are transmitted electronically to the store and instructions are provided to our stores regarding product placement, signage, and display to ensure the product is effectively cleared.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. Amortization of property under capital leases is on a straight-line basis over the lease term and is included in depreciation expense. We expense repairs and maintenance costs as incurred. We capitalize and depreciate significant renewals or betterments that substantially extend the life of the asset. Useful lives are generally estimated as follows (in years):

Buildings	30
Leasehold improvements	10	*
Fixtures and equipment	8
Computer equipment	5

*                                         We amortize leasehold improvements over the lesser of 10 years or the remaining lease term of the underlying facility.

Capitalized Software Costs

We capitalize certain costs related to the acquisition and development of internal use software that is expected to benefit future periods. These costs are being amortized on a straight-line basis over the estimated useful life, which is generally five years. As of January 28, 2012 and January 29, 2011, we had unamortized capitalized software costs of $74 million and $46 million, respectively. These amounts are included in Property and equipment, net on the Consolidated Balance Sheets. Amortization of capitalized software costs totaled approximately $30 million, $14 million and $22 million in fiscal year 2011, 2010 and 2009, respectively.

Goodwill

Under the provisions of Accounting Standards Codification (“ASC”) 350, Intangibles—Goodwill and Other, we review goodwill for impairment each year in the fourth quarter, or more frequently if required. In conducting our impairment review, we elect to first perform a qualitative assessment to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) the fair value of our reporting unit is less than its carrying value. Factors used in our qualitative assessment include, but are not limited to, macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, company and reporting unit specific events, and the margin between the fair value and carrying value of each reporting unit in recent valuations.

If, after assessing the totality of events or circumstances such as those described above, we determine that it is more likely than not that the fair value of our reporting unit is greater than its carrying amount, no further action is required. If we determine that it is more likely than not that the fair value of our reporting unit is less than its carrying amount, we will compare each reporting unit’s carrying value to its estimated fair value, determined through estimated discounted future cash flows and market-based methodologies. If the carrying value exceeds the estimated fair value, we determine the fair value of all assets and liabilities of the reporting unit, including the implied fair value of goodwill. If the carrying value of goodwill exceeds the implied fair value, we recognize an impairment charge equal to the difference. There are assumptions and estimates underlying the determination of fair value and any resulting impairment loss. Significant changes in these assumptions, or another estimate using different, but still reasonable, assumptions could produce different results. We have performed the required impairment tests of goodwill, and the tests have not resulted in an impairment charge in fiscal 2011, fiscal 2010 or fiscal 2009.

Impairment of Long-Lived Assets

We evaluate long-lived assets, other than goodwill and assets with indefinite lives, for indicators of impairment whenever events or changes in circumstances indicate their carrying amounts may not be recoverable. Our evaluation compares the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment loss has occurred, the loss would be recognized during that period based on the estimated fair value of the assets. Our impairment analysis contains management assumptions about key store variables including sales, growth rate, gross margin, payroll and other controllable expenses. If actual results differ from these estimates, we may be exposed to additional impairment losses that may be material.

Reserve for Closed Facilities

We maintain a reserve for future rental obligations, carrying costs, and other closing costs related to closed facilities, primarily closed and relocated stores. In accordance with ASC 420, Exit or Disposal Cost Obligations, we recognize exit costs for any store closures at the time the store is closed. Such costs are recorded within the Cost of sales and occupancy expense line item on our Consolidated Statements of Operations.

The cost of closing a store or facility is recorded at the estimated fair value of expected cash flows which we calculate as the lesser of the present value of future rental obligations remaining under the lease (less estimated sublease rental income) or the lease termination fee. The determination of the reserves is dependent on our ability to make reasonable estimates of costs to be incurred post-closure and of rental income to be received from subleases. In planning our store closures, we generally try to time our exits as close to the lease termination date as possible to minimize any remaining lease obligation.

The following is a detail of account activity related to closed facilities:

	Fiscal Year
	2011	2010	2009
	(In millions)
Balance at beginning of fiscal year	$5	$7	$7
Additions charged to costs and expenses	7	—	4
Payment of rental obligations and other	(3)	(2)	(4)
Balance at end of fiscal year	$9	$5	$7

Insurance Liabilities

We have insurance coverage for losses in excess of self-insurance limits for medical liability, general liability and workers’ compensation claims. Health care reserves are based on actual claims experience and an estimate of claims incurred but not reported. Reserves for general liability and workers’ compensation are determined through the use of actuarial studies. Due to the significant judgments and estimates utilized for determining these reserves, they are subject to a high degree of variability. In the event our insurance carriers are unable to pay claims submitted to them, we would record a liability for such estimated payments we expect to incur.

Revenue Recognition

Revenue from sales of our merchandise is recognized when the customer takes possession of the merchandise. Revenue is presented net of point-of-sale coupons, discounts, and sales taxes collected. Sales related to custom framing are recognized when the order is picked up by the customer. We deferred 13 days of custom framing revenue at the end of fiscal 2011, 2010 and 2009. Our deferral is an estimate based on the number of days for manufacturing, in-store assembly, and customer pick-up. As of January 28, 2012 and January 29, 2011, our deferred framing revenue was approximately $10 million.

We allow for merchandise to be returned under most circumstances and provide a reserve for estimated returns. We use historical customer return behavior to estimate our reserve requirements. As of January 28, 2012 and January 29, 2011, our sales returns reserve was approximately $3 million.

We record a gift card liability on the date we issue the gift card to the customer. We record revenue and reduce the gift card liability as the customer redeems the gift card. The deferred revenue associated with outstanding gift cards increased $4 million from $26 million at January 29, 2011, to $30 million as of January 28, 2012. We escheat the value of unredeemed gift cards where required by law. Any remaining liabilities not subject to escheatment are evaluated to determine whether the likelihood of the gift card being redeemed is remote (gift card breakage). We recognize gift card breakage as revenue, by applying our estimate of the rate of gift card breakage over the period of estimated performance. Our estimates of the gift card breakage rate are applied to the estimated amount of gift cards that are expected to go unused, that are not subject to escheatment, and are based on customers’ historical redemption rates and patterns, which may not be indicative of future redemption rates and patterns. We recognized revenue of approximately $1 million in fiscal 2011, $3 million in fiscal 2010 and $2 million in fiscal 2009, related to such gift card balances.

Costs of Sales and Occupancy Expenses

Included in our Costs of sales are the following:

•                  purchase price of merchandise, net of vendor allowances and rebates

•                  inbound freight, inspection costs, duties and import agent commissions

•                  warehousing, handling, and transportation costs (including internal transfer costs such as distribution center-to-store freight costs) and purchasing and receiving costs and

•                  share-based compensation costs for those employees involved in preparing inventory for sale

Costs of sales are included in merchandise inventories and expensed as the merchandise is sold.

Included in our occupancy expenses are the following costs which are recognized as period costs as described below:

•                  store expenses such as rent, insurance, taxes, common area maintenance, utilities, repairs and maintenance

•                  amortization of store buildings and leasehold improvements

•                  store closure costs and

•                  store remodel costs

We record rent expense ratably over the term of the lease beginning with the date we take possession of or control the physical access to the premises. We record leasehold improvement reimbursements as a liability and ratably adjust the liability as a reduction to rent expense over the lease term beginning with the date we take possession of or control the physical access to the premises. At times, we receive landlord reimbursements for leasehold improvements made during the lease term, which we record as a liability and ratably adjust as a reduction to rent expense over the remaining lease term.

Selling, General, and Administrative Costs

Included in our selling, general, and administrative costs are store personnel costs (including share-based compensation), store operating expenses, advertising expenses, store depreciation expense, and corporate overhead costs.

Advertising costs are expensed in the period in which the advertising first occurs. Our cooperative advertising allowances are accounted for as a reduction in the purchase price of merchandise since an obligation to advertise specific product does not exist in our cooperative advertising arrangements.

Advertising expenses were $183 million, $172 million, and $167 million for fiscal 2011, 2010, and 2009, respectively.

Store Pre-Opening Costs

We expense all start-up activity costs as incurred. Rent expense incurred prior to the store opening is recorded in Cost of sales and occupancy expense on our Consolidated Statement of Operations.

Income Taxes

We record income tax expense using the liability method for taxes and are subject to income tax in many jurisdictions, including the U.S., various states and localities, and Canada. A current tax liability or asset is recognized for the estimated taxes payable or refundable on the tax returns for the current year and a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. In evaluating our ability to realize our deferred tax asset, we considered the following sources of future taxable income:

•                  future reversals of existing taxable temporary differences

•                  future taxable income, exclusive of reversing temporary differences and carryforwards

•                  taxable income in prior carryback years and

•                  tax-planning strategies

Our evaluation regarding whether a valuation allowance is required or should be adjusted also considers, among other things, the nature, frequency, and severity of recent losses, forecasts of future profitability and the duration of statutory carryforward periods. Our forecasts of future profitability represents our best estimate of these future events. After conducting this assessment, the valuation allowance recorded against our deferred tax assets was $14 million and $15 million as of January 28, 2012 and January 29, 2011, respectively. If actual results differ from estimated results or if we adjust these assumptions in the future, we may need to adjust our deferred tax assets or liabilities, which could impact our effective tax rate.

The amount of income taxes we pay is subject to ongoing audits in the taxing jurisdictions in which we operate. During these audits, the taxing authorities may challenge items on our tax returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain. We recognize tax benefits for uncertain positions only to the extent that we believe it is more likely than not that the tax position will be sustained. Our future results may include favorable or unfavorable adjustments to our unrecognized tax benefits due to closure of income tax audits, new regulatory or judicial pronouncements, or other relevant events. As a result, our effective tax rate may fluctuate significantly on a quarterly and annual basis.

Share-Based Compensation

ASC 718, Stock Compensation, requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements, based on their fair value, over the requisite service period.

Compensation cost is based on the grant date fair value of the award and ratably recognized as an expense over the effective vesting period. We estimate the fair value of stock option awards using a Black-Scholes option value model.

Beginning with our adoption of ASC 718, we report excess tax benefits as a cash inflow in the financing section of our Statement of Cash Flows and would record a tax deficiency, if any, as a cash outflow from operating activities. For fiscal 2011, fiscal 2010, and fiscal 2009, we did not have any tax benefits or tax deficiencies associated with share-based awards.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs”, an amendment to ASC topic 820, “Fair Value Measurements”. ASU 2011-04 conforms certain sections of ASC 820 to International Financial Reporting Standards in order to provide a single converged guidance on the measurement of fair value. The ASU also requires new quantitative and qualitative disclosures about the sensitivity of recurring Level 3 measurement disclosures, as well as transfers between Level 1 and Level 2 of the fair value hierarchy. The amended guidance is effective for interim and annual periods beginning after December 15, 2011. We will adopt all requirements of ASU 2011-04 on January 29, 2012, with no material impact expected on our Consolidated Financial Statements.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”, an amendment to ASC topic 220, “Comprehensive Income”. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05,” which indefinitely defers the provisions in ASU 2011-05 requiring reclassification adjustments out of other comprehensive income to be presented on the face of the financial statements. The other portions of ASU 2011-05 remain unchanged. These standards, which must be applied retroactively, are effective for interim and annual periods beginning after December 15, 2011, with earlier adoption permitted. We will adopt all requirements of these standards on January 29, 2012, the beginning of our 2012 fiscal year.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment”. ASU 2011-08 allows entities testing for goodwill impairment to have the option of performing a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If an entity believes, as a result of its qualitative assessment, it is more-likely-than-not the fair value of a reporting unit is less than its carrying amount, the currently prescribed two-step goodwill impairment test must be performed. Otherwise, no further testing is required. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. We adopted ASU 2011-08 in the fourth quarter of fiscal 2011.

Note 2. Restatement—Accounting for Income Taxes

During fiscal 2009, we recorded a $5 million adjustment to a state deferred tax liability pool. In fiscal 2010, we identified that the 2009 adjustment was made in error, and we reversed the adjustment and disclosed the correction in our Consolidated Financial Statements. As result of this adjustment, the Provision for income taxes in the Consolidated Statements of Operations was understated in fiscal 2009 and overstated in fiscal 2010 by $5 million, which we concluded was not material to the Consolidated Financial Statements.

In response to this error, we performed a detailed re-examination of our deferred income tax pools. With the exception of the deferred pool for property and equipment, we completed this re-examination in fiscal 2010 noting no additional errors. The re-examination of the deferred pool for property and equipment was completed during the fourth quarter of fiscal 2011. In connection with these procedures, we performed detailed reconciliations of the deferred tax pool for property and equipment for each of the last five years and identified errors in the manners in which we were tracking deferred taxes for property and equipment and the underlying differences between book and tax basis. Consequently, we concluded that the ending deferred tax liability for property and equipment was overstated by $8 million in each period since at least February 2, 2008 through January 29, 2011. We have corrected this error by restating our Consolidated Financial Statements, which increased noncurrent Deferred income tax assets and Total assets and decreased Total stockholders’ deficit for each respective period. This correction had no impact on our Statements of Operations. Our restatement also includes the correction of the $5 million state deferred tax liability error identified in fiscal 2010, the effects of which were previously considered immaterial to each respective period and the correction of an error related to our currency translation deferred pool for $1 million in fiscal 2009. The effect of the restatement had no impact on reported net cash flows or income before taxes in any periods. We have also recorded reclassifications to properly adjust the noncurrent portion of our deferred taxes from current Deferred tax assets to noncurrent Deferred tax assets as of January 29, 2011.

The tables below provide a reconciliation of certain line items affected within our Consolidated Statements of Operations and our Consolidated Statements of Cash Flows for fiscal 2010 and fiscal 2009, as well as our Consolidated Balance sheet as of January 29, 2011, from amounts previously reported to the restated amounts:

	Statement of Operations Fiscal 2010
	As Reported	State Deferred Tax Adjustment	As Restated
	(In millions)
Provision for income taxes	$51	$(5)	$46
Net income	98	5	103

	Statement of Operations Fiscal 2009
	As Reported	State Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	As Restated
	(In millions)
Provision for income taxes	$50	$5	(1)	$54
Net income	107	(5)	1	103

	Balance Sheet For the year ended January 29, 2011
	As Reported	Fixed Asset Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	Reclassification Adjustments	As Restated
	(In millions)
Deferred income taxes asset (current)	$56	$—	$4	$(8)	$52
Total current assets	1,275	—	4	(8)	1,271
Deferred income taxes asset (noncurrent)	18	8	(2)	8	32
Total assets	1,770	8	2	—	1,780
Accumulated deficit	(2,726)	8	2	—	(2,716)
Total stockholders’ deficit	(2,664)	8	2	—	(2,654)

	Cash Flow Data Fiscal 2010
	As Reported	Fixed Asset Deferred Tax Adjustment	As Restated
	(In millions)
Operating Activities:
Net income	$98	$5	$103
Deferred income taxes	(23)	(5)	(28)

	Cash Flow Data Fiscal 2009
	As Reported	Fixed Asset Deferred Tax Adjustment	Currency Translation Deferred Tax Adjustment	As Restated
	(In millions)
Operating Activities:
Net income	$107	$(5)	1	$103
Deferred income taxes	(4)	5	(1)	—

Note 3. Detail of Certain Balance Sheet Accounts

	January 28, 2012	January 29, 2011
	(In millions)
Property and equipment:
Land and buildings	$2	$2
Fixtures and equipment	1,048	1,004
Leasehold improvements	341	323
	$1,391	$1,329
Accrued liabilities and other:
Salaries, bonuses, and other payroll-related costs	$110	$109
Insurance liabilities	67	67
Accrued interest	43	44
Taxes, other than income and payroll	64	64
Gift certificate and gift card liability	30	26
Other	75	74
	$389	$384

Note 4. Debt

Our debt consisted of the following for fiscal 2011 and fiscal 2010:

	Interest Rate	Fiscal 2011	Fiscal 2010
		(In millions)
Senior secured term loan	Variable	$1,996	$2,046
Senior notes	7.750%	795	794
Senior subordinated notes	11.375%	393	400
Subordinated discount notes	13.000%	306	427
Asset-based revolving credit facility	Variable	—	—
Other	5.970%	—	1
Total debt		3,490	3,668
Less current portion		127	1
Long-term debt		$3,363	$3,667

We capitalized $133 million of costs, net of write-offs, related to our issuance of various debt instruments. We amortize these deferred financing costs using the straight-line method, which produces results materially consistent with the effective interest method, over the lives of the respective debt agreements (which range from five to ten years) and record the amortization to interest expense. Our expected amortization expense pertaining to the deferred financing costs for each of the next five fiscal years and thereafter is as follows:

	2012	2013	2014	2015	2016	Thereafter
Amortization expense	$16	$16	$10	$9	$6	$2

The aggregate amounts of scheduled maturities of our debt for the next five years and thereafter are as follows:

Fiscal Year (In millions)	Amount
2012	127
2013	501
2014	1
2015	1
2016	2,065
Thereafter	800
Total debt payments	3,495
Less unrealized discount accretion	5
Total debt balance as of January 28, 2012	$3,490

As of January 28, 2012 and January 29, 2011, the weighted average interest rate of the Current portion of our long-term debt was 13.00% and 5.97%, respectively.

Senior Secured Term Loan Facility

On October 31, 2006, we executed a $2.4 billion senior secured term loan facility (the “Senior Secured Term Loan Facility”) with Deutsche Bank A.G. New York Branch, and other lenders. The full amount was borrowed on October 31, 2006, with the balance payable on October 31, 2013.

On August 20, 2009, we amended the Senior Secured Term Loan Facility to permit the issuance or incurrence of indebtedness for the purpose of the repayment of existing term loans under the Senior Secured Term Loan Facility, which new indebtedness could take the form of additional term loans under the Senior Secured Term Loan Facility or secured or unsecured bonds or other loans.

On November 5, 2009, and December 15, 2011, we amended the Senior Secured Term Loan Facility to extend $1.0 billion and $619 million, respectively, of existing term loans (the “B-2 Term Loans” and “B-3 Term Loans”, respectively) to July 31, 2016, with the remaining $501 million of existing term loans (the “B-1 Term Loans” and, together with the B-2 Term Loans and the B-3 Term Loans, the “Term Loans”) keeping the original maturity date of October 31, 2013.

Borrowings under the Senior Secured Term Loan Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus 1/2 of 1% or (b) a London Interbank Offered Rate (“LIBOR”), subject to certain adjustments, in each case plus an applicable margin. The applicable margin is (i) with respect to B-1 Term Loans, 1.25% for base rate borrowings and 2.25% for LIBOR borrowings; and (ii) with respect to B-2 Term Loans and B-3 Term Loans, 3.50% for base rate borrowings and 4.50% for LIBOR borrowings. In addition, the applicable margin is subject to a 0.25% decrease based on our corporate family rating assigned by Moody’s Investors Service, Inc.

The B-2 Term Loans and B-3 Term Loans are subject to a minimum increase in interest rates in connection with any future extensions of term loans to the extent that any such future extension has an increase in effective yield in excess of 0.25% above the effective yield of the B-2 Term Loans or B-3 Term Loans.

In fiscal 2009, we recorded an expense of $3 million related to the amendment extending the B-2 Term Loans in accordance with ASC 470, Debt. We also recorded $1 million in debt issuance costs that is being amortized as interest expense over the life of the B-2 Term Loans. The unamortized debt issuance costs related to the Senior Secured Term Loan Facility were allocated proportionately between the B-1 and B-2 Term Loans. The costs allocated to the B-2 Term Loans are being amortized over the revised life through July 31, 2016.

We recorded an expense of $3 million related to the amendment extending the B-3 Term Loans in accordance with ASC 470. We also recorded $6 million in debt issuance costs that is being amortized as interest expense over the life of the B-3 Term Loans. The unamortized debt issuance costs related to the Senior Secured Term Loan Facility were allocated proportionately between the B-1 and B-3 Term Loans. The costs allocated to the B-3 Term Loans are being amortized over the revised life through July 31, 2016.

The Senior Secured Term Loan Facility requires us to prepay outstanding term loans with (a) 100% of the net proceeds of any debt issued by us or our subsidiaries (with exceptions for certain debt permitted to be incurred under the Senior Secured Term Loan Facility) and (b) 50% (which percentage will be reduced to 25% if our total leverage ratio (as defined in the Senior Secured Term Loan Facility) is less than 6.00:1.00 and will be reduced to 0% if our total leverage ratio is less than 5.00:1.00) of our annual Excess Cash Flow (as defined in the Senior Secured Term Loan Facility). We must also offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales or casualty events under certain circumstances. We may voluntarily prepay outstanding loans under the Senior Secured Term Loan Facility at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans.

All obligations under the Senior Secured Term Loan Facility are unconditionally guaranteed by each direct and indirect wholly-owned subsidiary that guarantees the obligations of the Company under the senior secured asset-based Revolving Credit Facility (as defined below). All obligations under the Senior Secured Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our material subsidiaries (the “Subsidiary Guarantors”), including:

•                  a first-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and the Subsidiary Guarantors (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary)

•                  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment, but excluding, among other things, the collateral described in the following bullet point and

•                  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing

Our total leverage ratio at January 28, 2012 was less than 5.00:1.00, and as a result, there was no required Excess Cash Flow payment for fiscal 2011. However, during fiscal 2011, we made a voluntary prepayment of $50 million. Our voluntary prepayment of $110 million in fiscal 2010 more than offset the fiscal 2010 payment required from our annual Excess Cash Flow. Under the Senior Secured Term Loan Facility, excess cash flow payments and voluntary prepayments serve to reduce future scheduled quarterly principal payments. The voluntary prepayments made in fiscal 2011 and fiscal 2010 effectively satisfied all scheduled quarterly principal payments until maturity of the Term Loans.

The Senior Secured Term Loan Facility contains a number of negative covenants that are substantially similar to, but more restrictive in certain respects than, those governing the Notes (as defined below) as well as certain other customary affirmative and negative covenants and events of default. As of January 28, 2012, we were in compliance with all covenants.

7¾% Senior Notes due 2018

On October 21, 2010, we issued $800 million aggregate principal amount of 7¾% Senior Notes that mature on November 1, 2018 (the “2018 Senior Notes”) at a discounted price of 99.262% of face value, resulting in an effective interest rate of 7 7/8%. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2011. The 2018 Senior Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior basis, by each of our subsidiaries that guarantee indebtedness under our senior secured asset-based Revolving Credit Facility and Senior Secured Term Loan Facility (the “Senior Secured Credit Facilities”).

In connection with the issuance of the 2018 Senior Notes, we entered into a registration rights agreement. Under the terms of the registration rights agreement, we were required to file, and did initially file on April 28, 2011, an exchange offer registration statement, as amended (the “Exchange Offer Registration Statement”), enabling holders to exchange the 2018 Senior Notes for registered notes with terms identical in all material respects to the terms of the 2018 Senior Notes, except the registered notes would be freely tradable. We also agreed to use our reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Securities and Exchange Commission (the “SEC”) no later than 360 days after the date of the issuance of the 2018 Senior Notes. On June 20, 2011, the Exchange Offer Registration Statement was declared effective by the SEC. We completed the exchange offer on August 1, 2011.

The 2018 Senior Notes and the guarantees thereof are our and the guarantors’ unsecured senior obligations and (i) rank senior in right of payment to all of our and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes (including the Senior Subordinated Notes and the Subordinated Discount Notes, as defined and described below); (ii) rank equally in right of payment to all of our and the guarantors’ existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the 2018 Senior Notes; (iii) are effectively subordinated in right of payment to all of our and the guarantors’ existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and (iv) are structurally subordinated to all obligations of our subsidiaries that are not guarantors of the 2018 Senior Notes.

At any time prior to November 1, 2014, we may redeem all or a part of the 2018 Senior Notes at a redemption price equal to 100% of the principal amount of the 2018 Senior Notes redeemed plus the Applicable Premium (as defined in the indenture governing the 2018 Senior Notes (the “2018 Senior Indenture”)) and accrued and unpaid interest and Additional Interest (as defined in the 2018 Senior Indenture), if any, to the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. On and after November 1, 2014, the Company may redeem the 2018 Senior Notes, in whole or in part, upon notice, at the redemption prices (expressed as percentages of principal amount of the 2018 Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2014	103.875%
2015	101.938%
2016 and thereafter	100.000%

In addition, until November 1, 2013, we may, at our option, on one or more occasions redeem up to 35% of the aggregate principal amount of the 2018 Senior Notes (including the aggregate principal amount of the 2018 Senior Notes issued after the issue date) at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the 2018 Senior Indenture); provided that at least 50% of the sum of the aggregate principal amount of the 2018 Senior Notes originally issued under the 2018 Senior Indenture and any 2018 Senior Notes that are issued under the 2018 Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Upon a change in control we are required to offer to purchase all of the 2018 Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest.

The 2018 Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur additional debt

•                  pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock

•                  issue stock of subsidiaries

•                  make certain investments

•                  create liens on the Company’s assets to secure debt

•                  enter into transactions with affiliates

•                  merge or consolidate with another company and

•                  sell or otherwise transfer assets

The 2018 Senior Indenture also provides for events of default, which, if certain of them occur, would permit the trustee under the 2018 Senior Indenture or holders of at least 25% in principal amount of the then outstanding 2018 Senior Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2018 Senior Notes to be due and payable immediately.

In accordance with ASC 470, we are amortizing$15 million in debt issuance costs as interest expense over the life of the 2018 Senior Notes.

11 3/8% Senior Subordinated Notes due 2016

On October 31, 2006, we issued $400 million in principal amount of 11 3/8% Senior Subordinated Notes due November 1, 2016 (the “Senior Subordinated Notes”). Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2007. The Senior Subordinated Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured senior subordinated basis, by each of our subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities.

The Senior Subordinated Notes and the guarantees thereof are our and the guarantors’ unsecured senior subordinated obligations and (i) are subordinated in right of payment to all of our and the guarantors’ existing and future senior debt, including the Senior Secured Credit Facilities and the 2018 Senior Notes; (ii) rank equally in right of payment to all of our and the guarantors’ future senior subordinated debt; (iii) are effectively subordinated to all of our and the guarantors’ existing and future secured debt (including the Senior Secured Credit Facilities) to the extent of the value of the assets securing such debt; and (iv) rank senior in right of payment to all of our and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes, including the Subordinated Discount Notes.

During fiscal 2011, we completed open market repurchases of our outstanding Senior Subordinated Notes totaling $7 million. Pursuant to the terms of the repurchases, we agreed to pay the holders of the Senior Subordinated Notes face value plus a purchase premium. In accordance with ASC 470, we recorded a loss related to the early extinguishment of the repurchased Senior Subordinated Notes, which was immaterial to the Consolidated Financial Statements

On and after November 1, 2011, we may redeem all or part of the Senior Subordinated Notes, upon notice, at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable date of redemption if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.688%
2012	103.792%
2013	101.896%
2014 and thereafter	100.000%

Upon a change in control, we are required to offer to purchase all of the Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. The indenture governing the Senior Subordinated Notes contains restrictive covenants and events of default substantially similar to those of the 2018 Senior Notes described above.

13% Subordinated Discount Notes due 2016

On October 31, 2006, we issued $469 million in principal amount at maturity of 13% Subordinated Discount Notes due on November 1, 2016 (“the Subordinated Discount Notes” and together with the 2018 Senior Notes and the Senior Subordinated Notes, the “Notes”). No cash interest was payable on the Subordinated Discount Notes prior to November 1, 2011. Beginning on November 1, 2011, cash interest accrues and is payable semi-annually in arrears on each May 1 and November 1 (the first cash interest payment date is May 1, 2012). The Subordinated Discount Notes are guaranteed, jointly and severally, fully and unconditionally, on an unsecured subordinated basis, by each of our subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities.

The Subordinated Discount Notes and the guarantees thereof are our and the guarantors’ unsecured subordinated obligations and (i) are subordinated in right of payment to all of our and the guarantors’ existing and future senior debt (including the Senior Secured Credit Facilities, the 2018 Senior Notes and the Senior Subordinated Notes); and (ii) are effectively subordinated to all of our and the guarantors’ secured debt (including the Senior Secured Credit Facilities) to the extent of the value of the assets securing such debt.

During fiscal 2011, we completed open market repurchases of our outstanding Subordinated Discount Notes totaling $163 million face value, or $155 million accreted value. Pursuant to the terms of the repurchases, we agreed to pay the holders of the Subordinated Discount Notes face value plus a purchase premium.

In accordance with ASC 470, we recorded a loss of $18 million during fiscal 2011 related to the early extinguishment of the repurchased Subordinated Discount Notes. The $18 million loss is comprised of $11 million to recognize the unrealized interest accretion and the write off of related debt issuance costs, as well as $7 million in purchase premiums.

On and after November 1, 2011, we may redeem all or part of the Subordinated Discount Notes, upon notice, at the redemption prices (expressed as percentages of Accreted Value (as defined in the indenture governing the Subordinated Discount Notes) of the Subordinated Discount Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon (to the extent not already included in Accreted Value) as of the applicable date of redemption (if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	106.500%
2012	104.333%
2013	102.167%
2014 and thereafter	100.000%

On May 1, 2012, and, if necessary, any interest payment date thereafter prior to the maturity date of the Subordinated Discount Notes, we are required to redeem a portion of each Subordinated Discount Note outstanding on such date equal to an amount sufficient, but not in excess of the amount necessary, to ensure that such Subordinated Discount Note will not be an applicable high yield discount obligation (“AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended. These redemptions are to be at a price equal to 100% of the Accreted Value of such portion as of the date of redemption. As of January 28, 2012, the aggregate payment required to ensure the Subordinated Discount Notes will not be AHYDO instruments was $127 million and is classified as Current portion of long-term debt on the Consolidated Balance Sheets.

Upon a change in control, we are required to offer to purchase all of the Subordinated Discount Notes at a price in cash equal to 101% of the Accreted Value, plus accrued and unpaid interest. The Subordinated Discount indenture contains restrictive covenants and events of default substantially similar to those of the 2018 Senior Notes described above.

Asset-based Revolving Credit Facility

On February 18, 2010, we entered into an agreement to amend and restate various terms of the then existing asset-based Revolving Credit Facility, dated as of October 31, 2006 (as amended and restated, the “senior secured asset- based Revolving Credit Facility”). The senior secured asset-based Revolving Credit Facility provides an aggregate amount of $850 million in commitments, which are scheduled to terminate on the earlier of April 15, 2014, or 45 days prior to the maturity date of any class of term loans in our Senior Secured Term Loan Facility (the “ABL Maturity Date”). On April 8, 2011, the Company elected to permanently terminate $50 million in commitments under a last out tranche.

The borrowing base under the senior secured asset-based Revolving Credit Facility equals the sum of (i) 90% of eligible credit card receivables and debit card receivables; (ii) between 85% and 87.5% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit; and (iii) a percentage of eligible in-transit inventory, less certain reserves.

Borrowings under the senior secured asset-based Revolving Credit Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Bank of America, N.A., (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate subject to certain adjustments plus 1.00% or (b) a LIBOR rate subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is 2.50% for base rate borrowings and 3.50% for LIBOR borrowings. The applicable margin is subject to adjustment each fiscal quarter based on the excess availability under the senior secured asset-based Revolving Credit Facility. Same-day borrowings bear interest at a rate per annum equal to a base rate determined by reference to the highest of (a) the prime rate of Bank of America, N.A., (b) the federal funds effective rate plus 0.50% and (c) a LIBOR rate subject to certain adjustments plus 1.00%, in each case, plus an applicable margin. The initial applicable margin with respect to same-day borrowings is 2.50%.

We are required to pay a commitment fee of 0.625% per annum on the unutilized commitments under the senior secured asset-based Revolving Credit Facility. We must also pay customary letter of credit fees and agency fees.

If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the senior secured asset-based Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the senior secured asset-based Revolving Credit Facility is less than $75 million at any time, or for five consecutive business days is less than the greater of $100 million or 15% of the lesser of the (i) then borrowing base and (ii) Revolving Credit Ceiling (as defined below), or if certain events of default have occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the senior secured asset-based Revolving Credit Facility. We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans. There is no scheduled amortization under the senior secured asset-based Revolving Credit Facility; the principal amount of the loans outstanding is due and payable in full on the ABL Maturity Date.

We must not permit excess availability at any time to be less than the greater of (a) $75 million and (b) 10% of the lesser of (1) the then borrowing base under the senior secured asset-based Revolving Credit Facility or (2) $850 million (as reduced or increased in accordance with the terms of the senior secured asset-based Revolving Credit Facility, the “Revolving Credit Ceiling”). Excess availability under the senior secured asset-based Revolving Credit Facility means the lesser of (a) the Revolving Credit Ceiling minus the outstanding credit extensions and (b) the then borrowing base minus the outstanding credit extensions.

All obligations under the senior secured asset-based Revolving Credit Facility are unconditionally guaranteed, jointly and severally, fully and unconditionally, by all of our existing material subsidiaries and are required to be guaranteed by certain of our future domestic wholly-owned material subsidiaries. All obligations under the senior secured asset-based Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the Subsidiary Guarantors, including:

•                  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing

•                  a second-priority pledge of all of the Capital Stock held by us (excluding the stock of Michaels of Canada, ULC) and our Subsidiary Guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary) and

•                  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment

Although the senior secured asset-based Revolving Credit Facility does not require us to comply with any financial ratio maintenance covenants, it does contain a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to:

•                  incur additional indebtedness

•                  pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or its other indebtedness

•                  make investments, loans, advances and acquisitions

•                  create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries

•                  engage in transactions with affiliates of the Company

•                  sell assets, including capital stock of the Company’s subsidiaries

•                  consolidate or merge and

•                  create liens

The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must meet certain specified excess availability requirements and minimum consolidated fixed charge coverage ratios, to be tested on a pro forma and 12 month projected basis. Adjusted EBITDA is used in the calculation of the consolidated fixed charge coverage ratios. The senior secured asset-based Revolving Credit Facility also contains certain customary affirmative covenants and events of default.

In the first quarter of fiscal 2010, we recorded $19 million in debt issuance costs related to the amendment to the asset-based Revolving Credit Facility that is being amortized as interest expense over the life of the senior secured asset-based Revolving Credit Facility in accordance with ASC 470. In addition, we are amortizing $5 million of the unamortized debt issuance costs related to the senior secured asset-based Revolving Credit Facility over the revised life.

As of January 28, 2012 and January 29, 2011, the borrowing base was $670 million and $653 million, respectively, of which we had availability of $615 million and $604 million, respectively. Borrowing capacity is available for letters of credit and borrowings on same-day notice. Outstanding letters of credit as of January 28, 2012 totaled $67 million, of which $55 million relate to standby letters of credit.

10% Senior Notes due 2014

On October 6, 2010, we commenced a tender offer and consent solicitation related to our 10% Senior Notes due 2014 (“2014 Senior Notes”). Pursuant to the consent solicitation, we received tenders and consents from the holders of $658,593,000, or approximately 87.81%, of the 2014 Senior Notes before the consent payment deadline, October 20, 2010, at 5:00 p.m. Eastern time (the “Consent Date”). The consents received exceeded the number needed to approve the proposed amendments to the indenture governing the 2014 Senior Notes (the “2014 Senior Indenture”). The amendments to the 2014 Senior Indenture eliminated substantially all of the affirmative and restrictive covenants contained in the 2014 Senior Indenture and the 2014 Senior Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2014 Senior Notes when due) and certain events of default, and modified or eliminated certain other provisions contained in the 2014 Senior Indenture and the 2014 Senior Notes.

Pursuant to the terms of the tender offer, we accepted for payment all 2014 Senior Notes tendered on or prior to the Consent Date, and holders who tendered such 2014 Senior Notes received $1,055.00 per $1,000 in principal amount of the 2014 Senior Notes validly tendered. On October 21, 2010, we also (i) instructed the trustee under the 2014 Senior Indenture (the “2014 Senior Notes Trustee”) to deliver a notice of redemption to the holders of the remaining outstanding 2014 Senior Notes and (ii) deposited cash with the 2014 Senior Notes Trustee to satisfy and discharge the 2014 Senior Indenture and to fund the redemption of the remaining outstanding 2014 Senior Notes at a price equal to 105% plus the payment of accrued interest through the date of redemption, November 22, 2010. As a result, the 2014 Senior Indenture was discharged.

In accordance with ASC 470 we recorded a loss of $53 million related to the early extinguishment of our 2014 Senior Notes. The $53 million loss is comprised of $41 million tender and call premiums and the write-off of $12 million for the remaining unamortized debt issuance costs.

Note 5. Comprehensive Income

Accumulated other comprehensive income, net of tax, is reflected in the Consolidated Balance Sheets as follows:

	Foreign Currency Translation & Other	Foreign Currency Derivative	Total
	(In millions)
Balance at January 31, 2009	$1	$4	$5
Foreign currency translation adjustment	5	—	5
Reclassification of hedge instruments to earnings	—	(4)	(4)
Balance at January 30, 2010	6	—	6
Foreign currency translation adjustment	1	—	1
Balance at January 29, 2011	7	—	7
Foreign currency translation adjustment	(1)	—	(1)
Balance at January 28, 2012	$6	$—	$6

Note 6. Income Taxes (Restated)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities as of the respective year-end balance sheets are as follows:

	Deferred Tax Asset (Liability)
	January 28, 2012		January 29, 2011
	Current	Noncurrent	Current	Noncurrent
		(In millions)
Net operating loss, general business credit, foreign tax credit and alternative minimum tax credit carryforwards	$—	$14	$—	$15
Merchandise inventories	(9)	—	(3)	—
Accrued expenses	12	1	12	1
State income taxes	1	3	2	2
Vacation accrual	7	—	7	—
Share-based compensation	—	14	—	11
Deferred rent	—	16	—	16
Other deferred tax assets	6	4	8	10
State valuation allowance	—	(14)	—	(15)
Bonus accrual	6	—	5	—
Gift cards	4	—	10	—
Property and equipment	—	(33)	—	(9)
Translation adjustment	—	—	—	(4)
Workers’ compensation	17	—	17	—
Cancellation of debt income	—	(39)	—	(39)
Original issue discount related to cancellation of debt income	—	41	—	41
Other deferred tax liabilities	(3)	—	(6)	(1)
	$41	$7	$52	$28
Net deferred tax assets		$48		$80

The federal, state and international income tax provision is as follows:

	Fiscal Year
	2011	2010	2009
		(In millions)
Federal:
Current	$47	$45	$18
Deferred	28	(21)	11
Total federal income tax provision	75	24	29
State:
Current	13	9	9
Deferred	2	(4)	(1)
Total state income tax provision	15	5	8
International:
Current	22	17	17
Deferred	—	—	—
Total international income tax provision	22	17	17
Total income tax provision	$112	$46	$54

The reconciliation between the actual income tax provision and the income tax provision (benefit) calculated by applying the federal statutory tax rate is as follows:

	Fiscal Year
	2011	2010	2009
	(In millions)
Income tax provision at statutory rate	$101	$52	$55
State income taxes, net of federal income tax effect	9	2	3
Federal tax credits	(2)	(2)	(1)
Unrecognized tax benefits	1	(4)	(1)
State valuation allowance	1	1	1
Other	2	(3)	(3)
Total income tax provision	$112	$46	$54

At January 28, 2012, we had state net operating loss carryforwards to reduce future taxable income of approximately $301 million, net of $14 million tax effect, expiring at various dates between fiscal 2012 and fiscal 2031. The valuation allowance related to state net operating loss carryforwards was decreased to $14 million after state net operating loss expirations in fiscal 2011 to reserve for state operating loss carryforwards, which we believe it is more likely than not that we will be unable to realize these amounts.

Uncertain Tax Positions

We operate in a number of tax jurisdictions and are subject to examination of our income tax returns by tax authorities in those jurisdictions who may challenge any item on these tax returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain.

In accordance with ASC 740, Income Taxes, we recognize the benefits of uncertain tax positions in our financial statements only after determining a more likely than not probability that the uncertain tax positions will be sustained. A reconciliation of unrecognized tax benefits from the end of fiscal year 2010 through the end of fiscal 2011 is as follows:

Fiscal Year 2011
(In millions)
Balance at January 29, 2011	$9
Additions based on tax positions related to the current year	2
Additions for tax positions related to prior years	1
Settlements with taxing authorities	(1)
Balance at January 28, 2012	$11

Included in the balance of unrecognized tax benefits at January 28, 2012, is $12 million in unrecognized tax benefits, the recognition of which would have an affect on the effective tax rate. This amount differs from the gross unrecognized tax benefits presented in the table above due to the increase in U.S. federal income taxes which would occur upon recognition of penalties and interest from uncertain tax positions, offset by the state tax benefits included therein.

Our policy is to classify all income tax related interest and penalties as income tax expense. During the year ended January 28, 2012, we accrued $1 million in income tax interest and penalties. As of January 28, 2012, our accrual for potential payments of interest and penalties was $5 million.

We identified our federal return, Canadian tax return, and state returns in California, Florida, Illinois, Michigan, New York, North Carolina, Pennsylvania, and Texas as “major” jurisdictions. The periods subject to examination for our federal return are fiscal 2008 to present, fiscal 2001 to present for our Canadian returns, and fiscal 2005 to present for all major state tax returns. The pretax income from foreign operations for fiscal 2011, 2010 and 2009 was $51 million, $52 million and $46 million, respectively.

Note 7. Share-Based Compensation

The 2006 Equity Incentive Plan (“2006 Plan”) provides for the grant of share-based awards exercisable for up to 14.2 million shares of Common Stock. We plan to issue new shares of our Common Stock to satisfy share issuance upon option exercises. On June 3, 2009, the Company announced an offer to exchange certain employee stock options issued under the 2006 Plan (“Exchange Offer”) for new stock options granted on a one-for-one basis. On July 2, 2009, employees exchanged 8.0 million outstanding stock options under the following terms:

(1)                                 outstanding vested or unvested options to purchase shares of Common Stock that had an exercise price per share of $30.00, $37.50, $45.00 or $52.50 for an equal number of new options to purchase shares of Common Stock with an exercise price equal to $7.50 and a new five-year vesting schedule that commenced on July 2, 2009 and an eight-year term and

(2)                                 outstanding options that had an exercise price per share of $15.00 and $22.50 were exchanged for an equal number of new options with the same exercise price. A portion of the new options were vested based on the period of time that the exchanged options had been held in relation to the total term of the option and have identical terms and conditions to the previously issued options, and the remaining new options have a new five-year vesting schedule that commenced on July 2, 2009 and an eight-year term.

The fair value for options granted under ASC 718, Stock Compensation, was estimated at the date of grant using the Black-Scholes option valuation model. The following assumptions were used to estimate the fair value of options granted during the year ended January 28, 2012:

	Fiscal Year
Assumptions(1)	2011	2010	2009
Risk-free interest rates(2)	1.1% - 1.6%	1.5% - 2.5%	2.4% - 3.3%
Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility rates of our Common Stock(3)	39.5% - 44.5%	39.4% - 41.5%	41.9% - 45.9%
Expected life of options (in years)(4)	5.0	5.0 - 8.0	5.5 - 8.0
Weighted average fair value of options granted(5)	$5.98	$4.52	$0.93

(1)                                 Forfeitures were estimated based on historical experience and anticipated events.

(2)                                 Based on constant maturity interest rates for U.S. Treasury instruments with terms consistent with the expected lives of the awards.

(3)                                 We considered both the historical volatility as well as implied volatilities from the exchange-traded options on the common stock of a peer group of companies.

(4)                                 Expected lives were based on an analysis of historical exercise and post-vesting employment termination behavior.

(5)                                The Company’s 2011 and 2010 Common Stock valuations relied on projections of our future performance, estimates of our weighted average cost of capital, and metrics based on the performance of a peer group of similar companies, including valuation multiples and stock price volatility. The fair value of equity per share utilized in our calculation ranged from $15.22 to $17.95 in fiscal 2011, $11.55 to $14.47 in fiscal 2010, and $4.27 in fiscal 2009. Due to the economic deterioration that occurred during fiscal 2008, the traditional approaches outlined above did not yield an answer that was considered to be representative of the fair value of the Company’s equity. As a result, the Company’s 2009 valuation also considered a Black-Scholes option model, which utilized the fair value of the Company’s assets, the book value of the Company’s debt, an estimated time to a liquidity event, the asset volatility of a peer group of companies and the risk free rate.

As of January 28, 2012, there were 10.6 million stock option awards outstanding. In addition, as of January 28, 2012, there were a total of 560,737 shares of restricted stock outstanding, of which 148,151 are vested. Under the 2006 Plan, there are 2.8 million shares of Common Stock remaining available for grant. The table below sets forth a summary of stock option activity for the year ended January 28, 2012.

	Number of Shares (In millions)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)	Aggregate Intrinsic Value (In millions)
Outstanding at January 29, 2011	10.9	$15.41
Granted	0.2	18.69
Exercised	(0.1)	12.83
Cancelled/Forfeited	(0.4)	15.79
Outstanding at January 28, 2012	10.6	$15.52	5.5	$91
Vested and Exercisable at January 28, 2012	4.5	$15.85	5.0	$37

The total fair value of options that vested during fiscal 2011, fiscal 2010 and fiscal 2009 was $3 million, $2 million, and $1 million, respectively. The intrinsic value for options that vested during 2011 and fiscal 2010 was $17 million and $5 million, respectively. There was no intrinsic value for options that vested during fiscal 2009. As of the beginning of fiscal 2011, there were 7.9 million nonvested options with a weighted average grant date fair value of $1.95 per share. As of the end of fiscal 2011, there were 6.1 million nonvested options with a weighted average grant date fair value of $2.23 per share. During fiscal 2011, there were 1.8 million options that vested and 0.4 million options that were cancelled with a weighted-average grant date fair value of $1.86 and $0.95 per share, respectively.

Share-based compensation expense was $9 million for fiscal 2011 and $8 million for each of fiscal 2010 and fiscal 2009. As a result of the Exchange Offer, share-based compensation expense will increase by $2 million over the life of the options due to the incremental value ascribed to the new options that were issued at a lower exercise price. Share-based compensation expense for fiscal 2009 decreased by $1 million as a result of the longer vesting period of the new options compared to the vesting period of the original grants.

As of January 28, 2012, compensation cost not yet recognized related to nonvested awards totaled $13 million and is expected to be recognized over a weighted average period of 2.9 years. To the extent the actual forfeiture rate is different from what we have anticipated, share-based compensation related to these awards will be different from our expectations.

Note 8. Derivative Instruments

We are exposed to fluctuations in interest rates on our Senior Secured Term Loan Facility. During the first quarter of fiscal 2009, we purchased an interest rate derivative with the objective to cap our exposure to interest rate increases on our Senior Secured Term Loan Facility that result from fluctuations in the three-month LIBOR rate (the “cap”). The cap limits our interest exposure on a notional value of $2.0 billion to the lesser of the three-month LIBOR rate or 7.0%. The term of the cap extends to the first quarter of fiscal 2015. The interest rate cap does not qualify for hedge accounting under ASC 815, Derivatives and Hedging. The fair value of the cap as of January 28, 2012 was nominal and is included in Other assets on the Consolidated Balance Sheets. The fair value of the cap as of January 29, 2011 was $6 million. The change in fair value of the cap for the years ended January 28, 2012 and January 29, 2011, resulted in a loss of $5 million and $12 million, respectively. The change in fair value of the cap for the year ended January 30, 2010, resulted in a gain of $10 million. These amounts are recorded in Other (income) and expense, net in the Consolidated Statements of Operations.

We are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiary. During the second quarter of fiscal 2008, we executed foreign currency forward contracts to mitigate the effects of currency fluctuations, which we designated as a cash flow hedge. The objective of the forward contracts was to hedge intercompany payments for forecasted purchases of inventory by our Canadian subsidiary, which are denominated in U.S. dollars. The term of this cash flow hedge extended through the first quarter of fiscal 2009. To achieve our objective and to minimize the risk of ineffectiveness, the notional values represented a portion of our Canadian subsidiary’s forecasted intercompany purchases. Hedge ineffectiveness was recorded in Other (income) and expense, net in the Consolidated Statement of Operations. For the year ended January 30, 2010, the ineffective portion of the hedge was immaterial. For the portion of the hedge that was effective, the change in fair value of the hedge was initially recorded in Accumulated other comprehensive income in the Consolidated Statements of Stockholders’ Deficit. As the underlying inventory was sold to our customers, amounts were reclassified from Accumulated other comprehensive income to Cost of sales and occupancy expense in the Consolidated Statement of Operations. We also classified the cash flows from derivative instruments in Prepaid expenses and other in the Consolidated Statement of Cash Flows. During fiscal 2009, we reclassified $6 million from Accumulated other comprehensive income to Cost of sales and occupancy expense.

Note 9. Fair Value Measurements

As defined in ASC 820, Fair Value Measurements, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a three-level valuation hierarchy for fair value measurements. These valuation techniques are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect less transparent active market data, as well as internal assumptions. These two types of inputs create the following fair value hierarchy:

•                  Level 1—Quoted prices for identical instruments in active markets

•                  Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose significant inputs are observable and

•                  Level 3—Instruments with significant unobservable inputs

During the first quarter of fiscal 2009, we purchased an interest rate derivative with the objective to cap our exposure to interest rate increases on our Senior Secured Term Loan Facility that result from fluctuations in the three-month LIBOR rate. The interest rate cap is measured using widely accepted valuation techniques including a discounted cash flow analysis on the expected cash flows. This analysis reflects the contractual terms of the derivative, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair value of the interest rate cap is determined using the market methodology of discounting the future expected variable cash receipts that would occur if variable interest rates rise above the strike rate of the cap. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. These factors are considered Level 2 inputs within the fair value hierarchy. As of January 28, 2012, the fair value of the cap was nominal. See Note 8 for additional information on our derivative instruments.

In connection with the acquisition of certain assets of ScrapHD, the Company has a contingent obligation, to be paid in cash, to the owners of ScrapHD based on future operating performance. The fair value of this contingent consideration is determined using an expected present value technique. Expected operating results are determined using the probability-weighted average of possible outcomes that would occur should certain financial metrics be reached. There is no market data available to use in valuing the contingent consideration; therefore, the Company developed its own assumptions related to the future financial performance of the business to estimate the fair value of the liability which was then discounted to present value using the weighted average cost of capital. The weighted average cost of capital was derived from comparable companies and management’s estimates. These factors are considered Level 3 inputs within the fair value hierarchy. The contingent consideration was established at the time of acquisition and is evaluated at each reporting period. We reduced the fair value of our contingent consideration liability from $4 million as of January 29, 2011 to a nominal amount as of January 28, 2012. The $4 million gain from the change in the fair value of the contingent consideration is recorded in Selling, general, and administrative expense on the Consolidated Statements of Operations. The liability is recorded in Other long-term liabilities on the Consolidated Balance Sheets.

Long-lived assets held for use consists of stores tested for impairment as a result of our impairment review. The inputs used to measure the fair value of these long-lived assets include the calculation of undiscounted store- specific cash flows using management assumptions about key store variables including sales, growth rate, gross margin, payroll and other controllable expenses. These factors are considered Level 3 inputs within the fair value hierarchy. As a result of our impairment review, we recorded less than $1 million in impairment charges for long-lived assets in fiscal 2011 and fiscal 2010. In fiscal 2009, we recorded $3 million in impairment charges for long-lived assets, of which $2 million is reflected in Cost of sales and occupancy expense and $1 million is reflected in Selling, general and administrative expense on the Consolidated Statements of Operations.

In accordance with ASC 350, Intangibles—Goodwill and Other, we have performed the required impairment review related to goodwill. In conducting our impairment review for fiscal 2011, we elected to first perform a qualitative assessment to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) the fair value of our reporting unit is less than its carrying value. Factors used in our qualitative assessment include, but are not limited to, macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, company and reporting unit specific events, and the margin between the fair value and carrying value of each reporting unit in recent impairment testing. Based on this review at January 28, 2012, we do not believe it is more likely than not that the carrying amount of our reporting unit exceeds its fair value.

The table below provides the carrying and fair values of our debt as of January 28, 2012. The fair values of these debt instruments were determined based on quoted market prices or recent trades.

	Carrying Value	Fair Value
	(In millions)
Senior secured term loan	$1,996	$1,994
Senior notes	795	838
Senior subordinated notes	393	418
Subordinated discount notes	306	328

Note 10. Retirement Plans

We sponsor a 401(k) Savings Plan for our eligible employees and certain of our subsidiaries. Participation in the 401(k) Savings Plan is voluntary and available to any employee who is 21 years of age and has completed 500 hours of service in a six-month eligibility period. Participants may elect to contribute up to 80% of their compensation on a pre-tax basis and up to 10% on an after-tax basis. In accordance with the provisions of the 401(k) Savings Plan, we make a matching cash contribution to the account of each participant in an amount equal to 50% of the participant’s pre-tax contributions that do not exceed 6% of the participant’s considered compensation for the year. Matching contributions, and the actual earnings thereon, vest to the participants based on years of service, with 100% vesting after three years. Our matching contribution expense, net of forfeitures, was $4 million in fiscal 2011 and $3 million for both fiscal 2010 and fiscal 2009.

Note 11. Commitments and Contingencies

Commitments

We operate stores and use distribution centers, office facilities, and equipment that are generally leased under non-cancelable operating leases, the majority of which provide for renewal options. Future minimum annual rental commitments for all non-cancelable operating leases as of January 28, 2012 are as follows (in millions):

For the fiscal year:	Operating Leases
2012	$355
2013	334
2014	282
2015	225
2016	174
Thereafter	418
Total minimum rental commitments	$1,788

Rental expense applicable to non-cancelable operating leases was $345 million, $327 million, and $319 million, in fiscal 2011, 2010, and 2009, respectively.

Employee Claims

Adams Claim

On April 22, 2009, 129 individuals commenced an action against the Company styled Adams, et. al. v. Michaels Stores, Inc. in the U.S. District Court for the Central District of California. The Adams suit alleges that Michaels failed to pay overtime wages, provide meal and rest periods (or compensation in lieu thereof), accurately record hours worked and provide itemized employee wage statements. The Adams suit additionally alleges that the foregoing conduct was in breach of California’s unfair competition law. Similar claims were subsequently filed by an additional eight individuals. The plaintiffs seek injunctive relief, damages for unpaid wages, penalties, restitution, interest, and attorneys’ fees and costs. A number of the individual plaintiff claims have been settled for immaterial amounts. A bench trial on one of the plaintiff’s case occurred in December 2010, and no decision has been rendered. We believe we have meritorious defenses and intend to defend the remaining individual claims vigorously. We do not believe the resolution of these cases will have a material effect on our Consolidated Financial Statements.

Ragano Claim

On July 11, 2011, the Company was served with a lawsuit filed in the California Superior Court in and for the County of San Mateo by Anita Ragano, as a purported class action proceeding on behalf of herself and all current and former hourly retail employees employed by Michaels stores in California. We removed the matter to the U.S. District Court for the Northern District of California on August 9, 2011. The lawsuit alleges that Michaels stores failed to pay all wages and overtime, failed to provide its hourly employees with adequate meal and rest breaks (or compensation in lieu thereof), failed to timely pay final wages, unlawfully withheld wages and failed to provide accurate wage statements and further alleges that the foregoing conduct was in breach of various laws, including California’s unfair competition law. The plaintiff seeks injunctive relief, compensatory damages, meal and rest break penalties, waiting time penalties, interest, and attorneys’ fees and costs. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of the lawsuit will have a material effect on our Consolidated Financial Statements.

Rea Claim

On September 15, 2011, the Company was served with a lawsuit filed in the California Superior Court in and for the County of Orange (“Superior Court”) by four former store managers as a purported class action proceeding on behalf of themselves and certain former and current store managers employed by Michaels stores in California. The lawsuit alleges that the Company stores improperly classified its store managers as exempt employees and as such failed to pay all wages, overtime, waiting time penalties and failed to provide accurate wage statements. The lawsuit also alleges that the foregoing conduct was in breach of various laws, including California’s unfair competition law. The plaintiffs have pled less than five million dollars in damages, penalties, costs of suit and attorneys’ fees, exclusive of interest. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. Based on the plaintiffs’ pleadings of less than $5 million dollars, we do not believe the resolution of the lawsuit will have a material effect on our Consolidated Financial Statements.

Tijero and Godfrey Consolidated Claim

On February 12, 2010, the Company and its wholly owned subsidiary, Aaron Brothers, was served with a lawsuit filed in the California Superior Court in and for the County of Alameda by Jose Tijero, a former assistant manager for Aaron Brothers as a purported class action proceeding on behalf of himself and all current and former hourly retail employees employed by Aaron Brothers in California. On July 12, 2010, Aaron Brothers was served with a lawsuit filed in the California Superior Court in and for the County of Orange by Amanda Godfrey, a former Aaron Brothers’ hourly employee alleging similar allegations as in the Tijero suit. On October 15, 2010, the cases were consolidated against Aaron Brothers and re-filed in the U.S. District Court—Northern District of California. These suits allege that Aaron Brothers failed to pay all wages and overtime, failed to provide its hourly employees with adequate meal and rest breaks (or compensation in lieu thereof), failed to timely pay final wages, unlawfully withheld wages and failed to provide accurate wage statements and further alleges that the foregoing conduct was in breach of various laws, including California’s unfair competition law. The plaintiff seeks injunctive relief, compensatory damages, meal and rest break penalties, waiting time penalties, interest, and attorneys’ fees and costs. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of the lawsuit will have a material effect on our Consolidated Financial Statements.

Consumer Class Action Claims

Zip Code Claims

On August 15, 2008, Linda Carson, a consumer, filed a purported class action proceeding against Michaels Stores, Inc. in the Superior Court of California, County of San Diego (“San Diego Superior Court”), on behalf of herself and all similarly-situated California consumers. The Carson lawsuit alleges that Michaels unlawfully requested and recorded personally identifiable information (i.e., her zip code) as part of a credit card transaction. The plaintiff sought statutory penalties, costs, interest, and attorneys’ fees. We contested certification of this claim as a class action and filed a motion to dismiss the claim. On March 9, 2009, the Court dismissed the case with prejudice. The plaintiff appealed this decision to the California Court of Appeal for the Fourth District, San Diego. On July 22, 2010, the Court of Appeal upheld the dismissal of the case. The plaintiff appealed this decision to the Supreme Court of California (“California Supreme Court”). On September 29, 2010, the California Supreme Court granted the plaintiff’s petition for review; however, it stayed any further proceedings in the case until another similar zip code case pending before the court, Pineda v. Williams-Sonoma, was decided. On February 10, 2011, the California Supreme Court ruled, in the Williams-Sonoma case, that zip codes are personally identifiable information and therefore the Song-Beverly Credit Card Act of 1971, as amended (“Song Act”) prohibits businesses from requesting or requiring zip codes in connection with a credit card transaction. On or about April 6, 2011, the Supreme Court transferred the Carson case back to the Court of Appeal with directions to the Court to reconsider its decision in light of the Pineda decision. Upon reconsideration the Court of Appeal remanded the case back to the San Diego Superior Court. We are reviewing the matter in light of this decision and, at this time, we are unable to estimate a range of loss, if any, in this case.

Additionally, since the California Supreme Court decision on February 10, 2011, three additional purported class action lawsuits alleging violations of the Song Act have been filed against the Company: Carolyn Austin v. Michaels Stores, Inc. and Tiffany Heon v. Michaels Stores, Inc., both in the San Diego Superior Court and Sandra A. Rubinstein v. Michaels Stores, Inc. in the Superior Court of California, County of Los Angeles, Central Division. The Rubenstein case was transferred to the San Diego Superior Court. Unopposed motions to coordinate these actions have been filed and an order coordinating the cases has been entered. Also, relying in part on the California Supreme Court decision, an additional purported class action lawsuit was filed on May 20, 2011 against the Company: Melissa Tyler v. Michaels Stores, Inc. in the U.S. District Court-District of Massachusetts, alleging violation of a similar Massachusetts statute, Mass. Gen. Laws ch. 93, section 105(a) (“Statute”), regarding the collection of personally identifiable information in connection with a credit card transaction. A hearing was held on October 20, 2011 on our Motion to Dismiss the claims. On January 6, 2012, the Court granted our Motion to Dismiss. However, the Court certified questions of law to the Massachusetts Supreme Judicial Court regarding the interpretation of the Statute. Briefing to the Supreme Judicial Court will take place in the Spring 2012 and we anticipate oral arguments to be scheduled in the fall 2012.

We intend to vigorously defend each of these cases and we are unable, at this time, to estimate a range of loss, if any.

Data Breach Claims

Payment Card Terminal Tampering

On May 3, 2011, we were advised by the U.S. Secret Service that they were investigating certain fraudulent debit card transactions that occurred on accounts that had been used for legitimate purchases in selected Michaels stores. A subsequent internal investigation revealed that approximately 90 payment card terminals in certain Michaels stores had been physically tampered with, potentially resulting in customer debit and credit card information to be compromised. We have since removed and replaced approximately 7,100 payment card terminals comparable to the identified tampered payment card terminals from our Michaels stores. The Company continues to cooperate with various governmental entities and law enforcement authorities in investigating the payment card terminal tampering, but we do not know the full extent of any fraudulent use of such information.

On May 18, 2011, Brandi F. Ramundo, a consumer, filed a purported class action proceeding against Michaels Stores, Inc. in the U.S. District Court for the Northern District of Illinois, on behalf of herself and all similarly- situated U.S. consumers. The Ramundo lawsuit alleges that Michaels failed to take commercially reasonable steps to protect consumer financial data, and was in breach of contract and various laws, including the Federal Stored Communications Act and the Illinois Consumer Fraud and Deceptive Practices Act. The plaintiff seeks compensatory, statutory and punitive damages, costs, credit card fraud monitoring services, interest and attorneys’ fees. Subsequently three additional purported class action lawsuits significantly mirroring the claims in the Ramundo complaint were filed against the Company: Mary Allen v. Michaels Stores, Inc., Kimberly Siprut v. Michaels Stores, Inc., and Jeremy Williams v. Michaels Stores, Inc., all in the U.S. District Court for the Northern District of Illinois. On June 8, 2011, an order was entered consolidating all four matters, which also provided for future consolidation of all related actions subsequently filed or transferred. On July 8, 2011, a Consolidated Amended Class Action Complaint styled In Re Michaels Stores Pin Pad Litigation (“In Re Michaels Stores Consolidated Complaint”) was filed in the U.S. District Court for the Northern District of Illinois and on August 8, 2011, we filed a Motion to Dismiss the In Re Michaels Stores Consolidated Complaint. A hearing on this motion was held on October 27, 2011 and the decision is pending. On August 25, 2011, subsequent to the filing of the Consolidated Complaint and our Motion to Dismiss, a fifth class action, Sherry v. Michaels Stores, Inc., was filed in the U.S. District Court for the Northern District of Illinois. On September 29, 2011, the Sherry case was reassigned and consolidated into the Consolidated Complaint. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We are unable to estimate a range of loss, if any, in the case.

Two additional purported class action lawsuits significantly mirroring the claims in the In Re Michaels Stores Consolidated Complaint have been filed against the Company in New Jersey: Sara Rosenfeld and Ilana Soffer v. Michaels Stores, Inc. filed in the Superior Court of New Jersey on July 7, 2011, removed to the U.S. District Court of New Jersey on August 5, 2011, and transferred to the Northern District of Illinois on September 9, 2011 and reassigned and consolidated into the Consolidated Complaint; and Lori Wilson v. Michaels Stores, Inc. filed in the Superior Court of New Jersey on August 10, 2011. We are seeking to have the Wilson case transferred and consolidated as well by filing appropriate requests with the Judicial Panel on Multi-District Litigation. We believe we have meritorious defenses and intend to defend the lawsuits vigorously. Nevertheless, the parties are attempting to reach a mediated settlement for an amount that we do not believe will have a material effect on our Consolidated Financial Statements.

Governmental Inquiries and Related Matters

Non-U.S. Trust Inquiry

In early 2005, the District Attorney’s office of the County of New York and the SEC opened inquiries concerning non-U.S. trusts that directly or indirectly held shares of Michaels Common Stock and Common Stock options. A federal grand jury requested information with respect to the same facts. We are cooperating in these inquiries and have provided information in response to the requests.

Certain of these trusts and corporate subsidiaries of the trusts acquired securities of Michaels in transactions directly or indirectly with Charles J. Wyly, Jr. and Sam Wyly, who were, respectively, Chairman and Vice Chairman of the Board of Directors prior to the consummation of the Merger, or with other Wyly family members. In addition, subsidiaries of certain of these trusts acquired securities directly from us in private placement transactions in 1996 and 1997 and upon the exercise of stock options transferred, directly or indirectly, to the trusts or their subsidiaries by Charles Wyly, Sam Wyly, or other Wyly family members.

We understand that Charles Wyly and Sam Wyly and/or certain of their family members are beneficiaries of irrevocable non-U.S. trusts. The 1996 and 1997 private placement sales by us of Michaels securities to subsidiaries of certain of these trusts were disclosed by us in filings with the SEC. The transfer by Charles Wyly and/or Sam Wyly (or by other Wyly family members or family-related entities) of Michaels securities to certain of these trusts and subsidiaries was also disclosed in filings with the SEC by us and/or by Charles Wyly and Sam Wyly. Based on information provided to us, our SEC filings prior to 2005 did not report securities owned by the non-U.S. trusts or their corporate subsidiaries as beneficially owned by Charles Wyly and Sam Wyly.

Charles Wyly and Sam Wyly filed an amended Schedule 13D with the SEC on April 8, 2005, stating that they may be deemed the beneficial owners of Michaels securities held directly or indirectly by the non-U.S. trusts. In our 2005 and 2006 proxy statements, we included the securities held in the non-U.S. trusts or their separate subsidiaries, as reported by the Wylys, in the beneficial ownership table of our principal stockholders and management, with appropriate footnotes.

On July 29, 2010, the SEC filed a civil enforcement action in federal district court for the Southern District of New York against Charles Wyly, Sam Wyly and others alleging, among other things, violations of various federal securities laws, including those governing ownership reporting and trading of securities, in connection with the non-U.S. trusts and their subsidiaries. Additional information may be obtained at the SEC’s website. Sam Wyly, the estate of Charles Wyly and the Wylys’ attorney, Michael French, also a former director of the Company, have requested indemnification from the Company for certain legal costs with respect to these matters. The Company has resolved all claims with regards to Sam Wyly and the estate of Charles Wyly for an immaterial amount. The Company believes that Mr. French’s claim is without merit.

General

In addition to the litigation discussed above, we are, and in the future, may be involved in various other lawsuits, claims and proceedings incident to the ordinary course of business. The results of litigation are inherently unpredictable. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources.

ASC 450, Contingencies, governs the disclosure and recognition of loss contingencies, including potential losses from litigation and regulatory matters. It imposes different requirements for the recognition and disclosure of loss contingencies based on the likelihood of occurrence of the contingent future event or events. It distinguishes among degrees of likelihood using the following three terms: “probable”, meaning that “the future event or events are likely to occur”; “remote”, meaning that “the chance of the future event or events occurring is slight”; and “reasonably possible”, meaning that “the chance of the future event or events occurring is more than remote but less than likely”. In accordance with ASC 450, the Company accrues for a loss contingency when we conclude that the likelihood of a loss is probable and the amount of the loss can be reasonably estimated. When the loss cannot be reasonably estimated we estimate the range of amounts, and if no amount in the range constitutes a better estimate than any other amount, we accrue for the amount at the low end of the range. We adjust our accruals from time to time as we receive additional information, but the loss we incur may be significantly greater than or less than the amount we have accrued. We disclose loss contingencies if there is at least a reasonable possibility that a material loss has been incurred. No accrual or disclosure is required for losses that are remote.

For some of the matters disclosed above, the Company is currently able to estimate a reasonably possible loss or range of loss in excess of amounts accrued (if any). For some of the matters included within this estimation, an accrual has been made because a loss is believed to be both probable and reasonably estimable, but an exposure to loss exists in excess of the amount accrued; in these cases, the estimate reflects the reasonably possible range of loss in excess of the accrued amount. For other matters included within this estimation, no accrual has been made because a loss, although estimable, is believed to be reasonably possible, but not probable; in these cases the estimate reflects the reasonably possible loss or range of loss within the ranges identified. For the various ranges identified, the aggregate of these estimated amounts is approximately $13 million, which is also inclusive of amounts accrued by the Company.

For other matters disclosed above, the Company is not currently able to estimate the reasonably possible loss or range of loss, and has indicated such. Many of these matters remain in preliminary stages (even in some cases where a substantial period of time has passed since the commencement of the matter), with few or no substantive legal decisions by the court defining the scope of the claims, the class (if any), or the potentially available damages, and fact discovery is still in progress or has not yet begun. For all these reasons, the Company cannot at this time estimate the reasonably possible loss or range of loss, if any, for these matters.

It is the opinion of the Company’s management, based on current knowledge and after taking into account its current legal accruals, that the eventual outcome of all matters described in this Note would not be likely to have a material impact on the consolidated financial condition of the Company. Nonetheless, given the substantial or indeterminate amounts sought in certain of these matters, and the inherent unpredictability of such matters, an adverse outcome in certain of these matters could, from time to time, have a material effect on the Company’s consolidated results of operations or cash flows in particular quarterly or annual periods.

Note 12. Concentration of Credit Risk

We periodically invest our excess cash and equivalents in money market funds and trusts, which are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other financial or government institution. We also deposit a portion of our cash and equivalents with numerous federally-insured financial institutions, the balances of which often exceed $250,000. The Federal Deposit Insurance Corporation insures each account up to a maximum of $250,000 of the aggregate account balance with each institution. We believe counterparty default risk is low as we only use financial institutions with investment grade ratings or funds and trusts that invest in securities with investment grade ratings and that possess the necessary liquidity to satisfy our redemption needs.

We invest cash balances in excess of operating requirements primarily in money market mutual funds and short-term interest-bearing securities, generally with maturities of 90 days or less. Due to the short-term nature of our investments, the fair value of our cash and equivalents at January 28, 2012 approximated carrying value.

We have market risk exposure arising from changes in interest rates on our Senior Secured Credit Facilities. The interest rates on our Senior Secured Credit Facilities will reprice periodically, which will impact our earnings and cash flow. The interest rates on our 2018 Senior Notes, Senior Subordinated Notes, and Subordinated Discount Notes are fixed. Based on our overall interest rate exposure to variable rate debt outstanding as of January 28, 2012, a 1% increase or decrease in interest rates would increase or decrease income before income taxes by approximately $20 million. A 1% increase or decrease in interest rates would decrease or increase the fair value of our long-term fixed rate debt by approximately $26 million. A change in interest rates would not materially affect the fair value of our variable rate debt as the debt reprices periodically.

Note 13. Segments and Geographic Information

We consider our Michaels—U.S., Michaels—Canada, and Aaron Brothers operations to be our operating segments for purposes of determining reportable segments based on the criteria of ASC 280, Segment Reporting. We determined that our operating segments have similar economic characteristics and meet the aggregation criteria set forth in ASC 280. Therefore, we combine those operating segments into one reporting segment.

The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies in Note 1.

Our sales and assets by country are as follows:

	Fiscal Year
	2011	2010	2009
		(Restated)	(Restated)
	(In millions)
Net Sales:
United States	$3,825	$3,673	$3,572
Canada	385	358	316
Consolidated Total	$4,210	$4,031	$3,888
Total Assets:
United States	$1,713	$1,699	$1,647
Canada	109	81	75
Consolidated Total	$1,822	$1,780	$1,722

We present assets based on their physical, geographic location. Certain assets located in the U.S. are also used to support our Canadian operations, but we do not allocate these assets to Canada.

Our Consolidated Net sales by major product categories are as follows:

	Fiscal Year
	2011	2010	2009
General and children’s crafts	$1,908	$1,791	$1,682
Home decor and seasonal	837	805	796
Framing	804	794	756
Scrapbooking	661	641	654
	$4,210	$4,031	$3,888

Our chief operating decision makers evaluate historical operating performance and plan and forecast future periods’ operating performance based on earnings before interest, income taxes, depreciation, amortization and loss on early extinguishment of debt (“EBITDA (excluding loss on early extinguishment of debt)”). We believe EBITDA (excluding loss on early extinguishment of debt) represents the financial measure that most closely reflects the operating effectiveness of factors over which management has control. As such, an element of base incentive compensation targets for certain management personnel is based on EBITDA (excluding loss on early extinguishment of debt). A reconciliation of EBITDA (excluding loss on early extinguishment of debt) to Net income is presented below.

	Fiscal Year
	2011	2010	2009
	(In millions)
Net income	$176	$103	$103
Interest expense	254	276	257
Loss on early extinguishment of debt	18	53	—
Provision for income taxes	112	46	54
Depreciation and amortization	101	103	116
EBITDA (excluding loss on early extinguishment of debt)	$661	$581	$530

Note 14. Related Party Transactions

We pay annual management fees to the Sponsors in the amount of $12 million and an annual management fee to Highfields Capital Management L.P. in the amount of $1 million. We recognized $13 million of expense in fiscal 2011 and $14 million of expense in fiscal 2010 and fiscal 2009 related to annual management fees and reimbursement of out-of-pocket expenses.

Bain Capital owns a majority equity position in Unisource, an external vendor we utilized to print our circular advertisements. During the first quarter of fiscal 2011, we stopped utilizing this vendor for these services. Payments associated with this vendor during fiscal 2011, fiscal 2010 and fiscal 2009 were $6 million, $39 million and $39 million, respectively, and are included in Selling, general and administrative expense in the Consolidated Statements of Operations.

Bain Capital owns a majority equity position in LogicSource, an external vendor we began utilizing for print procurement services during the first quarter of fiscal 2011. Payments associated with this vendor during fiscal 2011 were $5 million. These expenses are included in Selling, general and administrative expense in the Consolidated Statements of Operations.

The Blackstone Group owns a majority equity position in RGIS, an external vendor we utilize to count our store inventory. Payments associated with this vendor during fiscal 2011, fiscal 2010 and fiscal 2009 were $6 million, $6 million and $7 million, respectively, and are included in Selling, general and administrative expense in the Consolidated Statements of Operations.

The Blackstone Group owns a majority equity position in Vistar, an external vendor we utilize for all of the candy-type items in our stores. Payments associated with this vendor during fiscal 2011, fiscal 2010 and fiscal 2009 were $20 million, $19 million, and $18 million, respectively, and are recognized in cost of sales as the sales are incurred.

The Blackstone Group owns a partially equity position in Hilton Hotels, an external vendor we utilize for hospitality services. Payments associated with this vendor during each of fiscal 2011 and fiscal 2010 were $1 million, and are included in Selling, general, and administrative expense in the Consolidated Statement of Operations.

During the second quarter of fiscal 2011, The Blackstone Group acquired a majority equity position in Centro Properties Group, a vendor we utilize to lease certain properties. Payments associated with this vendor during fiscal 2011 were $3 million. These expenses are included in Cost of sales and occupancy expense in the Consolidated Statements of Operations.

Our current directors (other than Jill A. Greenthal) are affiliates of Bain Capital or The Blackstone Group. As such, some or all of such directors may have an indirect material interest in payments with respect to debt securities of the Company that have been purchased by affiliates of Bain Capital and The Blackstone Group. As of January 28, 2012, affiliates of The Blackstone Group held $56 million of our Senior Secured Term Loan Facility and $2 million of our 2018 Senior Notes.

The Company periodically provides officers of Michaels Stores, Inc. and its subsidiaries the opportunity to purchase shares of our Common Stock. There were no shares sold to officers during fiscal 2011, fiscal 2010, and fiscal 2009. During fiscal 2011 , we repurchased 192,001 shares from officers who are no longer with the Company. There were no shares repurchased during fiscal 2010 and fiscal 2009.

Note 15. Condensed Consolidating Financial Information

All obligations of Michaels Stores, Inc. under the 2018 Senior notes, Senior Subordinated Notes, Subordinated Discount Notes, Senior Secured Term Loan Facility, and senior secured asset-based Revolving Credit Facility are guaranteed by each of our subsidiaries other than Aaron Brothers Card Services, LLC and Artistree of Canada, ULC. As of January 28, 2012, the financial statements of Aaron Brothers Card Services, LLC and Artistree of Canada, ULC were immaterial. Each subsidiary guarantor is 100% owned by the parent and all guarantees are joint and several and full and unconditional.

The following condensed consolidating financial information represents the financial information of Michaels Stores, Inc. and its wholly-owned subsidiary guarantors, prepared on the equity basis of accounting. The information is presented in accordance with the requirements of Rule 3-10 under the SEC’s Regulation S-X. The financial information may not necessarily be indicative of results of operations, cash flows, or financial position had the subsidiary guarantors operated as independent entities.

Supplemental Condensed Consolidating Statement of Operations

	Fiscal Year 2011
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Net sales	$3,684	$2,369	$(1,843)	$4,210
Cost of sales and occupancy expense	2,390	1,979	(1,843)	2,526
Gross profit	1,294	390	—	1,684
Selling, general, and administrative expense	953	145	—	1,098
Related party expenses	13	—	—	13
Store pre-opening costs	3	1	—	4
Operating income	325	244	—	569
Interest expense	254	—	—	254
Loss on early extinguishment of debt	18	—	—	18
Other (income) and expense, net	5	4	—	9
Intercompany charges (income)	73	(73)	—	—
Equity in earnings of subsidiaries	313	—	(313)	—
Income before income taxes	288	313	(313)	288
Provision for income taxes	112	121	(121)	112
Net income	$176	$192	$(192)	$176

Supplemental Condensed Consolidating Statement of Operations

	Fiscal Year 2010
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(Restated)			(Restated)
	(In millions)
Net sales	$3,530	$2,294	$(1,793)	$4,031
Cost of sales and occupancy expense	2,341	1,919	(1,793)	2,467
Gross profit	1,189	375	—	1,564
Selling, general, and administrative expense	919	140	—	1,059
Related party expenses	14	—	—	14
Store pre-opening costs	3	—	—	3
Operating income	253	235	—	488
Interest expense	276	—	—	276
Loss on early extinguishment of debt	53	—	—	53
Other (income) and expense, net	12	(2)	—	10
Intercompany charges (income)	73	(73)	—	—
Equity in earnings of subsidiaries	310	—	(310)	—
Income before income taxes	149	310	(310)	149
Provision for income taxes	46	107	(107)	46
Net income	$103	$203	$(203)	$103

Supplemental Condensed Consolidating Statement of Operations

	Fiscal Year 2009
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(Restated)			(Restated)
	(In millions)
Net sales	$3,428	$2,233	$(1,773)	$3,888
Cost of sales and occupancy expense	2,350	1,846	(1,773)	2,423
Gross profit	1,078	387	—	1,465
Selling, general, and administrative expense	916	136	—	1,052
Related party expenses	14	—	—	14
Store pre-opening costs	2	—	—	2
Operating income	146	251	—	397
Interest expense	257	—	—	257
Other (income) and expense, net	(11)	(6)	—	(17)
Intercompany charges (income)	73	(73)	—	—
Equity in earnings of subsidiaries	330	—	(330)	—
Income before income taxes	157	330	(330)	157
Provision for income taxes	54	105	(105)	54
Net income	$103	$225	$(225)	$103

Supplemental Condensed Consolidating Balance Sheet

	January 28, 2012
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
ASSETS
Current assets:
Cash and equivalents	$363	$8	$—	$371
Merchandise inventories	554	286	—	840
Intercompany receivables	—	466	(466)	—
Other	103	20	—	123
Total current assets	1,020	780	(466)	1,334
Property and equipment, net	249	63	—	312
Goodwill, net	95	—	—	95
Investment in subsidiaries	410	—	(410)	—
Other assets	78	3	—	81
Total assets	$1,852	$846	$(876)	$1,822
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9	$292	$—	$301
Accrued liabilities and other	257	132	—	389
Current portion of long-term debt	127	—	—	127
Intercompany payable	466	—	(466)	—
Other	19	1	—	20
Total current liabilities	878	425	(466)	837
Long-term debt	3,363	—	—	3,363
Other long-term liabilities	85	11	—	96
Total stockholders’ deficit	(2,474)	410	(410)	(2,474)
Total liabilities and stockholders’ deficit	$1,852	$846	$(876)	$1,822

Supplemental Condensed Consolidating Balance Sheet

	January 29, 2011
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(Restated)			(Restated)
	(In millions)
ASSETS
Current assets:
Cash and equivalents	$309	$10	$—	$319
Merchandise inventories	571	255	—	826
Intercompany receivables	—	348	(348)	—
Other	109	17	—	126
Total current assets	989	630	(348)	$1,271
Property and equipment, net	234	67	—	301
Goodwill, net	95	—	—	95
Investment in subsidiaries	295	—	(295)	—
Other assets	112	1	—	113
Total assets	$1,725	$698	$(643)	$1,780
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7	$266	$—	$273
Accrued liabilities and other	262	122	—	384
Current portion of long-term debt	1	—	—	1
Intercompany payable	348	—	(348)	—
Other	24	3	—	27
Total current liabilities	642	391	(348)	685
Long-term debt	3,667	—	—	3,667
Other long-term liabilities	70	12	—	82
Total stockholders’ deficit	(2,654)	295	(295)	(2,654)
Total liabilities and stockholders’ deficit	$1,725	$698	$(643)	$1,780

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal Year 2011
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Operating activities:
Net cash provided by operating activities	$394	$234	$(215)	$413
Investing activities:
Cash paid for property and equipment	(88)	(21)	—	(109)
Net cash used in investing activities	(88)	(21)	—	(109)
Financing activities:
Net repayments of long-term debt	(227)	—	—	(227)
Intercompany dividends	—	(215)	215	—
Other financing activities	(25)	—	—	(25)
Net cash provided by financing activities	(252)	(215)	215	(252)
Increase in cash and equivalents	54	(2)	—	52
Beginning cash and equivalents	309	10	—	319
Ending cash and equivalents	$363	$8	$—	$371

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal Year 2010
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Operating Activities:
Net cash provided by operating activities	$426	$301	$(289)	$438
Investing Activities:
Cost of business acquisition	(2)	—	—	(2)
Cash paid for property and equipment	(69)	(12)	—	(81)
Net cash used in investing activities	(71)	(12)	—	(83)
Financing Activities:
Net repayments of long-term debt	(225)	—	—	(225)
Intercompany dividends	—	(289)	289	—
Other financing activities	(28)	—	—	(28)
Net cash used in financing activities	(253)	(289)	289	(253)
Increase in cash and equivalents	102	—	—	102
Beginning cash and equivalents	207	10	—	217
Ending cash and equivalents	$309	$10	$—	$319

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal Year 2009
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Operating activities:
Net cash provided by operating activities	$397	$525	$(517)	$405
Investing activities:
Cash paid for property and equipment	(38)	(5)	—	(43)
Net cash used in investing activities	(38)	(5)	—	(43)
Financing activities:
Net borrowings of long-term debt	(171)	—	—	(171)
Intercompany dividends	—	(517)	517	—
Other financing activities	(7)	—	—	(7)
Net cash used in financing activities	(178)	(517)	517	(178)
Increase in cash and equivalents	181	3	—	184
Beginning cash and equivalents	26	7	—	33
Ending cash and cash equivalents	$207	$10	$—	$217

Note 16. Subsequent Event

On September 17, 2012, we entered into an agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and other financial institutions for a second amendment and restatement of the senior secured asset-based Revolving Credit Facility (as so amended and restated, the “Restated Revolving Credit Facility”) . The Restated Revolving Credit Facility provides an aggregate amount of $650 million in commitments, subject to a borrowing base, which are scheduled to terminate on September 17, 2017 (the “ABL Maturity Date”).

The borrowing base under the Restated Revolving Credit Facility equals the sum of (i) 90% of eligible credit card receivables and debit card receivables, plus (ii) 90% of the appraised net orderly liquidation value of eligible inventory, plus

(iii) the lesser of (x) 90% of the appraised net orderly liquidation value of inventory supported by eligible letters of credit and (y) 90% of the face amount of eligible letters of credit, minus (iv) certain reserves.

The Restated Revolving Credit Facility provides us with the right to request up to $200 million of additional commitments under this facility at any time. The lenders under this facility are not under any obligation to provide any such additional commitments, and any increase in commitments is subject to customary conditions precedent. If we were to request any additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $850 million, but our ability to borrow under this facility would still be limited by the borrowing base.

If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the senior secured Restated Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base (the “Loan Cap”), we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If excess availability under the Restated Revolving Credit Facility is less than (i) 12.5% of the Loan Cap, for five consecutive business days or (ii) $65 million, at any time, or if certain events of default have occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the Restated Revolving Credit Facility. Excess availability under the Restated Revolving Credit Facility means the lesser of the Loan Cap minus the outstanding credit extensions. We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans. There is no scheduled amortization under the senior secured asset-based Revolving Credit Facility; the principal amount of the loans outstanding is due and payable in full on the ABL Maturity Date.

Borrowings under the Restated Revolving Credit Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Wells Fargo, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR subject to certain adjustments plus 1.00% or (b) a LIBOR subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is (a) 0.75% for prime rate borrowings and 1.75% for LIBOR borrowings. The applicable margin is subject to adjustment each fiscal quarter based on the excess availability under the senior secured asset-based Revolving Credit Facility. Same-day borrowings bear interest at the base rate plus the applicable margin.

We are required to pay a commitment fee on the unutilized commitments under the Restated Revolving Credit Facility, which initially is 0.375% per annum. The commitment fee is subject to adjustment each fiscal quarter. If average daily excess availability is less than or equal to 50% of the total commitments, the commitment fee will be 0.25% per annum, and if average daily excess availability is greater than 50% of the total commitments, the commitment fee will be 0.375%. We must also pay customary letter of credit fees and agency fees.

All obligations under the Restated Revolving Credit Facility are unconditionally guaranteed, jointly and severally by all of our existing material subsidiaries and are required to be guaranteed by certain of our future domestic wholly-owned material subsidiaries. All obligations under the Restated Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our material subsidiaries (the “Subsidiary Guarantors”), including:

•                  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing;

•                  a second-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and our Subsidiary Guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

•                  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment.

The Restated Revolving Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to:

•                  incur additional indebtedness

•                  pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or its other indebtedness

•                  make investments, loans, advances and acquisitions

•                  create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries

•                  engage in transactions with affiliates of the Company

•                  sell assets, including capital stock of the Company’s subsidiaries

•                  consolidate or merge

•                  create liens

The covenants limiting dividends and other restricted payments, investments, loans, advances and acquisitions, and prepayments or redemptions of indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must meet certain specified excess availability requirements and minimum consolidated fixed charge coverage ratios, to be tested on a pro forma and 6 months projected basis. Adjusted EBITDA is used in the calculation of the consolidated fixed charge coverage ratios. The Restated Revolving Credit Facility also contains certain customary affirmative covenants and events of default.

From the time when we have excess availability less than the greater of (a) 10% of the Loan Cap and (b) $50 million, until the time when we have excess availability greater than the greater of (a) 10% of the Loan Cap and (b) $50 million for 30 consecutive days, the Restated Revolving Credit Facility will require us to maintain a consolidated fixed charge coverage ratio of at least 1.0 to 1.0.

In accordance with ASC 470, Debt, we will record $4 million of debt issuance costs in the third quarter of fiscal 2012 that will be amortized as interest expense over the life of the Restated Revolving Credit Facility.

MICHAELS STORES, INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

(Unaudited)

	October 27,	January 28,	October 29,
	2012	2012	2011
ASSETS
Current assets:
Cash and equivalents	$161	$371	$111
Merchandise inventories	1,076	840	1,019
Prepaid expenses and other	91	80	80
Deferred income taxes	42	42	52
Income tax receivable	17	1	12
Total current assets	1,387	1,334	1,274
Property and equipment, at cost	1,478	1,391	1,402
Less accumulated depreciation and amortization	(1,134)	(1,079)	(1,086)
Property and equipment, net	344	312	316
Goodwill	95	95	95
Debt issuance costs, net of accumulated amortization of $77, $74, and $71, respectively	53	59	58
Deferred income taxes	18	18	32
Other assets	4	4	5
Total non-current assets	170	176	190
Total assets	$1,901	$1,822	$1,780

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$374	$301	$348
Accrued liabilities and other	424	389	405
Current portion of long-term debt	180	127	135
Deferred income taxes	1	1	—
Income taxes payable	8	19	5
Total current liabilities	987	837	893
Long-term debt	3,188	3,363	3,376
Deferred income taxes	11	11	4
Other long-term liabilities	86	85	79
Total long-term liabilities	3,285	3,459	3,459
Total liabilities	4,272	4,296	4,352
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,414,727 shares issued and outstanding at October 27, 2012; 118,265,885 shares issued and outstanding at January 28, 2012; 118,284,809 shares issued and outstanding at October 29, 2011	12	12	12
Additional paid-in capital	49	48	46
Accumulated deficit	(2,438)	(2,540)	(2,637)
Accumulated other comprehensive income	6	6	7
Total stockholders’ deficit	(2,371)	(2,474)	(2,572)
Total liabilities and stockholders’ deficit	1,901	1,822	1,780

See accompanying notes to consolidated financial statements.

MICHAELS STORES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

(Unaudited)

	Quarter Ended		Nine Months Ended
	October 27,	October 29,	October 27,	October 29,
	2012	2011	2012	2011
Net sales	$1,014	$996	$2,884	$2,806
Cost of sales and occupancy expense	611	594	1,730	1,683
Gross profit	403	402	1,154	1,123
Selling, general, and administrative expense	278	279	790	774
Related party expenses	3	3	10	10
Store pre-opening costs	3	2	5	4
Operating income	119	118	349	335
Interest expense	60	62	187	188
Loss on early extinguishment of debt	3	1	3	16
Other (income) and expense, net	—	4	(1)	4
Income before income taxes	56	51	160	127
Provision for income taxes	20	19	58	48
Net income	36	32	102	79

Other comprehensive income, net of tax:
Foreign currency translation adjustment	—	(1)	—	—
Comprehensive income	$36	$31	$102	$79

See accompanying notes to consolidated financial statements.

MICHAELS STORES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended
	October 27,	October 29,
	2012	2011
Operating activities:
Net income	$102	$79
Adjustments:
Depreciation and amortization	71	75
Share-based compensation	4	7
Debt issuance costs amortization	12	13
Accretion of long-term debt	—	35
Change in fair value of interest rate cap	—	4
Change in fair value of contingent consideration	—	(1)
Loss on early extinguishment of debt	3	16
Changes in assets and liabilities:
Merchandise inventories	(236)	(193)
Prepaid expenses and other	(11)	(8)
Accounts payable	72	85
Accrued interest	36	16
Accrued liabilities and other	(11)	2
Income taxes	(27)	(33)
Other long-term liabilities	1	2
Net cash provided by operating activities	16	99

Investing activities:
Additions to property and equipment	(85)	(84)
Net cash used in investing activities	(85)	(84)

Financing activities:
Issuance of senior notes due 2018	213	—
Repurchase of subordinated discount notes due 2016	(127)	(148)
Repayments on senior secured term loan facility	(209)	(50)
Repurchase of senior subordinated notes due 2016	—	(7)
Borrowings on asset-based revolving credit facility	—	102
Payments on asset-based revolving credit facility	—	(102)
Payment of debt issuance costs	(8)	—
Repurchase of Common Stock	(10)	(7)
Proceeds from stock options exercised	7	2
Payment of capital leases	(2)	—
Change in cash overdraft	(5)	(13)
Net cash used in financing activities	(141)	(223)

Decrease in cash and equivalents	(210)	(208)
Cash and equivalents at beginning of period	371	319
Cash and equivalents at end of period	$161	$111

Supplemental Cash Flow Information:
Cash paid for interest	$138	$123
Cash paid for income taxes	$85	$83

See accompanying notes to consolidated financial statements.

MICHAELS STORES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Quarter and Nine Months Ended October 27, 2012

(Unaudited)

Note 1.  Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Michaels Stores, Inc. and our wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. All expressions of the “Company”, “us,” “we,” “our,” and all similar expressions are references to Michaels Stores, Inc. and our consolidated, wholly-owned subsidiaries, unless otherwise expressly stated or the context otherwise requires.

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

The balance sheet at January 28, 2012 has been derived from the audited financial statements at that date, but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals and other items) considered necessary for a fair presentation have been included.

Because of the seasonal nature of our business, the results of operations for the quarter and nine months ended October 27, 2012 are not indicative of the results to be expected for the entire year.

We report on the basis of a 52- or 53-week fiscal year, which ends on the Saturday closest to January 31. All references herein to “fiscal 2012” relate to the 53 weeks ending February 2, 2013, and all references to “fiscal 2011” relate to the 52 weeks ended January 28, 2012. In addition, all references herein to “the third quarter of fiscal 2012” relate to the 13 weeks ended October 27, 2012, and all references to “the third quarter of fiscal 2011” relate to the 13 weeks ended October 29, 2011. Finally, all references to “the nine months ended October 27, 2012” relate to the 39 weeks ended October 27, 2012, and “the nine months ended October 29, 2011” relate to the 39 weeks ended October 29, 2011.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs,” an amendment to ASC topic 820, “Fair Value Measurements.” ASU 2011-04 conforms certain sections of Accounting Standards Codification (“ASC”) 820 to International Financial Reporting Standards in order to provide a single converged guidance on the measurement of fair value. The ASU also requires new quantitative and qualitative disclosures about the sensitivity of recurring Level 3 measurement disclosures, as well as transfers between Level 1 and Level 2 of the fair value hierarchy. The amended guidance is effective for interim and annual periods beginning after December 15, 2011. We adopted all requirements of ASU 2011-04 on January 29, 2012, with no material impact on our consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income,” an amendment to ASC topic 220, “Comprehensive Income.” ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05,” which indefinitely defers the provisions in ASU 2011-05 requiring reclassification adjustments out of other comprehensive income to be presented on the face of the financial statements. The other portions of ASU 2011-05 remain unchanged. These standards, which must be applied retroactively, are effective for interim and annual periods beginning after December 15, 2011, with earlier adoption permitted. We adopted all requirements of these standards on January 29, 2012, the beginning of our 2012 fiscal year.

Note 2.  Debt

Our outstanding debt is detailed in the table below.  We were in compliance with the terms and conditions of all debt agreements for all periods presented.

	October 27, 2012	January 28, 2012	October 29, 2011	Interest Rate
	(in millions)

Senior secured term loan	$1,787	$1,996	$1,996	Variable
Senior notes	1,008	795	795	7.750%
Senior subordinated notes	393	393	393	11.375%
Subordinated discount notes	180	306	327	13.000%
Asset-based revolving credit facility	—	—	—	Variable

Total debt	3,368	3,490	3,511

Less current portion	180	127	135

Long-term debt	$3,188	$3,363	$3,376

Senior Secured Term Loan Facility

On September 27, 2012, we used the net proceeds from the issuance of the Additional Senior Notes (as defined below) to prepay approximately $209 million of our B-1 Term Loans under our Senior Secured Term Loan Facility. In accordance with ASC 470, Debt, we recorded a loss on early extinguishment of debt of approximately $1 million to write off debt issuance costs associated with the prepayment of B-1 Term Loans.

7¾%  Senior Notes due 2018

On September 27, 2012, we issued an additional $200 million aggregate principal amount (the “Additional Senior Notes”) of our 7¾% Senior Notes due November 1, 2018 (the “2018 Senior Notes”) under the Indenture, dated as of October 21, 2010 (the “Indenture”), by and among the Company, the guarantors party thereto (“Guarantors”) and Law Debenture Trust Company of New York, as trustee (“Trustee”), as amended on the date of such issuance by a supplemental indenture, dated as of September 27, 2012, by and among the Company, the Guarantors and the Trustee.  The Additional Senior Notes were issued at a premium of 106.25% of face value, resulting in an effective interest rate of 6½%. The Additional Senior Notes form a single class with the 2018 Senior Notes previously issued under the Indenture and have terms that are identical to the previously issued 2018 Senior Notes (as described in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012), except that interest on the Additional Senior Notes accrues from and including May 1, 2012, and the Additional Senior Notes are subject to the Registration Rights Agreement described below.

Pursuant to the Registration Rights Agreement with respect to the Additional Senior Notes, entered into by the Company, the Guarantors and the initial purchasers of the Additional Senior Notes, on September 27, 2012, we agreed that we will use our reasonable best efforts to register with the Securities and Exchange Commission, notes having substantially identical terms as the Additional Senior Notes as part of an offer to exchange freely tradable exchange notes for the Additional Senior Notes (the “Exchange Offer”). We are required to use our reasonable best efforts to cause the Exchange Offer to be completed or, if required, to have a shelf registration statement declared effective, within 360 days after the issue date of the Additional Senior Notes.

If we fail to meet this target (a “Registration Default”), the annual interest rate on the Additional Senior Notes will increase by 0.25%. The annual interest rate on the Additional Senior Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the Additional Senior Notes will revert to the original level.

In accordance with ASC 470, we recorded $4 million of debt issuance costs that will be amortized as interest expense over the life of the Additional Senior Notes.

13%  Subordinated Discount Notes due 2016

On May 1, 2012, as required pursuant to the indenture (“Subordinated Discount Notes Indenture”) governing our 13% Subordinated Discount Notes due 2016 (“Subordinated Discount Notes”), we redeemed that portion of each Subordinated Discount Note outstanding on such date equal to the amount sufficient, but not in excess of the amount necessary, to ensure that such Subordinated Discount Note will not be an applicable high yield discount obligation (“AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “AHYDO Amount”).  These redemptions were at a price equal to 100% of the Accreted Value (as defined in the Subordinated Discount Notes Indenture) of such portion as of the date of redemption. The aggregate payment of $127 million made on May 1, 2012, was required to ensure the Subordinated Discount Notes would not be AHYDO instruments.

On October 1, 2012, we delivered to the holders of our remaining outstanding Subordinated Discount Notes due 2016 an irrevocable notice of redemption of all of our outstanding Subordinated Discount Notes. Subsequent to the end of the period, on November 1, 2012, we redeemed a portion of the Subordinated Discount Notes equal to the AHYDO Amount at a redemption price equal to 100% and the remaining Subordinated Discount Notes at a redemption price equal to 104.333%.  In accordance with ASC 470, we will record a loss on early extinguishment of debt of approximately $11 million related to the redemption of our Subordinated Discount Notes. The $11million loss is comprised of a $8 million redemption premium and $3 million to write off related debt issuance costs.

Senior Secured Asset-Based Revolving Credit Facility

On September 17, 2012, we entered into a second amended and restated credit agreement (the “Restated Credit Agreement”) to amend various terms of our amended and restated credit agreement, dated as of February 18, 2010. The Restated Credit Agreement, together with related security, guarantee and other agreements, is referred to as the “Restated Revolving Credit Facility”.

The Restated Revolving Credit Facility provides for senior secured financing of up to $650 million, subject to a borrowing base, maturing on September 17, 2017 (the “ABL Maturity Date”). The borrowing base under the Restated Revolving Credit Facility equals the sum of (i) 90% of eligible credit card receivables and debit card receivables, plus (ii) 90% of the appraised net orderly liquidation value of eligible inventory, plus (iii) the lesser of (x) 90% of the appraised net orderly liquidation value of inventory supported by eligible letters of credit and (y) 90% of the face amount of eligible letters of credit supported by eligible letters of credit, minus (iv) certain reserves.

The Restated Revolving Credit Facility provides us with the right to request up to $200 million of additional commitments under the Restated Revolving Credit Facility. The lenders under the Restated Revolving Credit Facility will not be under any obligation to provide any such additional commitments, and any increase in commitments is subject to customary conditions precedent. If we were to request any such additional commitments, and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $850 million, but our ability to borrow under the Restated Revolving Credit Facility would still be limited by the borrowing base.

Borrowings under the Restated Revolving Credit Facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Wells Fargo, (2) the federal funds effective rate plus 0.50% and (3) a London Interbank Offered Rate(“LIBOR”) subject to certain adjustments plus 1.00% or (b) a LIBOR subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin is (a) 0.75% for prime rate borrowings and 1.75% for LIBOR borrowings. The applicable margin is subject to adjustment each fiscal quarter based on the excess availability under the Restated Revolving Credit Facility. Same-day borrowings bear interest at the base rate plus the applicable margin.

We are required to pay a commitment fee on the unutilized commitments under the Restated Revolving Credit Facility, which initially is 0.375% per annum. The commitment fee is subject to adjustment each fiscal quarter. If average daily excess availability is less than or equal to 50% of the total commitments, the commitment fee will be 0.25% per annum, and if average daily excess availability is greater than 50% of the total commitments, the commitment fee will be 0.375%. In addition, we must pay customary letter of credit fees and agency fees.

If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Restated Revolving Credit Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base (the “Loan Cap”), we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If excess availability under the Restated Revolving Credit Facility is less than (i) 12.5% of the Loan Cap, for five consecutive business days, or (ii) $65 million, at any time, or if certain events of default have occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the Restated Revolving Credit Facility. Excess availability under the

Restated Revolving Credit Facility means the lesser of the Loan Cap minus the outstanding credit extensions. We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans. There is no scheduled amortization under the Restated Revolving Credit Facility; the principal amount of the loans outstanding is due and payable in full on the ABL Maturity Date.

From the time when we have excess availability less than the greater of (a) 10% of the Loan Cap and (b) $50 million, until the time when we have excess availability greater than the greater of (a) 10% of the Loan Cap and (b) $50 million for 30 consecutive days, the Restated Revolving Credit Facility will require us to maintain a consolidated fixed charge coverage ratio of at least 1.0 to 1.0. The Restated Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including change of control and cross-default to material indebtedness).

In accordance with ASC 470, we recorded a loss on early extinguishment of debt of approximately $2 million to write off debt issuance costs related to the Restated Revolving Credit Facility, with the remaining $7 million of unamortized debt issuance costs being amortized over the revised life. In addition, we recorded $4 million of debt issuance costs associated with the execution of the Restated Revolving Credit Facility that will be amortized as interest expense over the life of the Restated Revolving Credit Facility.

As of October 27, 2012, the borrowing base was $650 million, of which we had no outstanding borrowings, $61 million of outstanding letters of credit, and $589 million of unused borrowing capacity. Subsequent to the end of the period, on November 1, 2012, we borrowed $216 million under our Restated Revolving Credit Facility to fund the redemption of the Subordinated Discount Notes described above as well as other working capital needs, resulting in $373 million of unused borrowing capacity thereunder as of such date.

Note 3.  Comprehensive Income

Accumulated other comprehensive income, net of tax, is reflected in the Consolidated Balance Sheets as follows:

Foreign Currency Translation and Other
(in millions)
Balance at January 28, 2012	$6
Foreign currency translation adjustment	—
Balance at October 27, 2012	$6

Note 4.  Derivative Instruments

We are exposed to fluctuations in interest rates on our senior secured term loan facility. During fiscal 2009, we purchased an interest rate derivative with the objective to cap our exposure to interest rate increases on our senior secured term loan facility that result from fluctuations in the three-month LIBOR (the “cap”). The cap limits our interest exposure on a notional value of $2.0 billion to the lesser of the three-month LIBOR or 7.0%.  The term of the cap extends to the first quarter of fiscal 2015. The interest rate cap does not qualify for cash flow hedge accounting under ASC 815, Derivatives and Hedging. The fair value of the cap as of October 27, 2012 and January 28, 2012 was nominal and is included in Other assets on the Consolidated Balance Sheets. The fair value of the cap as of October 29, 2011 was $2 million. The change in fair value of the cap for the quarter and nine months ended October 27, 2012 was minimal. The change in fair value of the cap for the quarter and nine months ended October 29, 2011, resulted in a loss of $1 million and a loss of $4 million, respectively. These amounts are recorded in Other (income) and expense, net in the Consolidated Statements of Comprehensive Income.

Note 5. Fair Value Measurements

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  ASC 820 establishes a three-level valuation hierarchy for fair value measurements. These valuation techniques are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect less transparent active market data, as well as internal assumptions. These two types of inputs create the following fair value hierarchy:

•                  Level 1 — Quoted prices for identical instruments in active markets;

•                  Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose significant inputs are observable; and

•                  Level 3 — Instruments with significant unobservable inputs.

During the first quarter of fiscal 2009, we purchased an interest rate derivative with the objective to cap our exposure to interest rate increases on our senior secured term loan facility that result from fluctuations in the three-month LIBO rate. The interest rate cap is measured using widely accepted valuation techniques including a discounted cash flow analysis on the expected cash flows. This analysis reflects the contractual terms of the derivative, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.  The fair value of the interest rate cap is determined using the market methodology of discounting the future expected variable cash receipts that would occur if variable interest rates rise above the strike rate of the cap.  The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. These factors are considered Level 2 inputs within the fair value hierarchy. As of October 27, 2012, the fair value of the cap was nominal. See Note 4 for additional information on our derivative instruments.

We apply fair value techniques on a non-recurring basis for the establishment of potential impairment loss related to goodwill pursuant to ASC 350, Intangibles—Goodwill and Other and determining the fair value of long-lived assets pursuant to ASC 360, Property, Plant, and Equipment. During the quarter ended October 27, 2012, there were no events or changes in circumstances indicating the carrying amounts of our goodwill or long-lived assets may not be recoverable.

The table below provides the carrying and fair values of our senior secured term loan and notes as of October 27, 2012. The fair value of our senior secured term loan was determined based on quoted market prices which are considered Level 2 inputs within the fair value hierarchy. The fair value of our notes was determined based on recent trades which are considered Level 1 inputs within the fair value hierarchy.

	Carrying Value	Fair Value
	(in millions)
Senior secured term loan	$1,787	$1,799
Senior notes	1,008	1,080
Senior subordinated notes	393	411
Subordinated discount notes	180	188

Note 6.  Income Taxes

The effective tax rate was 35.7% for the third quarter of fiscal 2012. The effective tax rate was 37.2% for the third quarter of fiscal 2011. The rate was lower than the prior year quarter tax rate due primarily to a favorable impact from discrete items.

The effective tax rate was 36.3% for the first nine months of fiscal 2012. The effective tax rate was 37.8% for the first nine months of fiscal 2011. The rate was lower than the prior year nine month tax rate due primarily to a favorable impact related to discrete items. We currently estimate our annualized effective tax rate for fiscal 2012 to be 37.1%.

Note 7.  Commitments and Contingencies

We are involved in ongoing legal and regulatory proceedings.  Other than those described in the following paragraphs, there were no material changes to our disclosures of commitments and contingencies from our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 and our Quarterly Report on Form 10-Q for the quarterly periods ended April 28, 2012 and July 28, 2012.

Employee Claims

Ragano Claim

On July 11, 2011, the Company was served with a lawsuit filed in the California Superior Court in and for the County of San Mateo by Anita Ragano, as a purported class action proceeding on behalf of herself and all current and former hourly retail employees employed by Michaels stores in California. We removed the matter to the U.S. District Court for the Northern District of California on August 9, 2011. The complaint was subsequently amended to add an additional named plaintiff, Terri McDonald. The lawsuit alleges that Michaels stores failed to pay all wages and overtime, failed to provide its hourly employees with adequate meal and rest breaks (or compensation in lieu thereof), failed to timely pay final wages, unlawfully withheld wages and failed to provide accurate wage statements and further alleges that the foregoing conduct was in breach of various laws, including California’s unfair competition law. The plaintiffs seek injunctive relief, compensatory damages, meal and rest break penalties, waiting time penalties, interest, and attorneys’ fees and costs. On August 10, 2012, we reached a tentative class-wide settlement with plaintiffs and the Court granted preliminary approval on October 26, 2012. A final approval hearing is scheduled for March 1, 2013.  The settlement, if approval is granted, will not have a material effect on our consolidated financial statements, and was accrued as of October 27, 2012.

Irene Barreras Claim

On July 24, 2012, Irene Barreras, a former employee, filed a purported class action proceeding against Michaels Stores, Inc. in the Superior Court of the State of California for the County of Alameda (“Alameda Superior Court”), alleging unfair business competition and unjust enrichment, wrongful termination, disability discrimination, failure to prevent discrimination, failure to engage in the interactive process, and failure to accommodate mental or physical disabilities.  The suit is brought on Ms. Barreras’ behalf and on behalf of a class of all retail store employees who were terminated from July 24, 2008 to the present, allegedly due to Michaels refusal to engage in the interactive process with, or provide accommodations to, the terminated employees who did not meet the qualifications for medical leaves.  The plaintiff seeks injunctive relief, compensatory damages, punitive damages, consequential damages, general damages, interest, attorneys’ fees and costs.  On August 24, 2012, we removed the case to the United States District Court, Northern District of California. Our motion to dismiss the case is pending. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of the lawsuit will have a material effect on our consolidated financial statements.

Consumer Class Action Claims

Pricing and Promotion

On April 30, 2012, William J. Henry, a consumer, filed a purported class action proceeding against Michaels Stores, Inc. in the Court of Common Pleas, Lake County, Ohio, on behalf of himself and all similarly-situated Ohio consumers who purchased framing products and/or services from Michaels during weeks where Michaels was advertising a discount for framing products and/or services. The lawsuit alleges that Michaels advertised discounts on its framing products and/or services without actually providing a discount to its customers. The plaintiff claims violation of Ohio law ORC 1345.01 et seq., breach of contract, unjust enrichment and fraud. The plaintiff has alleged damages, penalties and fees not to exceed $5 million, exclusive of interest and costs. We filed a Motion to Dismiss on July 3, 2012.  On October 23, 2012, the Court granted our Motion to Dismiss, in part, dismissing the Plaintiff’s breach of contract claim and denying the motion as to the other claims. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of this lawsuit will have a material effect on our consolidated financial statements.

Website Tracking and Coding

On June 19, 2012, Jerome Jurgens, a citizen of Missouri, filed a purported class action proceeding against Michaels Stores, Inc. in the 25th Judicial Circuit Court, Phelps County, Missouri, on behalf of himself, Wendy Poepsel and all other similarly-situated Missouri individuals who, on or after June 19, 2007, accessed the Michaels website and had Flash cookies attach to their computers. Plaintiffs allege that Michaels, through the use of its website, makes use of cookies in order to ascertain user’s web browsing habits.  Specifically, the plaintiffs allege violations of the Missouri Computer Tampering and Merchandising Practices Act statutes, as well as common law claims of conversion, trespass to chattels, invasion of privacy and unjust enrichment are alleging damages, penalties and fees not to exceed $5 million, inclusive of costs and attorneys’ fees.  We filed a Motion to Dismiss on August 8, 2012, which was subsequently denied. We believe we have meritorious defenses and intend to defend the lawsuit vigorously. We do not believe the resolution of this lawsuit will have a material effect on our consolidated financial statements.

General

In addition to the litigation discussed above, we are, and in the future, may be involved in various other lawsuits, claims and proceedings incidental to the ordinary course of business.

ASC 450, Contingencies, governs the disclosure and recognition of loss contingencies, including potential losses from litigation and regulatory matters. It imposes different requirements for the recognition and disclosure of loss contingencies based on the likelihood of occurrence of the contingent future event or events. It distinguishes among degrees of likelihood using the following three terms: “probable”, meaning that “the future event or events are likely to occur”; “remote”, meaning that “the chance of the future event or events occurring is slight”; and “reasonably possible”, meaning that “the chance of the future event or events occurring is more than remote but less than likely”. In accordance with ASC 450, the Company accrues for a loss contingency when we conclude the likelihood of a loss is probable and the amount of the loss can be reasonably estimated. When the loss cannot be reasonably estimated we estimate the range of amounts, and if no amount in the range constitutes a better estimate than any other amount, we accrue for the amount at the low end of the range. We adjust our accruals from time to time as we receive additional information, but the loss we incur may be significantly greater than or less than the amount we have accrued. We disclose loss contingencies if there is at least a reasonable possibility that a material loss has been incurred. No accrual or disclosure is required for losses that are remote.

For some of the matters disclosed above, as well as other ongoing matters previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Company is currently able to estimate a reasonably possible loss or range of loss in excess of amounts accrued (if any). For some of the matters included within this estimation, an accrual has been made because a loss is believed to be both probable and reasonably estimable, but an exposure to loss exists in excess of the amount accrued; in these cases, the estimate reflects the reasonably possible range of loss in excess of the accrued amount. For other matters included within this estimation, no accrual has been made because a loss, although estimable, is believed to be reasonably possible, but not probable; in these cases the estimate reflects the reasonably possible loss or range of loss within the ranges identified. For the various ranges identified, the aggregate of these estimated amounts is approximately $15 million, which is also inclusive of amounts accrued by the Company.

For other matters disclosed above, the Company is not currently able to estimate the reasonably possible loss or range of loss, and has indicated such. Many of these matters remain in preliminary stages (even in some cases where a substantial period of time has passed since the commencement of the matter), with few or no substantive legal decisions by the court defining the scope of the claims, the class (if any), or the potentially available damages, and fact discovery is still in progress or has not yet begun. For all these reasons, the Company cannot at this time estimate the reasonably possible loss or range of loss, if any, for these matters.

It is the opinion of the Company’s management, based on current knowledge and after taking into account its current legal accruals, the eventual outcome of all matters described in this Note would not be likely to have a material impact on the consolidated financial condition of the Company. Nonetheless, given the substantial or indeterminate amounts sought in certain of these matters, and the inherent unpredictability of such matters, an adverse outcome in certain of these matters could, from time to time, have a material effect on the Company’s consolidated results of operations or cash flows in particular quarterly or annual periods.

Note 8.  Segments and Geographic Information

We consider our Michaels — U.S., Michaels — Canada, and Aaron Brothers operations to be our operating segments for purposes of determining reportable segments based on the criteria of ASC 280, Segment Reporting. We determined that our operating segments have similar economic characteristics and meet the aggregation criteria set forth in ASC 280. Therefore, we combine all operating segments into one reporting segment.

Our sales and assets by country are as follows:

	Quarter Ended		Nine Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	(in millions)
Net Sales:
United States	$915	$906	$2,617	$2,551
Canada	99	90	267	255
Consolidated Total	$1,014	$996	$2,884	$2,806

	October 27, 2012	January 28, 2012	October 29, 2011
	(in millions)
Total Assets:
United States	$1,761	$1,713	$1,670
Canada	140	109	110
Consolidated Total	$1,901	$1,822	$1,780

Our chief operating decision makers evaluate historical operating performance, plan and forecast future periods’ operating performance based on earnings before interest, income taxes, depreciation, amortization, and loss on early extinguishment of debt (“EBITDA (excluding loss on early extinguishment of debt)”). We believe EBITDA (excluding loss on early extinguishment of debt) represents the financial measure that more closely reflects the operating effectiveness of factors over which management has control. As such, an element of base incentive compensation targets for certain management personnel are based on EBITDA (excluding loss on early extinguishment of debt). A reconciliation of EBITDA (excluding loss on early extinguishment of debt) to Net income is presented below.

	Quarter Ended		Nine Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	(in millions)

Net income	$36	$32	$102	$79
Interest expense	60	62	187	188
Loss on early extinguishment of debt	3	1	3	16
Provision for income taxes	20	19	58	48
Depreciation and amortization	25	25	71	75
EBITDA (excluding loss on early extinguishment of debt)	$144	$139	$421	$406

Note 9.  Related Party Transactions

We pay annual management fees to Bain Capital Partners, LLC (“Bain Capital”) and The Blackstone Group L.P. (“The Blackstone Group” and, together with Bain Capital, the “Sponsors”) and Highfields Capital Management LP in the amount of $12 million and $1 million, respectively. We recognized $3 million of expense related to annual management fees during the third quarter of each of fiscal 2012 and fiscal 2011, respectively, and $10 million during each of the nine months ended October 27, 2012 and October 29, 2011. These expenses are included in related party expenses on the Consolidated Statements of Comprehensive Income.

Bain Capital owns a majority equity position in LogicSource, an external vendor we utilize for print procurement services.  Payments associated with this vendor during the quarter and nine months ended October 27, 2012, were $1 million and $3 million, respectively. Payments associated with this vendor during the quarter and nine months ended October 29, 2011, were $1 million and $3 million, respectively. These expenses are included in Selling, general and administrative expense on the Consolidated Statements of Comprehensive Income.

Bain Capital owns a majority equity position in Unisource, an external vendor we utilized to print our circular advertisements. During the first quarter of fiscal 2011, we stopped utilizing this vendor for these services. Payments associated with this vendor for the nine months ended October 29, 2011 were $6 million. These expenses are included in Selling, general and administrative expense on the Consolidated Statements of Comprehensive Income.

During the second quarter of fiscal 2011, The Blackstone Group acquired a majority equity position in Brixmor Properties Group, a vendor we utilize to lease certain properties. Payments associated with this vendor during the third quarter of each of fiscal 2012 and fiscal 2011 were $1 million. Payments associated with this vendor for the nine months ended October 27, 2012, and October 29, 2011, were $3 million and $2 million, respectively. These expenses are included in Cost of sales and occupancy expense in the Consolidated Statements of Comprehensive Income.

The Blackstone Group owns a majority equity position in RGIS, an external vendor we utilize to count our store inventory. Payments associated with this vendor during the third quarter of each of fiscal 2012 and fiscal 2011 were $2 million. Payments associated with this vendor for each of the nine months ended October 27, 2012 and October 29, 2011 were $6 million. These expenses are included in Selling, general and administrative expense on the Consolidated Statements of Comprehensive Income.

The Blackstone Group owns a majority equity position in Vistar, an external vendor we utilize for all of the candy-type items in our stores.  Payments associated with this vendor during the third quarter of fiscal 2012 and fiscal 2011 were $5 million and $4 million, respectively. Payments associated with this vendor for the nine months ended October 27, 2012, and October 29, 2011, were $16 million and $13 million, respectively. These expenses are recognized in cost of sales as the sales are recorded.

The Blackstone Group owns a partial equity position in Hilton Hotels, an external vendor we utilize for hospitality services. Payments associated with this vendor during each of the three and nine months ended October 27, 2012 and October 29, 2011 were $1 million.  These expenses are included in Selling, general, and administrative expense on the Consolidated Statements of Comprehensive Income.

The Company periodically provides officers of Michaels Stores, Inc. and its subsidiaries the opportunity to purchase shares of our Common Stock. There were no shares sold to officers during the first nine months of each of fiscal 2012 and fiscal 2011.  Also, during the third quarter and nine months ended October 27, 2012, we repurchased 9,333 and 14,667 shares, respectively, from officers who are no longer with the Company.  During the third quarter and the nine months ended October 29, 2011, we repurchased 17,333 and 192,001 shares, respectively, from officers who are no longer with the Company.

Our current directors (other than Jill A. Greenthal) are affiliates of Bain Capital or The Blackstone Group.  As such, some or all of such directors may have an indirect material interest in payments with respect to debt securities of the Company that have been purchased by affiliates of Bain Capital and The Blackstone Group.  As of October 27, 2012, affiliates of The Blackstone Group held $51 million of our senior secured term loan.

Note 10.  Condensed Consolidating Financial Information

All obligations of Michaels Stores, Inc. under the Senior notes, Senior subordinated notes, Subordinated discount notes, senior secured term loan facility, and senior secured asset-based revolving credit facility are guaranteed by each of our subsidiaries other than Aaron Brothers Card Services, LLC, Artistree of Canada, ULC and Michaels Stores of Puerto Rico, LLC. As of October 27, 2012, the financial statements of Aaron Brothers Card Services, LLC, Artistree of Canada, ULC and Michaels Stores of Puerto Rico, LLC were immaterial. Each subsidiary guarantor is 100% owned by the parent and all guarantees are joint and several and full and unconditional.

The following condensed consolidating financial information represents the financial information of Michaels Stores, Inc. and its wholly-owned subsidiary guarantors, prepared on the equity basis of accounting.  The information is presented in accordance with the requirements of Rule 3-10 under the SEC’s Regulation S-X.  The financial information may not necessarily be indicative of results of operations, cash flows, or financial position had the subsidiary guarantors operated as independent entities.

Supplemental Condensed Consolidating Balance Sheet

	October 27, 2012
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and equivalents	$138	$23	$—	$161
Merchandise inventories	717	359	—	1,076
Intercompany receivables	—	634	(634)	—
Other	120	30	—	150
Total current assets	975	1,046	(634)	1,387
Property and equipment, net	277	67	—	344
Goodwill	95	—	—	95
Investment in subsidiaries	623	—	(623)	—
Other assets	72	3	—	75
Total assets	$2,042	$1,116	$(1,257)	$1,901

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$23	$351	$—	$374
Accrued liabilities and other	295	129	—	424
Current portion of long-term debt	180	—	—	180
Intercompany payable	634	—	(634)	—
Other	8	1	—	9
Total current liabilities	1,140	481	(634)	987
Long-term debt	3,188	—	—	3,188
Other long-term liabilities	85	12	—	97
Total stockholders’ deficit	(2,371)	623	(623)	(2,371)
Total liabilities and stockholders’ deficit	$2,042	$1,116	$(1,257)	$1,901

Supplemental Condensed Consolidating Balance Sheet

	January 28, 2012
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and equivalents	$363	$8	$—	$371
Merchandise inventories	554	286	—	840
Intercompany receivables	—	466	(466)	—
Other	103	20	—	123
Total current assets	1,020	780	(466)	1,334
Property and equipment, net	249	63	—	312
Goodwill	95	—	—	95
Investment in subsidiaries	410	—	(410)	—
Other assets	78	3	—	81
Total assets	$1,852	$846	$(876)	$1,822

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9	$292	$—	$301
Accrued liabilities and other	257	132	—	389
Current portion of long-term debt	127	—	—	127
Intercompany payable	466	—	(466)	—
Other	19	1	—	20
Total current liabilities	878	425	(466)	837
Long-term debt	3,363	—	—	3,363
Other long-term liabilities	85	11	—	96
Total stockholders’ deficit	(2,474)	410	(410)	(2,474)
Total liabilities and stockholders’ deficit	$1,852	$846	$(876)	$1,822

Supplemental Condensed Consolidating Balance Sheet

	October 29, 2011
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
ASSETS
Current assets:
Cash and equivalents	$97	$14	$—	$111
Merchandise inventories	677	342	—	1,019
Intercompany receivables	—	512	(512)	—
Other	121	23	—	144
Total current assets	895	891	(512)	1,274
Property and equipment, net	251	65	—	316
Goodwill	95	—	—	95
Investment in subsidiaries	481	—	(481)	—
Other assets	94	1	—	95
Total assets	$1,816	$957	$(993)	$1,780

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9	$339	$—	$348
Accrued liabilities and other	280	125	—	405
Current portion of long-term debt	135	—	—	135
Intercompany payable	512	—	(512)	—
Other	5	—	—	5
Total current liabilities	941	464	(512)	893
Long-term debt	3,376	—	—	3,376
Other long-term liabilities	71	12	—	83
Total stockholders’ deficit	(2,572)	481	(481)	(2,572)
Total liabilities and stockholders’ deficit	$1,816	$957	$(993)	$1,780

Supplemental Condensed Consolidating Statement of Comprehensive Income

	Quarter Ended October 27, 2012
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)

Net sales	$883	$685	$(554)	$1,014
Cost of sales and occupancy expense	574	591	(554)	611
Gross profit	309	94	—	403
Selling, general, and administrative expense	240	38	—	278
Related party expenses	3	—	—	3
Store pre-opening costs	2	1	—	3
Operating income	64	55	—	119
Interest expense	60	—	—	60
Loss on early extinguishment of debt	3	—	—	3
Other (income) and expense, net	—	—	—	—
Intercompany charges (income)	21	(21)	—	—
Equity in earnings of subsidiaries	76	—	(76)	—
Income before income taxes	56	76	(76)	56
Provision for income taxes	20	27	(27)	20
Net income	36	49	(49)	36
Comprehensive income	$36	$49	$(49)	$36

Supplemental Condensed Consolidating Statement of Comprehensive Income

	Quarter Ended October 29, 2011
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)

Net sales	$873	$635	$(512)	$996
Cost of sales and occupancy expense	561	545	(512)	594
Gross profit	312	90	—	402
Selling, general, and administrative expense	243	36	—	279
Related party expenses	3	—	—	3
Store pre-opening costs	1	1	—	2
Operating income	65	53	—	118
Interest expense	62	—	—	62
Loss on early extinguishment of debt	1	—	—	1
Other (income) and expense, net	1	3	—	4
Intercompany charges (income)	19	(19)	—	—
Equity in earnings of subsidiaries	69	—	(69)	—
Income before income taxes	51	69	(69)	51
Provision for income taxes	19	26	(26)	19
Net income	32	43	(43)	32

Other comprehensive income, net of tax:
Foreign currency translation adjustment	(1)	—	—	(1)
Comprehensive income	$31	$43	$(43)	$31

Supplemental Condensed Consolidating Statement of Comprehensive Income

	Nine Months Ended October 27, 2012
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)

Net sales	$2,520	$1,756	$(1,392)	$2,884
Cost of sales and occupancy expense	1,624	1,498	(1,392)	1,730
Gross profit	896	258	—	1,154
Selling, general, and administrative expense	684	106	—	790
Related party expenses	10	—	—	10
Store pre-opening costs	4	1	—	5
Operating income	198	151	—	349
Interest expense	187	—	—	187
Loss on early extinguishment of debt	3	—	—	3
Other (income) and expense, net	(1)	—	—	(1)
Intercompany charges (income)	53	(53)	—	—
Equity in earnings of subsidiaries	204	—	(204)	—
Income before income taxes	160	204	(204)	160
Provision for income taxes	58	74	(74)	58
Net income	102	130	(130)	102
Comprehensive income	$102	$130	$(130)	$102

Supplemental Condensed Consolidating Statement of Comprehensive Income

	Nine Months Ended October 29, 2011
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)

Net sales	$2,454	$1,654	$(1,302)	$2,806
Cost of sales and occupancy expense	1,595	1,390	(1,302)	1,683
Gross profit	859	264	—	1,123
Selling, general, and administrative expense	673	101	—	774
Related party expenses	10	—	—	10
Store pre-opening costs	3	1	—	4
Operating income	173	162	—	335
Interest expense	188	—	—	188
Loss on early extinguishment of debt	16	—	—	16
Other (income) and expense, net	4	—	—	4
Intercompany charges (income)	52	(52)	—	—
Equity in earnings of subsidiaries	214	—	(214)	—
Income before income taxes	127	214	(214)	127
Provision for income taxes	48	80	(80)	48
Net income	79	134	(134)	79
Comprehensive income	$79	$134	$(134)	$79

Supplemental Condensed Consolidating Statement of Cash Flows

	Nine Months Ended October 27, 2012
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Operating activities:
Net cash provided by operating activities	$(19)	$109	$(74)	$16

Investing activities:
Cash paid for property and equipment	(66)	(19)	—	(85)
Net cash used in investing activities	(66)	(19)	—	(85)

Financing activities:
Net repayments of long-term debt	(123)	—	—	(123)
Intercompany dividends	—	(74)	74	—
Other financing activities	(17)	(1)	—	(18)
Net cash used in financing activities	(140)	(75)	74	(141)

Decrease in cash and equivalents	(225)	15	—	(210)
Beginning cash and equivalents	363	8	—	371
Ending cash and equivalents	$138	$23	$—	$161

Supplemental Condensed Consolidating Statement of Cash Flows

	Nine Months Ended October 29, 2011
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Operating activities:
Net cash provided by operating activities	$79	$96	$(76)	$99

Investing activities:
Cash paid for property and equipment	(68)	(16)	—	(84)
Net cash used in investing activities	(68)	(16)	—	(84)

Financing activities:
Net repayments of long-term debt	(205)	—	—	(205)
Intercompany dividends	—	(76)	76	—
Other financing activities	(18)	—	—	(18)
Net cash used in financing activities	(223)	(76)	76	(223)

Decrease in cash and equivalents	(212)	4	—	(208)
Beginning cash and equivalents	309	10	—	319
Ending cash and equivalents	$97	$14	$—	$111

Michaels Stores, Inc.

Offer to Exchange

up to $200,000,000 principal amount of our 7¾% Senior Notes due

November 1, 2018, which has been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 7¾% Senior Notes due November 1, 2018 issued on September 27, 2012

PROSPECTUS

Until                         , all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Michaels Stores, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

The following summarizes the limitations of liability and certain indemnification rights provided for in the applicable statutes and constituent documents of the registrants. These summaries are qualified in their entirety by reference to the complete text of the statutes and the constituent documents referred to below.

Registrants Incorporated or Organized Under the Laws of Delaware

The following registrants are corporations incorporated under the laws of the State of Delaware: Michaels Stores, Inc., Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc.

Our certificate of incorporation limits the liability of our directors to Michaels or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware (the “DGCL”) as in effect at the time such liability is determined. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The certificates of incorporation for Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc. each limit the personal liability of the company’s respective directors to the company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the respective company to the full extent permitted by the DGCL or any other applicable law.

Section 145(a) of the DGCL, authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with Section 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Our certificate of incorporation requires this Corporation, to the maximum extent permitted from time to time under the law of the State of Delaware, to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against judgments, fines, penalties, amounts paid in settlement and expenses (including attorney’s fees and expenses), which expenses shall be advanced to such person upon request, in each case incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any Bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Paragraph 11 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Our certificate of incorporation requires that we indemnify our directors and officers, and any other person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Delaware law. Our certificate of incorporation also requires that we advance expenses incurred by such a person in connection with the defense of any action or proceeding arising out of that persons’ status or service to us. In addition, we have entered into indemnity agreements with certain of our officers and directors and certain of the officers and directors of Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc.

The certificates of incorporation for Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc. each require that the respective company indemnify, to the fullest extent permitted under the DGCL or any other applicable law, each person who is or was or had agreed to become a director or officer of the company, and each person who is or was serving or who had agreed to serve at the request of the company’s board of directors or an officer of the company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including services with respect to an employee benefit plan.

Registrant Organized Under the Laws of Virginia

The following registrant is a limited liability company organized under the laws of the State of Virginia: Michaels Stores Card Services, LLC.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The Amended and Restated Operating Agreement of Michaels Stores Card Services grants Michaels Stores Card Services, LLC the power to indemnify any person.

Registrant Organized Under the Laws of Nova Scotia

The following registrant is an unlimited liability company organized under the laws of Nova Scotia: Michaels of Canada, ULC.

Under applicable Nova Scotia law, Michaels of Canada, ULC is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

Sections 134 and 135 of the articles of association of Michaels of Canada, ULC provide that every director, and officer of Michaels of Canada, ULC shall be indemnified by Michaels of Canada, ULC against all costs, losses and expenses which any director or officer may incur or become liable to by reason of any contract entered into, or act or thing done by him as such director or officer, or in any way in the discharge of his or her duties, including reasonable traveling expenses. Additionally, no director or officer of Michaels of Canada, ULC, in their respective capacities, shall be liable for acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to Michaels of Canada, ULC through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of Michaels of Canada, ULC or through the insufficiency or deficiency of any security in or upon which any of the moneys of Michaels of Canada, ULC shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any of person with whom any money, securities or effects shall be deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto, unless the same happen through his or her own dishonesty.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) Financial Statement Schedules

None.

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchase, if the registrant is subject to Rule 430C (Section 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 16th day of November, 2012.

MICHAELS STORES, INC.

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
Member of the Interim Office
of the Chief Executive Officer,
Chief Administrative Officer
and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Charles M. Sonsteby and Michael J. Veitenheimer his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Lewis S. Klessel	Member of the Interim Office of the Chief
Lewis S. Klessel	Executive Officer and Interim Chief Operating	November 16, 2012
Officer (Principal Executive Officer); Director

Member of the Interim Office of the Chief
/s/ Charles M. Sonsteby	Executive Officer, Chief Administrative Officer and
Charles M. Sonsteby	Chief Financial Officer (Principal Executive Officer	November 16, 2012
and Principal Financial Officer)

/s/ Jennifer N. Robinson	Vice President—Chief Accounting Officer and	November 16, 2012
Jennifer N. Robinson	Controller (Principal Accounting Officer)

/s/ Michael J. Veitenheimer	Senior Vice President—General Counsel and
Michael J. Veitenheimer	Secretary	November 16, 2012

Signature	Title	Date

Director
Joshua Bekenstein

/s/ Todd M. Cook	Director	November 16, 2012
Todd M. Cook

Director
Jill A. Greenthal

Director
Matthew S. Levin

/s/ Gerry M. Murphy	Director	November 16, 2012
Gerry M. Murphy

/s/ James A. Quella	Director	November 16, 2012
James A. Quella

/s/ Peter F. Wallace	Director	November 16, 2012
Peter F. Wallace

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 16th day of November, 2012.

AARON BROTHERS, INC.

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
President, Chief Administrative Officer &
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Charles M. Sonsteby and Michael J. Veitenheimer his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Charles M. Sonsteby	President, Chief Administrative Officer & Chief
Charles M. Sonsteby	Financial Officer (Principal Executive Officer and	November 16, 2012
Principal Financial Officer); Director

/s/ Jennifer N. Robinson	Vice President — Chief Accounting
Jennifer N. Robinson	Officer/Controller (Principal Accounting Officer)	November 16, 2012

/s/ Michael J. Veitenheimer	Director	November 16, 2012
Michael J. Veitenheimer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 16th day of November, 2012.

ARTISTREE, INC.

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby Chief Administrative Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Charles M. Sonsteby and Michael J. Veitenheimer his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Michael B. Cairnes	President (Principal Executive Officer)	November 16, 2012
Michael B. Cairnes

/s/ Charles M. Sonsteby	Chief Administrative Officer & Chief Financial Officer	November 16, 2012
Charles M. Sonsteby	(Principal Financial Officer); Director

/s/ Jennifer N. Robinson	Vice President — Chief Accounting Officer and Controller	November 16, 2012
Jennifer N. Robinson	(Principal Accounting Officer)

/s/ Michael J. Veitenheimer	Director	November 16, 2012
Michael J. Veitenheimer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 16th day of November, 2012.

MICHAELS FINANCE COMPANY, INC.

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby President, Chief Administrative Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Charles M. Sonsteby and Michael J. Veitenheimer his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Charles M. Sonsteby	President, Chief Administrative Officer & Chief Financial	November 16, 2012
Charles M. Sonsteby	Officer (Principal Executive Officer and Principal Financial Officer); Director

/s/ Jennifer N. Robinson	Vice President — Chief Accounting Officer/Controller	November 16, 2012
Jennifer N. Robinson	(Principal Accounting Officer); Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 16th day of November, 2012.

MICHAELS OF CANADA, ULC

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby Chief Administrative Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Charles M. Sonsteby and Michael J. Veitenheimer his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Walt Asbury	President (Principal Executive Officer)	November 16, 2012
Walt Asbury

/s/ Charles M. Sonsteby	Chief Administrative Officer & Chief Financial Officer	November 16, 2012
Charles M. Sonsteby	(Principal Financial Officer); Director

/s/ Jennifer N. Robinson	Vice President — Chief Accounting Officer and Controller	November 16, 2012
Jennifer N. Robinson	(Principal Accounting Officer)

/s/ Michael J. Veitenheimer	Director	November 16, 2012
Michael J. Veitenheimer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 16th day of November, 2012.

MICHAELS STORES CARD SERVICES, LLC

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby President, Chief Administrative Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Charles M. Sonsteby and Michael J. Veitenheimer his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Charles M. Sonsteby	President, Chief Administrative Officer & Chief	November 16, 2012
Charles M. Sonsteby	Financial Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Jennifer N. Robinson	Vice President — Chief Accounting Officer and	November 16, 2012
Jennifer N. Robinson	Controller (Principal Accounting Officer)

MICHAELS STORES, INC.

/s/ Charles M. Sonsteby	Sole Managing Member	November 16, 2012
Charles M. Sonsteby
Member of the Interim Office of the Chief Executive Officer, Chief Administrative Officer & Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 16th day of November, 2012.

MICHAELS STORES PROCUREMENT COMPANY, INC.

By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby Chief Administrative Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Charles M. Sonsteby and Michael J. Veitenheimer his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Charles M. Sonsteby	Chief Administrative Officer & Chief Financial Officer	November 16, 2012
Charles M. Sonsteby	(Principal Executive Officer and Principal Financial Officer); Director

/s/ Jennifer N. Robinson	Vice President — Chief Accounting Officer and Controller	November 16, 2012
Jennifer N. Robinson	(Principal Accounting Officer)

/s/ Michael J. Veitenheimer	Director	November 16, 2012
Michael J. Veitenheimer

Index to Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of June 30, 2006, among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and Michaels Stores, Inc. (previously filed as Exhibit 2.1 to Form 8-K filed by Company on July 6, 2006, SEC File No. 001-09338).

2.2

First Amendment to Agreement and Plan of Merger, dated as of September 1, 2006, among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and Michaels Stores, Inc. (previously filed as Exhibit 2.1 to Form 8-K filed by Company on September 5, 2006, SEC File No. 001-09338).

3.1.1	Amended and Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 3.1 to Form 10-K filed by Company on May 3, 2007, SEC File No. 001-09338).

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2	Aaron Brothers, Inc. (previously filed as Exhibit 3.1.2 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.1.3	Artistree, Inc. (previously filed as Exhibit 3.1.3 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.1.4	Michaels Finance Company, Inc. (previously filed as Exhibit 3.1.4 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.1.5	Michaels of Canada, ULC (previously filed as Exhibit 3.1.5 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.1.6	Michaels Stores Card Services, LLC (previously filed as Exhibit 3.1.6 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.1.7	Michaels Stores Procurement Company, Inc. (previously filed as Exhibit 3.1.7 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.2.1	Amended and Restated Bylaws of Michaels Stores, Inc. (previously filed as Exhibit 3.2 to Form 8-K filed by Company on November 6, 2006, SEC File No. 001-09338).

By-laws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2	Aaron Brothers, Inc. (previously filed as Exhibit 3.2.2 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.2.3	Artistree, Inc. (previously filed as Exhibit 3.2.3 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.2.4	Michaels Finance Company, Inc. (previously filed as Exhibit 3.2.4 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.2.5	Michaels of Canada, ULC (previously filed through inclusion in Exhibit 3.1.5 to Form S-4 filed by the Company on July 10, 2007, SEC File No. 333-144435).

3.2.6	Michaels Stores Card Services, LLC (previously filed as Exhibit 3.2.6 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

3.2.7	Michaels Stores Procurement Company, Inc. (previously filed as Exhibit 3.2.7 to Form S-4 filed by Company on July 10, 2007, SEC File No. 333-144435).

4.1

Indenture, dated as of October 21, 2010, by and among Michaels Stores, Inc., the guarantors named therein and Law Debenture Trust Company of New York, as trustee (previously filed as Exhibit 4.2 to Form 8-K filed by Company on October 26, 2010, SEC File No. 001-09338).

4.2

Supplemental Indenture, dated as of September 27, 2012, by and among Michaels Stores, Inc., the guarantors named therein and Law Debenture Trust Company of New York, as trustee (previously filed as Exhibit 4.1 to Form 8-K filed by Company on October 2, 2012, SEC File No. 001-09338).

Exhibit No.	Description
4.3

Purchase Agreement, dated September 20, 2012, by and among Michaels Stores, Inc., the guarantors named therein and the initial purchasers named therein (previously filed as Exhibit 10.1 to Form 8-K filed by Company on September 25, 2012, SEC File No. 001-09338).

4.4

Registration Rights Agreement, dated as of September 27, 2012, by and among Michaels Stores, Inc., the guarantors named therein and the Initial Purchasers named therein (previously filed as Exhibit 4.1 to Form 8-K filed by Company on October 2, 2012, SEC File No. 001-09338).

4.5

Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (previously filed as Exhibit 4.2 to Form 10-Q filed by Company on December 7, 2006, SEC File No. 001-09338).

4.6

Purchase Agreement, dated October 7, 2010, by and among Michaels Stores, Inc., the guarantors named therein and the initial purchasers named therein (previously filed as Exhibit 10.1 to Form 8-K filed by Company on October 14, 2010, SEC File No. 001-09338).

4.7

Registration Rights Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 4.7 to Form 10-Q filed by Company on December 7, 2006, SEC File No. 001-09338).

5.1*	Opinion of Ropes & Gray LLP

5.2*	Opinion of Troutman Sanders LLP

5.3*	Opinion of McInnes Cooper

10.1	Michaels Stores, Inc. 2006 Equity Incentive Plan (previously filed as Exhibit 10.1 to Form 8-K filed by Company on February 21, 2007, SEC File No. 001-09338).

10.2	Form of Stock Option Agreement under the Michaels Stores, Inc. 2006 Equity Incentive Plan (previously filed as Exhibit 10.2 to Form 8-K filed by Company on February 21, 2007, SEC File No. 001-09338).

10.3

Amended form of Stock Option Agreement under Michaels Stores, Inc. 2006 Equity Incentive Plan (previously filed as Exhibit 10.1 to Form 10-Q filed by Company on September 4, 2009, SEC File No. 001-09338).

10.4

Form of Restricted Stock Award Agreement under the Michaels Stores, Inc. 2006 Equity Incentive Plan (previously filed as Exhibit 10.3 to Form 10-Q filed by the Company on June 6, 2008, SEC File No. 001-09338).

10.5	Form of Fiscal Year 2012 Bonus Plan for Executive Officers (previously filed as Exhibit 10.5 to Form 10-K filed by Company on March 21, 2012, SEC File No. 001-09338).

10.6	Employment Agreement, dated March 6, 2009, between Michaels Stores, Inc. and John B. Menzer (previously filed as Exhibit 10.1 to Form 10-Q filed by Company on June 5, 2009, SEC File No. 001-09338).

10.7

Amendment to Employment Agreement, dated June 2, 2009, between Michaels Stores, Inc. and John B. Menzer (previously filed as Exhibit 10.2 to Form 10-Q filed by Company on June 5, 2009, SEC File No. 001-09338).

10.8

Letter Agreement, dated September 15, 2010, between Michaels Stores, Inc. and Charles M. Sonsteby (previously filed as Exhibit 99.2 to Form 8-K filed by Company on September 17, 2010, SEC File No. 001-09338).

10.9	Letter Agreement, dated September 14, 2011, between Michaels Stores, Inc. and Eric C. Gordon (previously filed as Exhibit 10.9 to Form 10-K filed by Company on March 21, 2012, SEC File No. 001-09338).

10.10

Restricted Stock Award Agreement, dated June 2, 2009, between Michaels Stores, Inc. and John B. Menzer (previously filed as Exhibit 10.3 to Form 10-Q filed by Company on June 5, 2009, SEC File No. 001-09338).

10.11	Stock Option Agreement, dated June 2, 2009, between Michaels Stores, Inc. and John B. Menzer (previously filed as Exhibit 10.4 to Form 10-Q filed by Company on June 5, 2009, SEC File No. 001-09338).

10.12

Amended and Restated Stockholders Agreement, dated as of February 16, 2007, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 10.23 to Form 10-K filed by Company on May 3, 2007, SEC File No. 001-09338).

10.13

Management Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Bain Capital Partners, LLC and Blackstone Management Partners V LLC (previously filed as Exhibit 10.2 to Form 10-Q filed by Company on December 7, 2006, SEC File No. 001-09338).

Exhibit No.	Description
10.14

Management Agreement, dated as of October 31, 2006, between Michaels Stores, Inc. and Highfields Capital Management LP (previously filed as Exhibit 10.3 to Form 10-Q filed by Company on December 7, 2006, SEC File No. 001-09338).

10.15	Michaels Stores, Inc. Amended Officer Severance Pay Plan (previously filed as Exhibit 10.17 to Form 10-K filed by Company on April 2, 2009, SEC File No. 001-09338).

10.16

Form of Director Indemnification Agreement between Michaels Stores, Inc. and certain directors thereof (previously filed as Exhibit 10.36 to Form 10-K filed by Company on March 30, 2006, SEC File No. 001-09338).

10.17

Form of Officer Indemnification Agreement between Michaels Stores, Inc. and certain officers thereof (previously filed as Exhibit 10.37 to Form 10-K filed by Company on March 30, 2006, SEC File No. 001-09338).

10.18

Second Amended and Restated Credit Agreement, dated as of September 17, 2012, among Michaels Stores, Inc., as lead borrower for the borrowers named therein, the facility guarantors named therein, Wells Fargo Bank, National Association, as administrative agent and collateral agent, the lenders party thereto, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as co-syndication agents, Barclays Bank PLC, Deutsche Bank Securities Inc., Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and Wells Fargo Capital Finance, LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners (previously filed as Exhibit 10.1 to Form 8-K filed by Company on September 18, 2012, SEC File No. 001-09338).

10.19

Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.5 to Form 10-Q filed by Company on December 7, 2006, SEC File No. 001-09338).

10.20

First Amendment to Credit Agreement, dated as of January 19, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by Company on January 25, 2007, SEC File No. 001-09338).

10.21

Second Amendment to Credit Agreement, dated as of May 10, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by Company on May 11, 2007, SEC File No. 001-09338).

10.22

Third Amendment to Credit Agreement, dated as of August 20, 2009, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by Company on August 21, 2009, SEC File No. 001-09338).

10.23

Fourth Amendment to Credit Agreement, dated as of November 5, 2009, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by Company on November 5, 2009 SEC File No. 001-09338).

10.24

Fifth Amendment to Credit Agreement, dated as of December 15, 2011, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by Company on December 16, 2011, SEC File No. 001-09338).

Exhibit No.	Description
10.25

Master Services Agreement, dated as of January 16, 2009, by and between Michaels Stores, Inc. and Tata America International Corporation (previously filed as Exhibit 10.29 to Form 10-K filed by Company on April 2, 2009, SEC File No. 001-09338).

10.26	Michaels Stores, Inc. Employees 401(k) Plan, effective March 1, 2009 (previously filed as Exhibit 10.30 to Form 10-K filed by Company on April 2, 2009, SEC File No. 001-09338).

12*	Statement of Computation of Ratio of Earnings to Fixed Charges

21	Subsidiaries of Michaels Stores, Inc. (previously filed as Exhibit 21.1 to Form 10-K filed by Company on March 21, 2012, SEC File No. 001-09338).

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

23.3	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.2)

23.4	Consent of McInnes Cooper (included in the opinion filed as Exhibit 5.3)

24	Powers of Attorney (included in the signature pages of this Registration Statement)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York with respect to the Indenture governing the 7¾% Senior Notes due 2018.

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*	Form of Notice of Guaranteed Delivery

101.INS+	XBRL Instance Document

101.SCH+	XBRL Taxonomy Extension Schema

101.CAL+	XBRL Taxonomy Extension Calculation Linkbase

101.DEF+	XBRL Taxonomy Extension Definition Linkbase

101.LAB+	XBRL Taxonomy Extension Label Linkbase

101.PRE+	XBRL Taxonomy Extension Presentation Linkbase

* Filed herewith.

+     Interactive data files formatted in eXtensible Business Reporting Language with detail tagging of the notes to the consolidated financial statements, as required by Rule 405 of Regulation S-T, to be filed by amendment.